As filed with the Securities and Exchange Commission on August 28, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

Netfin Holdco
(Exact Name of Each Registrant as Specified in its Charter)

______________________

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

9 Raffles Place, #23-04 Republic Plaza
Singapore 048619
Telephone: +65 6661 9240
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

______________________

Rick Maurer
445 Park Avenue, 9th Floor
New York, New York 10022
Telephone: (972) 979-5995
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

With copies to:

Elliott M. Smith White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Telephone: (212) 819-8200	Scott Golenbock Giles Kennedy Brett Nadritch Milbank LLP 55 Hudson Yards New York, NY 10001 Telephone: (212) 530-5000

______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the transactions contemplated by the Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Security To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary Shares(3)	32,306,000	$10.15	$327,905,900	$42,562.19
Ordinary Shares(4)	25,981,000	$10.15	$263,707,150	$34,229.19
Total			$591,613,050	$76,791.38

____________

(1)      All securities being registered will be issued by Netfin Holdco, a Cayman Islands exempted company (“Holdco”). In connection with the business combination described in the included proxy statement/prospectus (a) Holdco will acquire all of the outstanding equity interests of Triterras Fintech Pte. Ltd. in exchange for cash and Holdco ordinary shares, and (b) Netfin Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of Holdco, will merge with and into Netfin Acquisition Corp., a publicly traded Cayman Islands exempted company (“Netfin”), and all of the outstanding ordinary shares of Netfin will be converted into ordinary shares of Holdco and Netfin’s outstanding warrants will be assumed by Holdco.

(2)      Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of Netfin (the “Class A Shares”) on the Nasdaq Stock Market LLC on August 21, 2020 ($10.15 per share). This calculation has been made in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended.

(3)      Includes 32,306,000 Holdco ordinary shares issued in exchange for (i) 25,981,000 Class A Shares that were issued as part of units in connection with Netfin’s initial public offering and private placement and (ii) 6,325,000 Class A Shares issued upon conversion of Netfin’s outstanding Class B ordinary shares.

(4)      Represents Holdco ordinary shares issuable upon exercise of outstanding Netfin warrants that will be assumed by Holdco, with each such warrant entitling the holder thereof to purchase one Holdco ordinary share at a price of $11.50 per share commencing 30 days after completion of the business combination described herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED [        ]

NETFIN ACQUISITION CORP.
445 Park Avenue, 9th Floor
New York, NY 10022

NOTICE OF
EXTRAORDINARY GENERAL MEETING
TO BE HELD ON [        ], 2020

TO THE SHAREHOLDERS OF NETFIN ACQUISITION CORP.

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “meeting”) of Netfin Acquisition Corp., a Cayman Islands exempted company (“Netfin”), will be held at [            ] Eastern time, on [            ], 2020, at http://[            ] and at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. In light of ongoing developments related to coronavirus (COVID-19), after careful consideration, Netfin has determined that the meeting will be a hybrid virtual meeting conducted via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. For the purposes of Cayman Islands law and the amended and restated memorandum and articles of association of Netfin (the “Current Charter”), the physical location of the meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. You or your proxyholder will be able to attend and vote at the meeting online by visiting https://[            ] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the hybrid virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1)    to consider and vote upon a proposal to approve, as an ordinary resolution, the business combination described in this proxy statement/prospectus, including the Business Combination Agreement, dated as of July 29, 2020 (as amended on August 28, 2020, the “Business Combination Agreement”), by and among Netfin, Netfin Holdco (“Holdco”), Netfin Merger Sub (the “Merger Sub”), Symphonia Strategic Opportunities Limited (“SSOL”), IKON Strategic Holdings Fund (“IKON” and together with SSOL, the “Sellers”) and MVR Netfin LLC, as the Netfin Representative, pursuant to which (i) Merger Sub will merge with and into Netfin, with Netfin continuing as the surviving company, as a result of which (a) Netfin will become a wholly-owned subsidiary of Holdco, (b) each issued and outstanding unit of Netfin (a “Netfin Unit”), consisting of one Class A ordinary share of Netfin (the “Class A Shares”) and one warrant of Netfin (the “Netfin Warrants”), shall be automatically detached and the holder thereof shall be deemed to hold one Class A Share and one Netfin Warrant, (c) each issued and outstanding Class A Share and Class B ordinary share of Netfin (the “Class B Shares,” and, together with the Class A Shares, the “Ordinary Shares”) will be cancelled and cease to exist and the holders thereof will receive one ordinary share of Holdco (the “Holdco Ordinary Shares”) for each Ordinary Share and (d) each outstanding warrant to purchase a Class A Share will be assumed by Holdco and will become exercisable for one ordinary share of Holdco on identical terms (the “Holdco Warrants”), and (ii) Holdco will acquire all of the issued and outstanding ordinary shares of Triterras Fintech Pte. Ltd, a Singapore private company limited by shares (“Fintech”), from the Sellers for an aggregate of $60,000,000 in cash, and the issuance of 51,622,419 Holdco Ordinary Shares, and up to an additional 15,000,000 Holdco Ordinary Shares upon Holdco meeting certain financial or share price thresholds. Upon consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), Fintech will become a wholly-owned subsidiary of Holdco, which will subsequently be renamed as “Triterras, Inc.” This proposal is referred to as the “business combination proposal”;

(2)    to consider and vote upon a proposal to approve, as a special resolution, the merger of Netfin with and into Merger Sub, with Netfin surviving the merger as a wholly-owned subsidiary of Holdco. This proposal is referred to as the “merger proposal” and, collectively with the business combination proposal, the “condition precedent proposals”;

(3)    to consider and vote upon separate non-binding proposals to approve, as special resolutions, the following material differences between the constitutional documents of Holdco that will be in effect upon the closing of the Business Combination and the Current Charter: (i) the name of the new public entity will be “Triterras, Inc.” as opposed to “Netfin Acquisition Corp.”; (ii) Holdco will authorize an increased share capital of 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each by: (a) the redesignation of all issued and unissued Class A Shares and Class B Shares as Holdco Ordinary Shares; (b) the creation of an additional 249,000,001 Holdco Ordinary Shares, each with the rights set out in the constitutional documents of Holdco; (c) the redesignation of all unissued Netfin preference shares as Holdco preference shares; and (d) the creation of an additional 29,999,999 preference shares; and (iii) the constitutional documents of Holdco will not include the various provisions applicable only to special purpose acquisition companies that the Current Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time). These proposals are referred to collectively as the “charter proposals”; and

(4)    to consider and vote upon a proposal to approve, as an ordinary resolution, the adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Netfin is unable to consummate the Business Combination. This proposal is referred to as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of Ordinary Shares at the close of business on         , 2020 are entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

After careful consideration, Netfin’s board of directors has determined that the business combination proposal, the merger proposal, the charter proposals and the adjournment proposal are fair to and in the best interests of Netfin and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” the merger proposal, “FOR” each of the charter proposals and “FOR” the adjournment proposal, if presented.

Consummation of the Business Combination is conditioned on the approval of the condition precedent proposals.

All Netfin shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a shareholder of record of Ordinary Shares, you may also cast your vote in person at the meeting. If your Ordinary Shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your Ordinary Shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of Ordinary Shares you own. Whether you plan to attend the meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Ordinary Shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Martin Jaskel
Chairman of the Board of Directors

[          ], 2020

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR ORDINARY SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD YOUR CLASS A SHARES THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING CLASS A SHARES AND WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE CLASS A SHARES, (2) ELECT TO HAVE NETFIN REDEEM YOUR CLASS A SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TRANSMIT YOUR CLASS A

SHARES TO NETFIN’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE MEETING. YOU MAY TENDER YOUR CLASS A SHARES BY EITHER DELIVERING YOUR CLASS A SHARE CERTIFICATES TO THE TRANSFER AGENT OR BY DELIVERING YOUR CLASS A SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE CLASS A SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE CLASS A SHARES IN “STREET NAME,” YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE CLASS A SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “MEETING OF NETFIN SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

This proxy statement/prospectus is dated [          ], 2020 and is first being mailed to Netfin shareholders on or about [          ], 2020.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commissions is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 28, 2020

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
NETFIN ACQUISITION CORP.

________________

PROSPECTUS FOR UP TO 32,306,000 ORDINARY SHARES
AND 25,981,000 ORDINARY SHARES UNDERLYING WARRANTS
OF
NETFIN HoldCO

________________

The board of directors of Netfin Acquisition Corp. (“Netfin,” “we,” “us,” and “our”) has unanimously approved the Business Combination Agreement, dated as of July 29, 2020 (as amended on August 28, 2020, the “Business Combination Agreement”), by and among Netfin, Netfin Holdco (“Holdco”), Netfin Merger Sub (“Merger Sub”), Symphonia Strategic Opportunities Limited (“SSOL”), IKON Strategic Holdings Fund (“IKON” and together with SSOL, the “Sellers”) and MVR Netfin LLC, as the Netfin Representative (the “Sponsor”), which, among other things, provides for (i) the acquisition of all of the outstanding equity interests of Triterras Fintech Pte. Ltd. (“Fintech”) by Holdco for an aggregate of $60,000,000 in cash (the “Cash Consideration”) and the issuance of 51,622,419 ordinary shares of Holdco, and up to an additional 15,000,000 Holdco ordinary shares upon Holdco meeting certain financial or share price thresholds, and (ii) the merger of Merger Sub with and into Netfin, with Netfin surviving the merger as a wholly-owned subsidiary of Holdco (the transactions contemplated by the Business Combination Agreement, the “Business Combination”). Upon consummation of the Business Combination, Fintech and Netfin will become wholly-owned direct subsidiaries of Holdco, with the Sellers and the security holders of Netfin becoming security holders of Holdco, and Holdco will change its name to “Triterras, Inc.”

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the extraordinary general meeting of shareholders of Netfin scheduled to be held at [        ] Eastern time, on [        ], 2020, at http://[        ] and at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020 (the “meeting”). In light of ongoing developments related to coronavirus (COVID-19), after careful consideration, Netfin has determined that the meeting will be a hybrid virtual meeting conducted via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. You or your proxyholder will be able to attend and vote at the meeting online by visiting https://[        ] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the hybrid virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement.

Netfin’s units, Class A ordinary shares, par value $0.0001 (“Class A Shares”) and warrants are currently listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols NFINU, NFIN and NFINW, respectively. Holdco intends to apply for listing, to be effective at the time of the closing of the Business Combination (the “Closing”), of its ordinary shares and warrants on Nasdaq under the symbols TRIT and TRITW, respectively. Holdco will not have units traded following consummation of the Business Combination. It is a condition to the consummation of the Business Combination that Holdco’s ordinary shares are approved for listing on Nasdaq, but there can be no assurance such listing condition will be met. If such listing condition is not met, the Business Combination may not be consummated unless such condition is waived by the parties.

Netfin is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the meeting of Netfin’s shareholders. Netfin encourages you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 27.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [        ], 2020, and is first being mailed to Netfin shareholders on or about [        ], 2020.

i

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

“2020 Plan” means the 2020 Long-Term Equity Incentive Plan adopted by Fintech’s board of directors in connection with the Business Combination.

“adjournment proposal” means the proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Netfin is unable to consummate the Business Combination.

“Board” means the board of directors of Netfin.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 29, 2020, as amended on August 28, 2020, by and among Netfin, Holdco, Fintech, Merger Sub and the Sponsor.

“business combination proposal” means the proposal to approve the Business Combination described in this proxy statement/prospectus.

“Cash Consideration” means $60,000,000 to be paid to Sellers pursuant to the Business Combination Agreement.

“charter proposals” means the separate non-binding proposals to approve certain material differences between the constitutional documents of Holdco that will be in effect upon the closing of the Business Combination and Netfin’s Current Charter.

“Class A Shares” means Netfin’s Class A ordinary shares, par value $0.0001.

“Class B Shares” means Netfin’s Class B ordinary shares, par value $0.0001.

“Closing” means the closing of the Business Combination.

“Companies Law” means the Companies Law (2020 Revision) of the Cayman Islands as the same may be amended from time to time.

“condition precedent proposals” means the business combination proposal and the merger proposal.

“Continental” means Continental Stock Transfer & Trust Company.

“Current Charter” means Netfin’s current amended and restated memorandum and articles of association.

“DTC” means the Depository Trust Company.

“Effective Time” means the date the Plan of Merger becomes effective.

“Fintech” means Triterras Fintech Pte. Ltd., a Singapore private company limited by shares.

“Founders” means the Sponsor and Netfin’s other initial shareholders.

“Holdco” means Netfin Holdco, a Cayman Islands exempted company.

“Holdco Articles” means the amended and restated memorandum and articles of association of Holdco.

“Holdco Ordinary Share” means an ordinary share of Holdco, par value $0.0001 per share.

“Holdco Warrants” means each outstanding warrant of Netfin to purchase a Class A Share which will be assumed by Holdco and will become exercisable for one ordinary share of Holdco on identical terms.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“IKON” means IKON Strategic Holdings Fund, a Cayman Islands exempted company.

“IPO” means Netfin’s August 2, 2019 initial public offering of units, with each unit consisting of one Class A Share and one warrant, raising total gross proceeds of approximately $253,000,000.

“meeting” means the extraordinary general meeting of Netfin shareholders, called for the purpose of approving the Business Combination and the other proposals set forth herein.

“merger proposal” means the proposal to approve the merger of Netfin with and into Merger Sub, with Netfin surviving the merger as a wholly-owned subsidiary of Holdco.

“Merger Sub” means Netfin Merger Sub, a Cayman Islands exempted company.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Netfin” means Netfin Acquisition Corp., a Cayman Islands exempted company.

“Netfin Unit” means a unit of Netfin consisting of (a) one Class A Share and (b) one Netfin public warrant.

“Netfin Warrant” means, collectively, the private and public warrants of Netfin, each entitling the holder to purchase one Class A Share per warrant at a price of $11.50 per share.

“Ordinary Resolution” means a resolution passed by the affirmative vote of a simple majority of the shareholders of Netfin entitled to vote at the meeting.

“Ordinary Shares” means the Class A Shares together with the Class B Shares.

“Plan of Merger” means the plan of merger executed by Netfin Merger Sub and Netfin on the Closing, in form and substance reasonably acceptable to Netfin and the Sellers.

“private placement shares” means the Class A Shares included in the private placement units.

“private placement units” means the 681,000 private placement units sold in the private placement simultaneously with the closing of the IPO, each consisting of one private placement share and one private placement warrant.

“private placement warrants” means the warrants included in the private placement units, with each such warrant entitling the holder thereof to purchase one Class A Share at a price of $11.50.

“public shares” means the Class A Shares issued in the IPO held by entities other than the Founders.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” means IKON Strategic Holdings Fund, a Cayman Islands exempted company and Symphonia Strategic Opportunities Limited, a Mauritius private company limited by shares.

“Share Consideration” means the 51,622,419 Holdco Ordinary Shares to be issued to the Sellers pursuant to the Business Combination Agreement.

“SME” means small and medium-sized enterprises.

“Special Resolution” means a resolution passed by the affirmative vote of at least two-thirds of the shareholders of Netfin entitled to vote at the meeting.

“Sponsor” means MVR Netfin LLC, a Nevada limited liability company, as the representative of Netfin.

“SSOL” means Symphonia Strategic Opportunities Limited, a Mauritius private company limited by shares.

“Transfer Agent” means Continental Stock Transfer & Trust Company

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Holdco, the Sellers, Fintech, Netfin and their respective subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this proxy statement/prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

SUMMARY OF THE MATERIAL TERMS OF THE BUSINESS COMBINATION

Pursuant to the Business Combination Agreement, (i) Merger Sub will merge with and into Netfin, with Netfin continuing as the surviving company, as a result of which (a) Netfin will become a wholly-owned subsidiary of Holdco, (b) each issued and outstanding unit of Netfin (a “Netfin Unit”), consisting of one Class A Share and one warrant of Netfin, shall be automatically detached and the holder thereof shall be deemed to hold one Class A Share and one warrant of Netfin, (c) each issued and outstanding Ordinary Share will be cancelled and cease to exist and the holders thereof will receive one ordinary share of Holdco (the “Holdco Ordinary Shares”) for each Ordinary Share and (d) each outstanding warrant to purchase a Class A Share will be assumed by Holdco and will become exercisable for one Holdco Ordinary Share on identical terms, and (ii) Holdco will acquire all of the issued and outstanding ordinary shares of Fintech from the Sellers. See the section entitled “The Business Combination Agreement.”

Concurrently with the consummation of the Business Combination, each issued and outstanding Ordinary Share shall convert into one Holdco Ordinary Share. Each outstanding Netfin warrant to purchase a Class A Share will be assumed by Holdco and will become exercisable for one Holdco Warrant. Accordingly, at the closing of the Business Combination, the holders of the Ordinary Shares will hold approximately 38.5% of the issued and outstanding ordinary shares of Holdco and the Sellers will hold approximately 61.5% of the issued and outstanding ordinary shares of Holdco (assuming no public shares are redeemed as described in this proxy statement/prospectus).

The Business Combination Agreement also contemplates the execution by the parties of various agreements at the Closing, including, among others, the below.

Lock-Up Agreement

At the Closing, Holdco, Netfin and the Sponsor will enter into a lock-up agreement with the Sellers, and any of their respective transferees, successors or assigns, pursuant to which they will agree to not transfer, sell, assign or otherwise dispose of the Holdco Ordinary Shares they receive in the Business Combination prior to (i) three months with respect to 10% of their Holdco Ordinary Shares and (ii) six months with respect to the remaining 90% of their Holdco Ordinary Shares, subject to certain exceptions set forth therein.

Registration Rights Agreement

At the Closing, Holdco will enter into a registration rights agreement with Netfin (the “Registration Rights Agreement”), the Sponsor and the Sellers (or any of the Sellers’ respective transferees, successors or assigns), pursuant to which they will be granted certain resale registration rights with respect to any Holdco Ordinary Shares or Holdco Warrants (including the underlying Holdco ordinary shares issued upon the exercise of such warrants) held by them on or prior to the date of Closing.

In addition to voting on the Business Combination, the shareholders of Netfin will vote on the merger proposal and the charter proposals. The charter proposals vote, however, will not actually result in shareholders of Netfin approving Holdco’s constitutional documents or amendments to Netfin’s corporate governing documents but instead will simply approve the aforementioned material differences in the two sets of documents. The shareholders of Netfin will also vote on a proposal to approve, if necessary, an adjournment of the meeting. See the sections entitled “The Merger Proposal,” “The Charter Proposals” and “The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the meeting and the proposals to be presented at the meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to Netfin shareholders. Shareholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the Business Combination and the voting procedures for the meeting.

Q.     Why am I receiving this proxy statement/prospectus?

A.     Netfin and the Sellers have agreed to a business combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A, and Netfin encourages its shareholders to read it in its entirety. Netfin’s shareholders are being asked to consider and vote upon a proposal to adopt the Business Combination Agreement, pursuant to which Holdco will acquire Fintech and Netfin (the “business combination proposal”). See the section entitled “The Business Combination Proposal.”

Q.     Are there any other matters being presented to shareholders at the meeting?

A.     In addition to voting on the Business Combination, the shareholders of Netfin will vote on the following:

1.      To approve the merger of Merger Sub with and into Netfin, with Netfin surviving the merger as a wholly-owned subsidiary of Holdco (the “merger proposal” and together with the business combination proposal, the “condition precedent proposals”). See the Section entitled “The Merger Proposal.”

2.      Separate non-binding proposals to approve the following material differences between the constitutional documents of Holdco that will be in effect upon the closing of the Business Combination and the Current Charter (collectively, the “charter proposals”): (i) the name of the new public entity will be “Triterras, Inc.” as opposed to “Netfin Acquisition Corp.”; (ii) Holdco will authorize an increased share capital of 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each by: (a) the redesignation of all issued and unissued Class A Shares and Class B Shares as Holdco Ordinary Shares; (b) the creation of an additional 249,000,001 Holdco Ordinary Shares, each with the rights set out in the constitutional documents of Holdco; (c) the redesignation of all unissued Netfin preference shares as Holdco preference shares; and (d) the creation of an additional 29,999,999 preference shares; and (iii) the constitutional documents of Holdco will not include the various provisions applicable only to special purpose acquisition corporations that the Current Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time). This vote, however, will not actually result in shareholders of Netfin approving Holdco’s constitutional documents or amendments to Netfin’s corporate governing documents but instead will simply approve the aforementioned material differences in the two sets of documents. See the section entitled “The Charter Proposals.”

3.      To adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies if Netfin is unable to consummate the Business Combination (the “adjournment proposal”). See the section entitled “The Adjournment Proposal.”

Netfin will hold the meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the meeting. Shareholders should read it carefully.

Consummation of the Business Combination is conditional on approval of the condition precedent proposals.

The vote of shareholders is important. Shareholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.     I am a Netfin warrant holder. Why am I receiving this proxy statement/prospectus?

A.     Upon consummation of the Business Combination, the Netfin Warrants shall, by their terms, entitle the holders to purchase ordinary shares of Holdco in lieu of Class A Shares at a purchase price of $11.50 per share. This proxy statement/prospectus includes important information about Holdco and the business of Holdco and its subsidiaries following consummation of the Business Combination. Netfin urges you to read the information contained in this proxy statement/prospectus carefully.

Q.     Why is Netfin proposing the Business Combination?

A.     Netfin was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On August 2, 2019, Netfin completed its initial public offering of units, with each unit consisting of one Class A Share and one warrant, with each warrant entitling the holder thereof to purchase one Class A Share at a price of $11.50, raising total gross proceeds of approximately $253,000,000. Since the IPO, Netfin’s activity has been limited to the evaluation of business combination candidates.

Fintech is a technology company that facilitates commodities trading, trade finance and logistics solutions for small and medium sized enterprises via, among other things, its innovative blockchain-enabled platform, Kratos. Based on its due diligence investigation of Fintech and the industries in which it operates, including the financial and other information provided by the Sellers in the course of their negotiations in connection with the Business Combination Agreement, Netfin believes that Fintech has a first mover advantage with its disruptive proprietary technology and has the potential to transform the trade and trade finance industry. As a result, Netfin believes that a business combination with Fintech will provide Netfin shareholders with an opportunity to participate in the ownership of a company with significant growth potential. See the section entitled “The Business Combination Proposal — Netfin’s Board of Directors’ Reasons for Approval of the Business Combination.”

Q.     Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.     The Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. The officers and directors of Netfin and Netfin’s advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Netfin’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, Netfin’s officers and directors and Netfin’s advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the Board and Netfin’s advisors in valuing Fintech’s business.

Q.     Do I have redemption rights?

A.     If you are a holder of public shares, you have the right to demand that Netfin redeem such shares for a pro rata portion of the cash held in Netfin’s trust account, including interest earned on the trust account. Netfin sometimes refers to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption with respect to more than 20% of the issued and outstanding public shares. Accordingly, all public shares in excess of 20% held by a shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Under the Current Charter, the Business Combination may be consummated only if Netfin has at least $5,000,001 of net tangible assets after giving effect to all redemptions of public shares.

Q.     Will how I vote on the business combination proposal affect my ability to exercise redemption rights?

A.     No. You may exercise your redemption rights irrespective of whether you vote your public shares for or against the business combination proposal or any other proposal described by this proxy statement/prospectus. As a result, the Business Combination Agreement can be approved by shareholders who will redeem their public shares and no longer remain shareholders, leaving shareholders who choose not to redeem their public shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the listing standards of Nasdaq.

Q.     How do I exercise my redemption rights?

A.     If you are a holder of public shares or units and wish to exercise your redemption rights, you must (i) if you hold your public shares through units, elect to separate your units into the underlying public shares and warrants and (ii) prior to 5:00 p.m., Eastern time, on [              ], 2020, (a) submit a written request to the Transfer Agent that Netfin redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent physically or electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit and Withdrawal at Custodian) System. Any holder of public shares will be entitled to demand that such holder’s public shares be redeemed for a full pro rata portion of the amount then in the trust account, including interest earned on the trust account (which, for illustrative purposes, was approximately $        , or $           per public share, as of               , 2020). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the Business Combination.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the deadline for submitting redemption requests and thereafter, with Netfin’s consent, until the Closing. If you deliver your public shares for redemption to the Transfer Agent and later decide to withdraw such request prior to the deadline for submitting redemption requests, you may request that the Transfer Agent return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by the Transfer Agent prior to the vote taken on the business combination proposal at the meeting. No demand for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to the Transfer Agent prior to the deadline for submitting redemption requests.

If the redemption demand is properly made as described above, then, if the Business Combination is consummated, Netfin will redeem these public shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your public shares for cash and will not be entitled to ordinary shares of Holdco upon consummation of the Business Combination.

If you are a holder of public shares and you exercise your redemption rights, it will not result in the loss of any warrants that you may hold. Your warrants will become exercisable to purchase Holdco Ordinary Shares in lieu of Class A Shares for a purchase price of $11.50 upon consummation of the Business Combination.

Q.     Do I have appraisal rights if I object to the proposed Business Combination?

A.     None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Law (2020 Revision) of the Cayman Islands as the same may be amended from time to time (the “Companies Law”). Netfin shareholders are entitled to give notice to Netfin prior to the meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his or her Netfin shares if they follow the procedures set out in the Companies Law. It is Netfin’s view that such fair market value would equal the amount which Netfin shareholders would obtain if they exercise their redemption rights as described herein. See the section entitled “Meeting of Netfin Shareholders — Appraisal Rights.”

Q.     What happens to the funds deposited in the trust account after consummation of the Business Combination?

A.     Upon consummation of the IPO, Netfin deposited $253,000,000 in the trust account. Upon consummation of the Business Combination, the funds in the trust account will be used to pay holders of the public shares who properly exercise redemption rights, to pay the Cash Consideration and fees and expenses incurred in connection with the Business Combination (including aggregate fees of up to $8,855,000 as deferred underwriting commissions). Any remaining cash will be used for Holdco’s working capital and general corporate purposes.

Q.     What happens if the Business Combination is not consummated?

A.     If Netfin does not complete the Business Combination for whatever reason, Netfin would search for another target business with which to complete a business combination. If Netfin does not complete an initial business combination by February 2, 2021, Netfin must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the amount then held in the trust account, including interest earned on the funds held in the trust account and not previously released to Netfin (less taxes payable and up to $100,000 of interest to pay dissolution expenses) divided by the number of outstanding public shares. The Sponsor and Netfin’s other initial shareholders (together with the Sponsor, the “Founders”) have no redemption rights in respect of their Class A Shares contained in the private placement units or their Class B Shares in the event a business combination is not effected in the required time period, and, accordingly, such shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to Netfin’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q.     How does the Sponsor intend to vote on the proposals?

A.     The Sponsor owns of record and is entitled to vote an aggregate of 21.5% of the issued and outstanding Ordinary Shares. The Founders have agreed to vote any Ordinary Shares held by them, as of the record date, in favor of the Business Combination.

Q.     When do you expect the Business Combination to be completed?

A.     It is currently anticipated that the Business Combination will be consummated promptly following the meeting which is set for [    ] Eastern time, on [              ], 2020; however, such meeting could be adjourned, as described above. For a description of the conditions to the completion of the Business Combination, see the section entitled “The Business Combination Agreement — Conditions to the Closing of the Business Combination.”

Q.     What do I need to do now?

A.     Netfin urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder and/or warrant holder of Netfin. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.     How do I vote?

A.     If you are a holder of record of Ordinary Shares on the record date, you may vote in person at the meeting or by submitting a proxy for the meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. Any shareholder wishing to attend the hybrid virtual meeting should register for the meeting by [            ], 2020. To register for the meeting, please follow these instructions as applicable to the nature of your ownership of Ordinary Shares:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the hybrid virtual meeting, go to https://[                ], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the hybrid virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the hybrid virtual meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the hybrid virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Q.     If my Ordinary Shares are held in “street name,” will my broker, bank or nominee automatically vote my Ordinary Shares for me?

A.     No. Your broker, bank or nominee cannot vote your Ordinary Shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.     May I change my vote after I have mailed my signed proxy card?

A.     Yes. Shareholders may send a later-dated, signed proxy card to the Transfer Agent at the address set forth at the end of this section so that it is received prior to the vote at the meeting or attend the meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to Netfin’s Secretary, which must be received prior to the vote at the meeting.

Q.     What happens if I fail to take any action with respect to the meeting?

A.     If you fail to take any action with respect to the meeting and the Business Combination is approved by shareholders and consummated, you will become a shareholder of Holdco and/or your Netfin warrants will entitle you to purchase ordinary shares of Holdco. If you fail to take any action with respect to the meeting and the business combination proposal is not approved, you will continue to be a shareholder and/or warrant holder of Netfin.

Q.     What should I do with my share and/or warrants certificates?

A.     Those shareholders who do not elect to have their Class A Shares redeemed for their pro rata share of the trust account should not submit their share certificates now. After the consummation of the Business Combination, Holdco will send instructions to Netfin shareholders regarding the exchange of their Ordinary Shares for Holdco Ordinary Shares. Netfin shareholders who exercise their redemption rights must deliver their share certificates to the Transfer Agent (either physically or electronically) prior to the deadline for submitting redemption requests described above.

Upon consummation of the Business Combination, the Netfin Warrants, by their terms, will entitle holders to purchase ordinary shares of Holdco. Therefore, warrant holders need not deliver their Netfin Warrants to Netfin or Holdco at that time.

Q.     What should I do if I receive more than one set of voting materials?

A.     Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Ordinary Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Ordinary Shares. If you are a holder of record and your Ordinary Shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Ordinary Shares.

Q.     Who can help answer my questions?

A.     If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Netfin Acquisition Corp.

445 Park Avenue, 9th Floor

New York, NY 10022

Tel: (972) 979-5995

Email: marat.rosenberg@netfinspac.com

or:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
E-mail: [    ].info@investor.morrowsodali.com

You may also obtain additional information about Netfin from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your public shares (either physically or electronically) to the Transfer Agent at the address below prior to the vote at the meeting. If you have questions regarding the certification of your position or delivery of your Ordinary Shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

(212) 509-4000

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the meeting, including the business combination, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination that will be undertaken in connection with the business combination. It is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Agreement.”

The Parties

Netfin

Netfin is a blank check company incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Netfin was incorporated on April 24, 2019 as a Cayman Islands exempted company.

On August 2, 2019, Netfin closed its IPO of 25,300,000 units, including the exercise of the over-allotment option to the extent of 3,300,000 units, with each unit consisting of one Class A Share and one warrant, with each warrant entitling the holder thereof to purchase one Class A Share at a purchase price of $11.50 commencing upon the later of (i) 30 days after Netfin’s completion of a business combination or (ii) August 2, 2020. The units in the IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $253,000,000. Simultaneously with the consummation of the IPO, Netfin consummated the private placement of the private placement units, generating total gross proceeds of $6,810,000. A total of $253,000,000, was deposited into the trust account and the remaining net proceeds of the offerings became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The IPO was conducted pursuant to a registration statement on Form S-l (Reg. No. 333-232612) that became effective on July 30, 2019. As of         , 2020, there was approximately $         held in the trust account.

Netfin’s units, Class A Shares and warrants are currently listed on Nasdaq under the symbols NFINU, NFIN and NFINW, respectively.

The mailing address of Netfin’s principal executive office is 445 Park Avenue, 9th Floor, New York, NY 10022. After the consummation of the Business Combination, its principal executive office will be that of Holdco.

Holdco

Holdco is a Cayman Islands exempted company wholly-owned by Netfin and was incorporated solely for the purpose of effectuating the Business Combination described herein. Holdco was incorporated under the laws of the Cayman Islands on February 19, 2020. Holdco owns no material assets and does not operate any business.

The mailing address of Holdco’s principal executive office is 9 Raffles Place, #23-04 Republic Plaza, Singapore 048619. Its telephone number is +65 6661 9240. After the consummation of the Business Combination, its principal executive office, which is its corporate headquarters, and telephone number will remain the same.

Merger Sub

Merger Sub is a Cayman Islands exempted company wholly-owned by Holdco and was incorporated solely for the purpose of effectuating the Business Combination described herein. Merger Sub was incorporated under the laws of the Cayman Islands on February 19, 2020. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive office is 445 Park Avenue, 9th Floor, New York, NY 10022.

Sellers

IKON was incorporated on June 27, 2018. IKON’s sole director is Srinivas Koneru, an individual, and its sole shareholder is Symphonia Strategic Opportunities Limited (described below). IKON’s sole asset is a 20% equity stake in Fintech.

SSOL is a private investment firm ultimately wholly owned by Srinivas Koneru, established in 2012 to engage in a broad range of investment activities. Since its inception, SSOL has invested in various business sectors such as manufacturing, information technology and commodity trading. Its investments span 30 countries in Asia, Africa and Europe. SSOL’s investments include an 80% equity stake in Fintech.

Fintech

Founded in 2018, Fintech is a financial technology company that facilitates commodities trading, trade finance and logistics solutions for small and medium sized enterprises. Its proprietary Kratos™ digital marketplace (“Kratos”), launched in June 2019, is one of the world’s largest commodity trading and trade finance platforms that connects and enables commodity traders to trade and source capital from lenders directly online. Fintech monetizes the Kratos platform by charging fees to its users on commodity trading and trade finance transaction volumes. It maintains a presence in key trading centers across the world, including Singapore, the U.K. and the U.S. In its first thirteen months from June 2019 through June 2020 (inclusive), Kratos facilitated more than 3,500 transactions comprising over US$6.6 billion in transaction volume.

Emerging Growth Company

Netfin is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Netfin’s securities less attractive as a result, there may be a less active trading market for Netfin’s securities and the prices of Netfin’s securities may be more volatile.

Netfin will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which it has total annual gross revenues of at least $1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; or (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The Business Combination Proposal

Overview of the Business Combination Agreement

The Business Combination Agreement was entered into by and among Netfin, Holdco, Merger Sub, the Sponsor, IKON and SSOL on July 29, 2020. Upon the approval of the Business Combination Agreement and the merger of Merger Sub with and into Netfin, Netfin and Merger Sub will execute a plan of merger in form and substance reasonably acceptable to Netfin and the Sellers (the “Plan of Merger”) to be agreed upon by the parties to the Business Combination Agreement prior to closing, which will be filed with the Register of Companies in the Cayman Islands. Upon consummation of the transactions under the Plan of Merger, Netfin will merge with and into Merger Sub, the corporate existence of Merger Sub will cease and Netfin, as the surviving company, will become a wholly-owned subsidiary of Holdco. As a result, on the date the Plan of Merger becomes effective (the “Effective Time”), the Netfin shareholders will no longer be shareholders of Netfin and will instead become shareholders of Holdco, as follows:

(a)     every issued and outstanding Netfin Unit will be automatically detached and the holder thereof will be deemed to hold one Class A Share and one Netfin Warrant, each of which will be converted to Holdco Ordinary Shares as set forth in the Business Combination Agreement;

(b)    every issued and outstanding Ordinary Share (other than those owned by Netfin) will be converted automatically into one Holdco Ordinary Share, following which, all Ordinary Shares will automatically be canceled and will cease to exist;

(c)     each issued and outstanding Netfin Warrant will be assumed by Holdco and will become exercisable for one Holdco Ordinary Share at the same exercise price per share and on the same terms in effect immediately prior to the Effective Time; and

(d)    any Ordinary Shares that are owned by Netfin as treasury shares will automatically be canceled and extinguished without any conversion thereof or payment therefor.

Pursuant to the terms and conditions set forth in the Business Combination Agreement, the Sellers agreed to sell, transfer, convey, assign and deliver to Holdco all of issued and outstanding ordinary shares of Fintech owned by the Sellers in exchange for an aggregate of $60,000,000 in cash, the issuance of 51,622,419 Holdco ordinary shares and up to an additional 15,000,000 Holdco ordinary shares upon Holdco meeting certain financial or share price thresholds.

For more information about the Business Combination, please see the sections titled “The Business Combination Proposal” and “The Business Combination Agreement.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Consideration to the Sellers

The aggregate consideration for the Business Combination Agreement the Sellers will receive is approximately $585,000,000, payable in the form of (i) 51,622,419 newly issued Holdco Ordinary Shares valued at $10.17 per share and (ii) the Cash Consideration.

The Sellers will be entitled to receive an additional 15,000,000 Holdco Ordinary Shares or “Earnout Share Consideration” after the closing of the Business Combination, as follows: (i) 5,000,000 Holdco Ordinary Shares on the earlier to occur of (a) the date on which Holdco’s audited financial statements for the fiscal year ending February 28, 2021 become available, if Holdco’s Adjusted EBITDA* calculated using such Holdco audited financial statements exceeds $35,838,245 or (b) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $13.00 for 20 trading days within any 30-day trading period during the one-year period immediately following the closing of the Business Combination; (ii) 5,000,000 Holdco Ordinary Shares on the earlier to occur of (a) the date on which Holdco’s audited financial statements for the fiscal year ending February 28, 2022 become available, if Holdco’s Adjusted EBITDA* calculated using such audited financial statements exceeds $75,901,142 or (b) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $15.00 for 20 trading days within any 30-day trading period during the two-year period immediately following the closing of the Business Combination; and (iii) 5,000,000 Holdco Ordinary Shares on the earlier to occur of (a) the date on which Holdco’s audited financial statements for the fiscal year ending February 28, 2023 become available, if Holdco’s Adjusted EBITDA* calculated using such audited financial statements exceeds $125,657,831 or (b) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $17.00 for 20 trading days within any 30-day trading period during the three-year period immediately following the closing of the Business Combination.

For more information about the consideration to be paid to the Sellers, please see the section entitled “The Business Combination Proposal — Consideration to the Sellers.”

Effect of the Business Combination on Netfin’s Ordinary Shares

If the parties consummate the Business Combination, the current equity holdings of the Netfin shareholders will be exchanged as follows:

(i)     every issued and outstanding Netfin Unit will be automatically detached and the holder thereof will be deemed to hold one Class A Share and one Netfin Warrant, each of which will be converted to Holdco Ordinary Shares as set forth in the Business Combination Agreement;

(ii)    every issued and outstanding Ordinary Share (other than any redeemed shares and those owned by Netfin) will be converted automatically into one Holdco Ordinary Share, following which, all Ordinary Shares will automatically be canceled and will cease to exist;

(iii)   each issued and outstanding Netfin Warrant will be assumed by Holdco and will become exercisable for one Holdco Ordinary Share at the same exercise price per share and on the same terms in effect immediately prior to the Effective Time; and

(iv)   any Ordinary Shares that are owned by Netfin as treasury shares will automatically be canceled and extinguished without any conversion thereof or payment therefor.

Management and Board of Directors Following the Business Combination

Effective as of the Closing the board of directors of Holdco will consist of seven members, including Srinivas Koneru, Martin Jaskel, Richard Maurer, Vanessa Slowey, Matthew Richards and two additional directors to be appointed by the Sellers. See section titled “Information About Executive Officers, Directors and Nominees” for additional information.

Registration Rights Agreement

At the Closing, Holdco will enter into a registration rights agreement with Netfin, the Sponsor and the Sellers (or any of the Sellers’ respective transferees, successors or assigns), pursuant to which they will be granted certain resale registration rights with respect to any Holdco ordinary shares or Holdco Warrants (including the underlying Holdco ordinary shares issued upon the exercise of such warrants) held by them on or prior to the date of Closing.

Lock-Up Agreement

At the Closing, Holdco, Netfin and the Sponsor will enter into a lock-up agreement with the Sellers, and any of their respective transferees, successors or assigns, pursuant to which they will agree to not transfer, sell, assign or otherwise dispose of the Holdco Ordinary Shares they receive in the Business Combination prior to (i) three months with respect to 10% of the Holdco Ordinary Shares issued to the Sellers and (ii) six months with respect to the remaining 90% of the Holdco Ordinary Shares issued to the Sellers, subject to certain exceptions set forth therein.

Additional Matters Being Voted On

The Merger Proposal

The shareholders of Netfin will vote upon a proposal to approve the merger of Merger Sub with and into Netfin, with Netfin surviving the merger as a wholly-owned subsidiary of Holdco.

The Charter Proposals

The shareholders of Netfin will vote on separate non-binding proposals to approve the following material differences between the constitutional documents of Netfin that will be in effect upon the closing of the Business Combination and the Current Charter: (i) the name of the new public entity will be “Triterras, Inc.” as opposed to “Netfin Acquisition Corp.”; (ii) Holdco will authorize an increased share capital of 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each by: (a) the redesignation of all issued and unissued Class A Shares and Class B Shares as Holdco Ordinary Shares; (b) the creation of an additional 249,000,001 Holdco Ordinary Shares, each with the rights set out in the constitutional documents of Holdco; (c) the redesignation of all unissued Netfin preference shares as Holdco preference shares; and (d) the creation of an additional 29,999,999 preference shares; and (iii) the constitutional documents of Holdco will not include the various provisions applicable only to special purpose acquisition corporations that the Current Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time). This vote, however, will not actually result in shareholders of Netfin approving Holdco’s constitutional documents or amendments to Netfin’s corporate governing documents but instead will simply approve the aforementioned material differences in the two sets of documents. See the section entitled “The Charter Proposals.”

The Adjournment Proposal

If Netfin is unable to consummate the Business Combination, the Board may submit a proposal to adjourn the meeting to a later date or dates, if necessary. See the section entitled “The Adjournment Proposal.”

Equity Ownership Upon Closing

As of the date of this proxy statement, there are 32,306,000 Ordinary Shares outstanding, comprised of 25,981,000 Class A Shares and 6,325,000 Class B Shares, of which our Sponsor owns 6,260,000 Class B Shares and 681,000 Class A Shares and Gerry Pascale, Martin Jaskel and William O’Brien own 15,000, 20,000 and 30,000 Class B Shares, respectively. At Closing, each currently issued and outstanding Class B will convert into a Class A Share, subject to adjustment, in accordance with the terms of the Current Charter.

We anticipate that, upon completion of the Business Combination, the voting interests in Holdco will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares
Netfin’s Public Shareholders	30.2%	12.2%
Founders	8.3%	10.5%
Sellers	61.5%	77.3%

The voting percentages set forth above were calculated based on the amounts set forth in the sources and uses table on pages 26 and 26 of this proxy statement/prospectus and do not take into account (i) warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing 30 days after the Closing) or (ii) the issuance of any shares upon completion of the Business Combination under the 2020 Plan, but does include the Class B Shares, which at Closing will convert into 6,260,000 Class A Shares in accordance with the terms of the Current Charter, subject to adjustment. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

If the actual facts are different than the assumptions set forth above, the voting percentages set forth above will be different. For example, there are currently outstanding an aggregate of 25,981,000 warrants to acquire Class A Shares, which are comprised of 681,000 private placement warrants held by our initial shareholders and 25,300,000 public warrants. Each of the Netfin Warrants is exercisable commencing 30 days following the Closing for one Class A Share and, following the consummation of the Business Combination, will entitle the holder thereof to purchase one Holdco Ordinary Share in accordance with its terms. Therefore, as of the date of this proxy statement/prospectus, if we assume that each outstanding Netfin Warrant is exercised and Holdco Ordinary Share is issued as a result of such exercise, with payment to Holdco of the exercise price of $11.50 per warrant for one share, Holdco’s fully-diluted share capital would increase by a total of 25,981,000 ordinary shares, with approximately $298,781,500 paid to Holdco to exercise the Netfin Warrants.

Organizational Structure

The following diagram illustrates the ownership structure of Holdco immediately following the Closing. The equity interests shown in the diagram were calculated based on the amounts set forth in the sources and uses table on pages 21 and 21 of this proxy statement/prospectus and are based on the assumptions that (i) no shareholder exercises its redemption rights to receive cash from the trust account in exchange for their Class A Shares; (ii) none of the parties set forth in the chart below purchases Class A Shares in the open market; (iii) the Class B Shares convert on a one-for-one basis into an aggregate of 6,325,000 shares of Holdco ordinary shares, subject to adjustment; and (iv) there are no other issuances of equity interests of Netfin or Holdco or their subsidiaries prior to or in connection with the Closing. Notwithstanding the foregoing, the ownership percentages set forth below do not take into account

(a) warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing 30 days after the Closing) or (b) the issuance of any Holdco ordinary shares upon completion of the Business Combination under the 2020 Plan.

IKON
SSOL
Former Netfin Shareholders
12.3%
49.2%
38.5%
Holdco
100%
100%
Fintech
Netfin

The Founders

As of     , 2020, the Founders held of record and were entitled to vote an aggregate of 7,006,000 Ordinary Shares. The Ordinary Shares held by the Founders currently constitute approximately 22% of the outstanding Ordinary Shares. The Founders have agreed to vote any Ordinary Shares held by them as of the record date in favor of the Business Combination. As a result, in addition to the Ordinary Shares held by the Founders, Netfin needs 9,147,001 or approximately 36% of the 25,300,000 outstanding public shares to be voted in favor of the Business Combination (assuming all outstanding Ordinary Shares are voted) in order to have it approved.

The Founders have agreed to (i) waive their redemption rights with respect to their Ordinary Shares in connection with the completion of Netfin’s initial business combination, (ii) waive their redemption rights with respect to their Ordinary Shares in connection with a shareholder vote to approve an amendment to the Current Charter to modify the substance or timing of Netfin’s obligation to provide for the redemption of the public shares in connection with an initial business combination or to redeem 100% of the public shares if Netfin has not consummated an initial business combination by February 2, 2021 and (iii) waive their rights to liquidating distributions from the trust account with respect to their Class B Shares and private placement shares if Netfin fails to complete its initial business combination by February 2, 2021, although they will be entitled to liquidating distributions from the trust account with respect to any Class A Shares sold in the IPO they hold if Netfin fails to complete its initial business combination within the prescribed time frame. If Netfin does not complete its initial business combination within such applicable time period, the private placement warrants will expire worthless.

The Class B Shares will automatically convert into a Class A Shares concurrently with the consummation of the Business Combination on a one-for-one basis, subject to certain adjustments as described in this proxy statement/prospectus. Thereafter, in connection with the Business Combination, each such Class A Share will be converted into one Holdco Ordinary Share, and such shares will not be transferable, assignable or salable (except to Netfin’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (i) six months after the completion of the Business Combination or earlier if, subsequent to Netfin’s initial business combination, the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (ii) the date on which Netfin completes a liquidation, merger, share exchange or other similar transaction that results in all of Netfin’s shareholders having the right to exchange their Class A Shares for cash, securities or other property. The private placement units (including the private placement shares, the private placement warrants and the Class A Shares issuable upon the exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the Business Combination, subject to certain exceptions.

Date, Time and Place of Meeting of Netfin’s Shareholders

The extraordinary general meeting of Netfin will be held at [        ] a.m., eastern time, on [              ], 2020, at http://[            ] and at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020, to consider and vote upon the business combination proposal, the merger proposal, the charter proposals and if necessary, the adjournment proposal to permit further solicitation and vote of proxies if Netfin is not able to consummate the Business Combination. The meeting will be conducted via live webcast and so shareholders will not be able to attend the meeting in person. Shareholders may attend the meeting online and vote at the meeting by visiting https://[              ] and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company.

Registering for the Special Meeting

Any shareholder wishing to attend the hybrid virtual meeting should register for the meeting by [              ], 2020 at https://[              ]. To register for the meeting, please follow these instructions as applicable to the nature of your ownership of Ordinary Shares:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only meeting, go to https://[          ], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the hybrid virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the hybrid virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Voting Power; Record Date

Shareholders will be entitled to vote or direct votes to be cast at the hybrid virtual meeting if they owned Ordinary Shares of Netfin at the close of business on         , 2020, which is the record date for the meeting. Shareholders will have one vote for each Ordinary Share owned at the close of business on the record date. If your Ordinary Shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Netfin Warrants do not have voting rights. On the record date, there were 32,306,000 Ordinary Shares outstanding, of which 25,300,000 were public shares with the rest being held by the Founders.

Quorum and Vote of Netfin Shareholders

A quorum of Netfin shareholders is necessary to hold a valid meeting. A quorum will be present at the Netfin meeting if the holders of a majority of the Ordinary Shares entitled to vote at the meeting are represented in person or by proxy (which would include presence at the hybrid virtual meeting). Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The Founders own of record and are entitled to vote approximately 22% of the outstanding Ordinary Shares. Such Ordinary Shares will be voted in favor of the proposals presented at the meeting. The proposals presented at the meeting will require the following votes:

•        The approval of the business combination proposal will require approval by Ordinary Resolution. There are currently 32,306,000 Ordinary Shares outstanding so at least 16,153,001 Ordinary Shares must be voted in favor to pass the proposal. The Founders own of record and are entitled to vote an aggregate of 7,006,000 Ordinary Shares and have agreed to vote in favor of the proposal so only 9,147,001 public shares are required to be voted in favor of the proposal for it to be approved.

•        The approval of the merger proposal will require approval by Special Resolution. There are currently 32,306,000 Ordinary Shares outstanding so at least 21,537,334 Ordinary Shares must be voted in favor to pass the proposal. The Founders own of record and are entitled to vote an aggregate of 7,006,000 Ordinary Shares and have agreed to vote in favor of the proposal so only 14,531,334 public shares are required to be voted in favor of the proposal for it to be approved.

•        The approval of each of the charter proposals will require approval by Ordinary Resolution.

•        The approval of the adjournment proposal will require approval by Ordinary Resolution.

Abstentions and broker non-votes will have no effect on any of the proposals.

Consummation of the Business Combination is conditioned on the approval of the condition precedent proposals.

Redemption Rights

Pursuant to the Current Charter, a holder of public shares may demand that Netfin redeem such public shares for cash if the Business Combination is consummated. Holders of public shares or units who wish to exercise their redemption rights must (i) if they hold their public shares through units, elect to separate their units into the underlying public shares and warrants and (ii) prior to 5:00 p.m., Eastern time, on [              ], 2020, (a) submit a written request to the Transfer Agent that Netfin redeem their public shares for cash and (b) deliver their Public shares to the Transfer Agent physically or electronically using the DTC’s DWAC (Deposit and Withdrawal at Custodian). Any holder of public shares will be entitled to demand that such holder’s public shares be redeemed for a full pro rata portion of the amount then in the trust account, including interest earned on the trust account (which, for illustrative purposes, was approximately $        , or $           per public share, as of             , 2020). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the Business Combination.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the deadline to submitting redemption requests and thereafter, with Netfin’s consent, until the Closing. If a holder delivers their public shares for redemption to the Transfer Agent and later decides to withdraw such request prior to the deadline for submitting redemption requests, the holder may request that the Transfer Agent return the shares (physically or electronically).

Any corrected or changed written demand of redemption rights must be received by the Transfer Agent prior to the vote taken on the business combination proposal at the meeting. No demand for redemption will be honored unless the holder’s public shares have been delivered (either physically or electronically) to the Transfer Agent prior to the deadline for submitting redemption requests.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding public shares. Accordingly, all public shares in excess of 20% held by a shareholder, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will not be redeemed for cash.

See the section entitled “Meeting of Netfin Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Appraisal Rights

None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Law. Netfin shareholders are entitled to give notice to Netfin prior to the meeting that they wish to dissent to the Business Combination, the effect of which would be that such dissenting shareholders would be entitled to the payment of fair market value of his or her shares of Netfin if they follow the procedures set out in the Companies Law. Netfin believes that such fair market value would equal the amount which Netfin shareholders would obtain if they exercise their redemption rights as described herein.

Proxy Solicitation

Proxies may be solicited by mail, telephone, on the Internet or in person. Netfin has engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its Ordinary Shares at the virtual meeting if it revokes its proxy before the meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Meeting of Netfin Shareholders — Revoking Your Proxy.”

Interests of Netfin’s Directors and Officers in the Business Combination

In considering the recommendation of the Board to vote in favor of approval of the business combination proposal, the merger proposal, the charter proposals and the adjournment proposal, shareholders should keep in mind that Netfin’s directors and executive officers, and entities affiliated with them, have interests in such proposals that are different from, or in addition to, those of Netfin shareholders generally. In particular:

•        the anticipated election of Richard Maurer, Netfin’s Chief Executive Officer, and Martin Jaskel, a member of the Board, as a member of the board of directors of Holdco;

•        the continued indemnification of former and current directors and officers of Netfin and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that the Founders have waived their right to redeem any of their Ordinary Shares in connection with a shareholder vote to approve a proposed initial business combination;

•        the fact that the Founders beneficially own or have an economic interest in Ordinary Shares and private placement warrants that they purchased prior to, or simultaneously with, the IPO for which they have no redemption rights in the event an initial business combination is not effected in the required time period;

•        the fact that the Founders paid an aggregate of $25,000 for the Class B Shares, which will convert into 6,325,000 Class A Shares in accordance with the terms of the Current Charter, subject to adjustment, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $         based on the closing price of $         per Class A Share on Nasdaq on             , 2020;

•        the fact that the Sponsor paid approximately $6,810,000 for 618,000 private placement units, each comprised of one private placement share and one private placement warrant, and each such private placement warrant is exercisable commencing 30 days following the closing of the Business Combination for one Holdco ordinary share at $11.50 per share; and

•        if the trust account is liquidated, including in the event Netfin is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to Netfin if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

At any time prior to the record date for the meeting, during a period when they are not then aware of any material nonpublic information regarding Netfin or its securities, the Founders, the Sellers and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Ordinary Shares or vote their Ordinary Shares in favor of the proposals. The purpose of such purchases and other transactions would be to increase the likelihood that the condition precedent proposals are approved. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their Ordinary Shares, including the granting of put options and, with the Company’s consent, the transfer to such investors or holders of Ordinary Shares or warrants owned by the Founders for nominal value.

Entering into any such arrangements may have a depressive effect on the Class A Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Class A Shares at a price lower than market and may therefore be more likely to sell the Class A Shares he owns, either prior to or immediately after the meeting.

If such transactions are effected, the consequence could be to cause the condition precedent proposals to be approved in circumstances where such approval could not otherwise be obtained. Purchases of Class A Shares by the persons described above would allow them to exert more influence over the approval of the business combination proposal and other proposals to be presented at the meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, no agreements dealing with the above have been entered into by the Founders, the Sellers or any of their respective affiliates. Netfin will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the business combination proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Recommendation to Shareholders

The Board believes that the condition precedent proposals and the other proposals to be presented at the meeting are fair to and in the best interests of Netfin’s shareholders and unanimously recommends that its shareholders vote “FOR” the business combination proposal, “FOR” the merger proposal, “FOR” each of the charter proposals and “FOR” the adjournment proposal, if presented.

Conditions to the Closing of the Business Combination

General Conditions

The obligation of the parties to consummate the Business Combination, in addition to the individual conditions described below, are conditioned upon, among other things, each of the following:

•        the (i) business combination proposal, (ii) the merger proposal and (iii) any other proposal reasonably agreed by Netfin and the Sellers to be necessary and appropriate in connection with the transaction contemplated by the Business Combination Agreement that are submitted to the vote of the Netfin shareholders at the meeting in accordance with this proxy statement/prospectus have been approved by the requisite vote of the Netfin shareholders at the meeting;

•        the receipt with respect to the Sellers, Netfin, Holdco or Merger Sub of all requisite consents obtained from or made with any governmental authorities to consummate the Business Combination have been made;

•        expiration of any waiting or review period under applicable antitrust laws;

•        no law or order preventing or prohibiting the Business Combination;

•        Netfin having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the exercise of redemption rights by Netfin shareholders who choose to exercise such rights;

•        the appointment of members to Holdco’s board of directors as set forth in the Business Combination Agreement;

•        this proxy statement/prospectus shall have become effective, no stop order shall have been issued that remains in effect and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending;

•        the approval for listing by Nasdaq of the shares of Holdco to be issued in connection with the Business Combination; and

•        the memorandum of association and articles of association of Holdco shall have been amended and restated in their entirety in the form attached to the Business Combination Agreement.

Netfin, Holdco and Merger Sub’s Conditions to Closing

The obligations of Netfin, Holdco and Merger Sub to consummate the Business Combination contemplated by the Business Combination Agreement also are conditioned upon, among other things:

•        the accuracy of the representations and warranties of the Sellers (subject to customary bring-down standards);

•        each Seller having performed in all material respects its obligations and complied in all material respects with its agreements and covenants under the Business Combination Agreement required to be performed or complied with by it on or prior to the date of the Closing;

•        the absence of any material adverse effect since the date of the Business Combination Agreement and which is continuing and uncured;

•        the delivery of certificates from each Seller certifying the satisfaction of the closing conditions with respect to the accuracy of the representations and warranties, the performance and compliance with obligations and covenants and the absence of any material adverse effect with respect to such Seller;

•        the delivery of certificates from each Seller’s secretary certifying the organizational documents as in effect as of the Closing, the resolutions of its board of directors and shareholders authorizing Business Combination Agreements and the related ancillary agreements, and the incumbency of its officers authorized to sign such agreements;

•        the delivery of good standing certificates (or similar documents applicable for such jurisdictions) for Fintech from its jurisdiction of organization and from each other jurisdiction in which Fintech is qualified to do business as a foreign corporation, each certified as of a date no later than twenty (20) days prior to the Closing;

•        receipt by Netfin of the Registration Rights Agreement, duly executed by each Seller or any of its respective transferees, successors or assigns;

•        receipt by Netfin of the Lock-Up Agreement for each Seller and any of its respective transferees, successors or assigns, duly executed by such Seller or any of its respective transferees, successors or assigns;

•        receipt by Netfin from the Sellers of share certificates and other documents evidencing the transfer to Holdco or Netfin, as applicable, of the shares of Fintech;

•        receipt by Netfin of (i) a certified true copy of the resolutions passed by the board of directors Fintech approving each of the transactions described in the Business Combination Agreement regarding the sale of shares of Fintech and the issuance of new share certificates to the transferees thereof, the lodgment of the notice of transfer of the share of Fintech with the Singapore Registrar, in order for the transfer of such shares to be updated in the electronic register of members of Fintech and (ii) a letter addressed to the Commissioner of Stamp Duties of Singapore certifying the net asset value per share of each of Fintech and a certified true copy of the latest available audited or management accounts of each of Fintech;

•        evidence of termination of selected management agreements, in form and substance reasonably satisfactory to Netfin; and

•        receipt by Netfin of Fintech’s audited financial statements for the 12-month period ended February 29, 2020 that do not materially deviate from the unaudited financial statements for the same period previously provided by the Sellers to Netfin.

The Sellers’ Conditions to Closing

The obligations of the Sellers to consummate the Business Combination contemplated by the Business Combination Agreement also are conditioned upon, among other things:

•        the accuracy of the representations and warranties of Netfin and Holdco (subject to customary bring-down standards);

•        Netfin, Holdco and Merger Sub having performed in all material respects its obligations and complied in all material respects with its agreements and covenants under the Business Combination Agreement required to be performed or complied with by it on or prior to the date of the Closing;

•        the absence of any material adverse effect with respect to Netfin or Holdco since the date of the Business Combination Agreement and which is continuing and uncured;

•        the delivery of certificates certifying the satisfaction of the closing conditions with respect to the accuracy of the representations and warranties, the performance and compliance with obligations and covenants and the absence of any material adverse effect with respect to each Netfin and Holdco, signed by an officer of Netfin and Holdco respectively;

•        receipt by the Sellers of the Registration Rights Agreement, duly executed by Netfin, Holdco and the Sponsor (in its capacity as the Netfin Representative);

•        receipt by the Sellers of the Lock-Up Agreement, duly executed by Netfin, Holdco and the Sponsor (in its capacity as the Netfin Representative); and

•        Netfin’s expenses in connection to the Business Combination, including deferred expenses of its initial public offer upon consummation of the Business Combination, shall not exceed $23,000,000.

Sources and Uses of Proceeds for the Business Combination

The following table summarizes the sources and uses of proceeds from the Business Combination. Where actual amounts are not known or knowable, the figures below represent Netfin’s good faith estimate of such amounts.

$ in thousands

Sources	No Redemption	Max Redemption
Proceeds from trust account(1)	$255,080	$82,279
Seller Rollover Equity	525,000	525,000
Total Sources	$780,080	$607,279
Uses	No Redemption	Max Redemption
Cash Proceeds to Seller	$60,000	$60,000
Seller Rollover Equity	525,000	525,000
Estimated Fees & Expenses	18,000	18,000
Excess Cash	177,080	4,279
Total Uses	$780,080	$607,279

____________

(1)      As of December 31, 2019

Tax Consequences of the Business Combination

For a description of certain United States federal income tax consequences of the Business Combination and the exercise of redemption rights, please see the information set forth in “Material United States Federal Income Tax Consequences.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”). Under this method of accounting, Netfin will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following factors: (i) Fintech’s existing operations will comprise the ongoing operations of the combined company, (ii) Fintech’s senior management will comprise the senior management of the combined company, and (iii) the former owners and management of Fintech will have control of the board of directors after the Business Combination by virtue of being able to appoint a majority of the directors of the combined company. In accordance with guidance applicable to these circumstances, the Business Combination will be treated as the equivalent of Fintech issuing shares for the net assets of Netfin, accompanied by a recapitalization. The net assets of Netfin will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Fintech.

Regulatory Matters

The Business Combination is not subject to any U.S. federal or state regulatory requirements or approvals.

Upon Closing, Netfin Merger Sub and Netfin shall execute the Plan of Merger and shall file the Plan of Merger and such other documents as required by the Companies Law with the Registrar of Companies of the Cayman Islands as provided in the applicable provisions of the Companies Law. The merger shall become effective at Closing when the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands.

Risk Factors

In evaluating the proposals to be presented at the meeting, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION

Netfin is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

Netfin’s balance sheet data as of December 31, 2019 and statement of operations data from April 24, 2019 (“Inception”) through December 31, 2019 are derived from Netfin’s audited financial statements, included elsewhere in this proxy statement/prospectus.

Fintech’s statement of financial position data as of February 29, 2020 and February 28, 2019 and statement of comprehensive income and statement of cash flows data for the twelve months ended February 29, 2020 and for the period from January 11, 2018 (date of incorporation) through February 29, 2020 are derived from its audited financial statements, included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with each of Netfin’s and Fintech’s financial statements and related notes and “Other Information Related to Netfin — Netfin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review of Fintech” contained in this proxy statement/prospectus. The historical results included below and elsewhere in this proxy statement/prospectus are not necessarily indicative of the future performance of Fintech, Netfin or the combined company, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year ($ in thousands). All amounts are in US dollars. Certain amounts that appear in this section may not sum due to rounding.

Selected Historical Financial Information — Netfin

April 24, 2019 (“Inception”) through, December 31, 2019
Statement of Operations Data:
Interest income	$1,927

Operating costs	(816)
Net income	1,268
Basic and diluted net loss per ordinary share:	(0.10)

Balance Sheet Data:
Total assets	$255,871
Total current liabilities	503
Deferred underwriting compensation	8,855

Total Liabilities	$9,358

Working capital	$288
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, 23,959,607 shares subject to possible redemption at $10.08 per share	241,513
Total Shareholders’ Equity	5,000

Selected Historical Financial Information — Fintech

	Year ended February 29, 2020	Period from January 11, 2018 (date of incorporation) to February 28, 2019
Statement of Comprehensive Income Date	(US$)
Revenue	$16,898,178	—
Results from operating activities	$15,174,815	$(2,202,858)
Net finance costs	(1,475)	(8,649)
Profit/(Loss) before income tax	$15,173,340	$(2,211,507)
Profit/(Loss) for the year/period	$13,580,791	$(2,211,507)
Earnings/(Loss) per share attributable to equity holders (basic and diluted)	$4.07	$(22,215)
	Year ended February 29, 2020	Period from January 11, 2018 (date of incorporation) to February 28, 2019
Statement of Cash Flows Data	(US$)
Net cash from/(used in) operating activities	$287,669	$(5,003,368)
Net cash used in investing activity	(115,149)	(3,854)
Net cash (used in)/from financing activities	$(10,000)	$5,010,000
	As of February 29, 2020	As of February 28, 2019
Balance Sheet Data	(US$)
Cash and cash equivalents	$165,298	$2,778
Total assets	$19,241,366	$3,200,836
Total liabilities	$2,871,982	$5,412,243
Total equity	$16,369,384	$(2,211,407)

selected unaudited pro forma condensed financial Information

The selected pro forma data has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information appearing elsewhere in this proxy statement/prospectus and the accompanying notes to that pro forma financial information. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the audited financial statements and related notes of Fintech and Netfin for the applicable periods included elsewhere in this proxy statement/prospectus. The selected pro forma data has been presented for informational purposes only and are not necessarily indicative of what Holdco’s actual financial position or results of operations would have been had the Business Combination been completed as of the dates indicated. In addition, the selected pro forma data does not purport to project the future financial position or operating results of Holdco.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of Class A Shares:

•        Assuming No Additional Redemptions:    This scenario assumes that no Class A Shares are redeemed subsequent to December 30, 2019 or otherwise in connection with the Business Combination; and

•        Assuming Maximum Redemptions:    This scenario assumes that the maximum amount of redemptions permitted under the Business Combination Agreement, or aggregate redemption payments of approximately $172.8 million (17,143,000 Class A Shares at $10.08 per share), are effected such that following payment by Netfin to its stockholders who have validly elected to have their Class A Shares redeemed for cash, the amount of immediately available cash in the Trust Account shall be no less than US$5,000,001.

in thousands, except share and per share data	Assuming No Redemptions	Assuming Maximum Redemptions
Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Year Ended December 31, 2019
Net sales	$16,898	$16,898
Net income	$12,765	$12,765
Earnings per share	$0.15	$0.19
Weighted average shares outstanding – basic and diluted	83,928,419	66,785,419

Selected Unaudited Pro Forma Condensed Combined Statement of Financial Position as of December 31, 2019
Total current assets	$196,820	$24,019
Total assets	$197,112	$24,311
Total current liabilities	$3,375	$3,375
Total liabilities	$3,375	$3,375
Total stockholders’ equity	$193,737	$20,936

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical comparative share information for Netfin and Fintech, respectively, and unaudited pro forma condensed combined per share information of Netfin after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•        Assuming No Additional Redemptions:    This scenario assumes that no Class A Shares are redeemed subsequent to December 30, 2019 or otherwise in connection with the Business Combination; and

•        Assuming Maximum Redemptions:    This scenario assumes that the maximum amount of redemptions permitted under the Business Combination Agreement, or aggregate redemption payments of approximately $172.8 million (17,143,000 Class A Shares at $10.08 per share), are effected such that following payment by Netfin to its stockholders who have validly elected to have their Class A Shares redeemed for cash, the amount of immediately available cash in the Trust Account shall be no less than US$5,000,001.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2019. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2019.

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the audited financial statements of Netfin and Fintech and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Netfin and Fintech pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Netfin and Fintech would have been had the companies been combined during the period presented.

	NETFIN (Historical)	Fintech (Historical)	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the year ended December 31, 2019
December 31, 2019 book value per share(a)	$0.15	$3.27	$2.31	$0.31

Weighted average shares:
Weighted average share outstanding of Class A and B common stock – basic and diluted	32,306,000	—	—	—
Weighted average share outstanding of common stock – basic and diluted	—	3,333,433	83,928,419	66,785,419

Earnings (loss) per share:
Loss per per Class A shares, basic and diluted	$(0.10)	$—	$—	$—
Earnings per share, basic and diluted	$—	$4.07	$0.15	$0.19

____________

(a)      Book value per share is calculated using the formula: Total stockholder’s equity divided by shares outstanding.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. In this section, “we,” “us” and “our” refer to Fintech prior to the Business Combination and to Holdco following the Business Combination. This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this proxy statement/prospectus.

Risks Relating to Our Business

We have a limited operating history and our business is nascent, unproven and subject to material risks, and is therefore not assured to be profitable.

We have a limited operating history on which an investor might evaluate our business and future prospects. Our business is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel and financing sources and lack of revenues, any of which could have a material adverse effect on us and may force us to reduce or curtail our operations. In addition, the Kratos platform is nascent, unproven and subject to material legal, regulatory, operational, reputational, tax and other risks, including those applicable due to its use of distributed ledger technology, and as such, the likelihood of our continued successful operations must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business operating in a relatively new, highly competitive, and developing industry. Consequently, predicting our future transaction volume, revenue and appropriately budgeting for our expenses is difficult, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or if we adjust our estimates in future periods, our operating results and financial position could be materially and adversely affected.

As a result of the foregoing risks, there is no assurance that we will achieve a return on shareholders’ investments and our likelihood of success must be considered in light of the uncertainties encountered by developing companies in a competitive environment. Even if we accomplish our objectives, we may not generate positive cash flows or profits in the near term, or at all. We generated revenue in the year ending February 29, 2020, though not at a material level.

We may not be able to implement our business plans successfully in a timely manner, or at all.

Our business plans set forth in “Business — Our Strategy” are based on assumptions of future events which may entail certain risks and are inherently subject to uncertainties, such as changes in the industry, availability of funds, sufficiency of manpower, competition, government policies and political and economic developments. These assumptions may not be correct, which could affect the commercial viability of our business plans. As such, we cannot assure you that our business plans will be implemented successfully or at all. If we fail to effectively and efficiently implement our business plans, we may not be successful in achieving desirable and profitable results.

Our growth plans rely on our ability to increase the number of new and existing customers using our Kratos platform. We launched our Kratos platform in June 2019, and it is a new technology for commodities trading and trade finance, which traditional players may be reluctant to adopt. Our expectations for the number of customers using our Kratos platform may not be accurate and our reliance on this growth model may not be successful. In addition, we may not be able to fully achieve our customer growth goals due to the offering of similar platforms by our competitors or potential changes in the market affecting demand. We can make no assurance that we will be able to grow our Kratos platform, which may have an adverse effect on our business, financial condition and results of operations.

Our business is subject to user concentration risks arising from dependence on commodities produced in Indonesia.

We derive a significant portion of our transaction volume from commodities, primarily oil seeds (including palm oil) and to some extent coal, produced in the Republic of Indonesia (“Indonesia”), which was the country of origin for 64.6% (by number) of the commodity sales facilitated by Kratos during the year ended February 29, 2020. Indonesia is an emerging market, subject to the risks described in “Risk Factors — Unexpected political events, trends and changes in policies in the countries and regions in which we operate may adversely affect our business” and other additional risks particular to Indonesia, including that Indonesia is located in an earthquake zone and is subject to significant geological risk, that Indonesia has recently experienced terrorist attacks and political and social instability, any or all of which may affect the producers of commodities which are transacted on our platform.

Because of this concentration in the supply of the commodities transacted on our platform, our business and operations would be negatively affected if Indonesia were to experience disruptions that impacted the supply of commodities. Because the other modules of Kratos primarily depend on the transaction volume of commodities on our platform, a disruption in the supply of commodities would also an adverse impact on the revenues and profitability of all of our other modules.

The success of our Kratos trading platform will depend on generating and maintaining ongoing, profitable client demand for its products and services, and the failure of that demand to materialize or any future significant reduction in such demand could materially negatively affect our business.

Our trading platform uses distributed ledger technology as an innovation of existing technology to exploit growing trends to replace physical processes with more efficient digital services. While some aspects of the system have been developed and deployed, other aspects of the platform are still under development, and predicated on the trading community comprising suppliers, buyers, financiers, insurers and traders/brokers adopting changes in their internal processes to meet the standardized specifications of the trading platform. We launched the Kratos platform in June 2019, but we cannot be assured that we will be able to continue development of the platform or grow the platform as anticipated. In addition, the community-wide technology service envisioned by Kratos may never fully materialize, or may not be as successful as envisioned.

The success of our business depends on creating and maintaining a demand for our products and services with favorable margins. We anticipate that, like other distributed ledger platforms, Kratos will become more appealing as its scale grows. If we are unable to complete the “Insurance,” “Logistics” and “Supply Chain Finance” modules of Kratos’ architecture, or are unable to continue to add innovative services, additional lenders to provide financing and insurers to provide credit insurance, we may not be able to attract additional transactions and users to Kratos. The ability to realize or maintain this demand could be negatively affected by numerous factors, many of which will be beyond our control and unrelated to our future work product.

Furthermore, the distributed ledger industry is characterized by rapid technological change, and new technologies could emerge that might enable our competitors to offer products and services with better combinations of price and performance, or that better address client requirements, than the Kratos platform. Competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or client requirements. If we are unable to fully develop our trading platform or if our trading platform does not achieve its intended benefits, then our future growth, financial condition and results of operations may be materially adversely affected.

Additionally, Kratos is new to the industry and, when fully developed, may replace traditional physical processes of trade and trade finance. As a result, Kratos faces the same risks as any other disruptive technology, such as functionality and customer and market acceptance.

Notwithstanding any potential intellectual property rights that we may acquire, competitors may independently develop products or services similar to or better than ours.

While we may acquire certain intellectual property rights over the distributed ledger technology that underlies our Kratos platform, we may not have exclusive rights to the technology we use during the development stage. Other businesses may exploit similar opportunities by using the same technology to develop similar or better products or services. If competitors are able to market such products or services first, our future growth plans and financial position may be adversely affected. Moreover, if a competitor develops or obtains exclusive rights to any of the technology that we use in the development of our platform, we may have to cease using such technology, which may impair our ability to complete our trading platform without significant additional time and costs, if at all.

In addition, to meet market expectations, our trading platform, along with its underlying programs and software, need to be continually improved and developed. Improvements in technology generally lead users and customers to expect better products and services, and a failure to meet those expectations may cause our customers to choose the products and services offered by our competitors. As a result, failure to innovate or improve our platform and technology may impact our long-term success.

The platform’s trading volume, and consequently our revenues and profits, could be materially adversely affected if we are unable to retain our current customers or attract new customers.

We must maintain and expand our customer base to drive the trading volume necessary to maintain and increase our revenues and overall profitability. Our success also depends on our ability to offer competitive prices and services in an increasingly price-sensitive business. We may be unable to retain our existing customers or to attract new customers. If we lose a substantial number of our current customers, or are unable to attract new customers, our business will be adversely affected. Furthermore, declines in our trading volume may negatively impact the market on Kratos, which could result in lower than expected revenues from parties using the platform and could materially adversely affect our ability to retain our current customers or attract new customers.

Additionally, there is no guarantee that new customers or suppliers will continue to use our trading platform after they begin to use our platform. A loss of a major customer or customers could have a significant impact on our business, resulting in declines in revenues and profits.

Distributed ledger technology may not be widely adopted or may be opposed by other participants in the financial industry.

The development of blockchain networks on which we rely is a new and rapidly evolving industry that is subject to a high degree of uncertainty. Factors affecting the further development of the blockchain industry that may affect our operations include:

•        continued worldwide growth in the adoption and use of blockchain networks;

•        the maintenance and development of the open-source software protocol of blockchain networks;

•        changes in consumer demographics and public tastes and preferences;

•        the popularity or acceptance of Ethereum networks;

•        the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•        government and quasi-government regulation of blockchain networks, including any restrictions on access, operation and use of blockchain networks; and

•        the general economic environment and conditions relating to blockchain networks.

Our business model is dependent on continued investment in and development of the blockchain industry and related technologies. If investments in the blockchain industry become less attractive to investors or innovators and developers, or if blockchain networks do not gain public acceptance or are not adopted and used by a substantial number of individuals, companies and other entities, it could have a material adverse impact on our prospects and our operations.

In addition, other participants in the financial industry (including certain regulators) and other industries may oppose the development of products and services that utilize distributed ledger technology. The market participants who may oppose such products and services may include entities with significantly greater resources, including financial resources and political influence, than we have. Our ability to operate and achieve our commercial goals could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for us to operate.

The development of our “Insurance,” “Logistics” and “Supply Chain Finance” modules pose financial, technological and regulatory challenges and we may not be able to successfully develop, market and launch these modules.

Our business is a 100% fee-based platform business. We have three modules and revenue streams — our “Insurance,” “Logistics” and “Supply Chain Finance” modules — in the late stages of development with expected completion dates from October 2020 through February 2021. The development of these modules requires significant capital funding, expertise on the part of our management team and time and effort in order to be successful. For any of the modules, we may have to make changes to the specifications for any number of reasons, or we may be unable to develop the modules in a way that realizes those specifications. The modules, even if successfully developed and maintained, may not meet investor expectations. For example, there can be no guarantee that the modules will drive increased trade finance volumes or user growth as anticipated.

In addition, there can be no guarantee that the “Insurance,” “Logistics” and “Supply Chain Finance” modules by themselves or together with our other modules will be able to produce sufficient cash flows or drive increased trade finance volumes to fund the capital requirements and expenditures necessary to develop and run these modules. Furthermore, we may or may not be able to obtain the technical skills, expertise or regulatory approvals needed to successfully develop the modules and maintain development of the modules. There can be no assurance that we will be able to develop the modules in a way that fully achieves our goals and satisfies regulatory requirements that may be applicable. If we are not successful in our efforts to develop the “Insurance,” “Logistics” and “Supply Chain Finance” modules in a way that is compliant with all legal and regulatory requirements, and demonstrate to users the utility and value of such modules, the launch of one or more of the modules is delayed, or there is not sufficient demand for one or more of the modules, then the modules may not be viable, which could have an adverse effect on our business, financial condition and results of operations.

We may underestimate resources required to complete a project.

Although we have processes in place to control resources involved in the development and delivery of products and services, including our “Insurance,” “Logistics” and “Supply Chain Finance” modules currently under development, there is a risk that the team will plan poorly, be it due to insufficient planning or uncontrollable external circumstances. Poor resource planning can result in rushed deliveries of products and solutions that do not meet our service standards, which can result in negative opinion from trading participants. Alternatively, we may be required to seek additional resources that were not included in the budgeting process, which could result in a lower profit margin or negative return on investment.

Our compliance and risk management programs might not be effective and may result in outcomes that could adversely affect our reputation, financial condition and operating results.

Our ability to comply with applicable laws and rules is largely dependent on our establishment and maintenance of compliance, review and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. We face the risk of significant intervention by regulatory authorities, including extensive examination and surveillance activity.

We cannot assure you that our compliance policies and procedures will always be effective or that we will always be successful in monitoring or evaluating our risks. In the case of alleged non-compliance with applicable laws or regulations, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which could be significant. Any of these outcomes may adversely affect our reputation, financial condition and operating results.

The application of distributed ledger technology is novel and untested and may contain inherent flaws or limitations.

Blockchain is an emerging technology that offers new capabilities which are not fully proven in use. There are limited examples of the application of distributed ledger technology. As with other novel software products, the computer code underpinning Ethereum blockchain, on which Kratos relies, may contain errors or function in unexpected ways. Insufficient testing of code, as well as the use of external code libraries, may cause the software to break or function incorrectly. Any error or unexpected functionality may impact our ability to grow and maintain our customer base. In addition, there can be no certainty that the software and network on which Kratos runs, and the related technologies, will not contain undiscovered technical flaws or weaknesses, or that the cryptographic security measures that authenticate transactions and the distributed ledger will not be compromised. Any such failure in our blockchain technology could have a material adverse effect on our financial position and results of operations.

We have an evolving business model.

As blockchain technologies become more widely available, we expect the services and products associated with them to evolve. As a result, to stay current with the industry, our business model may need to evolve as well. From time to time we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

We operate in a highly competitive market.

Our business is highly competitive and the markets in which we compete are rapidly evolving, subject to shifting customer needs and changing technology. Many of the offline companies we compete with are larger, more established and better capitalized than we are. While we believe that the further development of the Kratos platform will give us a competitive advantage, we expect competition in our digital market to intensify. Increased competition may reduce the growth in our customer base and result in higher selling and promotional expenses. If we fail to sustain our competitive advantages, our business, results of operations and financial position may be materially and adversely affected.

We may not adjust our expenses quickly enough to match a significant deterioration or other developments in global financial markets.

Global recessions and other economic downturns may happen quickly, resulting in severe declines in trade volume and revenue, which may put stress on our ability to adjust costs and expenses to match. A failure to successfully adjust our costs and expenses may reduce margins and/or result in losses. If we are unable to adjust expenses, one or more of our major customers or suppliers may decide to stop using our products or services, which may have a substantial impact on our business.

In addition, global developments in the area of environment protection, social contribution and corporate governance (collectively, “ESG”) may result in suppliers and customers withdrawing from some industry segments seen to be negatively impacting ESG principles. In particular, this could impact trading volumes in the coal market, which represented 1.8% of the commodity trades (by value) facilitated by Kratos, and the palm oil market which represented 1.2% of the commodity trades (by value) facilitated by Kratos as well as a substantial portion of the 53.8% of Kratos commodity trades (by value) attributable to oil seeds, each for the period from June 2019 through June 2020 (inclusive).

We are dependent on external, non-exclusive sources of funding to provide trade financing to our users and a withdrawal of a major financing source from Kratos may have a significant impact on our business and profits.

We are dependent on liquidity and access to external sources of funding to provide trade finance on the Kratos platform. As we do not provide trade financing, our ability to facilitate trade financing to Kratos users is entirely dependent on the willingness of lenders and other traders using the “Trade Finance” module to finance the transactions and provide trade credit. Some lenders are only willing to provide trade financing where credit insurance is available, so the volume of trade finance transactions is also linked to the availability of credit insurance. Our ability to facilitate commodity trades also is significantly tied to our ability to facilitate financing options for our users. The participation of financing providers on the Kratos platform is non-exclusive and do not prohibit our financing providers from working with our competitors or from offering competing products. As a result of the foregoing, any of our financing providers could with minimal notice decide that working with us is not in its interest or could decide to enter into exclusive or more favorable relationships with one of our competitors.

More generally, the participation of third-party financing providers on the Kratos platform may cease at any time because of situations which we are unable to control, such as general market disruptions, regulatory changes, sharp increases or decreases in the prices of commodities or an operational problem that affects our users or our business. For example, if the commodities market begins to decline, finance providers may begin to withdraw from the sector, which may reduce the availability of trade finance on the Kratos platform. We can make no assurance that a current major provider of trade finance will not withdraw from the Kratos platform or the commodities business, despite otherwise profitable dealings. Any failure to facilitate sufficient third-party financing or to facilitate third-party financing on reasonable terms, could have an adverse impact on our business, financial condition and results of operations.

Unexpected political events, trends and changes in policies in the countries and regions in which we operate may adversely affect our business.

Our customers operate in a large number of geographic regions and countries, some of which are categorized as developing, complex or having unstable political or social climates and, as a result, we are exposed to risks resulting from differing legal and regulatory environments, political, social and economic conditions and unforeseeable developments in a variety of jurisdictions. These international operations are subject to the following risks, among others:

•        political instability;

•        international hostilities, military actions, terrorist or cyber-terrorist activities, natural disasters, pandemics and infrastructure disruptions;

•        differing economic cycles and adverse economic conditions;

•        unexpected changes in regulatory environments and government interference in the economy;

•        changes to economic sanctions laws and regulations, including regulatory exemptions that currently authorize certain of our limited dealings involving sanctioned countries;

•        varying tax regimes, including with respect to the imposition of withholding taxes on remittances and other payments by our partnerships or subsidiaries;

•        differing labor or health and safety regulations;

•        changes in environmental regulations;

•        the imposition of tariffs or sanctions;

•        foreign exchange controls and restrictions on the repatriation of funds;

•        fluctuations in currency exchange rates;

•        inability to collect payments or seek recourse under or comply with ambiguous or vague commercial or other laws;

•        insufficient protection against product piracy and differing protections for intellectual property rights;

•        difficulties in attracting and retaining qualified management and employees, or rationalizing our workforce;

•        differing business practices, which may require us to enter into agreements that include non-standard terms; and

•        difficulties in penetrating new markets.

Our overall success as a global business depends, in part, on our customers’ ability to anticipate and effectively manage these risks, and there can be no assurance that they will be able to do so without incurring unexpected costs. If they are not able to manage the risks related to international operations, their own trading volume and, consequently, their trading volume on our platform, could decline, which would negatively impact our business, financial condition and results of operations.

Natural disasters or other unanticipated catastrophes could impact our results of operations.

The occurrence of natural disasters, such as hurricanes, floods or earthquakes, pandemics or other unanticipated catastrophes at any of the locations in which our key customers do business may cause a decrease in demand for the commodities traded over our platform. For example, in December 2019, the novel coronavirus (“COVID-19”) was reported to have surfaced in mainland China, resulting in significant disruptions to the global economy. As the COVID-19 outbreak continues, or if any other global or regional pandemic or if there is a similar outbreak or any natural disaster or weather event in a region in which we or our customers do business, the volume of commodities traded on the platform may decrease, which would negatively affect our financial condition and results of operations.

The extent to which the COVID-19 pandemic and measures taken in response may impact our business, results of operations, liquidity and financial condition is uncertain and difficult to predict.

The COVID-19 pandemic and the resulting weakening of the global economy, rapid increase in unemployment rates and a reduction in trading activity and business confidence may have a significant impact on our customers. These conditions may affect the number of new customers on our platform, the number of trades conducted on our platform or the transactions performed using our solutions, each of which is difficult to predict and any of which could adversely affect our operating results and financial condition on both a short-term and long-term basis. In addition, the measures taken by governments in response to COVID-19 may continue to reduce international trading activity, which may reduce trading volumes on our platform.

While we believe the COVID-19 pandemic will increase the importance and prominence of digital financial solutions such as Kratos, the increased economic uncertainty and reduced economic activity, including in the trade and trade finance section, may delay the further development of Kratos or result in less than anticipated customer and trade volume growth.

Other factors related to the COVID-19 pandemic that may adversely impact our business operations include:

•        service interruptions or impaired system performance due to failures of or delays in our systems or resources as a result of increased online activity;

•        delays in the completion of the Business Combination as a result of increased market volatility, decreased market liquidity and any third-party financing being unavailable on terms acceptable to us, or at all;

•        the possibility that one or more clusters of COVID-19 cases could occur at one of our locations, data centers or other third-party providers, affecting our employees or affecting the systems or employees of our customers or other third parties on which we depend; and

•        increased cybersecurity risks related to increased e-commerce and other online activity.

Significant developments and potential changes in U.S.-China trade policies may significantly decrease demand for commodities in China.

The United States government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries. For example, since 2018, the United States and China have been in a trade dispute that has resulted in the imposition of tariffs on certain goods imported from China, which has had, and may continue to have, an effect on the Chinese economy and may in the future lead to a contraction of certain Chinese industries. In response, China has imposed retaliatory tariffs on certain products imported from the United States, including soybeans. Although the United States and China signed a new trade agreement in January 2020, most of the previously-implemented tariffs on goods imported from China remain in place, and uncertainty remains as to the short-term and long-term future of economic relations between the United States and China.

A significant portion of the commodities traded on our platform are for delivery in China, which was the discharge country for 13.1% (by number) of the commodity sales facilitated by Kratos during the year ended February 29, 2020. These commodities, such as soybeans and corn from the United States, have been affected by the trade dispute between the United States and China and the economic uncertainty related to U.S. trade policies in general. It remains unclear what the United States or other governments will do with respect to tariffs, international trade agreements and policies on a short-term or long-term basis. Disruptions to the trade flows may continue for long periods, resulting in declines in the trading volumes on our platform and consequently, our revenues, and we cannot predict future trade policy or the terms of any renegotiated trade agreements and their impacts on our business. The adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to further adversely impact our business, financial condition and results of operations.

Our business has substantially depended on our relationship with Rhodium Resources Pte. Ltd., a physical commodity trader, to initially deliver customers and drive traffic for our platform, and any future changes in this relationship may adversely affect our business, financial condition and results of operations.

Substantially all of the users of our Kratos platform during the year ended February 29, 2020 were referred to the platform by Rhodium Resources Pte. Ltd. and its subsidiaries (“Rhodium”), an entity controlled by Mr. Srinivas Koneru. While we are working on expanding the user base of the platform to become more independent, we rely on Rhodium to both use our platform for their transactions and to promote the use of our platform to their trading counterparties and contacts in the trade finance, credit insurance and logistics markets. There can be no assurance that Rhodium will continue to support our platform in this way or that we will be able to grow the user base of the platform as quickly, or at all, on an independent basis. Any adverse change in Rhodium’s business or our relationship with Rhodium may adversely affect our business, financial condition and results of operations.

Our business depends on our ability to attract and retain high quality management staff and employees.

Our business depends on the continued service and performance of our management team and key employees. Relationships with customers and suppliers and the knowledge of the markets in which we operate primarily resides with our traders and much of our transaction volume is derived from the existing business relationships and networks of our traders. Our founder, Mr. Srinivas Koneru, has over 35 years of entrepreneurial experience of which over 20 years have been in technology, including co-founding a business software and solutions company before selling this business in 2010. Since 2012, Mr. Koneru’s experience has been as a founder and owner of Rhodium and our business substantially depends on his unique experiences in both the technology and the commodity trading and trade finance industry to inform and guide the design and deployment of Kratos. Likewise, Mr. Koneru has built a management leadership team that has complementary skill sets in technology development and trade industry experience. The loss of services of Mr. Koneru could diminish our business and growth opportunities and our relationships and networks with our traders.

Our business is in its development stage and we have not identified all the persons that we will need to hire to provide services and functions critical to the development of the business. In a tight market for talent, we often compete with much larger organizations, with potentially greater financial resources, to attract experienced individuals to join our business. Further, we face the risk that even if we are able to hire such persons, key employees may be drawn away to join competitors, to start their own business or for other reasons. Our inability to retain or attract, train and motivate the necessary caliber of employees could materially impact our ability to effectively undertake and grow our business and could have a material adverse effect on our financial condition and results of operations.

We rely on our reputation in the commodities trading industry to grow our customer base and secure financing and liquidity, and damage to our reputation or brand name may have an adverse effect on our business.

Our success significantly depends on our credibility and reputation, and to some extent the reputation and credibility of Rhodium, with all of our stakeholders, including suppliers, customers, employees, financiers and insurance underwriters. Our reputation could be damaged in a variety of circumstances, including, among others, prolonged disruption to services, poor quality of products or services, failure to perform our contractual obligations, adverse litigation judgments or regulatory decisions, or unfavorable outcomes of governmental inspections. Negative publicity could also have a material adverse effect on our reputation, thereby affecting our business, financial condition and results of operations. Such reputational damage could lead to a decreased customer base, reduced income and higher operating costs, including the ability to attract new users of our services.

We may be unable to achieve the anticipated benefits from the Business Combination, or any existing or future acquisitions, joint ventures, investments or dispositions.

We seek to achieve our growth objectives by (i) optimizing our offerings to meet the needs of our customers through organic development, including by acquiring new customers and implementing operational efficiency initiatives, (ii) securing acquisitions, joint ventures, investments and dispositions and (iii) implementing our transformational strategy in connection with the Business Combination. If we are unable to successfully execute on our strategies to achieve our growth objectives or drive operational efficiencies, or if we experience higher than expected operating costs that cannot be adjusted accordingly, our growth rates and profitability could be adversely affected.

In addition, competition for acquisitions in the markets in which we operate has grown in recent years, and may increase costs of acquisitions or cause us to refrain from making certain acquisitions. We may also be subject to increasing regulatory scrutiny from competition and antitrust authorities in connection with acquisitions. Achieving the expected returns and synergies from existing and future acquisitions will depend in part upon our ability to integrate the products and services, technology, administrative functions and personnel of these businesses into our product lines in an efficient and effective manner. We cannot assure you that we will be able to do so, or that our acquired businesses will perform at anticipated levels or that we will be able to obtain these synergies. Management resources may also be diverted from operating our existing businesses to certain acquisition integration challenges. If we are unable to successfully integrate acquired businesses, our anticipated revenues and profits may be lower. Our profit margins may also be lower, or diluted, following the acquisition of companies whose profit margins are less than those of our existing businesses.

Further, we may incur earn-out and contingent consideration payments in connection with future acquisitions, which could result in a higher than expected impact on our future earnings. We may also finance future transactions through debt financing, including the issuance of our equity securities, the use of existing cash, cash equivalents or investments or a combination of the foregoing. Acquisitions financed with debt could require us to dedicate a substantial portion of our cash flows to principal and interest payments and could subject us to restrictive covenants. Future acquisitions financed with our own cash could deplete the cash and working capital available to fund our operations adequately. Difficulty borrowing funds, selling securities or generating sufficient cash from operations to finance our activities may have a material adverse effect on our results of operations.

We may also decide from time to time to dispose of assets or product lines that are no longer aligned with strategic objectives and we deem to be non-core. Once a decision to divest has been made, there can be no assurance that a transaction will occur, or if a transaction does occur, there can be no assurance as to the potential value created by the transaction. The process of exploring strategic alternatives or selling a business could negatively impact customer decision-making, cause uncertainty and negatively impact our ability to attract, retain and motivate key employees. In addition, we expend costs and management resources to complete divestitures. Any failures or delays in completing divestitures could have an adverse effect on our financial results and on our ability to execute our strategy.

The failure of any of our critical third-party service providers to fulfill their performance obligations could have a material adverse effect on operations or reputation and may cause revenue and earnings to decline.

Our trading platform is supported by external third-party service providers such as cloud-computing and data storage services, internet network services, information-security protection services and add-on search and screening services. These services are based on contracts with standard service obligations to be performed by the providers. The failure of these service providers to perform their obligations as expected may disrupt our business by causing delays on our platform, security breaches or other technological issues, which could result in the loss of customers.

Our ability to access capital markets could be limited.

From time to time, we may need to access the capital markets to obtain short-term or long-term financing. However, our ability to access the capital markets for long-term financing could be limited by, among other things, our existing capital structure and credit ratings. In addition, volatility and weakness in capital markets, including as a result of the COVID-19 pandemic, may adversely affect credit availability and related financing costs. The capital markets can experience periods of volatility and disruption. If the disruption in these markets in prolonged, our ability to obtain new credit or refinance existing obligations as they become due, on acceptable terms, if at all, could be adversely affected.

We rely on the performance of our technology platform, the failure of which could have an adverse effect on our business and performance.

Our technology platform requires the continued operation of sophisticated information technology systems and networks. Our computer-based systems are vulnerable to interruption or failure due to cyber-security attacks, the introduction of viruses, malware, ransomware, security breaches, fire, power loss, system malfunction, network outages, data-entry errors, vandalism, severe weather conditions, catastrophic events and human error and other events that may be beyond our control, and our disaster recovery planning cannot account for all eventualities. System interruptions or failures, whether isolated or more widespread, could impact our ability to provide service to our customers, which could have a material adverse effect on our operations and reputation, and subject us to loss of customers and legal claims. Moreover, if we experience loss of critical data and interruptions or delays in our ability to perform critical functions, we may permanently lose existing customers using our Kratos platform and may not be able to attract new customers.

Cyber-attacks and other security breaches could have an adverse effect on our business.

In the normal course of our business, we collect, process and retain sensitive and confidential information regarding our users. We also have arrangements in place with certain of our third-party service providers that require us to share consumer information. Although we devote significant resources and management focus to ensuring the integrity of our systems through information security and business continuity programs, our facilities and systems, and those of our users and third-party service providers, are vulnerable to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, and other similar events. We, our users and our third-party service providers have experienced all of these events in the past and expect to continue to experience them in the future. We also face security threats from malicious third parties that could obtain unauthorized access to our systems and networks, which threats we anticipate will continue to grow in scope and complexity over time. These events could interrupt our business or operations, result in significant legal and financial exposure, liability, damage to our reputation and a loss of confidence in the security of our systems, products and services. Although the impact to date from these events has not had a material adverse effect on us, no assurance is given that this will be the case in the future.

Information security risks in the fintech industry have increased recently, in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized criminals, perpetrators of fraud, hackers, terrorists and others. In addition to cyber-attacks and other security breaches involving the theft of sensitive and confidential information, hackers recently have engaged in attacks that are designed to disrupt key business services, such as consumer-facing websites. We may not be able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources. We employ detection and response mechanisms designed to contain and mitigate security incidents. Nonetheless, early detection efforts may be thwarted by sophisticated attacks and malware designed to avoid detection. We also may fail to detect the existence of a security breach related to the information of our users that we retain as part of our business and may be unable to prevent unauthorized access to that information.

While we regularly conduct security assessments of significant third-party service providers, no assurance is given that our third-party information security protocols are sufficient to withstand a cyber-attack or other security breach. The access by unauthorized persons to, or the improper disclosure by us of, confidential information regarding our users or our own proprietary information, software, methodologies and business secrets could interrupt our business or operations, result in significant legal and financial exposure, liability, damage to our reputation or a loss of confidence in the security of our systems, products and services, all of which could have a material adverse impact on our business.

Claims brought against us could cause us to incur significant costs and adversely affect our operating results, our reputation or our relationship with customers.

We may from time to time be the subject of intellectual property or other claims relating to our business. For example, third parties may initiate litigation against us by asserting that the development or conduct of our Kratos platform infringes, misappropriates or otherwise violates intellectual property rights. We may not prevail in any such legal proceedings and as such, we could be required to pay substantial damages or be enjoined from further developing or using Kratos. Any legal proceeding concerning intellectual property could be protracted and costly regardless of the merits of any claim and is inherently unpredictable and could have a material adverse effect on our financial condition, regardless of its outcome. In addition, we could incur reputational damage or a deterioration of our relationships with customers in connection with the resolution of contemplated or actual legal proceedings relating to such claims.

Regulatory and Compliance Risks

Following the Business Combination, we will need to comply with U.S. financial reporting rules and regulations and other requirements of the SEC and Nasdaq as a result of becoming a wholly-owned subsidiary of a U.S. reporting company, and our accounting and other management systems and resources may not be adequately prepared to meet those requirements.

Following the Business Combination, we will become a wholly-owned subsidiary of a U.S. reporting company, and we will therefore need to comply with reporting, disclosure control and other applicable obligations under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as rules adopted, and to be adopted, by the SEC and Nasdaq as a result of being a subsidiary of a company subject to U.S. reporting obligations. As a result, we will incur higher legal, accounting and other expenses than before, and these expenses may increase even more in the future.

Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives, which we are in the process of developing and implementing while at the same time remaining focused on our existing operations. If we are unable to implement our compliance initiatives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to U.S. reporting companies could be impaired.

In addition, we cannot assure you that there will not be further material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our cash flows, results of operations or financial condition. If we are unable to conclude that our internal controls over financial reporting are effective, or if our independent registered public accounting firm determines that we have a material weakness in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the trading price of our ordinary shares could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal controls over financial reporting, or to implement or maintain other effective control systems required of public companies in the United States, could also restrict our future access to capital markets and reduce or eliminate the trading market for our ordinary shares.

Any failure to comply with the anti-corruption laws of the United States and various international jurisdictions could negatively impact our reputation and results of operations.

We are required to comply with anti-corruption laws and regulations imposed by jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and the U.K. Bribery Act 2010 (“UK Bribery Act”). These laws and regulations may restrict our operations, trade practices, investment decisions and partnering activities. The FCPA and the UK Bribery Act prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to “foreign officials” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The UK Bribery Act also prohibits non-governmental “commercial” bribery and accepting bribes. As part of our business, we deal with governments and state-owned business enterprises, the employees and representatives of which may be considered “foreign officials” for purposes of the FCPA and the UK Bribery Act. We also are subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and representatives into contact with “foreign officials” responsible for issuing or renewing permits, licenses or approvals or for enforcing other governmental regulations.

In addition, some of the jurisdictions in which we operate lack a developed legal system and have elevated levels of corruption. Our international operations expose us to the risk of violating, or being accused of violating, anti-corruption laws and regulations. Our failure to successfully comply with these laws and regulations may expose us to reputational harm, as well as significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. We maintain policies and procedures designed to comply with applicable anti-corruption laws and regulations. However, there can be no guarantee that our policies and procedures will effectively prevent violations by our employees or business partners acting on our behalf, including agents, for which we may be held responsible, and any such violation could adversely affect our reputation, business, financial condition and results of operations.

Our governance, risk management, compliance, audit and internal controls processes might be unable to prevent, detect or remedy behaviors that are incompatible with relevant legal requirements or our own ethical or compliance standards, which could in turn expose us to sanctions, regulatory penalties, civil claims, tax claims, damage to our reputation, accounting adjustments or other adverse effects.

We have devoted substantial efforts to maintain and improve our governance, internal controls and integrity programs and policies by strengthening our compliance and internal control systems and investing in our information systems and information technology infrastructure. We are also exposed to risk from potential non-compliance with policies, employee misconduct or negligence and fraud, which could result in serious reputational or financial harm. In recent years, a number of market participants have suffered material losses due to the actions of “rogue traders” or other employees. Nevertheless, despite these efforts, we cannot assure you that our governance, risk management, compliance, audit and internal controls processes will be able to prevent, detect or remedy all behaviors that are incompatible with the applicable legal requirements or our own ethical or compliance standards, and any deficiency or breach could expose us to sanctions, regulatory penalties, civil claims, tax claims, monetary losses, accounting errors or adjustments, reputational damages or other adverse effects.

Fintech identified material weaknesses in its internal control over financial reporting, and HoldCo may identify additional material weaknesses in the future that may cause it to fail to meet its reporting obligations or result in material misstatements of its financial statements. If these material weaknesses are remediated or HoldCo otherwise fails to establish and maintain effective control over financial reporting, its ability to accurately and timely report its financial results could be adversely affected.

Prior to the Business Combination, Fintech has been a private company with limited accounting and financial reporting personnel and other resources with which Fintech addresses its internal control over financial reporting. In connection with the preparation and external audit of Fintech’s financial statements as of and for the year ended February 29, 2020 and for the period from date of incorporation to February 28, 2019, Fintech noted two material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting that result in a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses relate to the following: (i) establishing an effective control environment over financial reporting; and (ii) designing and implementing an effective IT general control environment over revenue and the financial reporting systems.

These material weaknesses are the result of insufficient resources dedicated to develop adequate controls and processes necessary to comply with reporting and compliance requirements of IFRS and the SEC. Fintech’s management is not required to perform an evaluation of its internal control over financial reporting as of February 29, 2020 and is not required to obtain an audit of its control environment in accordance with the provisions of the Sarbanes-Oxley Act or any similar law applicable in other jurisdictions. Had such an evaluation or audit been performed, additional control deficiencies may have been identified, and those control deficiencies could have also represented one or more material weaknesses. As such, we cannot assure you that Fintech has identified all of its existing material weaknesses. Under IFRS, Fintech is considered the accounting acquirer in the Business Combination and therefore Holdco will initially use Fintech’s system of internal control over financial reporting. As a result, the material weaknesses identified by Fintech’s management will be present in Holdco’s internal control over financial reporting unless remediated prior to completion of the Business Combination.

As a result of the identification of these material weaknesses, Fintech plans to implement a number of measures to remedy the underlying causes of the material weaknesses including: (i) hiring sufficient resources and expertise to develop adequate internal controls and processes, and (ii) conducting training for its personnel with respect to IFRS and SEC financial reporting requirements. While Fintech and Holdco intend to complete this remediation process as quickly as possible, the material weaknesses cannot be considered remediated until all steps in the remediation process are complete. In addition, the process of assessing the effectiveness of Fintech’s internal control over financial reporting may require the investment of substantial time and resources, including by members of its senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. Additionally, if we are unable to successfully remediate the identified material weaknesses or if we identify additional material weaknesses, our financial statements could contain material misstatements that, when discovered in the future, could cause us to fail to meet our reporting obligations.

Risks Related to Netfin and the Business Combination

Directors of Netfin have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement.

When considering the Board’s recommendation that Netfin’s shareholders vote in favor of the approval of the Business Combination, Netfin’s shareholders should be aware that Netfin’s directors and executive officers, and entities affiliated with them, have interests in the Business Combination that may be different from, or in addition to, the interests of Netfin’s shareholders. These interests include:

•        the anticipated election of Richard Maurer, Netfin’s Chief Executive Officer, and Martin Jaskel, a member of the Board, as a member of the board of directors of Holdco;

•        the continued indemnification of former and current directors and officers of Netfin and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that Netfin’s Founders have waived their right to redeem any of their Ordinary Shares in connection with a shareholder vote to approve a proposed initial business combination;

•        the fact that the Founders beneficially own or have an economic interest in Ordinary Shares and private placement warrants that they purchased prior to, or simultaneously with, the IPO for which they have no redemption rights in the event an initial business combination is not effected in the required time period;

•        the fact that the Founders paid an aggregate of $25,000 for the Class B Shares, which will convert into 6,325,000 Class A Shares in accordance with the terms of the Current Charter, subject to adjustment, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $           based on the closing price of $         per Class A Share on Nasdaq on           , 2020;

•        the fact that the Sponsor paid approximately $6,810,000 for 618,000 private placement units, each comprised of one private placement share and one private placement warrant, and each such private placement warrant is exercisable commencing 30 days following the closing of the Business Combination for one Holdco ordinary share at $11.50 per share; and

•        if the trust account is liquidated, including in the event Netfin is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to Netfin if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

These financial interests of the officers and directors, and entities affiliated with them, may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination and the recommendation of the Proposal to vote in favor of the business combination proposal and other proposals to be presented to the shareholders.

Subsequent to the consummation of the Business Combination, Holdco may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Although Netfin has conducted due diligence on Fintech, Netfin cannot assure you that this diligence revealed all material issues that may be present in their respective businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Netfin’s or Fintech’s control will not later arise. As a result, Holdco may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Netfin’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Netfin’s liquidity, the fact that Holdco reports charges of this nature could contribute to negative market perceptions about Holdco or its securities. In addition, charges of this nature may cause Holdco to violate net worth or other covenants to which it may be subject. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their Holdco Ordinary Shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Netfin’s officers or directors of a fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation materials, relating to the Business Combination contained an actionable material misstatement or material omission.

Holdco may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

Holdco will have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of its Class A Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption, provided further that there is an effective registration statement covering the Class A Shares issuable upon exercise of the warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period or Holdco has elected to require the exercise of the warrants on a “cashless basis” and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by Holdco, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the warrants at the then-current market price when the holder might otherwise wish to hold its warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The private placement warrants are not redeemable by Holdco so long as they are held by the Sponsor or its permitted transferees.

The only principal asset of Holdco following the Business Combination will be its interest in Fintech, and accordingly it will depend on distributions from Fintech to pay taxes and expenses.

Upon consummation of the Business Combination, Holdco will be a holding company and will have no material assets other than its interests in Fintech. Holdco is not expected to have independent means of generating revenue or cash flow, and its ability to pay its taxes, operating expenses, and pay any dividends in the future, if any, will be dependent upon the financial results and cash flows of Fintech. There can be no assurance that Fintech will generate sufficient cash flow to distribute funds to Holdco or that applicable state law and contractual restrictions, including negative covenants under debt instruments will permit such distributions. If Fintech does not distribute sufficient funds to Holdco to pay its taxes or other liabilities, Netfin may default on contractual obligations or have to borrow additional funds. In the event that Holdco is required to borrow additional funds it could adversely affect Holdco’s liquidity and subject it to additional restrictions imposed by lenders.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Netfin’s and/or Holdco’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Class A Shares prior to the consummation of the Business Combination may decline. The market values of the Class A Shares at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which Netfin’s shareholders vote on the Business Combination. Because the number of Holdco Ordinary Shares to be issued pursuant to the Business Combination Agreement will not be adjusted to reflect any changes in the market price of the Class A Shares, the market value of Holdco Ordinary Shares issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the Business Combination, fluctuations in the price of Holdco Ordinary Shares could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Holdco Ordinary Shares. Accordingly, the valuation ascribed to Holdco in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for Holdco’s securities develops and continues, the trading price of Holdco Ordinary Shares following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Holdco’s control. Any of the factors listed below could have a material adverse effect on your investment in Holdco Ordinary Shares and Holdco Ordinary Shares may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Holdco’s ordinary shares may not recover and may experience a further decline.

Factors affecting the trading price of Holdco Ordinary Shares may include:

•        actual or anticipated fluctuations in Holdco’s quarterly financial results or the quarterly financial results of companies perceived to be similar to Holdco;

•        changes in the market’s expectations about Holdco’ operating results;

•        success of competitors;

•        Holdco’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning Holdco or the industries in which Holdco operates in general;

•        operating and share price performance of other companies that investors deem comparable to Holdco;

•        Holdco’s ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting Holdco’s business;

•        commencement of, or involvement in, litigation involving Holdco;

•        changes in Holdco’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of Holdco Ordinary Shares available for public sale;

•        any major change in Holdco’s board or management;

•        sales of substantial amounts of Holdco Ordinary Shares by Holdco’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Holdco Ordinary Shares irrespective of Holdco’s operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Holdco Ordinary Shares, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to Holdco could depress its share price regardless of its business, prospects, financial conditions, or results of operations. A decline in the market price of Holdco Ordinary Shares also could adversely affect Holdco’s ability to issue additional securities and its ability to obtain additional financing in the future.

Netfin’s Founders, directors, officers, advisors and their affiliates may elect to purchase Class A Shares or warrants from public shareholders, which may influence a vote on the Business Combination and reduce the public “float” of the Class A Shares.

Netfin’s Founders, directors, officers, advisors or their affiliates may purchase Class A Shares or warrants in privately negotiated transactions or in the open market either before or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of securities Netfin’s Founders, directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase Class A Shares or warrants in such transactions.

In the event that Netfin’s Founders, directors, executive officers, advisors, or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their public shares. The purpose of any such purchases of Class A Shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy a closing condition in the Business Combination Agreement that requires Netfin to have a certain amount of cash at the consummation of the Business Combination, where it appears that such requirement would otherwise not be met. In addition, the purpose of any such purchases of warrants could be to reduce the number of warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the initial business combination. Any such purchases of Netfin’s securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of the Class A Shares and the number of beneficial holders of Netfin’s securities may be reduced, possibly making it difficult to maintain the quotation, listing, or trading of Netfin’s securities on Nasdaq.

The Founders have agreed to vote in favor of the Business Combination, regardless of how Netfin’s public shareholders vote.

The Founders have agreed to vote their Ordinary Shares in favor of the Business Combination. The Founders own approximately 22% of Netfin’s outstanding Ordinary Shares prior to the Business Combination. Accordingly, it is more likely that the necessary shareholder approval for the Business Combination will be received than would be the case if the Founders agreed to vote their Ordinary Shares in accordance with the majority of the votes cast by Netfin’s public shareholders.

Even if Netfin consummates the Business Combination, there can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding warrants is $11.50 per Class A Share. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

If Netfin is unable to complete the Business Combination with Fintech or another business combination by February 2, 2021 (or such later date as Netfin’s shareholders may approve), Netfin will cease all operations except for the purpose of winding up, dissolving and liquidating. In such event, third-parties may bring claims against Netfin and, as a result, the proceeds held in the trust account could be reduced and the per share liquidation price received by shareholders could be less than $10.00 per share.

Under the terms of the Current Charter, Netfin must complete the Business Combination or another business combination by February 2, 2021, or Netfin must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining shareholders and the Board, dissolving and liquidating. In such event, third-parties may bring claims against Netfin. Although Netfin has obtained waiver agreements from certain vendors and service providers (other than its independent auditors) it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over those of Netfin’s public shareholders.

The Sponsor has agreed that it will be liable to Netfin if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share or (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under Netfin’s indemnity of the underwriters in the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. Netfin has not asked the Sponsor to reserve for its indemnification obligations, it has not independently verified whether the Sponsor has sufficient funds to satisfy such obligations, and it believes that the Sponsor’s only assets are securities of Netfin. As a result, if any such claims were successfully made against the trust account, the funds available for Netfin’s initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, Netfin may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares.

Netfin’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to Netfin’s public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share or (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and Netfin’s Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Netfin’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While Netfin currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to Netfin, it is possible that Netfin’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If Netfin’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to Netfin’s public shareholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the trust account to Netfin’s public shareholders, Netfin files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Netfin’s shareholders and the per share amount that would otherwise be received by its shareholders in connection with its liquidation may be reduced.

If, before distributing the proceeds in the trust account to its public shareholders, Netfin files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Netfin’s bankruptcy estate and subject to the claims of third-parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by Netfin’s shareholders in connection with Netfin’s liquidation may be reduced.

Netfin’s shareholders may be held liable for claims by third-parties against Netfin to the extent of distributions received by them.

If Netfin is unable to complete the Business Combination with Fintech or another business combination within the required time period, Netfin will cease all operations except for the purpose of winding up, liquidating and dissolving, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Netfin cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Netfin’s shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Netfin’s shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Netfin cannot assure you that third parties will not seek to recover from Netfin’s shareholders amounts owed to them by Netfin.

If Netfin is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Netfin’s shareholders. Furthermore, because Netfin intends to distribute the proceeds held in the trust account to its public shareholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to its public shareholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Board may be viewed as having breached their fiduciary duties to Netfin’s creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public shareholders from the trust account before addressing the claims of creditors. Netfin cannot assure you that claims will not be brought against it for these reasons.

The ability of shareholders to exercise redemption rights with respect to a large number of Netfin’s outstanding Ordinary Shares could increase the probability that the Business Combination would be unsuccessful and that shareholders would have to wait for liquidation to redeem their public shares.

At the time Netfin entered into the agreements for the Business Combination, it did not know how many shareholders will exercise their redemption rights, and therefore it structured the Business Combination based on its expectations as to the number of public shares that will be submitted for redemption. If a larger number of public shares are submitted for redemption than it initially expected, this could lead to a failure to consummate the Business Combination, a failure to maintain the listing of its securities on Nasdaq or another national securities exchange, or a lack of liquidity, which could impair Netfin’s ability to fund its operations and adversely affect its business, financial condition and results of operations.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what Netfin’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Netfin’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” for more information.

The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that approval of the Business Combination by Netfin’s shareholders is not obtained or that there are not sufficient funds in the trust account, in each case subject to certain terms specified in the Business Combination Agreement (as described under “The Business Combination Agreement — Conditions to the Closing of the Business Combination”), or that other closing conditions are not satisfied. If Netfin does not complete the Business Combination, it could be subject to several risks, including:

•        the parties may be liable for damages to one another under the terms and conditions of the Business Combination Agreement;

•        negative reactions from the financial markets, including declines in the price of Netfin’s Class A Shares due to the fact that current prices may reflect a market assumption that the Business Combination will be completed; and

•        the attention of its management will have been diverted to the Business Combination rather than its own operations and pursuit of other opportunities that could have been beneficial to Netfin.

If Netfin is not able to complete the Business Combination with Fintech or another business combination by February 2, 2021, Netfin would cease all operations except for the purpose of winding up and Netfin would redeem its public shares and liquidate the trust account, in which case its public shareholders may only receive approximately $10.00 per share and its warrants will expire worthless.

The Current Charter states that Netfin must complete its initial business combination by February 2, 2021. If Netfin has not completed the Business Combination with Fintech by then or another business combination by February 2, 2021, Netfin will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest will be net of taxes payable and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish its public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining shareholders and its Board, dissolve and liquidate, subject in the case of clauses (i) and (ii) to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. There will be no liquidating distributions with respect to Netfin’s warrants, which will expire worthless.

Provisions in the Holdco Articles may inhibit a takeover of Holdco, which could limit the price investors might be willing to pay in the future for Holdco ordinary shares and could entrench management.

The Holdco Articles will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include that Holdco’s board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at two or more annual general meetings. Holdco’s authorized but unissued ordinary shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Holdco Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise that could involve the payment of a premium over prevailing market prices for Holdco Ordinary Shares.

If Holdco is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders may suffer adverse tax consequences.

If Holdco is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year (or portion thereof) during which a U.S. Holder (as defined in “The Business Combination Proposal — Certain U.S. Federal Income Tax Considerations”) holds Holdco Ordinary Shares or Holdco Warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder.

Whether Holdco is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Accordingly, we are unable to determine whether Holdco will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that Holdco will not be treated as a PFIC for any taxable year. Moreover, Holdco does not expect to provide a PFIC annual information statement for 2020 or going forward. Please see the section entitled “The Business Combination Proposal — Certain U.S. Federal Income Tax Considerations — Certain U.S. Federal Income Tax Considerations of Owning Holdco Ordinary Shares — Passive Foreign Investment Company” for a more detailed discussion with respect to Holdco’s potential PFIC status. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the Holdco Ordinary Shares or Holdco Warrants.

The Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination.

The Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination with Fintech. In analyzing the Business Combination, the Board and management conducted due diligence on Fintech and researched the industry in which Fintech operates and concluded that the Business Combination was in the best interests of Netfin’s shareholders. Accordingly, investors will be relying solely on the judgment of the Board in valuing the Fintech’s businesses, and the Board may not have properly valued such businesses. The lack of a third-party valuation or fairness opinion may also lead an increased number of shareholders to vote against the Business Combination or demand redemption of their public shares for cash, which could potentially impact Netfin’s ability to consummate the Business Combination.

Future resales of Holdco Ordinary Shares and/or Holdco Warrants may cause the market price of such securities to drop significantly, even if its business is doing well.

The Founders and the Sellers will be granted certain rights, pursuant to registration rights agreements, to require Holdco to register, in certain circumstances, the resale under the Securities Act of its Holdco Ordinary Shares or Holdco Warrants held by them, subject to certain conditions. The sale or possibility of sale of these Holdco Ordinary Shares and/or Holdco Warrants could have the effect of increasing the volatility in Holdco Ordinary Share price or putting significant downward pressure on the price of Holdco Ordinary Shares and/or Holdco Warrants.

Holdco may issue additional Holdco Ordinary Shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Holdco Ordinary Shares. Additionally, activities taken by existing Netfin shareholders to increase the likelihood of approval of the business combination proposal and other proposals could have a depressive effect on Holdco Ordinary Shares.

Netfin may need to obtain additional financing to complete the Business Combination, either because the transaction requires more cash than is available from the proceeds held in its trust account or because it becomes obligated to redeem a significant number of public shares upon completion of the Business Combination, in which case Holdco may issue additional Holdco Ordinary Shares or other equity securities or incur debt in connection with the Business Combination. Holdco may also issue additional Holdco Ordinary Shares or other equity securities in the future in connection with, among other things, future capital raising and transactions and future acquisitions, without your approval in many circumstances.

Holdco’s issuance of additional Holdco Ordinary Shares or other equity securities would have the following effects:

•        Holdco’s existing shareholders’ proportionate ownership interest in Holdco may decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding Holdco Ordinary Share may be diminished; and

•        the market price of Holdco Ordinary Shares may decline.

At any time prior to the meeting, during a period when they are not then aware of any material nonpublic information regarding Netfin or its securities, the Founders, the Sellers and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such Holdco Ordinary Shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire or vote their shares in favor of the business combination proposal. The purpose of such purchases and other transactions would be to increase the likelihood that the business combination proposal is approved. Entering into any such arrangements may have a depressive effect on the Holdco Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Holdco Ordinary Shares at a price lower than market and may therefore be more likely to sell the Holdco Ordinary Shares he owns, either prior to or immediately after the meeting.

If Netfin’s shareholders fail to properly demand redemption rights, they will not be entitled to redeem their public shares for a pro rata portion of the trust account.

Shareholders holding public shares may demand that Netfin redeem their public shares for a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination. Shareholders who seek to exercise this redemption right must deliver their Class A Shares (either physically or electronically) to the Transfer Agent prior to the vote at the meeting. Any shareholder who fails to properly demand redemption rights will not be entitled to redeem his or her public shares for a pro rata portion of the trust account. See the section entitled “Meeting of Netfin Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.

Shareholders, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding public shares.

A shareholder, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding public shares. Accordingly, if you hold more than 20% of the public shares and the business combination proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your public shares and may be forced to hold the public shares in excess of 20% or sell them in the open market. Netfin cannot assure you that the value of such excess public shares will appreciate over time following the Business Combination or that the market price of the Class A Shares will exceed the per-share redemption price.

Nasdaq may not list Holdco’s securities, which could limit investors’ ability to make transactions in Holdco’s securities and subject Holdco to additional trading restrictions.

Holdco intends to apply to have its securities listed on Nasdaq upon consummation of the Business Combination. Holdco will be required to meet the initial listing requirements to be listed. Holdco may not be able to meet those initial listing requirements. Even if Holdco’s securities are so listed, it may be unable to maintain the listing of its securities in the future.

If Holdco fails to meet the initial listing requirements and Nasdaq does not list its securities and the related closing condition is waived by the parties, Holdco could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        a limited amount of news and analyst coverage on it; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The exercise of Netfin’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in Netfin’s shareholders’ best interests.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require Netfin to agree to amend the Business Combination Agreement, to consent to certain actions taken by the Sellers or Fintech or to waive rights that Netfin is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Fintech’s businesses, a request by the Sellers or Fintech to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on the Fintech’s business and would entitle Netfin to terminate the Business Combination Agreement. In any of such circumstances, it would be at Netfin’s discretion, acting through the Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is best for Netfin and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Netfin does not believe there will be any material changes or waivers that Netfin’s directors and officers would be likely to make after the mailing of this proxy statement/prospectus. Netfin will circulate a new or amended proxy statement/prospectus if changes to the terms of the Business Combination Agreement would have a material impact on its shareholders are required prior to the vote on the business combination proposal.

Because Holdco is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

Holdco is an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon Holdco’s directors or officers, or enforce judgments obtained in the United States courts against Holdco’s directors or officers.

Holdco’s corporate affairs will be governed by its amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. Holdco will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of Holdco’s directors to Holdco under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of Holdco’s shareholders and the fiduciary responsibilities of Holdco’s directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Holdco has been advised by Maples and Calder, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against it judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against it predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.

It may be difficult to enforce a U.S. judgment against Holdco or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

A number of Holdco directors and executive officers are not residents of the United States, and the majority of its assets and the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon Holdco within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a U.S. securities law claim because foreign courts may not be the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides. See “Enforceability of Civil Liabilities.”

Risks If the Adjournment Proposal Is Not Approved

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The Board is seeking approval to adjourn the meeting to a later date or dates if, at the meeting, the business combination proposal is not approved. If the adjournment proposal is not approved, the Board will not have the ability to adjourn the meeting to a later date and, therefore, the Business Combination would not be completed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express Netfin’s, Holdco’s, the Sellers’ and Fintech’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding Netfin’s, Holdco’s, the Sellers’ and Fintech’s intentions, beliefs or current expectations concerning, among other things, the ability to close the Business Combination, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Fintech operates. The forward-looking statements contained in this proxy statement/prospectus are based on Netfin’s, Holdco’s, the Sellers’ and Fintech’s current expectations and beliefs concerning future developments and their potential effects on the Business Combination and Holdco. There can be no assurance that future developments affecting Netfin, Holdco, the Sellers and Fintech will be those that Netfin, Holdco, the Sellers and Fintech have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Netfin’s, Holdco’s, the Sellers’ and Fintech’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to

•        Those described in the section entitled “Risk Factors”;

•        other factors disclosed in this proxy statement/prospectus; and

•        other factors beyond Fintech’s control.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Netfin, Holdco, the Sellers and Fintech will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a shareholder grants its proxy or instructs how its vote should be cast or vote on the business combination proposal, the merger proposal, the charter proposals or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect Netfin, Holdco, the Sellers and Fintech.

MEETING OF Netfin SHAREHOLDERS

General

Netfin is furnishing this proxy statement/prospectus to Netfin’s shareholders as part of the solicitation of proxies by the Board for use at the meeting of Netfin’s shareholders to be held on [    ], 2020, and at any adjournment or postponement thereof. This proxy statement/prospectus provides Netfin’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the meeting.

Date, Time and Place

The extraordinary general meeting of Netfin will be held at [    ] Eastern time, on [    ], 2020, at http://[    ] and at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. In light of ongoing developments related to coronavirus (COVID-19), after careful consideration, Netfin has determined that the meeting will be a hybrid virtual meeting conducted via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. You or your proxyholder will be able to attend and vote at the meeting online by visiting https://[    ] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the hybrid virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement.

Purpose of the Netfin Meeting

At the meeting, Netfin is asking holders of Ordinary Shares to:

(1)    to consider and vote upon a proposal to approve the Business Combination described in this proxy statement/prospectus, including the Business Combination Agreement;

(2)    to consider and vote upon a proposal to approve the merger of Netfin with and into Merger Sub, with Netfin surviving the merger as a wholly-owned subsidiary of Holdco;

(3)    to consider and vote upon separate non-binding proposals to approve the following material differences between the constitutional documents of Holdco that will be in effect upon the closing of the Business Combination and the Current Charter: (i) the name of the new public entity will be “Triterras, Inc.” as opposed to “Netfin Acquisition Corp.”; (ii) Holdco will authorize an increased share capital of 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each by: (a) the redesignation of all issued and unissued Class A Shares and Class B Shares as Holdco Ordinary Shares; (b) the creation of an additional 249,000,001 Holdco Ordinary Shares, each with the rights set out in the constitutional documents of Holdco; (c) the redesignation of all unissued Netfin preference shares as Holdco preference shares; and (d) the creation of an additional 29,999,999 preference shares ; and (iii) the constitutional documents of Holdco will not include the various provisions applicable only to special purpose acquisition companies that the Current Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time); and

(4)    to consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Netfin is unable to consummate the Business Combination.

Recommendation of the Board

The Board has unanimously determined that the Business Combination is fair to and in the best interests of Netfin and its shareholders; has unanimously approved the proposals to be submitted for shareholder approval at the meeting; and unanimously recommends that shareholders vote “FOR” the business combination proposal, the merger proposal, each of the charter proposals; and the adjournment proposal if the adjournment proposal is presented to the meeting.

Record Date; Persons Entitled to Vote

Netfin has fixed the close of business on     , 2020, as the “record date” for determining Netfin shareholders entitled to notice of and to attend and vote at the meeting. As of the close of business on     , 2020, there were 32,306,000 Ordinary Shares outstanding and entitled to vote. Each Ordinary Share is entitled to one vote per share at the meeting.

As of     , 2020, the Founders held of record and were entitled to vote an aggregate of 7,006,000 Ordinary Shares. The Ordinary Shares held by the Founders currently constitute approximately 22% of the outstanding Ordinary Shares. The Founders have agreed to vote any Ordinary Shares held by them as of the record date in favor of the Business Combination. As a result, in addition to the Ordinary Shares held by the Founders, Netfin needs 9,147,001 or approximately 36% of the 25,300,000 outstanding public shares to be voted in favor of the Business Combination (assuming all outstanding Ordinary Shares are voted) in order to have it approved.

Quorum

The presence, in person or by proxy (which would include presence at the hybrid virtual meeting), of the holders of a majority of all the Ordinary Shares entitled to vote constitutes a quorum at the meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Netfin but marked by brokers as “not voted” will be treated as Ordinary Shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as Ordinary Shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its Ordinary Shares on “non-routine” proposals, such as the business combination proposal, the merger proposal and the charter proposals.

Vote Required

The approval of the business combination proposal and the adjournment proposal require approval by Ordinary Resolution. The merger proposal and the charter proposals require approval by Special Resolution. Abstentions and broker non-votes have no effect on any of the proposals.

Voting Your Ordinary Shares

Each Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Ordinary Shares you beneficially own are properly counted.

There are two ways to vote your Ordinary Shares at the meeting:

•        You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your Ordinary Shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your Ordinary Shares, your Ordinary Shares will be voted as recommended by the Board “FOR” the business combination proposal, the merger proposal, the charter proposals and the adjournment proposal, if presented. Votes received after a matter has been voted upon at the meeting will not be counted.

•        You Can Attend the Meeting and Vote in Person.

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the hybrid virtual meeting, go to https://[    ], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the hybrid virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the hybrid virtual meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the hybrid virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Revoking Your Proxy

If you are a shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Netfin’s Secretary in writing before the meeting that you have revoked your proxy; or

•        you may attend the hybrid virtual meeting, revoke your proxy, and vote, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your Ordinary Shares, you may call Morrow, Netfin’s proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing [    ].info@investor.morrowsodali.com.

Redemption Rights

Any holder of public shares as of the record date may demand that Netfin redeem such public shares for a full pro rata portion of the trust account (which, for illustrative purposes, was $           per public share as of           , 2020), calculated as of two business days prior to the consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination with Fintech is consummated, Netfin will redeem these public shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these public shares following the Business Combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding public shares. Accordingly, all public shares in excess of 20% held by a shareholder, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will not be redeemed for cash.

The Founders will not have redemption rights with respect to any Ordinary Shares owned by them, directly or indirectly, in connection with the Business Combination.

Holders of public shares or units who wish to exercise their redemption rights must (i) if they hold their public shares through units, elect to separate their units into the underlying public shares and warrants and (ii) prior to 5:00 p.m., Eastern time, on [              ], 2020, (a) submit a written request to the Transfer Agent that Netfin redeem their public shares for cash and (b) deliver their public shares to the Transfer Agent physically or electronically using the DTC’s DWAC (Deposit and Withdrawal at Custodian).

If the shareholder holds its public shares in “street name,” they will have to coordinate with their broker to have their public shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the public shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their public shares.

Any request to redeem such public shares, once made, may be withdrawn at any time up to the deadline for submitting redemption requests and thereafter, with our consent, until the Closing. A shareholder that has delivered its public shares to the Transfer Agent in connection with a redemption request who subsequently decides not to exercise redemption rights may withdraw the redemption request any time prior to the deadline for submitting redemption requests and thereafter, with our consent, until the Closing, by contacting the Transfer Agent and requesting that it return the public shares (physically or electronically) to such shareholder.

If the Business Combination is not approved or completed for any reason, then shareholders who elected to exercise their redemption rights will not be entitled to redeem their public shares for a pro rata portion of the trust account. In such case, Netfin will promptly return any public shares delivered by such holders.

The closing price of the Class A Shares on     , 2020, was $        . The cash held in the trust account on such date was approximately $         ($         per Public Share). Prior to exercising redemption rights, shareholders should verify the market price of the Class A Shares as they may receive higher proceeds from the sale of their Class A Shares in the public market than from exercising their redemption rights if the market price per Class A Share is higher than the redemption price. Netfin cannot assure its shareholders that they will be able to sell their Class A Shares in the open market, even if the market price per Class A Share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their Class A Shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its public shares for cash and will no longer own those public shares. A redeeming shareholder will be entitled to receive cash for these public shares only if, prior to the deadline for submitting redemption requests, it (a) properly demands redemption and (b) delivers its public shares (either physically or electronically) to the Transfer Agent, and the Business Combination is consummated.

Appraisal Rights

None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Law. Netfin shareholders are entitled to give notice to Netfin prior to the meeting that they wish to dissent to the Business Combination, the effect of which would be that such dissenting shareholders would be entitled to the payment of fair market value of his or her shares of Netfin if they follow the procedures set out in the Companies Law. Netfin believes that such fair market value would equal the amount which Netfin shareholders would obtain if they exercise their redemption rights as described herein.

Proxy Solicitation Costs

Netfin is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone, on the Internet or in person. Netfin and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Netfin will bear the cost of the solicitation.

Netfin has hired Morrow to assist in the proxy solicitation process. Netfin has agreed to pay Morrow a fee of $[        ].

Netfin will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Netfin will reimburse them for their reasonable expenses.

Founders

As of     , 2020, the Founders held of record and were entitled to vote an aggregate of 7,006,000 Ordinary Shares. The Ordinary Shares held by the Founders currently constitute approximately 22% of the outstanding Ordinary Shares. The Founders have agreed to vote any Ordinary Shares held by them as of the record date in favor of the Business Combination. As a result, in addition to the Ordinary Shares held by the Founders, Netfin needs 9,147,001 or approximately 36% of the 25,300,000 outstanding public shares to be voted in favor of the Business Combination (assuming all outstanding Ordinary Shares are voted) in order to have it approved.

The Founders have agreed to (i) waive their redemption rights with respect to their Ordinary Shares in connection with the completion of Netfin’s initial business combination, (ii) waive their redemption rights with respect to their Ordinary Shares in connection with a shareholder vote to approve an amendment to the Current Charter to modify the substance or timing of Netfin’s obligation to provide for the redemption of the public shares in connection with an initial business combination or to redeem 100% of the public shares if Netfin has not consummated an initial business combination by February 2, 2021 and (iii) waive their rights to liquidating distributions from the trust account with respect to their Class B Shares and private placement shares if Netfin fails to complete its initial business combination by February 2, 2021, although they will be entitled to liquidating distributions from the trust account with respect to any Class A Shares sold in the IPO they hold if Netfin fails to complete its initial business combination within the prescribed time frame. If Netfin does not complete its initial business combination within such applicable time period, the private placement warrants will expire worthless.

The Class B Shares will automatically convert into Class A Shares concurrently with the consummation of the Business Combination on a one-for-one basis, subject to certain adjustments as described in this proxy statement/prospectus. Thereafter, in connection with the Business Combination, each such Class A Share will be converted into one Holdco Ordinary Share, and such shares will not be transferable, assignable or salable (except to Netfin’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (i) six months after the completion of the Business Combination or earlier if, subsequent to the Business Combination, the closing price of the Holdco Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (ii) the date on which Holdco completes a liquidation, merger, share exchange or other similar transaction that results in all of Holdco’s shareholders having the right to exchange their Holdco Ordinary Shares for cash, securities or other property. The private placement units (including the private placement shares, the private placement warrants and the Class A Shares issuable upon the exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the Business Combination, subject to certain exceptions.

At any time prior to the meeting, during a period when they are not then aware of any material nonpublic information regarding Netfin or its securities, the Founders, the Sellers and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Ordinary Shares or vote their Ordinary Shares in favor of the business combination proposal. The purpose of such purchases and other transactions would be to increase the likelihood that the business combination proposal is approved. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their Ordinary Shares, including the granting of put options and, with the Company’s consent, the transfer to such investors or holders of Ordinary Shares or warrants owned by the Founders for nominal value.

Entering into any such arrangements may have a depressive effect on the Class A Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Class A Shares at a price lower than market and may therefore be more likely to sell the Class A Shares he owns, either prior to or immediately after the meeting.

If such transactions are effected, the consequence could be to cause the business combination proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of Class A Shares by the persons described above would allow them to exert more influence over the approval of the business combination proposal and other proposals to be presented at the meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, no agreements dealing with the above have been entered into by the Founders, the Sellers or any of their respective affiliates. Netfin will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the business combination proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. A copy of the Business Combination Agreement is attached as Annex A to this proxy statement/prospectus.

General

Structure of the Business Combination

The Business Combination Agreement was entered into by and among Netfin, Holdco, Merger Sub, the Sponsor and the Sellers on July 29, 2020 and amended on August 28, 2020. Upon the approval of the Business Combination Agreement and the merger of Merger Sub with and into Netfin, Netfin and Merger Sub will execute the Plan of Merger in form and substance reasonably acceptable to Netfin and the Sellers to be agreed upon by the parties to the Business Combination Agreement prior to closing, which will be filed with the Register of Companies in the Cayman Islands. Upon consummation of the transactions under the Plan of Merger, Netfin will merge with and into Merger Sub, the corporate existence of Merger Sub will cease and Netfin, as the surviving company, will become a wholly-owned subsidiary of Holdco. As a result, at the Effective Time, the Netfin shareholders will no longer be shareholders of Netfin and will instead become shareholders of Holdco, as follows:

(a)     every issued and outstanding Netfin Unit will be automatically detached and the holder thereof will be deemed to hold one Class A Share and one Netfin Warrant, each of which will be converted to Holdco Ordinary Shares as set forth in the Business Combination Agreement;

(b)    every issued and outstanding Ordinary Share (other than those owned by Netfin) will be converted automatically into one Holdco Ordinary Share, following which, all Ordinary Shares will automatically be canceled and will cease to exist;

(c)     each issued and outstanding Netfin Warrant will be assumed by Holdco and will become exercisable for one Holdco Ordinary Share at the same exercise price per share and on the same terms in effect immediately prior to the Effective Time; and

(d)    any Ordinary Shares that are owned by Netfin as treasury shares will automatically be canceled and extinguished without any conversion thereof or payment therefor.

Pursuant to the terms and conditions set forth in the Business Combination Agreement, the Sellers agreed to sell, transfer, convey, assign and deliver to Holdco all of issued and outstanding ordinary shares of Fintech owned by the Sellers in exchange for an aggregate of $60,000,000 in cash, the issuance of 51,622,419 Holdco ordinary shares and up to an additional 15,000,000 Holdco ordinary shares upon Holdco meeting certain financial or share price thresholds.

For more information about the Business Combination, please see the section titled “The Business Combination Agreement.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Consideration to the Sellers

The aggregate consideration for the Business Combination Agreement the Sellers will receive is approximately $585,000,000, payable in the form of (i) 51,622,419 newly issued Holdco Ordinary Shares valued at $10.17 per share and (ii) $60 million in cash.

The Sellers will be entitled to receive an additional 15,000,000 Holdco Ordinary Shares or “Earnout Share Consideration” after the closing of the Business Combination, as follows: (i) 5,000,000 Holdco Ordinary Shares on the earlier to occur of (a) the date on which Holdco’s audited financial statements for the fiscal year ending February 28, 2021 become available, if Holdco’s Adjusted EBITDA* calculated using such Holdco audited financial statements exceeds $35,838,245 and (b) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $13.00 for 20 trading days within any 30-day trading period during the one-year period immediately following the closing of the Business Combination; (ii) 5,000,000 Holdco Ordinary Shares on the earlier to occur of (a) the date on which Holdco’s audited financial statements for the fiscal year ending February 28, 2022 become available, if Holdco’s Adjusted EBITDA* calculated using such audited financial statements exceeds $75,901,142 and (b) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $15.00 for 20 trading days within any 30-day trading period during the two-year period immediately following the closing of the Business Combination; and (iii) 5,000,000 Holdco Ordinary Shares on the earlier to occur of (a) the date on which Holdco’s audited financial statements for the fiscal year ending February 28, 2023 become available, if Holdco’s Adjusted EBITDA* calculated using such audited financial statements exceeds $125,657,831 and (b) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $17.00 for 20 trading days within any 30-day trading period during the three-year period immediately following the closing of the Business Combination.

Equity Ownership Upon Closing

As of the date of this proxy statement, there are 32,306,000 Ordinary Shares of Netfin outstanding, comprised of 25,981,000 Class A Shares and 6,325,000 Class B Shares, of which our Sponsor owns 6,260,000 Class B Shares and 681,000 Class A Shares and Gerry Pascale, Martin Jaskel and William O’Brien own 15,000, 20,000 and 30,000 Class B Shares, respectively. At Closing, each currently issued and outstanding Class B will convert into a Class A Share, subject to adjustment, in accordance with the terms of the Current Charter.

We anticipate that, upon completion of the business combination, the voting interests in Holdco will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares
Netfin’s Public Shareholders	30.2%	12.2%
Founders	8.3%	10.5%
Sellers	61.5%	77.3%

The voting percentages set forth above were calculated based on the amounts set forth in the sources and uses table on pages 26 and 26 of this proxy statement/prospectus and do not take into account (i) warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter (commencing 30 days after the Closing) or (ii) the issuance of any shares upon completion of the Business Combination under the 2020 Plan, but does include the Class B Shares, which at Closing will convert into 6,260,000 Class A Shares in accordance with the terms of the Current Charter, subject to adjustment. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

If the actual facts are different than the assumptions set forth above, the voting percentages set forth above will be different. For example, there are currently outstanding an aggregate of 25,981,000 warrants to acquire Class A Shares, which are comprised of 681,000 private placement warrants held by our initial shareholders and 25,300,000 public warrants. Each of the Netfin Warrants is exercisable commencing 30 days following the Closing for one Class A ordinary share and, following the consummation of the business combination, will entitle the holder thereof to purchase Holdco ordinary share in accordance with its terms. Therefore, as of the date of this proxy statement/prospectus, if we assume that each outstanding Netfin warrant is exercised and Holdco ordinary share is issued as a result of such exercise, with payment to Holdco of the exercise price of $11.50 per warrant for one share, Holdco’s fully-diluted share capital would increase by a total of 25,981,000 ordinary shares, with approximately $298,781,500 paid to Holdco to exercise the warrants.

Related Agreements

Registration Rights Agreement

At the Closing, Holdco will enter into a registration rights agreement with Netfin, the Sponsor and the Sellers (or any of the Sellers’ respective transferees, successors or assigns), pursuant to which they will be granted certain resale registration rights with respect to any Holdco ordinary shares or Holdco Warrants (including the underlying Holdco ordinary shares issued upon the exercise of such warrants) held by them on or prior to the date of Closing.

Lock-Up Agreement

At the Closing, Holdco, Netfin and the Sponsor will enter into a lock-up agreement with the Sellers and any of Sellers’ respective transferees, successors or assigns, pursuant to which they will agree to not transfer, sell, assign or otherwise dispose of the Holdco Ordinary Shares they receive in the Business Combination prior to (i) three months with respect to 10% of the Holdco Ordinary Shares issued to the Sellers and (ii) six months with respect to the remaining 90% of the Holdco Ordinary Shares issued to the Sellers, subject to certain exceptions set forth therein.

Employment Agreements

At the Closing, Holdco will enter into employment agreements with the following individuals: Srinivas Koneru (Chairman), John Galani (Chief Operating Officer), Jim Groh (Executive Vice President), Alvin Tan (Chief Financial Officer) and Ashish Srivastava (Senior Vice President). The employment agreements provide for a fixed base salary, which varies depending on the employee, and a discretionary performance cash bonus of 33% of base salary for each fiscal year. The agreements are terminable with 30 days’ notice from either Holdco or the relevant employee. During the term of employment and for 6 months thereafter, each employee is subject to a non-compete whereby such employee may not engage in any business or entity in the same field of commercial activities as Holdco, in any instance, anywhere Holdco conducts its commercial activities.

Headquarters; Share Symbols

After completion of the Business Combination:

•        the corporate headquarters and principal executive office of Holdco will be 9 Raffles Place, #23-04 Republic Plaza, Singapore 048619, which is the Company’s corporate headquarters; and

•        if the parties’ application for listing is approved, Holdco’s ordinary shares and warrants are expected to be listed for trading on Nasdaq under the symbols TRIT and TRITW, respectively.

Background of the Business Combination

Netfin is a blank check company incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Netfin was incorporated on April 24, 2019 as a Cayman Islands exempted company. The Business Combination is the result of an extensive search for a potential transaction utilizing the global network and investing and transaction experience of Netfin’s management team and Board. The terms of the Business Combination Agreement are the result of arm’s-length negotiations between representatives of Netfin and the Sellers. The following is a brief discussion of the background of these negotiations, the Business Combination Agreement and the Business Combination.

Prior to the consummation of the IPO, neither Netfin, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a potential business combination.

The prospectus for the IPO states that we intended to use the following general criteria and guidelines to evaluate potential acquisition opportunities:

•        whether the target can benefit from our management team’s relationships and experience;

•        whether the target was located in a faster-growing segment in developed and emerging international markets, with potential focuses on technology, financial technology, trade finance and mobile banking;

•        whether the target had a competitive technological edge;

•        whether the target had the potential for strong free cash flow generations;

•        whether the target had a defensible market position, with demonstrated advantages when compared to their competitors and which create barriers to entry;

•        whether the target was underperforming its potential and was at an inflection point, such as requiring additional management expertise or innovation through new operational techniques; and

•        whether the target could benefit from access to capital.

B. Riley FBR, Inc. (“B. Riley”) served as the representative of the underwriters in the IPO.

Following the IPO, Netfin searched for business combination candidates. Through the signing of the Business Combination Agreement, representatives of Netfin contacted and were contacted by a number of individuals and entities with respect to business combination opportunities and engaged with several possible target businesses in discussions with respect to potential transactions. During that period, Rick Maurer, the Chief Executive Officer and a Director of Netfin, Martin Jaskel, Chairman and a Director of Netfin, Marat Rosenberg, President and a Director of Netfin, Vadim Komissarov, a Director of Netfin, Will O’Brien, a Director of Netfin and Gerry Pascale, Chief Financial Officer of Netfin:

•        developed a list of over 50 business combination candidates that fit Netfin’s criteria;

•        held conversations with management teams, sponsors and representatives of numerous potential targets; and

•        held meetings, conversations and evaluated fourteen potential transactions, including the Business Combination, all in the financial segment of the technology services and software industry, prior to focusing their efforts on the Business Combination.

Based on the discussions and negotiations with potential targets, Triterras Asia Pte. Ltd (together with its direct and indirect subsidiaries, “Triterras Asia”) and subsequently Fintech emerged as a frontrunner to pursue the Business Combination.

On August 5, 2019, Mr. Maurer called Srinivas Koneru (known to Mr. Maurer because of previous business affiliations), the chairman and majority shareholder of Triterras Asia to discuss a potential transaction between Triterras Asia and Netfin. After the call, Mr. Koneru sent Mr. Maurer Triterras Asia overview materials and extended an invitation to Mr. Maurer, Mr. Rosenberg and Mr. Komissarov (collectively, the “Netfin Team”) to come to the Triterras Asia Headquarters offices in Singapore during the week beginning August 12, 2019.

On August 6, 2019, Triterras Asia engaged Milbank LLP as counsel for a potential transaction with Netfin.

On August 12, 2019, the Netfin Team met with Mr. Koneru, Mr. Cheam Hing Lee and Mr. Karthik Annapragada, an advisor to Triterras Asia, at the Triterras Asia headquarters to discuss a potential transaction, including potential transaction structures and the process for Netfin to complete a transaction in light of its status as a special purpose acquisition company. In addition, the Netfin Team met individually with each of Triterras Asia’s management personnel responsible for its financial, operations, physical commodity trading, trade finance, trade credit insurance, human resources, technology applications and technology development business activities.

On August 19, 2019, the Netfin Team had a telephonic discussion with Martin Jaskel, the Chairman of Netfin, summarizing their activities, with a majority of the discussion centering around those activities involving their interaction Messrs. Koneru and Cheam, Triterras Asia’s shareholders, and Triterras Asia’s senior management team.

During the week of September 1 through September 8, 2019, Mr. Maurer performed on-site due diligence at Triterras Asia’s headquarters. Later in the week, Mr. Maurer was joined on-site by Messrs. Rosenberg and Komissarov. During Thursday and Friday of the week, each of Triterras Asia’s management personnel responsible for the financial, operations, physical commodity trading, trade finance, trade credit insurance, human resources, technology applications and technology development business activities made formal presentations to the Netfin Team.

During the next three weeks of September, 2019, Messrs. Maurer, Rosenberg and Komissarov spoke often telephonically with Messrs. Koneru and Cheam to further discuss a potential business combination with Triterras Asia.

On September 18, 2019, Milbank set up an electronic data room with a third-party vendor to house, and supply access to, all of the due diligence documents requested by the various parties.

Beginning on September 27, 2019 and for the next few days, the Netfin Team met in New York City with Messrs. Koneru, Cheam and Annapragada to discuss a high-level summary of a preliminary proposal of potential business combination terms.

On or around September 28, 2019, Netfin engaged Winston & Strawn LLP (“Winston”) as counsel for a potential transaction with Triterras Asia.

On October 1, 2019, Netfin, Triterras Asia, Mr. Koneru, Triterras Holdings Pte. Ltd. and TAPL Investments Ltd executed a letter of intent encompassing the major terms and conditions of a proposed business combination. The letter of intent provided for an exclusive negotiating period for the parties through December 30, 2019.

On October 22, 2019, Triterras Asia began to upload certain legal and financial documents, as well as business presentations into the data room and granted access to Netfin, B. Riley and Winston to start the review process. From and after this date, Triterras Asia provided documents and additional due diligence information in response to requests from Netfin, B. Riley and Winston.

In late-October through early November 2019, Winston engaged local counsel in Singapore, Malaysia, Australia and Cayman Islands to perform legal due diligence on Triterras Asia.

On November 14, 2019, Winston sent an initial draft of the Business Combination Agreement to Milbank. From this date until March 10, the parties to the Business Combination negotiated the terms of the Business Combination Agreement.

From December 3 through December 8, 2019, Messrs. Maurer, Rosenberg, Komissarov, Koneru, Cheam and Annapragada met in New York City to discuss the Business Combination Agreement as well as a potential private placement transaction by Netfin to be closed at the same time as the eventual announcement of the Business Combination.

On December 9, 2019, Mr. Rosenberg emailed transaction organizational materials prepared by B. Riley to Messrs. Koneru, Cheam, Annapragada and Tom Trowbridge and asked them to provide the financial model of Triterras Asia’s business.

On December 19, 2019, Netfin executed an engagement letter with B. Riley and Nomura Securities International, Inc. (“Nomura”) to provide financial placement agent services in connection with the contemplated private placement. Netfin also signed an engagement letter with Nomura to provide capital markets advisory services.

On December 20, 2019, the parties to the October 1, 2019 letter of intent entered into an amendment to extend the exclusivity period through February 29, 2020.

On December 20, 2019, Mr. Annapragada sent the Triterras Asia financial model to Netfin.

On December 30, 2019, B. Riley and Nomura’s analytical team held a conference call with Netfin regarding the valuation of Triterras Asia.

From January 2, 2020 to January 5, 2020, the Netfin Team and a B. Riley representative conducted on-site due diligence at Triterras Asia’s headquarters in Singapore and conducted management interviews with Triterras Asia’s senior management and had a two-day session to review the technology platform and understand assumptions and projections of Triterras Asia’s financial model.

On January 15, 2020, the private placement investor presentation was completed and road show meetings were held from January 16, 2020 to March 6, 2020. Together, Netfin and Triterras Asia contacted approximately 53 investors.

Despite positive reception from the investment community, with the onset of COVID-19, on March 10, 2020, Netfin and Triterras Asia decided to abandon the private placement efforts and postpone the Business Combination.

On April 30, 2020, Mr. Rosenberg and Mr. Komissarov had a call with Mr. Koneru, who updated Netfin on the business results of Triterras Asia. The Netfin Team and Triterras Asia decided to revive the Business Combination discussions.

On May 14, 2020, Mr. Rosenberg and Mr. Komissarov had a call with B. Riley and Nomura to discuss Triterras Asia’s performance during the COVID-19 pandemic and agree on the next steps and timeline for the Business Combination.

On May 18, 2020, Mr. Annapragada sent an updated Triterras Asia financial model to Netfin.

On May 26, 2020, B. Riley and Netfin held a call to discuss marketing strategy and obtain a market update.

On June 8, 2020, B. Riley, Nomura, Mr. Rosenberg and Mr. Komissarov held a due diligence call to discuss the updated financial model regarding Triterras Asia with Mr. Annapragada and James Groh.

In the third week of June, Netfin engaged White & Case LLP (“W&C”) as counsel for filing and regulatory approval procedures connected to the Business Combination.

On June 17, 2020, the Netfin Team received guidance from B. Riley and Nomura on the valuation range for the discussions with Triterras Asia.

From June 18, 2020 to June 26, 2020 the Netfin Team held negotiations with Mr. Koneru to agree on revised terms for the Business Combination.

On June 27, 2020, the parties to the previous letter of intent executed a new letter of intent and Netfin made a public announcement of its intent to acquire Rhodium Resources Pte. Ltd. and its direct and indirect subsidiaries (collectively, “Triterras Holdings”) and Fintech.

On July 6, 2020, Triterras Asia provided results of its operations from June 2019 and June 2020 stating that Fintech generated over US$6.6 billion in transaction volume on its Kratos platform.

After consultations with B. Riley, Winston and W&C, the Netfin Team approached Mr. Koneru seeking to change the structure of the Business Combination so that Netfin would acquire only Fintech (and not Triterras Holdings). Netfin believed the acquisition of Fintech, rather than Triterras Holdings would maximize short- and long-term shareholder value by creating a fast growing fintech pure-play with a 100% fee-based platform business, while mitigating balance sheet exposure in other parts of the Triterras Holdings business. Mr. Koneru agreed to the change in structure, and negotiations to finalize the Business Combination took place between the Netfin Team and Mr. Koneru, and their respective advisors, between July 6, 2020 and July 28, 2020.

On July 28, 2020, Netfin’s board of directors approved the Business Combination.

On July 29, 2020, Netfin and the sellers of Fintech entered into the Business Combination Agreement.

On July 29, 2020, Netfin issued a press release announcing the execution of the Business Combination Agreement and the Business Combination and held a pre-recorded investor call to discuss the Business Combination and Fintech’s business. Thereafter, Netfin filed a Current Report on Form 8-K with the SEC attaching the press release, the transcript of the investor call and an investor presentation to be used in connection with the Business Combination (the “Investor Presentation”).

On July 31, 2020, Netfin filed a Current Report on Form 8-K with the SEC attaching the Business Combination Agreement and an updated Investor Presentation.

On August 28, 2020, the parties to the Business Combination Agreement entered into an amendment to the Business Combination Agreement to change the periods for which Holdco’s Adjusted EBITDA* will be measured in connection with the Earnout Share Consideration from the fiscal years ended February 28, 2020, 2021 and 2022 to the fiscal years ended February 28, 2021, 2022 and 2023.

The parties have continued and expect to continue regular discussions in connection with, and to facilitate, the consummation of the Business Combination.

Netfin’s Board of Directors’ Reasons for Approval of the Business Combination

The Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Board may have given different weight to different factors. This explanation of Netfin’s reasons for the Board’s approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the Board reviewed the results of the due diligence conducted by its management, which included:

•        extensive meetings and calls with Fintech’s management team, including with regards to operations and forecasts;

•        extensive meetings and calls with Fintech’s equity holders, advisors and auditors;

•        multiple visits to Fintech’s headquarters in Singapore;

•        commercial, operational, financial, accounting, tax, legal, insurance, environmental, technology and regulatory due diligence carried out by the Netfin Team and Netfin’s legal and financial advisors;

•        research on comparable public companies;

•        research on comparable transactions;

•        the financial projections provided by Fintech’s management team and the assumptions underlying such projections;

•        review of Fintech’s material contracts;

•        consultation with industry experts;

•        extensive financial and valuation analysis of Triterras’ and the Business Combination by Netfin and its financial advisors; and

•        Fintech’s audited and unaudited financial statements.

The factors considered by the Board included, but was not limited to, the following:

•        Leading fintech blockchain enabled platform serving trade and trade finance with a first mover advantage.    Netfin believes Kratos, Fintech’s platform, is one of the world’s largest commodity trading and trade finance platforms which facilitates physical commodities trading, trade finance, credit insurance and logistics solutions for SMEs using innovative blockchain-enabled technology. In its first thirteen months from June 2019 through June 2020 (inclusive), Kratos facilitated more than 3,500 transactions comprising more than US$6.6 billion of transaction volume on its platform. Netfin believes Kratos is the only digital platform in the market to use blockchain, support live transactions, offer trade finance and to have exceeded US$6 billion in transaction volume.

•        Public market-ready scale, profitability and favorable user distribution and network effect.    Netfin believes Kratos has reached critical mass as a highly valuable tool for commodity traders and financiers, which in turn is driving significant revenue, EBITDA* and net income growth, independently of Rhodium, its largest customer that helped kickstart the platform. This year, Rhodium is anticipated to attribute less than 15% of Fintech’s net revenue, and this decrease is expected to continue. For its fiscal year 2021, the Projections (as defined below) forecast US$17 billion in transaction volume, US$122.7 million net revenue, $84.3 million EBITDA, and US$71.4 million net income. The pro forma market cap is expected to be in excess of US$850 million at estimated trust value per share at closing (US$10.17), assuming no redemptions in connection with the Business Combination.

•        Fast growing business with strong execution, exceeding forecasts.    Fintech is experiencing significant growth. Through the first four months of the current fiscal year, Fintech has already facilitated US$2.9 billion of transaction volume growth ending June 2020, while the Projections forecast US$7.8 billion transaction volume for the 12 months ending February 2021. This represents a 70% increase in monthly average transaction volumes over the previous year. The Projections forecast 169% FY19-FY21E Revenue CAGR.

•        High margin and profit fintech pure-play, with an all fee-based business and zero balance sheet exposure.    The Projections forecast a 69% FY21E EBITDA margin. Fintech has a 100% fee-based model that generates fees by facilitating trade and trade finance. Fintech currently charges a 0.30% fee on transaction value, which is well priced for the fraud protection, transparency, speed, analytics and efficiency that the platform delivers. Fintech charges a 1.30% fee on the amount financed, which is lower than other “offline” financing arrangements that Netfin believes is generally closer to 2.0% to 2.25%. All revenue is generated from charging fees to users on their trading and trade finance transaction volumes. Netfin views the fact that Fintech has no balance sheet exposure as advantageous in the COVID-19 environment. Fintech is a pure play fast growing financial technology company in a high earnings multiple segment. Netfin’s board of directors believes that this capital-light, highly profitable business model with minimal credit or commodity risk will continue to generate strong margins and free cash flow.

•        Disruptive fundamentals with transformational benefits for its users, which directly addresses a US$1.5 trillion problem in the industry.    For commodity traders, Netfin believes that Kratos provides transformational benefits including lower transaction costs, faster cycle times, fraud mitigation, improved counterparty discovery, and higher quality analytics and reporting. Equally impactful to lenders, Kratos cuts administration costs, mitigates risk and the risk of fraud, and provides a marketplace of borrowers who have been subject to bank-grade anti-money laundering and “know-your-customer” checks. The WTO estimates SMEs had a US$1.5 trillion trade finance shortfall in 2019, and Netfin believes that Kratos directly solves the prohibitively high lender admin cost structure for sub US$10 million trade finance loans, which is one of the key contributing factors to this shortage of trade finance availability.

•        High barriers to entry and sticky user base exhibiting a referral network effect, showing significant growth potential.    Launching a working and effective platform of this type for users requires a critical mass of traders and lenders. Platform launches are a difficult undertaking, and Kratos had a strategic advantage in accomplishing this goal through its relationship with Rhodium, which allowed it to have instant scale and profitability, which Netfin believes would be difficult to replicate. Kratos now has more than 651 distinct users. Initial adoption and usage has been very strong. Fintech expects its current customers will continue bring their trading counterparties onto the platform.

•        Low risk of technological obsolescence and growing product suite covering full range of trade and trade finance.    Netfin believes that Fintech offers a complete solution and with three active modules. Fintech is in the late development stages for two additional modules (Insurance and Logistics), which are both expected to launch on or by February 2021. Fintech plans to add a Supply Chain Finance module and other applications during fiscal year 2021 to expand its customer experience and maintain its existing competitive advantage.

•        Proven and experienced management team with industry and technology expertise.    Fintech benefits from a strong entrepreneurial leadership team that links two complementary skill sets: technology development and deployment expertise, combined with trade finance and physical commodities trading experience. Netfin believes this combination provides a competitive advantage as trade finance and physical commodities trading businesses are often slow to adopt technology, while technology firms or consortiums often lack the in-depth experience and relationships that are critical in the trade finance and physical commodities trading business.

•        Terms of Business Combination Agreement and related agreements.    Netfin’s board of directors reviewed the financial and other terms of the Business Combination Agreement and related agreements and determined that they were the product of arm’s-length negotiations among the parties.

•        Shareholder Approval.    Netfin’s board of directors considered the fact that in connection with the Business Combination, shareholders have the option to (i) remain shareholders of the Company, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the trust account.

____________

1         NTD: lender v. commodity users numbers are not broken out in the business section. Fintech to confirm if they would like to add to business section.

In the course of its deliberations, the Board also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the below:

•        The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected time frame.

•        The risk that the Business Combination might not be consummated in a timely manner or that the Closing might not occur despite the Company’s efforts, including by reason of a failure to obtain the approval of Netfin’s shareholders.

•        The risk that the transactions contemplated by the Business Combination Agreement would not be completed in accordance with their respective terms or at all.

•        The significant fees and expenses associated with completing the Business Combination and other related transactions and the substantial time and effort of management required to complete the Business Combination.

•        Fintech has a limited operating history and its business is nascent, unproven and subject to material risks, and is therefore not assured to be profitable.

•        Fintech may not be able to implement its business plans successfully in a timely manner, or at all.

•        Fintech is subject to user concentration risks arising from dependence on commodities produced in Indonesia.

•        The success of the Kratos trading platform will depend on generating and maintaining ongoing, profitable client demand for its products and services, and the failure of that demand to materialize or any future significant reduction in such demand could materially negatively affect Fintech’s business.

•        Notwithstanding any potential intellectual property rights that Fintech may acquire, competitors may independently develop products or services similar to or better than Fintech’s.

•        The platform’s trading volume, and consequently Fintech’s revenues and profits, could be materially adversely affected if Fintech is unable to retain its current customers or attract new customers.

•        Distributed ledger technology may not be widely adopted or may be opposed by other participants in the financial industry.

•        The development of Fintech’s “Insurance,” “Logistics” and “Supply Chain Finance” modules pose financial, technological and regulatory challenges and Fintech may not be able to successfully develop, market and launch these modules.

•        Fintech may underestimate resources required to complete a project.

•        Fintech’s compliance and risk management programs might not be effective and may result in outcomes that could adversely affect Fintech’s reputation, financial condition and operating results.

•        The application of distributed ledger technology is novel and untested and may contain inherent flaws or limitations.

•        Fintech has an evolving business model.

•        Fintech operates in a highly competitive market.

•        Fintech may not adjust its expenses quickly enough to match a significant deterioration or other developments in global financial markets.

•        Fintech is dependent on external, non-exclusive sources of funding to provide trade financing to its users and a withdrawal of a major financing source from Kratos may have a significant impact on Fintech’s business and profits.

•        Unexpected political events, trends and changes in policies in the countries and regions in which Fintech operates may adversely affect Fintech’s business.

•        Natural disasters or other unanticipated catastrophes could impact Fintech’s results of operations.

•        The extent to which the COVID-19 pandemic and measures taken in response may impact Fintech’s business, results of operations, liquidity and financial condition is uncertain and difficult to predict.

•        Significant developments and potential changes in U.S.-China trade policies may significantly decrease demand for commodities in China.

•        Fintech’s business has substantially depended on its relationship with Rhodium Resources Pte. Ltd. to initially deliver customers and drive traffic for Fintech’s platform, and any future changes in this relationship may adversely affect Fintech’s business, financial condition and results of operations.

•        Fintech’s business depends on its ability to attract and retain high quality management staff and employees.

•        Fintech relies on its reputation in the commodities trading industry to grow its customer base and secure financing and liquidity, and damage to Fintech’s reputation or brand name may have an adverse effect on its business.

•        Fintech may be unable to achieve the anticipated benefits from the Business Combination, or any existing or future acquisitions, joint ventures, investments or dispositions.

•        The failure of any of Fintech’s critical third-party service providers to fulfill their performance obligations could have a material adverse effect on operations or reputation and may cause revenue and earnings to decline.

•        Fintech’s ability to access capital markets could be limited.

•        Fintech relies on the performance of its technology platform, the failure of which could have an adverse effect on Fintech’s business and performance.

•        Cyber-attacks and other security breaches could have an adverse effect on Fintech’s business.

•        Claims brought against Fintech could cause it to incur significant costs and adversely affect Fintech’s operating results, its reputation or its relationship with customers.

•        The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin the consummation of the Business Combination.

•        Following the Business Combination, Fintech will need to comply with U.S. financial reporting rules and regulations and other requirements of the SEC and Nasdaq as a result of becoming a wholly-owned subsidiary of a U.S. reporting company, and its accounting and other management systems and resources may not be adequately prepared to meet those requirements.

•        Fintech’s failure to comply with the anti-corruption laws of the United States and various international jurisdictions could negatively impact its reputation and results of operations.

•        Fintech’s governance, risk management, compliance, audit and internal controls processes might be unable to prevent, detect or remedy behaviors that are incompatible with relevant legal requirements or Fintech’s own ethical or compliance standards, which could in turn expose it to sanctions, regulatory penalties, civil claims, tax claims, damage to Fintech’s reputation, accounting adjustments or other adverse effects.

After considering the foregoing potentially negative and potentially positive reasons, the Board concluded, in its business judgment, that the potential positive reasons relating to the Business Combination and the other related transactions outweighed the potentially negative reasons. In connection with its deliberations, the Board did not consider the fairness of the consideration to be paid by it in the Business Combination to any person other than Fintech.

Certain Forecasted Financial Information for the Company

Fintech does not as a matter of course make public projections as to earnings or other results. However, in connection with its consideration of the potential combination, the Board was provided with prospective financial information prepared by the management of Fintech (collectively, the “Projections”).

The Projections are included in this proxy statement/prospectus solely to provide Netfin’s stockholders access to information made available in connection with the Board’s consideration of the Business Combination. The Projections should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were presented to the Board, which was in July 2020.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the IFRS with respect to prospective financial information. The Projections have not been audited. Neither the independent registered public accounting firms of Netfin or Fintech nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent accounting firms of Netfin and Fintech assume no responsibility for, and disclaim any association with, the Projections.

In the view of Fintech’s management team, the Projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments of Fintech and presented, to the best of their knowledge and belief, the expected course of action and the expected future financial performance of Fintech.

The Projections are subjective in many respects. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than estimated. Since the Projections cover multiple years, that information by its nature becomes less predictive with each successive year.

While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of Fintech, all of which are difficult to predict and many of which are beyond the preparing parties’ control including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

The Projections were prepared solely for internal use to assist Netfin in its evaluation of Fintech and the Business Combination. Fintech has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including Netfin. Neither Fintech’s management nor its representatives has made or makes any representations to any person regarding the ultimate performance of Fintech relative to the Projections. The Projections are not fact. The Projections are not a guarantee of actual future performance. The future financial results of Fintech may differ materially from those expressed in the Projections due to factors beyond Fintech’s ability to control or predict.

The Projections are not included in this proxy statement/prospectus in order to induce any stockholders to vote in favor of any of the proposals at the special meeting.

Certain of the measures included in the Projections are non-IFRS financial measures, including EBITDA and EBITDA Margin. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by Fintech are not reported by all of their competitors and may not be comparable to similarly titled amounts used by other companies.

We encourage you to review the financial statements of Fintech included in this proxy statement/prospectus, as well as the financial information in the sections entitled “Selected Historical Financial Information of Fintech” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” in this proxy statement/prospectus and to not rely on any single financial measure.

Neither Netfin nor Fintech or any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

The key elements of the Projections provided to Netfin are summarized below(1). The column headed “The year ended February 29, 2020 (audited)” is presented here for comparative purposes only and is not an element of the Projections which were provided to Netfin.

($ in millions)	The year ended February 29, 2020 (audited)		FY19(2)	FY20E	FY21E	FY22E	FY23E
Revenue Build-Up
Transaction Volume	N/A	(3)	$3,614.6	$7,779.1	$16,977.4	$28,994.4	$37,429.1
Transaction Fee	N/A	(3)	0.40%	0.30%	0.30%	0.25%	0.25%
Transaction Fees	N/A	(3)	$14.5	$23.3	$50.9	$72.5	$93.6

Trade Finance Volume	N/A	(3)	$179.1	$2,541.3	$5,664.8	$9,693.7	$12,511.0
Trade Finance Fee	N/A	(3)	1.32%	1.30%	1.25%	1.25%	1.20%
Trade Finance Fees	N/A	(3)	$2.4	$33.0	$70.8	$121.2	$150.1

License Fees & Other	N/A	(3)	$0.1	$0.3	$1.0	$2.0	$3.0

Income Statement Highlights
Total Revenue	$16.9		$16.9	$56.6	$122.7	$195.7	$246.7
Operations & Support Cost			(0.3)	(0.4)	(0.6)	(1.3)	(2.0)
Gross Margin	N/A	(3)	$16.6	$56.2	$122.1	$194.3	$244.7

Total Expenses	$(1.7)		$(1.8)	$(16.4)	$(37.8)	$(54.7)	$(67.5)
EBITDA(3)	N/A	(3)	$14.8	$39.8	$84.3	$139.6	$177.2
EBITDA Margin	N/A	(3)	87.7%	70.3%	68.7%	71.4%	71.8%

Net Income	$13.6		$13.2	$32.9	$71.4	$113.4	$143.6

____________

(1)      Fintech’s Projections are unaudited, based upon estimated results and do not include the impact of purchase accounting or other impacts from the consummation of the Business Combination. Some figures may not add up due to rounding.

(2)      Due to Fintech’s February year end, the years presented in the Projections are not equivalent to calendar years. FY19 is representative of the 12 months ending of February 29, 2020, and the other columns of the Projections should be interpreted accordingly. At the time the Projections were presented to the Board, Fintech’s audit for the year ended February 29, 2020 was ongoing, as such the “FY19” column may differ from Fintech’s audited financials for the year ended February 29, 2020 presented in the “The year ended February 29, 2020 (audited)” column and elsewhere in this proxy statement/prospectus.

(3)      These items are not applicable as the information is not presented in Fintech’s audited financial statements for the year ended February 29, 2020.

(4)      Fintech calculates EBITDA by adding net finance costs, tax expense, depreciation and amortization expense to net income for the period. See “Operating and Financial Review and Prospects of Fintech — Non-IFRS Financial Matters” for information about Fintech’s EBITDA.

Satisfaction of 80% Test

It is a requirement under the Nasdaq rules that we complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.

As of the date of the execution of the Business Combination Agreement, the balance of funds in the trust account was approximately $257,236,268, and Netfin had $8,855,000 of deferred underwriting commissions plus taxes payable on the income earned on the trust account. In reaching its conclusion that the Business Combination meets the 80% test, Netfin’s board of directors looked at the aggregate purchase price to be paid in the Business Combination of approximately $585 million. In determining whether the purchase price represents the fair market value of Fintech, Netfin’s board of directors considered all of the factors described in the section entitled “The Business Combination Proposal — Netfin’s Board of Directors’ Reasons for Approval of the Business Combination,” and the fact that the purchase price for Fintech was the result of an arm’s length negotiation. As a result, Netfin’s board of directors concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the trust account. In light of the financial background and experience of the members of Netfin’s management team and its board of directors, Netfin’s board of directors believes that the members of Netfin’s management team and the board of directors are qualified to determine whether the Business Combination meets the 80% test. Netfin’s board of directors did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.

Sources and Uses of Proceeds for the Business Combination

The following table summarizes the sources and uses of proceeds from the Business Combination. Where actual amounts are not known or knowable, the figures below represent Netfin’s good faith estimate of such amounts.

$ in thousands

Sources	No Redemption	Max Redemption
Proceeds from trust account(1)	$255,080	$82,279
Seller Rollover Equity	525,000	525,000
Total Sources	$780,080	$607,279
Uses	No Redemption	Max Redemption
Cash Proceeds to Seller	$60,000	$60,000
Seller Rollover Equity	525,000	525,000
Estimated Fees & Expenses	18,000	18,000
Excess Cash	177,080	4,279
Total Uses	$780,080	$607,279

____________

(1)      As of December 31, 2019

Interests of Netfin’s Directors and Officers in the Business Combination

In considering the recommendation of the Board of Netfin to vote in favor of approval of the business combination proposal, the merger proposal, the charter amendments proposals and the adjournment proposal, shareholders should keep in mind that Netfin’s directors and executive officers, and entities affiliated with them, have interests in such proposals that are different from, or in addition to, those of Netfin shareholders generally. In particular:

•        the anticipated election of Richard Maurer, Netfin’s Chief Executive Officer, and Martin Jaskel, a member of the Board, as a member of the board of directors of Holdco;

•        the continued indemnification of former and current directors and officers of Netfin and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that Netfin’s Founders have waived their right to redeem any of their Ordinary Shares in connection with a shareholder vote to approve a proposed initial business combination;

•        the fact that the Founders beneficially own or have an economic interest in Ordinary Shares and private placement warrants that they purchased prior to, or simultaneously with, the IPO for which they have no redemption rights in the event an initial business combination is not effected in the required time period;

•        the fact that the Founders paid an aggregate of $25,000 for the Class B Shares, which will convert into 6,325,000 Class A Shares in accordance with the terms of the Current Charter, subject to adjustment, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $         based on the closing price of $         per Class A Share on Nasdaq on           , 2020;

•        the fact that the Sponsor paid approximately $6,810,000 for 618,000 private placement units, each comprised of one private placement share and one private placement warrant, and each such private placement warrant is exercisable commencing 30 days following the closing of the Business Combination for one Holdco ordinary share at $11.50 per share; and

•        if the trust account is liquidated, including in the event Netfin is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to Netfin if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

Recommendation of Netfin’s Board of Directors

After careful consideration of the matters described above, particularly the Company’s leading position in its industry, high quality assets, potential for growth and profitability, the Company’s competitive positioning, its global customer relationships, and technical skills, Netfin’s Board determined unanimously that each of the business combination proposal, the merger proposal, the charter proposals and the adjournment proposal, if presented, is fair to and in the best interests of Netfin and its shareholders. Netfin’s Board has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” each of these proposals.

The foregoing discussion of the information and factors considered by the Board is not meant to be exhaustive, but includes the material information and factors considered by the Board.

Certain U.S. Federal Income Tax Considerations

The following discussion sets forth the material U.S. federal income tax consequences to U.S. Holders (as defined below) of Ordinary Shares or Netfin Warrants of (i) the Business Combination, (ii) the ownership of Holdco Ordinary Shares following the Business Combination and (iii) the election to have public shares redeemed for cash. The information set forth in this section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, final, temporary and proposed U.S. treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Ordinary Shares or Netfin Warrants that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that hold Ordinary Shares or Netfin Warrants as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the alternative minimum tax, the Medicare tax on net investment income, or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        trusts and estates;

•        certain expatriates or former long-term residents of the United States;

•        persons that acquired Ordinary Shares or Netfin Warrants pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•        persons that hold Ordinary Shares or Netfin Warrants, or who will hold Holdco Ordinary Shares or Holdco Warrants, as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

•        persons who purchase Holdco Ordinary Shares as part of a private placement;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations;

•        passive foreign investment companies;

•        persons required to accelerate the recognition of any item of gross income with respect to Ordinary Shares as a result of such income being recognized on an applicable financial statement; and

•        persons who actually or constructively own 5 percent (measured by vote or value) or more of the Ordinary Shares, or, following the Business Combination, Holdco Ordinary Shares (except as specifically provided below) or the Sponsor or its affiliates.

This discussion does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Ordinary Shares or Netfin Warrants. Additionally, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold Ordinary Shares or Netfin Warrants through such entities. With respect to the consequences of holding Holdco Ordinary Shares, this discussion is limited to U.S. Holders who acquire such Holdco Ordinary Shares in connection with the Business Combination or as a result of the exercise of a Holdco Warrant.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Ordinary Shares or Netfin Warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of Holdco Ordinary Shares received in connection with the Business Combination or as a result of the exercise of a Holdco Warrant.

Additionally, this discussion does not address the conversion of Netfin Warrants into Ordinary Shares. Holders of Netfin Warrants should consult with their own tax advisors regarding the particular tax consequences to them of holding, exercising or disposing of the Netfin Warrants.

No ruling has been requested or will be obtained from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES OR NETFIN WARRANTS MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. NETFIN URGES BENEFICIAL OWNERS OF PUBLIC SHARES WHO CHOOSE TO HAVE THEIR ORDINARY SHARES REDEEMED FOR CASH OR WHO CHOOSE TO PARTICIPATE IN THE BUSINESS COMBINATION TO CONSULT THEIR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND OWNING AND DISPOSING OF HOLDCO’S ORDINARY SHARES AS A RESULT OF ITS PARTICULAR CIRCUMSTANCES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Certain U.S. Federal Income Tax Considerations of Participating in the Business Combination

In General

This section is subject in its entirety to the discussion in the section below entitled “— Passive Foreign Investment Company.” This section is addressed to U.S. Holders of Ordinary Shares that elect to participate in the Business Combination. It is intended that merger of Merger Sub with and into Netfin, together with the acquisition by Holdco of all of the issued and outstanding ordinary shares of Fintech, qualify as an exchange described in Section 351 of the Code. However, there can be no assurance that the IRS will not successfully challenge this position, and if so then the exchange of Ordinary Shares for Holdco Ordinary Shares may be a taxable exchange, and the tax consequences described herein may be materially different from those described below. The remainder of this discussion assumes that the transactions described above qualify as an exchange described in Section 351 of the Code.

A U.S. Holder who owns Ordinary Shares and who exchanges such Ordinary Shares for Holdco Ordinary Shares in the Business Combination generally will not recognize gain or loss. The aggregate tax basis for U.S. federal income tax purposes of the shares of Holdco received by such a U.S. Holder in the Business Combination will be the same as the aggregate adjusted tax basis of the Ordinary Shares surrendered in exchange therefor. The holding period of the shares of Holdco received in the Business Combination by such U.S. Holder will include the period during which the Ordinary Shares exchanged therefor were held by such U.S. Holder.

A U.S. Holder who holds only Netfin Warrants but not Ordinary Shares and whose Netfin Warrants automatically convert into a warrant to purchase Holdco Ordinary Shares will recognize gain or loss upon such exchange equal to the difference between the fair market value of the Holdco Warrant received and such U.S. Holder’s adjusted basis in its Netfin Warrant. A U.S. Holder’s basis in its Holdco Warrant deemed received in the Business Combination will equal the fair market value of such warrant. A U.S. Holder’s holding period in its Holdco Warrant will begin on the day after the Business Combination.

A U.S. Holder who receives Holdco Ordinary Shares in exchange for such U.S. Holder’s Ordinary Shares and whose Netfin Warrants automatically convert into warrants to purchase Holdco Ordinary Shares will recognize gain (if any) with respect to each Ordinary Share and Netfin Warrant held immediately prior to the Business Combination in an amount equal to the lesser of (i) the excess (if any) of the fair market value of the Holdco Ordinary Shares and warrants to acquire Holdco Ordinary Shares deemed received in exchange for such Ordinary Share or Netfin Warrant, as described below, over such U.S. Holder’s aggregate tax basis in the Ordinary Share or Netfin Warrant exchanged therefor and (ii) the fair market value of the warrants to acquire Holdco Ordinary Shares deemed received in exchange for such Ordinary Share or Netfin warrant. To determine the amount of gain, if any, that such U.S. Holder must recognize, the holder must compute the amount of gain or loss realized as a result of the Business Combination on a share-by-share and warrant-by-warrant basis by allocating the aggregate fair market value of (i) the Holdco Ordinary Shares received by such U.S. Holder and (ii) the warrants to purchase Holdco Ordinary Shares owned by such U.S. Holder as a result of the Business Combination among the Ordinary Shares and Netfin Warrants owned by such U.S. Holder immediately prior to the Business Combination in proportion to their fair market values. Any loss recognized by a U.S. Holder is disallowed.

Passive Foreign Investment Company

A foreign (i.e., non-U.S.) corporation will be a “passive foreign investment company” (a “PFIC”) for U.S. tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because Netfin is a blank check company, with no current active business, Netfin believes that it is likely that Netfin will meet the PFIC asset or income test for its current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to Netfin is uncertain and will not be known until after the close of our current taxable year and, perhaps, until after the end of our two taxable years following our start-up year. After the acquisition of a company or assets in a business combination, Netfin may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of its passive income and assets as well as the passive income and assets of the acquired business. If the company that Netfin acquires in a business combination is a PFIC, then it will likely not qualify for the start-up exception and will be a PFIC for its current taxable year. The actual PFIC status of Netfin for its current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the start-up exception to our current taxable year, perhaps until after the end of our two taxable years following our start-up year). Accordingly, there can be no assurance with respect to the status of Netfin as a PFIC for its current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

If Netfin is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of its securities and, in the case of the Ordinary Shares, the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for its first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such Ordinary Shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of Netfin’s securities (which may include gain realized by reason of transfers of Ordinary Shares or Netfin Warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes); and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Netfin’s securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for Netfin’s securities).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for Netfin’s securities;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Netfin’s first taxable year in which it was a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year(s) of the U.S. Holder.

In general, if Netfin is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to the Ordinary Shares by making a timely and valid QEF election (or a QEF election along with a purging election) (if eligible to do so). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of the net capital gains of Netfin (as long-term capital gain) and Netfin’s other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which Netfin’s taxable year ends if Netfin is treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its Netfin Warrants to acquire Ordinary Shares. As a result, if a U.S. Holder sells or otherwise disposes of such Netfin Warrants (other than upon exchange of Netfin Warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if Netfin were a PFIC at any time during the period the U.S. Holder held the Netfin Warrants. If a U.S. Holder that exercises such Netfin Warrants properly makes and maintains a QEF election with respect to the newly acquired Ordinary Shares (or has previously made a QEF election with respect to the Ordinary Shares), the QEF election will apply to the newly acquired Ordinary Shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Ordinary Shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Netfin Warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the Ordinary Shares acquired upon the exercise of the Netfin Warrants by the gain recognized and will also have a new holding period in such Ordinary Shares for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from Netfin. If Netfin determines it is a PFIC for any taxable year, it will endeavor to provide to a U.S. Holder upon written request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that Netfin will timely provide such required information or that Netfin will have timely knowledge of its status as a PFIC or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for Netfin’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of the Ordinary Shares that has made a QEF election generally will be currently taxed on its pro rata shares of our earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to the PFIC status of Netfin will be made annually, an initial determination it is a PFIC will generally apply for subsequent years to a U.S. Holder who held Netfin securities while it was a PFIC, whether or not it meets the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for the first taxable year Netfin is a PFIC in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of Netfin that ends within or with a taxable year of the U.S. Holder and in which Netfin is not a PFIC. On the other hand, if the QEF election is not effective for each of the taxable years in which Netfin is a PFIC and the U.S. Holder holds (or is deemed to hold) Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of the tax year in which Netfin qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in the Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares and for which Netfin is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income each year that Netfin is treated as a PFIC the excess, if any, of the fair market value of such U.S. Holder’s Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of such Ordinary Shares at the end of the U.S. Holder’s taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which Netfin is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares and for which Netfin is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to Netfin Warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Ordinary Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to the Ordinary Shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Netfin securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Certain U.S. Federal Income Tax Considerations of Owning Holdco Ordinary Shares

This section is addressed to U.S. Holders of Ordinary Shares that receive Holdco Ordinary Shares in the Business Combination.

Taxation of Dividends and Other Distributions on Holdco Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by Holdco to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of Holdco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will generally not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or Holdco is eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) Holdco is not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to Holdco Ordinary Shares.

To the extent that the amount of the distribution exceeds Holdco’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Holdco Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. Holdco does not intend to calculate its earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Holdco Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Holdco Ordinary Share equal to the difference between the amount realized (in U.S. dollars) for the Ordinary Share and your tax basis (in U.S. dollars) in the Ordinary Share. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held Holdco Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. In determining the value and composition of its assets for purposes of the PFIC asset test, (1) the cash Holdco owns at any time will generally be considered to be held for the production of passive income and (2) the value of Holdco’s assets must be determined based on the market value of its Ordinary Shares from time to time, which could cause the value of its non-passive assets to be less than 50% of the value of all of its assets (including cash) on any particular quarterly testing date for purposes of the asset test.

A determination as to whether Holdco is a PFIC with respect to any particular tax year will be made following the end of such tax year. If Holdco is a PFIC for any year during which you hold Holdco Ordinary Shares, it will continue to be treated as a PFIC for all succeeding years during which you hold such Ordinary Shares. However, if Holdco ceases to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If Holdco is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Holdco securities and, in the case of Holdco Ordinary Shares, the U.S. Holder did not make a timely “mark-to-market” election, as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of Holdco securities (which may include gain realized by reason of transfers of Holdco Ordinary Shares or Holdco Warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes); and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Holdco securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for such securities;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Holdco’s first taxable year in which it is a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year(s) of the U.S. Holder.

If a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a “mark-to-market” election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Holdco Ordinary Shares and for which Holdco is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Holdco Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income each year that Holdco is treated as a PFIC the excess, if any, of the fair market value of such U.S. Holder’s Holdco Ordinary Shares at the end of its taxable year over the adjusted basis in its Holdco Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of the adjusted basis of its Holdco Ordinary Shares over the fair market value of such shares at the end of the U.S. Holder’s taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Holdco Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the shares in a taxable year in which Holdco is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) Holdco Ordinary Shares and for which Holdco is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to Holdco Warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Holdco Ordinary Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to the Holdco Ordinary Shares under their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. Holdco does not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Holdco Ordinary Shares in any taxable year in which Holdco is a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Holdco Ordinary Shares, including regarding distributions received on the Holdco Ordinary Shares and any gain realized on the disposition of such shares.

If you do not make a timely “mark-to-market” election (as described above), and if Holdco were a PFIC at any time during the period you hold its ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if Holdco ceases to be a PFIC in a future year, unless you make a “purging election” for the year Holdco ceases to be a PFIC. A “purging election” creates a deemed sale of such Holdco Ordinary Shares at their fair market value on the last day of the last year in which Holdco is treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Holdco Ordinary Shares on the last day of the last year in which Holdco is treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Holdco Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in Holdco Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

Dividend payments with respect to Holdco Ordinary Shares and proceeds from the sale, exchange or redemption of Holdco Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information. Transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Federal Income Tax Considerations of Exercising Redemption Rights

This section is addressed to U.S. Holders of public shares that elect to have their public shares redeemed for cash (we refer to these U.S. Holders as “Redeeming U.S. Holders”). A Redeeming U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the redemption and such shareholder’s adjusted basis in the public shares exchanged therefor if the Redeeming U.S. Holder’s ownership of public shares is completely terminated or if the redemption meets certain other tests described below. Special constructive ownership rules apply in determining whether a Redeeming U.S. Holder’s ownership of public shares is treated as completely terminated. If gain or loss treatment applies, such gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. Shareholders who hold different blocks of public shares (generally, Ordinary Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon redemption that does not completely terminate the Redeeming U.S. Holder’s interest may still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Redeeming U.S. Holder, that Redeeming U.S. Holder is deemed to own not just stock actually owned but also any stock underlying a right to acquire stock, such as the warrants, and also, in some cases, stock owned by certain family members, certain estates and trusts of which the Redeeming U.S. Holder is a beneficiary, and certain affiliated entities.

Generally, the redemption will be “substantially disproportionate” with respect to the Redeeming U.S. Holder if (i) the Redeeming U.S. Holder’s percentage ownership of the outstanding voting stock (including all classes which carry voting rights) of Netfin is reduced immediately after the redemption to less than 80% of the Redeeming U.S. Holder’s percentage interest in such stock immediately before the redemption; (ii) the Redeeming U.S. Holder’s percentage ownership of the outstanding Ordinary Shares (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption; and (iii) the Redeeming U.S. Holder owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of shares of Netfin entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Redeeming U.S. Holder will depend upon the particular circumstances of that U.S. Holder. At a minimum, however, the redemption must result in a meaningful reduction in the Redeeming U.S. Holder’s actual or constructive percentage ownership of Netfin. The IRS has ruled that any reduction in a shareholder’s proportionate interest is a “meaningful reduction” if the shareholder’s relative interest in the corporation is minimal and the shareholder does not have meaningful control over the corporation.

If none of the redemption tests described above give rise to capital gain or loss, the consideration paid to the Redeeming U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of Netfin’s current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in the shareholder’s “holding period.” Any distribution in excess of Netfin’s earnings and profits will reduce the Redeeming U.S. Holder’s basis in the public shares (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the public shares.

As these rules are complex, U.S. Holders of public shares considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

This discussion is intended to provide only a summary of certain material United States federal income tax consequences of the Merger to holders of Netfin securities. The disclosure in this section, in so far as it relates to matters of U.S. federal income tax law, constitutes the opinion of White & Case LLP, a copy of which is filed as Exhibit 8.1 to this proxy statement/prospectus. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any non-U.S., state or local tax consequences of the Business Combination. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or non-U.S. income or other tax consequences to you of the Business Combination.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of Holdco. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of Holdco’s securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of Holdco’s ordinary shares or on an instrument of transfer in respect of such shares.

Holdco has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law
(2018 Revision)
Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Law (2018 Revision), the Financial Secretary undertakes with Holdco:

1.      That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to Holdco or its operations; and

2.      In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    On or in respect of the shares, debentures or other obligations of Holdco; or

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of 20 years from the date hereof.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”). Under this method of accounting, Netfin will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following factors: (i) Fintech’s existing operations will comprise the ongoing operations of the combined company, (ii) Fintech’s senior management will comprise the senior management of the combined company, and (iii) the former owners and management of Fintech will have control of the board of directors after the Business Combination by virtue of being able to appoint a majority of the directors of the combined company. In accordance with guidance applicable to these circumstances, the Business Combination will be treated as the equivalent of Fintech issuing shares for the net assets of Netfin, accompanied by a recapitalization. The net assets of Netfin will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Fintech.

Regulatory Matters

The Business Combination is not subject to any U.S. federal or state regulatory requirements or approvals.

Upon Closing, Merger Sub and Netfin shall execute the Plan of Merger, and file the Plan of Merger and such other documents as required by the Companies Law with the Registrar of Companies of the Cayman Islands as provided in the applicable provisions of the Companies Law. The merger shall become effective upon Closing when the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the entry into the Business Combination Agreement, dated as of July 29, 2020, by and among Netfin, Netfin Holdco (“Holdco”), Symphonia Strategic Opportunities Limited (“SSOL”), IKON Strategic Holdings Fund (“IKON” and together with SSOL, the “Sellers”), Netfin Merger Sub (the “Merger Sub”) and MVR Netfin LLC, which, among other things, provides for (i) the acquisition of all of the outstanding equity interests of Fintech by Holdco for an aggregate of $60,000,000 in cash and the issuance of 51,622,419 ordinary shares, following which Fintech will become a wholly-owned subsidiary of Holdco, and (ii) the merger of Merger Sub with and into Netfin, with Netfin surviving the merger as a wholly-owned subsidiary of Holdco, be confirmed, ratified and approved in all respects.”

Required Vote

The approval of the business combination proposal requires approval by “Ordinary Resolution” as set out above as a matter of Cayman Islands law.

The approval of the condition precedent proposals is a condition to the consummation of the Business Combination. If the condition precedent proposals are not approved, the other proposals (except an adjournment proposal, as described below) will not be presented to the shareholders for a vote.

THE NETFIN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE NETFIN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

THE BUSINESS COMBINATION AGREEMENT

For a discussion of the structure of the Business Combination and consideration provisions of the Business Combination Agreement, see the section entitled “The Business Combination Proposal.” Such discussion and the following summary of other material provisions of the Business Combination Agreement is qualified by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. All shareholders are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the business combination. In particular, the assertions embodied in representations and warranties by the parties contained in the Business Combination Agreement are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also qualified, modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Netfin and Sellers do not believe that these schedules contain information that is material to an investment decision.

Closing and Effective Time of the Business Combination

The closing of the Business Combination will take place promptly following the satisfaction of the conditions described below under the subsection entitled “Conditions to the Closing of the Business Combination,” unless Netfin and the Sellers agree in writing to another time or unless the Business Combination Agreement is terminated. The Business Combination is expected to be consummated promptly after the meeting of Netfin’s shareholders described in this proxy statement/prospectus.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of the Sellers regarding Fintech, relating, among other things, to:

•        corporate matters, including due organization, existence and good standing;

•        authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents;

•        consent, approval or authorization of governmental authorities;

•        non-contravention;

•        capitalization;

•        the absence of any subsidiaries;

•        charter documents;

•        financial statements;

•        absence of undisclosed liabilities;

•        litigation;

•        contracts;

•        compliance with laws;

•        intellectual property and IT matters;

•        environmental matters;

•        accounts receivable;

•        employees;

•        employee benefits and compensation;

•        real property;

•        title to and sufficiency of assets;

•        tax matters;

•        anti-corruption, sanctions and anti-money laundering compliance;

•        finders’ fees

•        permits;

•        absence of certain changes;

•        insurance;

•        affiliate agreements; and

•        information supplied.

The Business Combination Agreement contains representations and warranties of Netfin relating, among other things, to:

•        corporate matters, including due organization, existence and good standing;

•        authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents;

•        consent, approval or authorization of governmental authorities;

•        non-contravention;

•        capitalization;

•        SEC filings and financial statements;

•        Form F-4; proxy statement/prospectus

•        absence of certain changes;

•        compliance with laws;

•        actions; governmental orders; permits;

•        taxes and returns;

•        employees and employee benefit plans;

•        properties;

•        transactions with affiliates;

•        Investment Company Act of 1940;

•        finders and brokers;

•        certain business practices;

•        trust account;

•        financial capacity; and

•        independent investigation.

The Business Combination Agreement contains representations and warranties of Holdco and Merger Sub relating, among other things, to:

•        corporate matters, including due organization, existence and good standing;

•        authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents;

•        consent, approval or authorization of governmental authorities;

•        non-contravention;

•        capitalization;

•        title and ownership of the Holdco shares to be issued to the Sellers;

•        Holdco and Merger Sub activities; and

•        finders and brokers.

Covenants

During the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), each of Netfin and the Sellers have agreed to conduct their, and certain of their respective subsidiaries’, businesses in the ordinary course in all material respects, to comply with all material laws and to take all commercially reasonable measures to materially preserve their business organizations, material assets and keep available the services of certain personnel, all as consistent with past practices.

The Sellers have also agreed that, unless otherwise required or permitted under the Business Combination Agreement or applicable law, Fintech will not take the following actions during the Interim Period without the prior written consent of Netfin (which consent will not be unreasonably withheld, conditioned or delayed):

•        amend, waive or otherwise change, its organizational documents;

•        authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third person with respect to such securities;

•        split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or declare, accrue, pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•        enter into, assume, assign, partially or completely amend any material term of, modify any material term of or terminate (excluding any expiration in accordance with its terms) certain material contracts including any real property leases, any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which it is a party or by which it is bound (other than entry into or renewal of such agreements in the ordinary course consistent with past practice);

•        incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise) in excess of $250,000 (individually or in the aggregate), make any loan, investment or advancement to a third party, or guarantee or endorse the indebtedness, liability or obligation of any person;

•        make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or other controversy relating to taxes, file any amended tax return or claim for refund, or make any material change in its accounting or tax policies or procedures, except as required by applicable law or in compliance with International Financial Reporting Standards, as applicable;

•        enter into any agreements or material transactions with any Seller or affiliate of a Seller or any of their officers, directors, consultants, advisors or other representatives outside of the ordinary course consistent with past practice;

•        terminate, waive or assign any material right under any material contract to which it is a party, other than the termination, waiver or assignment of such material rights in the ordinary course consistent with past practice;

•        establish any subsidiary or enter into any new line of business;

•        permit any insurance policies protecting material assets to lapse unless a comparable replacement policy is underwritten simultaneously;

•        make any change in accounting methods, principles or practices, except to the extent required to comply with the International Financial Reporting Standards and after consulting the outside auditors, as applicable;

•        waive, release, assign, settle or compromise any claim, action or proceeding (including those relating to the Business Combination Agreement or the transactions contemplated thereby) other than those that involve only the payment of monetary damages not in excess of $250,000 (individually or in the aggregate) net of insurance, or otherwise pay, discharge or satisfy any material actions, liabilities or obligations, unless such amount has been reserved in the most recent unaudited financial statements;

•        acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course;

•        make capital expenditures in excess of $500,000 individually for any project (or set of related projects) or $2,000,000 in the aggregate;

•        adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•        sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights; or

•        authorize or agree to do any of the foregoing actions.

Netfin also agreed that, unless otherwise required or permitted under the Business Combination Agreement, none of Netfin, Holdco or Merger Sub will take the following actions during the Interim Period without the prior written consent of the Sellers (which consent will not be unreasonably withheld, conditioned or delayed):

•        amend, waive or otherwise change, its organizational documents;

•        acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

•        adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, bankruptcy, merger or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto;

•        engage in any commercial business;

•        make any material change in any method of accounting or accounting practice policy other than as required by applicable law;

•        make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or other controversy relating to taxes, file any amended tax return or claim for refund, or make any material change in its accounting or tax policies or procedures, except as required by applicable law or in compliance with U.S. GAAP, as applicable;

•        authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third person with respect to such securities;

•        split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•        incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise) (individually or in the aggregate), make any loan, investment or advancement to a third party, or guarantee or endorse the indebtedness, liability or obligation of any person, except certain indebtedness from the Sponsor or its affiliates up to an aggregate of $1,500,000;

•        amend, waive or otherwise change the Investment Management Trust Agreement, dated as of July 30, 2019, by and between Netfin and Continental, in any manner adverse to Netfin;

•        undertake any operations or actions, except for operation or actions as are reasonable and appropriate in furtherance of the transactions contemplated by the Business Combination Agreement, or

•        authorize or agree to do any of the foregoing actions.

The Business Combination Agreement also contains additional covenants of the parties, including among other things covenants regarding:

•        the provision of reasonable access to certain information during the Interim Period;

•        delivery of Fintech’s audited financial statements for the periods ended February 28, 2019 and February 29, 2020, together with all related notes and schedules thereto prepared in accordance with IFRS applied on a consistent basis throughout the covered periods and Regulation S-X, accompanied by a signed report of Fintech’s independent auditor with respect thereto, which report shall refer to the standards of the International Accounting Standards Board and be audited in accordance with the requirements of the Public Company Accounting Oversight Board and shall be unqualified;

•        no solicitation of, or entering into, any alternative competing transactions;

•        no insider trading;

•        notifications of certain consent requirements, the occurrence of facts or circumstances that would result in, or that reasonably could be expected to result in, a condition to the Closing of the Business Combination not being satisfied or being materially delayed, and other matters;

•        efforts to consummate the Closing and obtain third party and regulatory approvals;

•        the preparation and filing of this proxy statement/prospectus and the solicitation of proxies from the Netfin shareholders to vote on the proposals that will be presented for consideration at the special meeting;

•        restrictions on public announcements;

•        protection of confidential information;

•        the resignation of Holdco directors and officers and the appointment of the post-closing Holdco board of directors and officers set forth in the Business Combination Agreement;

•        customary indemnification of, and provision of insurance with respect to, former and current officers and directors of Fintech, Netfin, Holdco and Merger Sub;

•        use of trust proceeds prior to and after the Closing;

•        efforts to minimize the amount of funds redeemed from the Trust Account in connection with the Business Combination;

•        efforts to maintain Netfin’s status as a public company, and for the Netfin units to be listed on, Nasdaq;

•        Netfin timely public filings;

•        efforts to cause the Holdco Ordinary Shares to be issued to current Netfin shareholders and the Sellers pursuant to the merger of Netfin and Merger Sub and the Business Combination Agreement to be listed on Nasdaq;

•        adoption of an omnibus equity incentive plan for Holdco and its subsidiaries’ management, employees and other eligible participants;

•        the execution of certain employment agreements at Fintech; and

•        the termination of selected management agreements.

Earnout Share Consideration and Adjusted EBITDA*

The Business Combination Agreement provides that the Sellers will be entitled to receive an additional 15,000,000 Holdco Ordinary Shares or “Earnout Share Consideration” after the closing of the Business Combination: (i) 5,000,000 Holdco Ordinary Shares on the earlier to occur of (a) the date on which Holdco’s audited financial statements for the fiscal year ending February 28, 2021 become available, if Holdco’s Adjusted EBITDA* calculated using such Holdco audited financial statements exceeds $35,838,245 or (b) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $13.00 for 20 trading days within any 30-day trading period during the one-year period immediately following the closing of the Business Combination; (ii) 5,000,000 Holdco Ordinary Shares on the earlier to occur of (a) the date on which Holdco’s audited financial statements for the fiscal year ending February 28, 2022 become available, if Holdco’s Adjusted EBITDA* calculated using such audited financial statements exceeds $75,901,142 or (b) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $15.00 for 20 trading days within any 30-day trading period during the two-year period immediately following the closing of the Business Combination; and (iii) 5,000,000 Holdco Ordinary Shares on the earlier to occur of (a) the date on which Holdco’s audited financial statements for the fiscal year ending February 28, 2023 become available, if Holdco’s Adjusted EBITDA* calculated using such audited financial statements exceeds $125,657,831 or (b) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $17.00 for 20 trading days within any 30-day trading period during the three-year period immediately following the closing of the Business Combination.

Holdco’s Adjusted EBITDA* is defined in the Business Combination Agreement as the net income before interest, income taxes, depreciation, amortization, and any extraordinary, unusual or non-recurring charges (including costs and expenses incurred in connection with any actual or potential mergers, acquisition or similar transactions) of Holdco (together with its Subsidiaries), calculated in accordance with the measurement guidance in IFRS, as defined in the Business Combination Agreement. Holdco’s Adjusted EBITDA* differs from the calculation of Fintech’s EBITDA*, as shown in “Operating and Financial Review and Prospects of Fintech — Non-IFRS Financial Matters.”

Conditions to the Closing of the Business Combination

General Conditions

The obligation of the parties to consummate the Business Combination, in addition to the individual conditions described below, are conditioned upon, among other things, each of the following:

•        the (i) business combination proposal, (ii) the merger proposal and (iii) any other proposal reasonably agreed by Netfin and the Sellers to be necessary and appropriate in connection with the transaction contemplated by the Business Combination Agreement that are submitted to the vote of the Netfin shareholders at the meeting in accordance with this proxy statement/prospectus have been approved by the requisite vote of the Netfin shareholders at the meeting;

•        the receipt with respect to the Sellers, Netfin, Holdco or Merger Sub of all requisite consents obtained from or made with any governmental authorities to consummate the Business Combination have been made;

•        expiration of any waiting or review period under applicable antitrust laws;

•        no law or order preventing or prohibiting the Business Combination;

•        Netfin having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the exercise of redemption rights by Netfin shareholders who choose to exercise such rights;

•        the appointment of members to Holdco’s board of directors as set forth in the Business Combination Agreement;

•        this proxy statement/prospectus shall have become effective, no stop order shall have been issued that remains in effect and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending;

•        the approval for listing by Nasdaq of the shares of Holdco to be issued in connection with the Business Combination; and

•        the memorandum of association and articles of association of Holdco shall have been amended and restated in their entirety in the form attached to the Business Combination Agreement.

Sellers’ Conditions to Closing

The obligations of the Sellers to consummate the Business Combination contemplated by the Business Combination Agreement also are conditioned upon, among other things:

•        the accuracy of the representations and warranties of Netfin and Holdco (subject to customary bring-down standards);

•        Netfin, Holdco and Merger Sub having performed in all material respects its obligations and complied in all material respects with its agreements and covenants under the Business Combination Agreement required to be performed or complied with by it on or prior to the date of the Closing;

•        the absence of any material adverse effect with respect to Netfin or Holdco since the date of the Business Combination Agreement and which is continuing and uncured;

•        the delivery of certificates certifying the satisfaction of the closing conditions with respect to the accuracy of the representations and warranties, the performance and compliance with obligations and covenants and the absence of any material adverse effect with respect to each Netfin and Holdco, signed by an officer of Netfin and Holdco respectively;

•        receipt by the Sellers of the Registration Rights Agreement, duly executed by Netfin, Holdco and the Sponsor (in its capacity as the Netfin Representative);

•        receipt by the Sellers of each Lock-Up Agreement, duly executed by Netfin, Holdco and the Sponsor (in its capacity as the Netfin Representative); and

•        Netfin’s expenses in connection to the Business Combination, including deferred expenses of its initial public offer upon consummation of the Business Combination, shall not exceed $23,000,000.

Netfin, Holdco and Merger Sub’s Conditions to Closing

The obligations of Netfin, Holdco and Merger Sub to consummate the Business Combination contemplated by the Business Combination Agreement also are conditioned upon, among other things:

•        the accuracy of the representations and warranties of the Sellers (subject to customary bring-down standards);

•        each Seller having performed in all material respects its obligations and complied in all material respects with its agreements and covenants under the Business Combination Agreement required to be performed or complied with by it on or prior to the date of the Closing;

•        the absence of any material adverse effect since the date of the Business Combination Agreement and which is continuing and uncured;

•        the delivery of certificates from each Seller certifying the satisfaction of the closing conditions with respect to the accuracy of the representations and warranties, the performance and compliance with obligations and covenants and the absence of any material adverse effect with respect to such Seller;

•        the delivery of certificates from each Seller’s secretary certifying the organizational documents as in effect as of the Closing, the resolutions of its board of directors and shareholders authorizing Business Combination Agreements and the related ancillary agreements, and the incumbency of its officers authorized to sign such agreements;

•        the delivery of good standing certificates (or similar documents applicable for such jurisdictions) for Fintech from its jurisdiction of organization and from each other jurisdiction in which Fintech is qualified to do business as a foreign corporation, each certified as of a date no later than twenty (20) days prior to the Closing;

•        receipt by Netfin of the Registration Rights Agreement, duly executed by each Seller or any of its respective transferees, successors or assigns;

•        receipt by Netfin of the Lock-Up Agreement for each Seller and any of its respective transferees, successors or assigns, duly executed by such Seller and any of its respective transferees, successors or assigns;

•        receipt by Netfin from the Sellers of share certificates and other documents evidencing the transfer to Holdco or Netfin, as applicable, of the shares of Fintech;

•        receipt by Netfin of (i) a certified true copy of the resolutions passed by the board of directors of Fintech approving each of the transactions described in the Business Combination Agreement regarding the sale of shares of Fintech and the issuance of new share certificates to the transferees thereof, the lodgement of the notice of transfer of the share of Fintech with the Singapore Registrar, in order for the transfer of such shares to be updated in the electronic register of members of Fintech and (ii) a letter addressed to the Commissioner of Stamp Duties of Singapore certifying the net asset value per share of each of Fintech and a certified true copy of the latest available audited or management accounts of each of Fintech;

•        evidence of termination of selected management agreements, in form and substance reasonably satisfactory to Netfin; and

•        receipt by Netfin of Fintech’s audited financial statements for the 12-month period ended February 29, 2020 that do not materially deviate from the unaudited financial statements for the same period previously provided by the Sellers to Netfin.

Waiver

Any party to the Business Combination Agreement may, at any time prior to the closing of the Transactions, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of the Business Combination Agreement. Notwithstanding the foregoing, pursuant to Netfin’s Current Charter, Netfin cannot consummate the proposed business combination if it has less than $5,000,001 of net tangible assets remaining after the closing.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Netfin and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation.

Termination

The Business Combination Agreement may be terminated and the transactions contemplated thereby abandoned, as follows:

•        by written consent of the Sellers and Netfin;

•        by written notice from the Sellers or Netfin to the other, if any of the conditions to the Closing set forth in the Business Combination Agreement have not been satisfied or waived by July 29, 2021 (the “Outside Date”); provided, however, that this right to terminate the Business Combination Agreement will not be available to a party if the breach or violation by such party or its affiliates of any representation, warranty, covenant or obligation under the Business Combination Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

•        by written notice from Netfin to the Sellers, if (i) there has been a breach by the Sellers of any of their respective representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any representation or warranty of the Sellers becomes untrue or inaccurate, in any case, which would result in a failure of certain conditions of Netfin to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) 30 days after written notice of such breach or inaccuracy is provided by Netfin or (B) the Outside Date; provided, that Netfin will not have this right to terminate the Business Combination Agreement if at such time Netfin, Holdco or Netfin Merger Sub is in material uncured breach of the Business Combination Agreement;

•        by written notice from the Sellers to Netfin, if (i) there has been a material breach by Netfin, Holdco or Netfin Merger Sub of any of their respective representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any representation or warranty of Netfin or Holdco becomes materially untrue or materially inaccurate, in any case, which would result in a failure of certain conditions of the Sellers to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) 30 days after written notice of such breach or inaccuracy is provided by the Sellers or (B) the Outside Date; provided, that the Sellers will not have this right to terminate the Business Combination Agreement if at such time any Seller is in material uncured breach of this Agreement;

•        by written notice from Netfin to the Sellers, if there has been a material adverse effect on Fintech following during the Interim Period and which is uncured and continuing;

•        by written notice from the Sellers or Netfin to the other, if Netfin fails to obtain the approval of its shareholders for the Business Combination at the meeting (subject to any adjournment, recess or postponement of the meeting); and

•        by written notice from the Sellers or Netfin to the other, if the consummation of the merger of Netfin with Merger Sub is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statute, rule or regulation.

Effect of Termination

In the event of proper termination by either Netfin or the Sellers, the Business Combination Agreement will become void and have no effect (other than with respect to certain surviving obligations specified in the Business Combination Agreement), without any liability on the part of any party thereto or its respective affiliates, officers, directors, employees or shareholders, other than liability of any party thereto for any intentional and willful breach of the Business Combination Agreement by such party occurring prior to such termination.

Fees and Expenses

Except as provided for in the Business Combination Agreement, all fees and expenses incurred in connection with the Business Combination Agreement and the Business Combination will be paid by the party incurring such expenses; provided, that upon and subject to the occurrence of the Closing, the expenses of each party to the Business Combination Agreement, including any stamp duty payable to any governmental authority as a result of the Business Combination, will be paid or reimbursed by Holdco.

Amendments

The Business Combination Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. Netfin would file a Current Report on Form 8-K and issue a press release to disclose any amendment to the Business Combination Agreement entered into by the parties. If such amendment is material to investors, a proxy statement supplement would also be sent to holders of Netfin ordinary shares as promptly as practicable.

Governing Law; Consent to Jurisdiction

The Business Combination Agreement is governed by the laws of the State of New York, except that the merger of Merger Sub into Netfin will be governed by Cayman Islands law. The parties to the Business Combination Agreement have irrevocably submitted to the exclusive jurisdiction of federal and state courts of the State of New York.

THE MERGER PROPOSAL

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the Business Combination Netfin will merge with and into Merger Sub, with Netfin surviving as a wholly-owned subsidiary of Holdco. See the section entitled “The Business Combination Proposal” for a description of this merger and its structure as it relates to the Business Combination.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED as a Special Resolution that:

a.      Netfin Acquisition Corp. be authorised to merge with Netfin Merger Sub so that Netfin Acquisition Corp. be the surviving company and all the undertaking, property and liabilities of Netfin Merger Sub vest in Netfin Acquisition Corp. by virtue of such merger pursuant to the Companies Law (2020 Revision) of the Cayman Islands;

b.      the Plan of Merger in the form attached to the proxy statement/prospectus as Annex C (the “Plan of Merger”) be authorised, approved and confirmed in all respects;

c.      that Netfin Acquisition Corp. be authorised to enter into the Plan of Merger;

d.      upon the Effective Date (as defined in the Plan of Merger), that the changing of the name of the Surviving Company from “Netfin Acquisition Corp.” to “Triterras, Inc.” is approved in all respects;

e.      upon the Effective Date (as defined in the Plan of Merger), that the increasing of the authorised share capital of the Surviving Company as set out below is approved in all respects:

from US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preferred shares of a par value of US$0.0001 each;

to US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each;

by the re-designation of all issued and unissued Class A ordinary shares of a par value of US$0.0001 each into ordinary shares of a par value of US$0.0001 each;

by the re-designation of all issued and unissued Class B ordinary shares of a par value of US$0.0001 each into ordinary shares of a par value of US$0.0001 each;

by the re-designation of all issued and unissued preference shares of a par value of US$0.0001 each into ordinary shares of a par value of US$0.0001 each; and

by the creation of an additional 279,000,000 ordinary shares of a par value of US$0.0001 each the form of the amended and restated memorandum and articles of association attached to the Plan of Merger; and

f.       upon the Effective Date (as defined in the Plan of Merger), that the amending and restating of the amended and restated memorandum and articles by the Surviving Company in the form of the amended and restated memorandum and articles of association attached to the Plan of Merger is approved in all respects.”

Required Vote

The approval of the Merger Proposal will require a “Special Resolution” as set out above as a matter of Cayman Islands law. The Merger Proposal will not be submitted if the Business Combination Proposal is not approved. The approval of the condition precedent proposals is a condition to the consummation of the Business Combination. If the condition precedent proposals are not approved, the other proposals (except an adjournment proposal, as described below) will not be presented to the shareholders for a vote.

NETFIN’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE CHARTER PROPOSALS

The charter proposals, if approved, will approve, on a non-binding basis, the following material differences between the constitutional documents of Holdco that will be in effect upon the closing of the Business Combination and the Current Charter:

•        the name of the new public entity will be “Triterras, Inc.” as opposed to “Netfin Acquisition Corp.”;

•        Holdco will authorize an increased share capital of 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each by: (a) the redesignation of all issued and unissued Class A Shares and Class B Shares as Holdco Ordinary Shares; (b) the creation of an additional 249,000,001 Holdco Ordinary Shares, each with the rights set out in the constitutional documents of Holdco; (c) the redesignation of all unissued Netfin preference shares as Holdco preference shares; and (d) the creation of an additional 29,999,999 preference shares; and

•        Holdco’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that the Current Charter contains.

This vote, however, will not actually result in shareholders of Netfin approving Holdco’s constitutional documents or amendments to Netfin’s corporate governing documents but instead will simply approve the aforementioned material differences in the two sets of documents.

In the judgment of the Board, the charter proposals are desirable for the following reasons:

•        The name of the new public entity is desirable to reflect the Business Combination with Fintech and the combined business going forward.

•        The increased share capital is desirable for Holdco to have adequate authorized capital to facilitate the transactions contemplated by the Business Combination, to provide support for Holdco’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions); and

•        The provisions that relate to the operation of Netfin as a blank check company prior to the consummation of its initial business combination and would not be applicable to Holdco (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED as a Special Resolution that, on a conditional and non-binding basis, that the following material differences between the constitutional documents of Netfin Holdco that will be in effect upon the closing of the Business Combination and Netfin’s current amended and restated memorandum and articles of association (the “Current Charter”): (i) the name of the new public entity will be “Triterras, Inc.” as opposed to “Netfin Acquisition Corp.”; (ii) Holdco will authorize an increased share capital of 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each by: (a) the redesignation of all issued and unissued Class A Shares and Class B Shares as Holdco Ordinary Shares; (b) the creation of an additional 249,000,001 Holdco Ordinary Shares, each with the rights set out in the constitutional documents of Holdco; (c) the redesignation of all unissued Netfin preference shares as Holdco preference shares; and (d) the creation of an additional 29,999,999 preference shares; and (iii) the constitutional documents of Holdco will not include the various provisions applicable only to special purpose acquisition companies that the Current Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time) be confirmed, ratified and approved in all respects.

Required Vote

If the condition precedent proposals are not approved, the charter proposals will not be presented at the meeting.

The approval of each of the charter proposals will require a “Special Resolution” as set out above as a matter of Cayman Islands law.

A copy of Holdco’s constitutional documents, as will be in effect assuming the consummation of the Business Combination, is attached to this proxy statement/prospectus as Annex B.

NETFIN’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE CHARTER PROPOSALS.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Board to submit a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event Netfin is unable to consummate the Business Combination. In no event will Netfin solicit proxies to adjourn the meeting or consummate the Business Combination beyond the date by which it may properly do so under the Current Charter. The purpose of the adjournment proposal is to provide more time for the Founders, Netfin, the Sellers and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the business combination proposal and to meet the requirements that are necessary to consummate the Business Combination. See the section entitled “The Business Combination Proposal — Interests of Netfin’s Directors and Officers in the Business Combination.”

In addition to an adjournment of the meeting upon approval of an adjournment proposal, the Board is empowered under Cayman Islands law to postpone the meeting at any time prior to the meeting being called to order. In such event, Netfin will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its shareholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented at the meeting and is not approved by the shareholders, the Board may not be able to adjourn the meeting to a later date if Netfin is unable to consummate the Business Combination (because either the business combination proposal is not approved or the conditions to consummating the Business Combination have not been met). In such event, the Business Combination would not be completed.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, the adjournment of the meeting to a later date or dates to be determined by the chairman of the meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the meeting that more time is necessary or appropriate to approve one or more proposals of the meeting be approved in all respects.”

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the Ordinary Shares represented in person or by proxy at the meeting (which would include presence at the hybrid virtual meeting) and entitled to vote thereon. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

THE NETFIN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NETFIN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES

At the effective time of the business combination, in accordance with the terms of the Business Combination Agreement, the board of directors and executive officers of Holdco will be as follows. In addition to the directors named in the table below, we expect to name and present additional directors prior to completion of the Business Combination. Once a determination on a new director is made, this proxy statement/prospectus will be updated to reflect such addition.

Name	Age	Position
Srinivas Koneru	59	Director, Executive Chairman and Chief Executive Officer
Richard M. Maurer	72	Director
Martin Jaskel	74	Independent Director
Vanessa Slowey	52	Independent Director
Matthew Richards	45	Independent Director
John Galani	47	Chief Operating Officer
Alvin Tan	48	Chief Financial Officer
James H. Groh, Sr.	68	Executive Vice President
Ashish Srivastava	38	Senior Vice President, Technology
Robert Stables	60	Senior Vice President, Product Development & Strategic Alliances

Srinivas Koneru will serve as the Executive Chairman of our board of directors and the Chief Executive Officer following the completion of this offering. Mr. Koneru is a director of Fintech, having established Fintech in 2018. Mr. Koneru has over 35 years of professional experience focused on technology & manufacturing. Prior to founding Fintech and developing the Kratos platform, Mr. Koneru co-founded Rhodium in 2012 after having exited Exxova Inc, an IT development and services company, in 2010. He grew revenues in this business from zero to over US$80 million. Prior to this, Mr. Koneru was a partner and Chief Executive Officer of Lanco Global Systems, Inc. (“Lanco”), where he successfully turned around three underperforming IT companies. Before Lanco, Mr. Koneru worked for a large systems integrator at GE Power Systems in the United States, leading a team of over 200 consultants to provide business intelligence solutions worldwide. Prior to this, Mr. Koneru assisted his family businesses. Mr. Koneru holds a degree in Mechanical Engineering from BMS College of Engineering, Bangalore, India.

Rick Maurer will serve on our board of directors following the completion of this offering and has been Netfin’s Chief Executive Officer since April 2019. For more than 40 years Mr. Maurer has been actively involved in: private equity; corporate governance; executive, financial and operational management; formulating and executing strategic business plans; formulating and executing acquisitive and market-focused organic growth strategies; sourcing, analyzing, negotiating, structuring, financing, and executing corporate mergers & acquisitions; creating joint ventures, partnerships and strategic alliances; as well as, the executive, financial and operational management of the integration of these companies, entities and alliances; public and private capital raising; and, managing the relationship with investors, associates, suppliers, bankers, investment bankers, lawyers, accountants and other professional service firms. One such firm that Mr. Maurer was involved in was Exxova Inc, where he first met Mr. Koneru. Since January 2012, Mr. Maurer has been actively seeking and making private equity investments for his own account in Asia and South East Asia, including India, Malaysia, Singapore and Hong Kong.

During November 2016, Mr. Maurer founded Longview Resources Group, a Hong Kong based and headquartered international commodity trading group. Since Longview’s founding, it has acquired and merged three international commodity trading companies (in Hong Kong, Singapore & Malaysia) and formed three additional commodity trading companies (in the USA, UK and Australia). The Longview’s consolidated revenues for its most recently completed fiscal year were in excess of US$850 million.

Mr. Maurer was a Founder and Managing Partner of WESMAR Partners Limited Partnership (“WESMAR”), a private equity / leveraged buyout firm. Over the years, WESMAR acquired, and provided “hands on” executive, financial and operational management for fifteen middle-market operating companies in diverse industries. WESMAR’s investment operations provided an annual IRR on its investment that was substantially above the 30% targeted at formation.

While Mr. Maurer was associated with The Hillman Company from March 1978 to December 1985, he was intimately involved in providing sophisticated financial management for, and was the chief architect responsible for structuring the acquisition or divestiture of, (a) hundreds of operating entities (including: (i) taking NYSE and AMEX public companies private and private companies public and (ii) the execution of multiple fragmented industry “rollups”) and (b) an extensive portfolio of direct (and private equity fund) investments in leveraged buyouts, venture capital, real estate, leveraged leasing, natural resources and public companies. During his time associated with the Hillman family’s venture capital team, it was (a) a direct investor in technology and life science companies (e.g., Tandem Computers, Genentech and Hybritech), (b) a founding investor in a number of venture capital firms (e.g., Kleiner Perkins) and (c) one of the leading single venture capital investors in the United States. He earned a Bachelor of Science degree in Business Management from Point Park University and a Masters of Business Administration degree from The Joseph M. Katz Graduate School of Business at The University of Pittsburgh. Holdco believes Mr. Maurer is qualified to serve on its board of directors due to his extensive experience in private equity, M&A and executive, financial and operational management.

Martin Jaskel will serve on our board of directors following the completion of this offering and has been chairman of Netfin since April 2019. Mr. Jaskel has over 40 years of experience within financial services encompassing both Non-Executive Director and Executive roles. In particular, he has in-depth exposure to capital markets, debt financing, foreign exchange and trade finance. Previously, Mr. Jaskel held Non-Executive roles within the fintech sector and was involved in raising capital for investments in both real estate property technology (or “prop tech”) and fintech companies. Mr. Jaskel has worked closely with regulators, including the Bank of England, throughout his career and is frequently consulted on issues involving FX, trade finance and strategic development. Mr. Jaskel began his career in the UK government bond market as a broker with leading firms, latterly as a Partner at W. Greenwell & Co. In October 1986, as an element of the deregulation of the UK markets, W. Greenwell was sold to Midland Bank plc and became the leading Gilt-Edged Market Maker, of which Mr. Jaskel was a Director. In October 1988, Mr. Jaskel was appointed Director of Global Sales and Marketing of Midland Montagu Treasury (the Treasury division of Midland Bank) after chairing a committee to redesign the distribution of Treasury products. In January 1990 he was appointed Director of Global Sales at National Westminster Bank Treasury. In March 1994 he was promoted to Managing Director of Global Trade and Banking Services and was responsible for restructuring and rebuilding the firm’s previously neglected global trade finance franchise which distributed treasury and capital markets products. He sat on the Advisory Board of the Export Credits Guarantee Department, the UK export-import bank, and was responsible for several years from February 1995 to May 1997 for signing off all the UK exposure to British Aerospace (BAE) and Airbus and sat on several government and Bank of England advisory boards. In April 1997 he left NatWest and founded a financial services consultancy, which included a consultancy at KPMG Corporate Finance and the corporate FX division of Travelex plc, and an interim appointment as the Managing Director of Property Secure, a private real estate company. In June 2005 he joined European American Capital Limited, an FCA authorized and regulated specialized advisory bank as a Senior Advisor and Investment Banker. From January 2015 to January 2017, he was a Director of N-VIRO International Corporation. Mr. Jaskel has been a Non-Executive Director of Spectra Systems Corporation (LON: SPSY) since March 2007, and is the Chair of its Audit and Compensation Committees. Additionally, Mr. Jaskel has been a Director of European American Capital Services Limited since January 2008. He has extensive experience as a Non-Executive Director of both publicly quoted and private companies. We believe Mr. Jaskel is qualified to serve on our board of directors due to his extensive background in financial services.

Vanessa Slowey will serve on our board of directors following the completion of this offering. Ms. Slowey has over 25 years of multinational experience with proficiency in start-ups, mergers and acquisitions, transformation and digitalization. Ms. Slowey’s was until 2018 Digicel’s Chief Executive Officer — Caribbean and Latin America and prior to that Digicel’s Chief Executive Officer — Asia Pacific, where she spent 16 years in roles across various emerging markets, with more than 20 years of total experience in the telecom industry. In her prior role, Ms. Slowey was a member of the board of directors of various Digicel subsidiaries in a wide range of jurisdictions, and is currently a director of Digicel Cayman Islands.

Ms. Slowey holds a Diploma in Leadership from the Irish Management Institute, attended Harvard Business School for a Finance for Senior Executives program and is in the process of obtaining a Masters in Digital Marketing from the Digital Marketing Institute. Ms. Slowey is also certified as a Certified Investment Fund Director by the Institute of Banking, and has completed the Company Direction Program from the Institute of Directors.

Matthew Richards will serve on our board of directors following the completion of this offering. Mr. Richards is the founder and managing director of the Watiga group of companies, including (i) Watiga Legal, a Singapore law firm providing legal advisory services under Singapore, New York, English and Australian law principally for corporate finance, venture capital and private equity transactions; (ii) Watiga Trust, a licensed trust company in Singapore, providing trustee and fiduciary services to corporations, funds and individuals, and (iii) Watiga Asia, a professional services firm in Singapore providing a range of corporate services throughout Southeast Asia.

Prior to founding the Watiga group of companies, Mr. Richards was the general counsel and a director of Quvat Management in Singapore, the investment manager to the Quvat Capital Partners private equity funds investing in Indonesia, Singapore and Malaysia. Between 2006 and 2013 Mr. Richards was also an independent director and member of the audit and compensation committees of China Yuchai International Limited, a leading diesel engine manufacturer in China and a NYSE listed company. Mr. Richards holds a Graduate Diploma in Legal Practice, Bachelor of Laws (First Class Honours) and Bachelor of Asian Studies (First Class Honours) from the Australian National University, and is a graduate of the Australian Institute of Company Directors and holds an Executive Diploma in Directorship from the Singapore Management University and the Singapore Institute of Directors. Mr. Richards is also a qualified arbitrator and a Fellow of the Singapore Institute of Arbitrators. Mr. Richards is qualified to practice law in New York, England, Australia and Singapore, and is proficient in Bahasa Indonesian.

John Galani will serve as our Chief Operating Officer following the completion of this offering. Mr. Galani has over 20 years’ experience in trade, trade finance and the build out of platforms. Before joining Fintech, Mr. Galani was Managing Director of Delta Trading, where he overhauled its exploration and mining concessions in West Africa. Prior to that, Mr. Galani was Managing Director of Centurion European Capital, where he built and managed a portfolio of distressed assets in real estate and transportation. Before Centurion, Mr. Galani was a Managing Director at Phoenix Vision Management between 2002 and 2006, where he oversaw the building and disposal of a portfolio of 11 vessels. In 2000, Mr. Galani joined a start-up working on a digital B2B shipping platform and raised 85% of its Series A funding. Mr. Galani holds a master’s degree in Shipping, Trade, and Finance from the Cass Business School and a bachelor’s degree in Economics and Business Finance from Brunel University. Mr. Galani has also completed a three-month fintech intensive course at Oxford Business School.

Alvin Tan will serve as our Chief Financial Officer following the completion of this offering. Mr. Tan has over 20 years of experience as Group CFO and Finance Controller in several leading commodity trading firms. Mr. Tan spent 15 years at Cargill, under Cargill Trade & Structured Finance Pte Ltd and Cargill Asia Pacific Treasury Ltd. Prior to joining Fintech, Mr. Tan worked at Golden Agri Resources and Musim Mas Holdings. Mr. Tan is a Certified Public Accountant and holds a degree in Accounting and Finance from Curtin University of Technology.

James H. Groh, Sr will serve as our Executive Vice President following the completion of this offering. Mr. Groh has extensive experience in the financial and technology industry as an operating executive with both publicly traded and private companies, advisory and investment banking experience to companies seeking a listing in the US capital markets and consulting experience as a workout/turnaround executive. Mr. Groh was Executive Vice President of International Imaging Materials (IIMAK) during their IPO listing on Nasdaq. Mr. Groh has also assisted over twenty companies in achieving their public listing goals in the US as an advisor or investment banker. Mr. Groh previously held FINRA Series 7, 63 and 24 licenses. Mr. Groh’s experience in mergers and acquisitions and strategic planning resulted in his co-authorship of “The Road of Capital” published in 2014. He has served on the board of directors of International Imaging Materials Inc., Artpark, and the Canisius College Center for Entrepreneurship. Mr. Groh holds a bachelor’s degree in Engineering from Cornell University and an MBA with a concentration in Finance from the Rochester Institute of Technology.

Ashish Srivastava will serve as our Senior Vice President, Technology following the completion of this offering. Mr. Srivastava is a certified blockchain expert who has over 15 years of experience in technology and innovation. Mr. Srivastava began his career in the B2B industry as a Business Consultant, managing several software application projects in enterprise software application development, RFID technologies, fintech solutions and mobile application development. Mr. Srivastava holds a MBA from the International Institute of Information Technology, Pune and a bachelor’s degree in Information Technology from Manipal Academy of Higher Education.

Robert Stables    will serve as our Senior Vice President, Product Development & Strategic Alliances following the completion of this offering. Mr. Stables has over 25 years of experience in managing securities and payments-based innovation programs in the financial sector. Mr. Stables has experience in both fintech, such as Liquid Group where he was head of operations from 2016 to 2019, as well as at established financial entities such as Visa Worldwide, where he was Global Head of IT Outsourcing from 2003 to 2015, Front office Projects Director at Standard Chartered Bank and senior manager at Barclays de Zoete Wedd. Mr. Stables attended Leicester University studying Physics with Astrophysics.

Board Designees

The parties to the Business Combination Agreement agreed that the initial board would be comprised of the seven persons set forth above.

Family Relationships

There are no family relationships between any of Holdco’s executive officers and directors or director nominees.

Historical Executive Officer and Director Compensation

Fiscal Year 2020 Compensation

Historically, compensation for the executive officers included annual cash bonuses earned for attaining short-term company and individual performance goals, as well as base salary. Each executive officer had an annual target bonus for 2020 which was paid out in whole or in part based on the performance delivered against achievement of specified goals relating to company financial results and individual performance against set key performance indicators set at the start of each year. The exception to this was the CEO, whose award was determined on a discretionary basis by the Board of Directors of Fintech. Annual bonus amounts earned for 2020 are included in the aggregate compensation amount disclosed below. Currently, executive officers do not receive equity-based compensation awards as part of their overall compensation package. Such historical compensation programs were determined and administered by the board of directors of Fintech.

The aggregate compensation awarded to, earned by and paid to the current directors and executive officers who were employed by, or otherwise performed services for, Fintech for the fiscal year ended February 28, 2020 was approximately US$1,319,782 (using exchange rates as of February 29, 2020 of 1.3977 Singapore dollars to one U.S. dollar and 0.7802 British Pounds Sterling to one U.S. dollar). The total amount set aside or accrued by Fintech to provide pension, retirement or similar benefits to these individuals with respect to the fiscal year ended February 29, 2020 was approximately US$70,071 (using the same Singapore, Australian and British exchange rates). Such renumeration was paid to the executive officers directly by the related companies of Fintech. The employment contracts of the executive officers have been transferred to Fintech subsequent to February 29, 2020.

Employment Agreements

Our executive officers and the members of our board of directors are not parties to employment agreements or other contracts providing for benefits upon the termination of employment.

Executive Officer and Director Compensation Following the Business Combination

The policies of Holdco with respect to the compensation of its executive officers following the Business Combination will be administered by Holdco’s board of directors in consultation with its compensation committee. The compensation decisions regarding Holdco’s executives will be based on the need to attract individuals with the skills necessary for the company to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the company’s expectations. To that end, following completion of the Business Combination, Holdco intends to establish an executive compensation program that is competitive with other similarly-situated companies in its industry. This is expected to include establishment of base salary, cash annual bonus and long-term equity compensation awards that are, in each case, consistent with market practices and designed to incentivize, motivate and retain key employees.

Holdco does not intend to take any action to ensure that members of its management team maintain their positions with it after the consummation of the Business Combination, although it is possible that some or all of our executive officers and directors may negotiate employment or offer letters following the Business Combination. Any such employment or offer letters will be subject to approval by the compensation committee following the consummation of the Business Combination.

Equity Compensation — 2020 Long-Term Equity Incentive Plan

In connection with the Business Combination, the board of directors of Fintech has adopted a 2020 Long-Term Equity Incentive Plan (the “2020 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including executive officers) and consultants of Fintech and its affiliates and to enable Fintech and certain of its affiliates to obtain and retain services of these individuals, which is essential to Fintech’s long-term success.

The purpose of the 2020 Plan is to enhance Fintech’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in the company and providing a means of recognizing their contributions to Fintech’s success. The Fintech board of directors believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

The aggregate number of Holdco Ordinary Shares that will be available for issuance under the 2020 Plan will be equal to 9% of the sum of the total number of issued and outstanding Holdco Ordinary Shares as of the consummation of the Business Combination, which will equal an aggregate pool of 83,928,419 Holdco Ordinary Shares. Following the consummation of the Business Combination, the compensation committee may make grants of awards under the 2020 Plan to key employees, in forms and amounts to be determined by the compensation committee based on the recommendations of an independent compensation consultant. No final decisions have been made with respect to grants of equity awards under the 2020 Plan.

Director Compensation.

Fintech currently does not have a definitive compensation plan for its future directors. Fintech, working with the compensation committee and an independent compensation consultant, anticipates setting non-employee director compensation at a level comparable with those directors with similar positions at comparable companies.

Independence of Directors

As a result of its securities being listed on Nasdaq following consummation of the Business Combination, Holdco will adhere to the rules of such exchange in determining whether a director is independent. The board of directors of Holdco has consulted, and will consult, with its counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The listing standards of Nasdaq define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Upon the Closing, we anticipate that the size of Holdco’s board of directors will be seven directors, four of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. We anticipate that Martin Jaskel, Vanessa Slowey, Matt Richards and an additional director to be named will be “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Risk Oversight

Holdco’s board of directors will oversee the risk management activities designed and implemented by our management. Holdco’s board of directors will execute its oversight responsibility both directly and through its committees. Holdco’s board of directors will also consider specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Holdco’s management, including our executive officers, are primarily responsible for managing the risks associated with the operation and business of the company and will provide appropriate updates to the board of directors and the audit committee. Holdco’s board of directors will delegate to the audit committee oversight of its risk management process, and its other committees will also consider risk as they perform their respective committee responsibilities. All committees will report to our board of directors as appropriate, including when a matter rises to the level of material or enterprise risk.

Committees of the Board of Directors

Upon consummation of the Business Combination, Holdco will establish a separately standing audit committee, nominating committee and compensation committee.

Audit Committee

Effective upon consummation of the Business Combination, Holdco will establish an audit committee comprised of independent directors. It is expected that the audit committee will initially consist of Mr. Jaskel, Ms. Slowey and Mr. Richards. Each of the members of the audit committee will be independent under the applicable listing standards. The audit committee will have a written charter. The purpose of the audit committee will be, among other things, to appoint, retain, set compensation of, and supervise Holdco’s independent accountants, review the results and scope of the audit and other accounting related services and review Holdco’s accounting practices and systems of internal accounting and disclosure controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under Nasdaq listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Holdco will be required to certify to the exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Mr. Jaskel will serve as a financial expert on the audit committee.

Nominating Committee

Effective upon consummation of the Business Combination, Holdco will establish a nominating committee of the board of directors comprised of Messrs. Jaskel, Richards and an additional director to be named. The nominating committee will have a written charter. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Holdco’s board of directors.

Guidelines for Selecting Director Nominees

The nominating committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provides that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors of Holdco and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders. .

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee will not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Effective upon consummation of the Business Combination, the board of directors of Holdco will establish a compensation committee. It is expected that the compensation committee will initially consist of Ms. Slowey, Mr. Richards and an additional director to be named. The compensation committee will have a written charter. The purpose of the compensation committee will be to review and approve compensation paid to Holdco’s officers and directors and to administer Holdco’s incentive compensation plans, including authority to make and modify awards under such plans.

Compensation Committee Interlocks and Insider Participation

None of the anticipated members of the compensation committee is currently, or has been at any time, one of Holdco’s officers or employees. None of Holdco’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Holdco’ board of directors or compensation committee.

Code of Ethics

Holdco will adopt a Code of Ethics that applies to all of its employees, officers, and directors. This includes Holdco’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. We intend to disclose on our website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Code of Ethics.

Shareholder Communication with the Board of Directors

Shareholders and other interested parties may communicate with the board of directors, including non-management directors, by sending a letter to us at 9 Raffles Place, #23-04 Republic Plaza, Singapore 048619 for submission to the board of directors or committee or to any specific director to whom the correspondence is directed. Shareholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of Holdco. All communications received as set forth above will be opened by the Corporate Secretary or his or her designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the board of directors will be forwarded promptly to the chairman of the board of directors, the appropriate committee or the specific director, as applicable.

OTHER INFORMATION RELATED TO NETFIN

Introduction

Netfin was incorporated on April 24, 2019 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Netfin’s efforts to identify a prospective target business were not limited to any particular industry or geographic region. Prior to executing the Business Combination Agreement, Netfin’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

IPO and Simultaneous Private Placement

On August 2, 2019, Netfin consummated the IPO of 25,300,000 units, including the issuance of 3,300,000 units as a result of the underwriters’ exercise of their over-allotment option in full. Each unit consists of one Class A Share and one warrant, with each warrant entitling the holder thereof to purchase one Class A Share for $11.50 per share, subject to adjustment. The units were sold at a price of $10.00 per unit, generating gross proceeds to Netfin of $253,000,000. Simultaneously with the consummation of the IPO, Netfin consummated the private placement of 681,000 private placement units to the Sponsor at a price of $10.00 per private placement unit, generating total proceeds of $6,810,000.

A total of $253,000,000, comprised of $247,940,000 (which amount includes $8,855,000 of the underwriters’ deferred discount) and 5,060,000 of the proceeds of the sale of private placement units was placed into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company (“Continental”) acting as trustee. Except as described in the prospectus for the IPO and this proxy statement/prospectus, these proceeds will not be released until the earlier of the completion of an initial business combination and Netfin’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the required time period. As of             , 2020 there was approximately $         million in investments and cash held in the trust account and approximately $         of cash held outside the trust account available for working capital purposes. As of               , 2020, none of the funds had been withdrawn from the Trust Account to fund the Company’s working capital expenses.

Fair Market Value of Target Companies

The target business or businesses that Netfin acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for its initial business combination, although Netfin may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. The Board has determined that this test was met in connection with the Business Combination with Fintech as described in the section titled “The Business Combination Proposal” herein.

Shareholder Approval of Business Combination

Under the Current Charter, in connection with any proposed business combination, Netfin must seek shareholder approval of an initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their public shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for the IPO. Accordingly, in connection with the Business Combination, Netfin shareholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Shareholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, the Founders and all of Netfin’s officers and directors have agreed to vote their Ordinary Shares in favor of such proposed business combination.

At any time prior to the meeting, during a period when they are not then aware of any material nonpublic information regarding Netfin or its securities, the Founders, officers, directors and/or their respective affiliates may purchase Class A Shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such Class A Shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire Class A Shares or vote their Class A Shares in favor of the business combination proposal. The purpose of such purchases and other transactions would be to increase the likelihood that the business combination proposal is approved. All Class A Shares repurchased by Netfin’s affiliates pursuant to such arrangements would be voted in favor of the proposed business combination. As of the date of this proxy statement/prospectus, no agreements dealing with the above have been entered into by the Founders, officers, directors or their respective affiliates.

Liquidation if No Business Combination

Under the Current Charter, if Netfin does not complete a business combination by February 2, 2021, Netfin shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust fund, including interest earned on the funds held in the trust fund and not previously released to Netfin (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then public shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Netfin’s remaining shareholders and the Board, liquidate and dissolve, subject in the case of clauses (i) and (ii) to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. At such time, Netfin’s outstanding warrants will expire. Holders of Netfin’s warrants will receive nothing upon a liquidation with respect to such rights and the warrants will be worthless.

The Founders, officers and directors have each agreed to waive their rights to participate in any distribution from Netfin’s trust account or other assets with respect to the Class B Shares and private placement shares.

If, before distributing the proceeds in the trust account to its public shareholders, Netfin files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Netfin’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by Netfin’s shareholders in connection with Netfin’s liquidation may be reduced.

If Netfin is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Netfin’s shareholders. Furthermore, because Netfin intends to distribute the proceeds held in the trust account to its public shareholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to its public shareholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Board may be viewed as having breached their fiduciary duties to Netfin’s creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public shareholders from the trust account before addressing the claims of creditors. Netfin cannot assure you that claims will not be brought against it for these reasons.

Facilities

Netfin currently maintains its principal executive offices at 445 Park Avenue, 9th Floor, New York, New York 10022. The cost for this space, as well as for utilities, secretarial and administrative support services, is provided by the Sponsor at a rate of $10,000 per-month pursuant to a letter agreement between Netfin and the Sponsor. Netfin believes, based on rents and fees for similar services in the relevant areas, that the fee charged by the Sponsor is at least as favorable as Netfin could have obtained from an unaffiliated person. Netfin considers its current office space adequate for its current operations.

Upon consummation of the Business Combination or Netfin’s liquidation, Netfin will cease paying these monthly fees.

Employees

Netfin has three executive officers. These individuals are not obligated to devote any specific number of hours to Netfin’s matters and intend to devote only as much time as they deem necessary to its affairs. Netfin does not intend to have any full time employees prior to the consummation of a business combination.

Directors and Executive Officers

Netfin’s current directors and executive officers are as follows:

Name	Age	Position
Rick Maurer	72	Chief Executive Officer and Director
Gerry Pascale	50	Chief Financial Officer
Marat Rosenberg	46	President and Director
Martin Jaskel	74	Chairman and Director
Vadim Komissarov	47	Director
William O’Brien	38	Director

The biography of Rick Maurer and Martin Jaskel are set forth in the section titled “Information About Executive Officers, Directors and Nominees” herein.

Gerry Pascale has been Netfin’s Chief Financial Officer since April 2019. As the President, Founder and Managing Member of SC Financial Group, LLC since November 2008, Mr. Pascale specializes in advising both US and international clients on valuation, financial modeling and the responsibilities of public companies. In this role, Mr. Pascale works closely with clients throughout the process of raising capital and becoming a publicly listed company in the US and Canada. He has detailed experience analyzing business plans, reviewing financial statement preparation, preparing financial projections and developing valuation models in order to advise clients throughout the process of public and private equity transactions as well as mergers and acquisitions and corporate restructurings. Since April 2018, Mr. Pascale has served as the Chief Financial Officer of Senwa Ltd. USA, where he is responsible for developing and training a full staff to manage all accounting, reporting, treasury and audit functions. From January 2011 to January 2015 Mr. Pascale was also an Independent Director with Sutor Technology Group (Nasdaq: TOR) and served as the Audit Committee Chairman. During the five years he held this position, Mr. Pascale worked closely with the management team to increase the experience of the accounting and finance staff, strengthen the overall internal and financial controls and strengthen the financial reporting. During his tenure, Mr. Pascale provided oversight to facilitate the Company’s growth both organically and through acquisitions. From August 2012 to January 2014 he also served as Chief Financial Officer of Chile Mining Technologies Inc., headquartered in Santiago, Chile while publicly listed in the US (OTC Link: LVEN). He has held various financial positions with Intel Corporation, Emerson Electric and the Corporate Executive Board. Mr. Pascale earned his MBA at the University of Chicago in 1998. He earned a B.S. degree in Accounting from Virginia Tech University in 1992.

Marat Rosenberg has been a director of Netfin since Netfin’s IPO and has been our President since April 2019. Mr. Rosenberg has over 20 years of experience in capital markets, investment and management of multinational private and publicly traded companies focusing on finance, technology, energy and entertainment. Mr. Rosenberg has brought over 50 companies public and has been both a fintech investor and operator. He is currently the Managing Partner of HFG Partners, LLC. Between January 2002 and April 2018 as the Senior Managing Director and Principal of Halter Financial Group (HFG), a leading merchant bank specializing in public listing and financing for emerging market companies, Mr. Rosenberg oversaw the listing of the firm’s clients on US exchanges, including China Biologic Products Holdings, Inc. (Nasdaq: CBPO), a biopharmaceutical products company that completed both a financing and contemporaneous reverse takeover through an HFG affiliate in 2006 at approximately $1.90 per share, began trading on Nasdaq in December 2009 and which had a closing price of $93.75 on July 8, 2019. Also during this time, through Halter Financial Investments, HFG’s investment business, Mr. Rosenberg co-founded and managed the Halter Global Opportunity Fund from May 2006 to December 2011, and was a Partner in the Pinnacle China Fund from January 2006 to February 2012, both specializing in pre-IPO and PIPE investments. In March 2004 Mr. Rosenberg co-founded the Halter USX China Index, partnering with Invesco PowerShares to create the PowerShares Golden Dragon China ETF (NASD: PGJ). Before HFG, from April 1999 to February 2001, Mr. Rosenberg established and headed business development for Alladvantage, a dotcom which raised nearly $200 million in venture capital, and grew users to more than 10 million in over 50 countries in its first 18 months of operation. Alladvantage’s Viewbar software was one of the earliest desktop data tracking and artificial intelligence based ad targeting/behavioral marketing technologies and was also an online financial platform that integrated with third-party online banks, payment systems and other online financial service providers but which ceased such operations and liquidated much of its related assets following a withdrawn initial public offering in 2001 after the overall crash of Internet stocks beginning in March 2000. Prior, he served as a VP with Citigroup Asset Management’s Institutional Sales Group from September 1996 to April 1999. Mr. Rosenberg began his career in September 1995 as a Management Consultant in Andersen Consulting’s Strategy Practice, specializing in financial services and tech clients. He holds a degree in Economics from the University of Pennsylvania. We believe Mr. Rosenberg is qualified to serve on our board of directors due to his extensive experience in the finance and technology sectors.

Vadim Komissarov has been a director of Netfin since Netfin’s IPO. Mr. Komissarov is a seasoned Investment Banker with extensive international experience in Asia, Europe, and US. Mr. Komissarov started his investment banking career in 1998 in New York working for international banks, including Merrill Lynch and The Bank of New York Mellon, handling private equity transactions and alternative dispute resolution programs for Eastern European clients. From 1999 to 2014, Mr. Komissarov has held senior level management positions with Russian investment banks such as Troika Dialog and Vnesheconombank (“VEB”). In his role as Executive Director of Globex Capital and Chairman of VEB Capital Americas (“VEB Capital”), Mr. Komissarov was responsible for its world-wide Corporate Finance practice from September 2009 to March 2014. Under his leadership, VEB Capital successfully advised on the sale of the US-based Friede & Goldman, Ltd. to the largest Chinese state owned construction company China Communications Construction Company, Ltd., placed over $700 million worth of credit linked notes for OJSC Svyazinvest entities, participated in the successful Rusal IPO, and advised the Russian government on the industry-wide telecommunication consolidation of Rostelecom. Mr. Komissarov has extensive experience in the fields of technology and telecommunications, including advising companies in large investments in the hi-tech telecom industry. In 2014 – 2015, Mr. Komissarov represented The UMW Holdings Berhad as an Investment Advisor. Mr. Komissarov is the Founder and has been the Chief Executive Officer of VK Consulting since May 2015. Since March 2016, Mr. Komissarov has been Director, President and Chief Financial Officer of Trident Acquisitions Corp (Nasdaq: TDACU), a special purpose acquisition company which intends to focus its efforts on seeking a business combination with an oil and gas or other natural resources company in Eastern Europe or which in interested in expanding into Eastern Europe. Mr. Komissarov holds an MBA degree from New York University’s Stern School of Business. We believe Mr. Komissarov is qualified to serve on our board of directors due to his experience in investment banking and corporate finance.

Will O’Brien has been a director of Netfin since Netfin’s IPO. Mr. O’Brien is a veteran angel investor and serial entrepreneur in Silicon Valley. Mr. O’Brien’s portfolio and expertise spans a broad range of sectors including fintech and blockchain, gaming and VR, media, healthtech, data and analytics, and cloud services. He has extensive experience in scaling organizations, managing corporate financings and M&A, and structuring strategic partnerships. From March 2016 to December 2017, Mr. O’Brien was Chief Operating Officer at Keen Labs, Inc. (which was acquired by ScaleWorks Associates in December 2017), an analytics platform for developers. From December 2013 to April 2015, Mr. O’Brien was co-founder and Chief Executive Officer of BitGo, Inc., a bitcoin security company. Mr. O’Brien has helped to grow positive awareness of blockchain through public speaking, strategic partnerships with incumbents, and policy work. Mr. O’Brien has extensive experience in building and running high growth technology firms, including as Chief Executive Officer of BitGo, Inc., Senior Vice President at Big Fish Games, Inc. (acquired by Churchill Downs, Nasdaq: CHDN, in November 2014) from January 2010 to August 2013, and General Manager of TrialPay, Inc. (acquired by Visa, NYSE: V, in February 2015) from 2009 to 2010. He is also an active investor and advisor for early stage startups and foundational blockchain projects in the US, Europe, and South Korea. Mr. O’Brien earned a B.A. in Computer Science from Harvard University and an MBA from MIT Sloan School of Management. We believe Mr. O’Brien is qualified to serve on our board of directors due to his extensive expertise in blockchain and fintech.

Executive Officer and Director Compensation

None of Netfin’s executive officers or directors have received any cash compensation for services rendered to Netfin. Commencing on the date that Netfin’s securities were first listed on Nasdaq through the earlier of consummation of its initial business combination and its liquidation, Netfin will pay the Sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of Netfin’s management team. In addition, the Sponsor, Netfin’s executive officers and directors, or any of their respective affiliates are reimbursed for any out-of-pocket expenses incurred in connection with activities on Netfin’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Netfin’s audit committee reviews on a quarterly basis all payments that are made to the Sponsor, Netfin’s executive officers or directors, or any of their respective affiliates. Any such payments prior to an initial business combination are made from funds held outside the trust account. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by Netfin to the Sponsor, Netfin’s executive officers and directors, or any of their respective affiliates, prior to completion of Netfin’s initial business combination.

After the completion of Netfin’s business combination, directors or members of Netfin’s management team who remain may be paid consulting, management or other fees from the post-combination company. For a discussion of executive compensation arrangements after the closing of the Business Combination, see the section entitled “Director and Executive Officer Compensation.”

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against Netfin or any members of Netfin’s management team in their capacity as such.

Periodic Reporting and Audited Financial Statements

Netfin has registered its units, Class A Shares and warrants under the Exchange Act and has reporting obligations, including the requirement that it file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, Netfin’s annual reports contain financial statements audited and reported on by its independent registered public accountants.

Code of Ethics

Netfin has adopted a Code of Ethics applicable to its directors, officers and employees. You can review these documents by accessing Netfin’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from Netfin.

Netfin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of Netfin’s financial condition and results of operations should be read in conjunction with Netfin’s financial statements and notes to those statements included in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus.

Results of Operations

Netfin’s entire activity since inception up to December 31, 2019 relates to its formation, the IPO and, since the closing of the IPO, a search for a business combination candidate. We will not be generating any operating revenues until the closing and completion of the Business Combination.

For the period from April 24, 2019 (inception) through December 31, 2019, Netfin had net income of approximately $1.3 million, which consisted of approximately $2.1 million in interest income and unrealized gain on marketable securities held in Trust Account, offset by approximately $816,000 in general and administrative expenses.

Liquidity and Capital Resources

As of December 31, 2019, Netfin had approximately $721,000 in its operating bank accounts, working capital of approximately $288,000, and approximately $2.1 million of interest income available in the Trust Account to pay for its tax obligations, if any.

Prior to the completion of the IPO, Netfin’s liquidity needs were satisfied through an advance of $25,000 from the Sponsor to cover for certain offering costs in exchange for the issuance of 6,325,000 Class B Shares to the Sponsor and a $300,000 promissory note (the “Note”) and approximately $167,000 in advances from the Sponsor. Netfin fully repaid the Note and the advances to the Sponsor on August 2, 2019. Subsequent to the consummation of the IPO and the private placement that closed at the same time, Netfin’s liquidity needs were satisfied with the proceeds from the consummation of the private placement not held in the trust account. In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of Netfin’s Sponsor, or certain Netfin officers and directors may, but are not obligated to, provide Netfin with working capital loans. As of December 31, 2019, there were no amounts outstanding under any working capital loan.

Based on the foregoing, Netfin’s management believes it has sufficient working capital and borrowing capacity to meet Netfin’s needs through the earlier of the consummation of the Business Combination or one year from the date of this proxy statement/prospectus. Over this time period, Netfin will use these funds for paying existing accounts payable, performing due diligence on Fintech, paying for travel expenditures, and structuring, negotiating and consummating the Business Combination.

Commitments and Contingencies

Registration Rights

The holders of Class B Shares, private placement units (including the underlying securities), and securities that may be issued upon conversion of working capital loans, if any, will be entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. Netfin will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

Netfin granted the underwriters a 45-day option from the date of the final prospectus relating to the IPO to purchase up to 3,300,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. The underwriters fully exercised their over-allotment option on August 2, 2019.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $5.06 million in the aggregate, paid upon the closing of the IPO. In addition, $0.35 per unit, or approximately $8.9 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee is payable to the underwriters from the amounts held in the trust account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

Financial Advisory and Private Placement Agreement

On December 19, 2019, Netfin entered into a financial advisory agreement with an advisor in connection with the Business Combination. Pursuant to the agreement, Netfin agreed to pay the advisor a cash fee of $1.0 million if the Business Combination is consummated. Fifty percent (50%) of the advisory fee shall be credited to Netfin by the advisor against fees earned by the advisor on or before December 31, 2021 in connection with capital raising activities occurring subsequent to the date of the agreement, where the advisor acts as a placement agent, initial purchaser or underwriter in connection with a private placement or public offering of securities for Netfin. The fees are all payable upon the closing of the Business Combination, and Netfin is not obligated to pay these fees if no Business Combination is consummated. These fees are an unrecognized contingent liability, as closing of a potential Business Combination was not considered probable as of December 31, 2019.

In addition, on December 19, 2019, Netfin also entered into a private placement agreement with an agent in connection with the Business Combination. Pursuant to the agreement, Netfin agreed to pay the advisor a placement agent fee of up to 4.5% of the gross proceeds raised in the Private Placement, if the Business Combination is consummated. The fees are payable upon the closing of the Business Combination, and Netfin is not obligated to pay these fees if the Business Combination is consummated. These fees are an unrecognized contingent liability, as closing of a potential business combination was not considered probable as of December 31, 2019.

Administrative Support Agreement

Commencing on the date that Netfin’s securities were first listed on Nasdaq, Netfin agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of its initial business combination or its liquidation, Netfin will cease paying these monthly fees.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. Netfin has identified the following as our critical accounting policies:

Class A Shares Subject to Possible Redemption

Class A Shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A Shares (including Class A Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A Shares are classified as shareholders’ equity. The Class A Shares feature certain redemption rights that are considered to be outside of Netfin’s control and subject to occurrence of uncertain future events, Accordingly, Class A Shares subject to possible redemption are presented at redemption value as temporary equity.

Net Loss Per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted-average number of Ordinary Shares outstanding during the period. An aggregate of 23,959,607 Class A Shares subject to possible redemption was excluded from the calculation of basic loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the trust account earnings. Netfin has not considered the effect of the warrants sold in the IPO and the private placement to purchase an aggregate of 25,981,000 Class A ordinary shares in the calculation of diluted loss per share, since they are not yet exercisable.

Recent Accounting Standards

Netfin’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on Netfin’s balance sheet.

Off-Balance Sheet Arrangements and Contractual Obligations

As of December 31, 2019, Netfin did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

JOBS Act

The Jumpstart Our Business Startups Act of 2012 contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. Netfin qualifies as an “emerging growth company” and under the JOBS Act is allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. Netfin has elected to delay the adoption of new or revised accounting standards, and as a result, Netfin may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, Netfin’s financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, Netfin is evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” Netfin chooses to rely on such exemptions it may not be required to, among other things, (i) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following IPO or until Netfin is no longer an “emerging growth company,” whichever is earlier.

Quantitative and Qualitative Disclosures about Market Risk

As of December 31, 2019, Netfin was not subject to any market or interest rate risk. On August 2, 2019, the net proceeds of the IPO, including amounts in the trust account, were invested in U.S. government securities with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, Netfin believes there will be no associated material exposure to interest rate risk.

Netfin has not engaged in any hedging activities since its inception and it does not expect to engage in any hedging activities with respect to the market risk to which it is exposed.

BUSINESS OF Fintech

For purposes of this section, “we,” “our,” “us” and the “company” refer to Fintech prior to the consummation of the Business Combination, unless the context otherwise requires.

Overview

We are a financial technology (“fintech”) company that developed, owns and operates what we believe is one of the world’s largest commodity trading and trade finance platforms. Our platform, which we call “Kratos™,” facilitates physical commodities trading, trade finance, credit insurance and logistics solutions for small and medium sized enterprises (“SME”) using innovative blockchain-enabled technology. Kratos is a diversified platform built to address the needs of SMEs in the commodity trading and trade finance community by connecting commodity traders and lenders and enabling them to transact online, solving critical problems for this historically underserved market. According to Allied Market Research, trade finance is a US$40 trillion industry that provides funding for international trade. Kratos enables SMEs and other parties to trade commodities and find short term trade financing for their physical commodity purchases while in transit and prior to delivery. For commodity traders, Kratos provides transformational benefits including lower transaction costs, faster cycle times, fraud mitigation, improved counterparty discovery, and higher quality analytics and reporting. Equally impactful to lenders, Kratos cuts administration costs, mitigates risk and the risk of fraud, and provides a marketplace of borrowers who have been subject to bank-grade anti-money laundering and “know-your-customer” checks. The World Trade Organization (“WTO”) estimates SMEs had a US$1.5 trillion trade finance shortfall in 2019, and we believe our platform directly solves some of the key underlying issues contributing to this shortage of trade finance availability. We monetize the Kratos platform by charging fees to its users on their commodity trading and trade finance transaction volumes. From launch in June 2019 through the end of our fiscal year on February 29, 2020, Kratos facilitated total transaction volume of US$3.6 billion, generated revenue of US$16.9 million, net income of US$13.6 million and EBITDA* of US$15.2 million.

During the past three years, we developed Kratos, which we believe is one of the world’s first large-scale (as measured by transaction volume) blockchain enabled trade and trade finance platforms for commodities, providing us a first mover advantage to address the complexities and challenges in trade finance for SMEs. We launched Kratos in June 2019 and through June 2020 (inclusive) it has facilitated approximately US$6.6 billion in transaction volume. The transaction volume on Kratos, which has averaged approximately US$720 million per month from March 2020 through June 2020, is the key driver of our revenue. We expect volumes to continue to increase as the platform grows and our product offering expands. Based on our current run rate, we anticipate commodity trade volume of approximately US$7.9 billion for our fiscal year ending February 28, 2021.

The launch of the Kratos ecosystem was enabled by our relationship with Rhodium, whose existing physical commodity trading business initially provided immediate scale to the platform, of both transaction volumes and users. Rhodium had nearly 400 customers as of February 2020, and US$2.3 billion in overall commodities traded for the year ended February 29, 2020. From June 2019 to June 2020 (inclusive), we have rapidly expanded our user base with more than 65 distinct parties executing more than 3,500 transactions comprising more than US$6.6 billion in transaction volume. We believe Kratos has reached the critical mass necessary to achieve full-scale acceptance among commodities traders and financiers and drive our future revenue, net income and EBITDA* growth, independently of Rhodium. This is evidenced by our anticipated transaction volume of approximately US$7.8 billion and revenue of US$56 million, less than 15% of which is anticipated to be attributable to Rhodium’s transactions, for the coming fiscal year.

Commodity trading and trade finance has been a traditional industry slow to adapt to technological innovation, but Kratos is disrupting and transforming the industry across its rapidly increasing user base. We generally target and serve the SME market because we believe it has been historically underserved by more traditional providers of trade execution and trade finance and offers greater opportunities for companies our size. We intend Kratos to be a “one-stop-shop” marketplace for end-to-end services for commodity trading, including trade execution, trade finance, credit insurance and logistics. We anticipate launching Kratos’ “Insurance” module to facilitate credit insurance by October 2020. We also expect to facilitate the booking of bulk cargo for trades on our platform once Kratos’ “Logistics” module is launched (currently expected by November 2020), completing the end-to-end coverage of a commodity trade’s lifecycle.

We do not control the types of commodities that are traded on Kratos, which are determined by the needs of our users, rather we focus on engaging our users to transact more volume on the platform. Currently, traders use Kratos for transactions involving Oil Seeds (Palm Oil, Soya Bean Oil), Grains (Wheat & Rice), Non-Ferrous Metals, Steel, Coal and Sugar. We expect the mix of commodities traded on the platform will be seasonal, reflecting the underlying trends of certain of the commodities. We are headquartered in Singapore, with a presence in the United States and the United Kingdom. As of June 2020, our team totaled 46 individuals (employees and contractors).

The Commodity Trading and Trade Finance Ecosystem Supported by Kratos

The goal of Kratos is to bring together the entire commodity trading ecosystem — buyers, sellers, traders, financiers, insurers and logistics providers — to facilitate trade finance and commodity trading efficiently in a consistent, efficient, transparent and trusted environment. Kratos is designed to capture users’ entire trading and trade finance relationship to be completely hassle-free in just a few clicks at our “one-stop-shop.” Each module corresponds to an element of the ecosystem, which is summarized below.

“Trade Discovery” module

The “Trade Discovery” module covers the entire lifecycle of a commodity trade, allowing users to find counterparties and transactions on the platform, create buy or sell orders, enter into sales agreements, generate invoices and request funds from lenders in the “Trade Finance” module, all while maintaining visibility for users over the underlying documentation, current status and next steps for each of their transactions and tying into the “Risk Assessment” module to facilitate KYC and bill of lading checks. The ability of parties to find new counterparties on Kratos disrupts the traditional relationship-based commodity trading market, as parties have the ability to make an “open” order on the platform that is visible to all users, as well as private orders to prearranged counterparties. The “Trade Discovery” module supports various internationally standardized terms of trade such as Incoterms, High Sea Sales (“HSS”) and Delivered Container Terminal (“DCT”), which are summarized in “— “Logistics” module” below.

The chart below sets forth our commodity trade transaction volume by commodity for June 2019 through June 2020 (inclusive), with transactions denominated in euros converted to US$ at a rate of 1.1234 US$ per euro:

2%
1%
1%
5%
14%
54%
23%
Oil Seeds (including Palm Oil)
Grains
Non-Ferrous metals
Steel
Coal
Palm Oil
Sugar

We do not control the types of commodities that are traded on Kratos, which are determined by the needs of our users, rather we focus on engaging our users to transact more volume on the platform. Currently, traders use Kratos for transactions involving Oil Seeds (Palm Oil, Soya Bean Oil), Grains (Wheat & Rice), Non-Ferrous Metals, Steel, Coal and Sugar. As Kratos’ user base grows and geographical diversity increases, we expect that our users will begin trading additional non-petroleum commodities. We expect the mix of commodities traded on the platform will be seasonal, reflecting the underlying trends of certain of the commodities.

“Trade Finance” and “Insurance” modules

Our platform brings buyers and sellers together to facilitate commodity trades and provides the option for the parties to finance the purchase or sale of the commodities being traded using extended credit terms, generally through the purchase of receivables. The “Trade Finance” module is used by the lenders or financial institutions to receive funding requests, to assess the funding opportunity and to provide funding to borrowers. It also supports lenders in setting funding limits and viewing the transaction history of each commodity user. The “Insurance” module will also facilitate third-party credit insurance to buyers to mitigate receivable credit risk for financing providers, which is required by many trade finance lenders.

When our financing users provide trade finance to buyers or sellers, it takes the form of the deferral of payment by the purchaser of the commodity. The financing provider makes an upfront payment to the supplier for the purchase of the goods. The buyer enters into a purchase agreement with the financing provider for which a receivable is generated for the purchase price as well as for the cost of the financing and any other agreed costs, and such receivable is sold or assigned to the financing provider. We do not charge a platform fee to the financing provider, who sets their own interest rate and other fees before agreeing to finance the transaction. We believe that we offer an attractive universe of lending opportunities, which often allows our lenders to lend at higher yields than larger transaction sizes, where banks or other large providers compete to provide funding. We also offer our lenders free customization options to facilitate their specific administrative needs, such as breakdowns of their exposure by commodity, region and borrower and a dashboard of overdue accounts, as well as access to a borrower’s third-party provided credit scores from the “Risk Assessment” module. Kratos’ “Insurance” module will offer to arrange credit insurance from an insurance user (an insurer or underwriter) that covers between 85%-90% of the value of the receivable to protect the financing provider against default by the buyer under the receivable. The commodity seller typically retains the 10-15% commitment which is not covered by credit insurance. We also intend to introduce the facilitation of payments for our trading and financing users, using third-party payment providers. We do not provide trade finance, and only facilitate the transaction between the buyer and the lender.

“Risk Assessment” module

It is important to our business that Kratos remain a trusted environment for parties to trade commodities and both source and offer financing, as well as credit insurance and logistics services. All users have access to the “Risk Assessment” module, and we require each participant in any of our modules to pass KYC, Sanctions and AML due diligence checks before commencing a relationship with a counterparty. We use a third-party provider’s “World Check” screening system via our platform’s “Risk Assessment” module to carry out this due diligence. We regularly monitor and review the appropriateness of ongoing relationships and we do not accept an entity that is subject to any trade/economic or regulatory sanctions as a user.

Our platform’s “Risk Assessment” module also supports lenders in accessing third-party credit reports on other users, beyond which counterparties are required to satisfy the internal requirements of our insurers and our finance providers prior to entering a financing transaction. Finally, our platform’s “Risk Assessment” module allows commodity users, including producers, traders, stockists and end-users, as well as lenders to perform independent bill of lading checks for direct shipment orders they have placed on our “Trade Discovery” module. These bill of lading checks provide an easy link to a third-party’s reporting of the particulars of the vessel that is transporting their commodity, its route and current position.

“Logistics” module

Because we facilitate the trading of bulk physical commodities, logistics are an important aspect of the ecosystem and freight makes up an important cost component of many of the trades on Kratos. We are currently developing the “Logistics” module of Kratos, which we expect to be completed by November 2020. The “Logistics” module will assist users in finding the fastest, most economical and most efficient transportation solution for the underlying cargo and agreed terms of trade, which can have a significant impact on the profitability of such trades for our users. The “Logistics” module will be powered by a third-party provider and available to commodity users, shipowners and ship operators for all of their functional needs in chartering, post-fixture and voyage, as well as supporting voyage charter, time charter (“TC”) and contracts of affreightment (“COA”), and financial terms for commodities including dry cargo, tankers and gas.

The “Trade Discovery” module supports various internationally standardized terms of trade, such as Incoterms, HSS and DCT, to meet the varied needs of its users, each of which are summarized below and available in our “Logistics” module:

Incoterms

Incoterms are a set of rules which define the responsibilities of sellers and buyers for the delivery of goods under sales contracts to identify responsibility for the shipping, insurance and tariffs on an item. Incoterms are commonly used in international contracts and are protected by International Chamber of Commerce copyright. The widespread use of these terms significantly reduces misunderstandings among traders, thereby minimizing trade disputes and litigation. There are 11 Incoterms for different modes of transportation and of these the more commonly used Incoterms for international commodities trade involving sea transport are Free on Board (“FOB”), Cost and Freight (“CFR”) and Cost, Insurance & Freight (“CIF”). While trades on Kratos are pre-dominantly governed by FOB, CFR and CIF, the default is for CFR terms so that contacts and sources remain confidential and we can facilitate competitive quotes for logistics services.

High Seas Sales

High Seas Sales is a trade term that allows traders to spread risk by purchasing smaller parcel sizes of high value products, such palm seed oil. Usually the producers of the commodity pre-sell a significant portion of the cargo they ship to a large purchaser with whom they have entered into a long-term contract. The producer will load the vessel carrying the high value commodity with as much of the commodity it can carry in excess of the amounts sold pursuant to the contract with the large purchaser. The excess volume is sold in smaller lot sizes on the spot markets. We typically facilitate trades for 2,000 to 6,000MT of the excess volumes and then split them into required Bills of Lading lots which would be passed onto us by our supplier. The key differentiator from FOB or CFR is that the purchaser buys these goods after completion of the loading of the vessel, allowing the purchaser to buy and sell the goods when the cargo is already loaded and shipping has commenced.

Delivered Container Terminal

The Australian Grain Traders Association uses a specific trading term called “Delivered Container Terminal” or “DCT” for grains export due to the highly segmented and specialized nature of the Australian market. Under DCT, farmers sell goods to packers that consolidate the grains into shippable sizes. Packers then deliver containers to the shipping terminals and are paid by exporters or traders upon delivery. Exporters or international traders fund the goods until the goods/containers are loaded onto a vessel. This provides a level of predictability for the farmers and packers as the gap between the time the containers are delivered to the terminal until they are loaded on a ship can be long and often unpredictable since container vessels often lock out containers based on supply and demand. DCT is usually limited to the Australian grain production and trading market.

“Supply Chain Finance” module

We also have a pilot program underway to vertically integrate our operations into supply chain finance, otherwise known as “reverse factoring,” and expect to complete the “Supply Chain Finance” module of Kratos by February 2021. In contrast to our “Trade Finance” module, which focuses on transactions between SME producers, traders, stockists and end-users of commodities, the “Supply Chain Finance” module expands Kratos beyond commodities by focusing on the need of the many SME suppliers to quickly monetize their sales of raw materials and components to large, credit worthy “anchor” buyers. We expect the anchor buyers will drive adoption of Kratos by their small suppliers. The supply chain finance which will be facilitated by Kratos involves a lender providing immediate payment at the request of small suppliers who have otherwise offered deferred payment terms to the anchor buyer. We will not provide supply chain finance, and only facilitate the transaction between the supplier and the lender.

In addition to the fraud protection, transparency, speed, analytics and efficiency that the “Risk Assessment” module of our platform delivers, we plan to provide for easy connection to the enterprise resource planning (ERP) system of the anchor buyer to obtain supplier invoices (which can also be uploaded in bulk), ensuring the supplier’s invoice is genuine and the anchor buyer will make payment on the due date. In order to make Kratos attractive to anchor buyers, we will provide a dashboard to manage supplier invoices and payments, which we believe will automate many previously manual steps and streamline accounts payable for the anchor buyers.

The Kratos Solution

Kratos brings together the entire commodity trading and trade finance ecosystem of buyers, sellers, traders, financiers, insurers and logistics providers to facilitate commodity trading and trade finance. Kratos was developed by industry operators and participants who collectively have over 150 years of experience in the industry, and focuses on providing solutions for what they view as the industry’s greatest problems:

1)      Shortfall in funding for SME’s and an inability for interested funds to source and diligence SME opportunities.    SMEs have historically struggled to obtain financing from more traditional lenders as evidenced by the US$1.5 trillion annual shortfall in trade finance funding. The exit by traditional banks from the SME trade finance space has provided an opportunity for less traditional providers of trade finance — such as funds and individual investors — to enter the trade finance sector. These less traditional investors have faced both high administrative and compliance costs, and previously have not had an efficient way to source financing opportunities or validate and diligence counterparties. Kratos offers a solution to both of these problems.

For lenders, historically trade finance loans have been, slow, paper intensive and complex multi-step processes, susceptible to document errors and fraud, and have required a high amount of fixed overhead expenses, regardless of the size of the loan. Smaller sized loans, below US$10 million, were not as profitable because of these high fixed expenses. By utilizing technology to digitize documents, mitigate documentation error and fraud, as well as increase transaction speed, Kratos lowers the administration costs for lenders, and makes lending in this segment profitable. For traders as borrowers, it allows greater access to trade finance, which is often referenced as a key barrier for traders. Also for traders, our platform offers significantly lower financing sourcing costs than traditional options. Our 1.3% financing source fee is notably lower than current offline market rates for capital sourcing, which we believe is generally closer to 2.0% to 2.25%.

Additionally, the platform provides lenders with a community of prequalified trade finance borrowers, with their KYC, AML and financial information uploaded to the platform, giving potential trade finance providers the confidence to transact in this ecosystem. Our business focuses on transactions with the total value of traded goods below US$10 million as we believe large transactions in excess of US$50 million attract banks to offer trade finance. Our average transaction size since launch through June 2020 has been US$1.75 million.

2)      Traditional trade and trade finance processes that rely on paper trails are costly, lengthy, inefficient, paper intensive and subject to fraud.    The blockchain technology utilized by Kratos digitizes and streamlines the entire lifecycle of the commodity transaction process, including documentation. Transactions executed on Kratos are significantly faster, more efficient and secure, as all data and activity is time stamped and chronologically stored in blocks, reducing the risk of data modification or tampering. The underlying process and architecture also provide users with more robust and secure reporting. Collectively for traders, this helps resolve counterparty trust issues, another significant problem in the industry, and boosts financial performance by reducing trade cycle times, thus driving higher revenue.

Our business is a 100% fee-based platform business. Kratos currently has two different modules each providing distinct revenue streams, as well as the supporting “Risk Assessment” module, with three additional modules and revenue streams in the late stages of development and expected to be completed between October 2020 and February 2021:

Existing Revenue Streams

1) Trade Discovery:    When buyers and sellers agree to execute a physical commodity trade on Kratos, we currently charge 0.30% of the transaction value to the party who initiates the transaction, which we believe is well-priced for the fraud protection, transparency, speed, analytics and efficiency that the “Risk Assessment” module of our platform delivers. In the future, we also intend to facilitate payments using third-party payment providers.

2) Trade Finance:    Commodity producers and suppliers expect immediate payment, while buyers often seek a trade finance option to bridge the time period between entering the transaction and receiving or reselling the commodities. Based on our experience, buyers seek to utilize a trade finance option in approximately 80% of trades, generating a receivable to the finance provider due in up to 150 days. We currently charge commodity buyers on Kratos that source trade finance on the platform an additional financing sourcing fee of 1.3% of the amount financed. We do not charge a platform fee to financing providers and the providers set their own interest rate and other fees before agreeing to finance the transaction. We believe that we offer finance providers an attractive universe of lending opportunities, which often allows our lenders to lend at higher yields than larger transaction sizes, where banks or other large providers compete to provide funding. We also offer our lenders free customization options to facilitate their specific administrative needs, such as breakdowns of their exposure by commodity, region and borrower and a dashboard of overdue accounts.

Revenue Streams Under Development

3) Insurance:    Our “Insurance” module will allow our users to access trade credit insurance, which is required by many trade finance lenders. When Kratos’ “Insurance” module is completed, which is expected by October 2020, users will be able to source credit insurance that normally covers between 85%-90% of the trade finance receivable to protect finance providers against defaults. We do not currently plan to charge an additional fee for users that source credit insurance on Kratos, but believe that the availability of credit insurance on Kratos will drive increased trade finance volumes and user growth.

4) Logistics:    When Kratos’ “Logistics” module is completed, which is expected by the November 2020, we expect to begin arranging the functional aspects of chartering, post-fixture voyage management and voyage financials with traders on our platform. We do not currently plan to charge an additional fee for users that source logistics services on Kratos, but believe that the availability of logistics on Kratos will drive increased trading volumes and user growth.

5) Supply Chain Finance:    We are in the process of launching our “Supply Chain Finance” module, which is expected to be ready by February 2021. This module expands Kratos beyond commodities and focuses on the SME suppliers to large “anchor” buyers. The lender will provide immediate payment at the request of small suppliers who have otherwise offered deferred payment terms to the anchor buyer. We plan to charge suppliers that opt for supply chain finance a sourcing fee of 1.3% of the amount financed.

Our Strengths

Focused Founder and Compelling Management Experience in the Trade and Trade Finance Sector, Leading to the Design and Build-out of Kratos

We benefit from a strong entrepreneurial leadership team that links what we see as two complementary skill sets: technology development and deployment expertise, combined with trade finance and physical commodities trading experience. We believe that this combination provides us with a competitive advantage as trade finance and physical commodities trading businesses are often slow to adapt to technology, while technology firms or consortiums often lack the in-depth experience and relationships that are critical in the trade finance and physical commodities trading business.

Our founder, Mr. Srinivas Koneru, has over 35 years of entrepreneurial experience of which over 20 years have been in technology, including co-founding a business software and solutions company before selling this business in 2010. Since 2012, Mr. Koneru’s experience has been working as the founder and owner of Rhodium. Our business leverages his unique experiences in both technology and the commodity trading and trade finance industry to inform and guide the design and deployment of Kratos. Mr. Koneru has built a management leadership team that has complementary skill sets in technology development and trade industry experience. Our Chief Operating Officer Mr. John Galani and our Chief Financial Officer Mr. Alvin Tan have extensive experience in trade and trade finance. Mr. Galani has over 20 years’ experience in trade, trade finance and the build out of platforms. Mr. Tan has over 20 years of financial management experience in several leading commodity trading firms. Our Senior Vice President, Technology, Mr. Ashish Srivastava has a strong technical background, has overseen the development of Kratos and is highly qualified to lead the technical development and support teams located in both Singapore and India.

Mr. Koneru has been the sole source of equity capital for the business since its founding, which has enabled the leadership to focus solely on growing the business and implementing their vision. We believe that our leadership’s focused, entrepreneurial mindset combined with our comprehensive institutional operational process and decades of trade finance experience provides us with a compelling competitive advantage.

Platform Scale from Current Customer Base

Transactional platforms such as Kratos require scale to be successful. One of the most difficult aspects of starting a platform is attracting initial participants as the platform seeks to build the critical mass necessary for success. Rhodium had nearly 400 customers as of February 2020, and US$2.3 billion in overall commodities traded for the year ended February 29, 2020. The launch of Kratos’ ecosystem was enabled by our relationship with Rhodium, whose existing physical commodity trading business initially provided immediate scale to the platform, of both transaction volumes and users. We have rapidly expanded our user base with more than 65 distinct parties executing more than 3,500 transactions comprising more than US$6.6 billion in transaction volume from June 2019 through June 2020 (inclusive). We expect non-Rhodium related use of Kratos to grow substantially to approximately US$6.7 billion, or 86% of our anticipated US$7.8 billion total transaction volume, for the year ending February 28, 2021. We anticipate adding additional lenders to provide financing on Kratos throughout the remainder of 2020, and to add credit insurance and logistics providers in 2021, which we believe will attract additional participants further helping build the necessary scale. For further details on our ongoing relationship with Rhodium, see — Our Relationship with Rhodium.

Innovative Platform with First Mover Advantage, Streamlining Services for SMEs

We believe that Kratos will enhance international commodity trading and trade financing across the entire life cycle of a commodity trade by acting as a single repository of information, allowing for a secured version of all trade documentation to be shared and visible in real-time to all stakeholders in the trade. We also believe we are the only digital platform in the market to use blockchain, support live transactions, offer trade finance and to have exceeded US$6 billion in transaction volume.

The goal of Kratos is to bring together the entire commodity trading ecosystem — buyers, sellers, traders, financiers, insurers and logistics providers — to facilitate trade finance and commodity trading efficiently in a consistent, transparent and trusted environment. Kratos enables SME trade finance transactions with its innovative, blockchain-enabled platform to increase speed and efficiency, promote sustainability, foster compliance and provide security throughout the financing and trading process.

Using our deep industry experience, we custom-built Kratos to meet the needs of both traders and financing sources. By innovating from within the industry and providing a system built and designed by experienced industry practitioners, we believe the platform will provide immediate value for all users beyond what we believe any pure technology company could offer. Kratos enables users seeking financing to access tailored financing options quickly through a transparent blockchain-linked system that facilitates their growth and we believe makes us a partner of choice. It also gives lenders access to a market that they want to lend in, but often cannot otherwise reach, in a practical and cost-efficient manner.

Our Strategy

Our strategy is to be the leading technology platform for commodity trade finance. We intend to further grow our business by pursuing the following strategies:

Use Kratos to increase transaction volumes with our existing counterparties and develop new financing relationships

We believe that the scale and ease of use of Kratos positions us well to increase our transaction volumes with existing users, as we believe that the use of Kratos constitutes a relatively small portion of the overall business of our users, providing us with an opportunity to capture additional business flow from existing relationships. We plan to actively engage with our user base to increase this business flow.

Some of our users currently use only the “Trade Discovery” module of Kratos and do not seek financing via the “Trade Finance” module, which provides us an opportunity to expand our relationships with existing users through offering financing options. This would, in turn, provide us with opportunities to capture more value from each trade and potentially increase overall trade volume from these users. Once the “Insurance” and “Logistics” modules of Kratos are complete, these will provide further opportunities to expand our relationships with existing users.

Continue to enhance value proposition of Kratos to new and existing users, through growth in scale as well as additional functionality and features

Like other distributed ledger platforms, Kratos will become more appealing as its scale grows, and we intend to accelerate this growth by (i) offering incentives to current users to onboard new traders from their ecosystems to our platform, which we have initiated in March 2020, (ii) completing the remaining three modules of Kratos’ architecture thereby becoming a true “one-stop-shop” for trade and trade financing related services, and continuing to add innovative services thereafter, and (iii) adding additional lenders to provide financing and credit insurance to users throughout the remainder of 2020. We believe all of these steps will attract additional transactions and trading participants to Kratos.

Focus on underserved and fragmented SME market

The US$40 trillion trade finance market is dominated by multinational companies and large banks that trade and finance the highest volume of trade transactions, largely outside of the view of public markets. Large participants in this industry include Cargill, Trafigura and Glencore, among others, who we believe trade primarily between themselves and with their large-scale suppliers. The increased regulatory capital requirements imposed on banks by Basel III have made it less profitable and attractive for banks to serve the trade finance market, leading to a focus on large transaction sizes (typically larger than US$50 million) to cover increasing fixed compliance costs. This pull back from large players and lack of well capitalized smaller participants has led to a US$1.5 trillion gap in trade finance for SMEs in 2019, according to the WTO.

Our business focuses on SME transactions with the total value of traded goods below US$10 million, that may otherwise struggle to obtain trade partners and financing from more traditional lenders in the trade finance industry. Our average transaction size since launch through June 2020 has been US$1.75 million. While banks have exited SME trade finance, alternative investment platforms such as funds and individual investors are seeking ways to enter our sector but are facing barriers to entry such as sourcing financing opportunities, the inability to validate and diligence counterparties and prohibitively high administrative and compliance costs. We solve these problems for potential trade finance providers, as Kratos provides lenders with a community of prequalified trade finance borrowers, with their KYC, AML and financial information uploaded to the platform, giving potential trade finance providers the confidence to transact in this ecosystem. Furthermore Kratos helps to streamline the overall documentation and transaction process, which we believe can be a challenging and costly part of doing business as an SME, with its efficient end-to-end digital environment.

Selectively pursue inorganic growth through acquisitions and partnerships

We believe that there are a number of businesses and partnerships that would be complementary to our existing business and would provide attractive opportunities for inorganic growth. These include accretive acquisitions of existing offline businesses in the commodity trading ecosystem, whose customer base could increase the growth of Kratos, as well as acquisitions of certain technology offerings, such as artificial intelligence, analytics & dashboard reporting, credit scoring & rating solutions and payment processing solutions which would allow for additional features to be added to Kratos.

Expand the use of Kratos with new features and into new geographies

In addition to completing the remaining three modules of Kratos, in the near term we intend to introduce the facilitation of payments for our trading and financing users using third-party payment providers. In the medium term, we plan to introduce a mobile application that will allow our users to view their transaction status, receive notifications remotely, review and approve individual transaction steps, and manage the overall transaction process.

Kratos enjoys a diverse user base across many types of users and commodities, but is currently Asia focused. This provides us with an opportunity to expand into additional geographies without requiring significant adjustments to the overall platform or its offering due to the nature of the technology used and the lack of a physical presence requirement. This enables us to continue to expand our user base and scale of Kratos, while continuing to de-risk the business through additional geographical diversity. As Kratos’ user base grows and geographical diversity increases, we expect that our users will begin trading additional non-petroleum commodities.

Disruptive pricing model to capture greater market share

Offline trade and trade finance processes have been traditionally costly, lengthy, inefficient, paper intensive and subject to fraud. In contrast, Kratos provides faster and more efficient digital execution, mitigates the potential for documentation fraud or data tampering by using blockchain-enabled technology and provides easy coordination of numerous transaction participants, all while reducing paper-based documentation costs and waste in a sustainable way. We can capture this advantage through our pricing structure, where our current charge of 0.30% of the transaction value to the buyer or seller using Kratos to initiate the commodity trade is well-priced for the fraud protection, transparency, speed, analytics and efficiency that the “Risk Assessment” module of our platform delivers. In addition, our finance sourcing fee of 1.3% is notably cheaper than current offline market rates for capital sourcing, which we believe is generally closer to 2.0% to 2.25%. We believe that both of these pricing advantages will drive users and commodity trading and trade finance volumes to our platform.

Kratos and COVID-19

Kratos has outperformed our expectations for its performance and growth during 2020. Kratos has benefited from COVID-19 because the pandemic has caused the commodity trading and trade finance ecosystem of buyers, sellers, traders and financiers to shift online as a result of worldwide closures. This is driving increased transaction volumes from our existing users, resulting in a 70% increase in monthly average transaction volumes for March through June 2020, and a similar increase in platform user growth, each as compared to June 2019 through February 2020. In addition to the ease of use of the platform during worldwide closures, we believe that less trade finance liquidity due to a risk-off environment and fewer available funding sources are exacerbating the US$1.5 trillion annual shortfall in trade finance funding for SMEs, making our offering and solutions even more compelling. We believe that the fintech industry, Asian economies and non-petroleum commodity consumption will drive the post-COVID-19 recovery.

HISTORY

Mr. Koneru co-founded Rhodium, which began operations in 2012. By 2016, Rhodium had grown substantially and was trading a significant volume of commodities, which led to burdensome transaction reporting and tracking requirements. Given his technology background, Mr. Koneru along with his team started looking for vendors who could solve their problems, but did not find any solutions that fully catered to Rhodium’s needs. This was when Mr. Koneru realized the gap in the market and saw the need to address it. After analyzing many technologies, Mr. Koneru came to the conclusion that blockchain should be the underlying technology, as it would allow traders to track their transactions and all the steps would be traceable and immutable. Blockchain would also promote trust and transparency, which he believed was severely lacking in the commodity trading industry.

In second half of 2017 the idea of developing a platform to address the dire need in trade and trade finance came to Mr. Koneru. In 2018, the planning and development for what would become Kratos began. Mr. Koneru assembled advisors and experts in blockchain from countries including the United Kingdom, United Arab Emirates and Indonesia. Rhodium provided the in-depth functional information and industry experience to truly pinpoint the problems and the presence of many commodity traders in Singapore provided further valuable input.

The pilot was completed in 2018 with a strong expression of interest from industry players, laying the foundation for what would become the “Trade Discovery” and “Risk Assessment” modules of Kratos. We were established as Arkratos Blockchain Solutions Pte.Ltd., a Singapore private company limited by shares, on January 11, 2018 as an outgrowth of the Rhodium business. In 2019, a full development team in Singapore was hired to work on the platform. After the 2018 pilot’s success in validating the concept, Mr. Koneru wanted to expand Kratos to tackle another issue — access to trade finance. It was always in his mind that Kratos should be an end-to-end solution covering the entirety of a commodity trade’s lifecycle. The “Trade Discovery” module was the first step and base for all the other modules. Mr. Koneru created an advisory board with experts from trading, banking, insurance, logistics, shipping, and blockchain that could provide feedback on the development plans and Kratos, leading to the commercial launch of the“Trade Discovery” module in June 2019, followed by the “Trade Finance” module in February 2020. Our name was changed to Triterras Fintech Pte. Ltd. on January 30, 2020.

Kratos — Our Blockchain-enabled Platform

Kratos is an organized, efficient and trusted digital marketplace for end-to-end trade finance and physical trading. We believe Kratos enables us to more efficiently facilitate commodity trading and trade financing solutions while making our users’ day-to-day operations faster, more efficient and more transparent.

The commodity trading and trade finance ecosystem has multiple stakeholders: Kratos is designed to capture approved buyers, sellers, traders, financiers, insurers and logistics providers and events at every stage of the trade transaction, allowing our users’ entire trading and trade finance relationship to be completely hassle-free in just a few clicks at our “one-stop-shop.” The launch of Kratos’ ecosystem was enabled by our relationship with Rhodium, whose existing business initially provided immediate scale to the platform, of both transaction volumes and users. An important feature of Kratos is that we maintain oversight of the ecosystem, including “Know Your Customer” (“KYC”) and Anti Money Laundering (“AML”) checks for all participants, assisting users with these cumbersome tasks.

Kratos enables ecosystem participants to more efficiently find deals and counterparties, while improving reporting by operating in a consistent, transparent and trusted environment. Kratos links to the blockchain six times for a trade transaction and an additional six times for a trade finance transaction, as shown in the below diagram.

Kratos’ platform architecture will consist of six different modules, each of which serves a particular trade finance and commodity trading need. Three of these modules, “Trade Discovery,” “Risk Assessment” (which is accessible to all users without charge, and supports the other modules by facilitating KYC, Sanctions and AML checks, as well as credit score reporting and bill of lading checks for our users), and “Trade Finance” are operational, and we expect to complete the remaining three modules, “Logistics” and “Insurance” by November 2020 and “Supply Chain Finance” by February 2021. Additionally, the volume of trades that our current customer base and financing providers supports attracts other traders to Kratos, which in turn draws in additional sources of financing and, once the relevant modules have been completed, will result in further participation from insurers and logistics providers.

We believe that Kratos has several advantages compared to traditional offline trade transactions, which are paper intensive, burdened by significant overhead costs and delays and subject to human error due to manual documentation handling and fraud due to document modification. Through its blockchain-enabled technology, Kratos provides faster and more efficient digital execution, mitigates the potential for documentation fraud or data tampering and provides easy coordination of numerous transaction participants, all while reducing paper-based documentation costs and waste in a sustainable way. We believe Kratos is transforming trade finance and physical trading without borders, across multiple countries and with ease of integration with third party software providers through APIs (Application Programming Interfaces).

Kratos’ blockchain platform currently links to the Ethereum public network, but is able to shift to an alternative public network if required. We chose Ethereum as it is the longest deployed, best known and most trusted blockchain. Ethereum is programmable, which means that we can use it to build decentralized applications that gain the benefits of blockchain technology. Once these programs are “uploaded” to Ethereum, users can be assured they will always run as programmed.

OUR RELATIONSHIP WITH RHODIUM

Following the Business Combination, we will continue to do business with Rhodium, who enabled the launch of the Kratos ecosystem with its initial business support. All transactions between us and Rhodium since February 29,

2020 have been on an arm’s length basis, as with all other users on the platform, and will continue to be on an arm’s length basis following completion of the Business Combination. We believe that Rhodium sees significant value in continuing to transact its trading business and source its trade financing on our platform and will continue to introduce its trading counterparties, trade finance providers and insurers to our platform, consistent with Rhodium’s past practice. Mr. Koneru, our founder, Executive Chairman, Chief Executive Officer and majority shareholder following the Business Combination is also the majority shareholder of Rhodium. For a description of our transactions with Rhodium, see “Certain Relationships and Related Person Transactions — Fintech Related Person Transactions.”

COMPETITION

Many platforms target global trade, and our competition takes several forms, including several trade and trade finance consortiums launched by banks, alternative investment funds that provide trade financing, fund management firms, commercial banks, investment banks, broker-dealers, hedge funds, insurance companies and other financial institutions in the same area of the trade finance business, all of which may be larger and better capitalized than us. Of these bank-led consortiums, we are only aware of two, Komgo and CIC, that trade non-petroleum commodities, neither of which has reached our scale of transaction volume.

Other trade platforms generally either do not currently use blockchain, are not yet supporting live transactions, do not offer trade finance, or have yet to scale their transaction volume to the extent that we have. We believe we are the only digital platform to use blockchain, support live transactions, offer trade finance and have exceeded US$6 billion in transaction volume. Our competitors may also expand and diversify their commodity sourcing, processing or trading operations, or engage in pricing or other financial or operational practices that could increase competitive pressure on us.

GEOGRAPHIC FOOTPRINT & EMPLOYEES

We are headquartered in Singapore, a large commodity trading hub, that gives us access to all necessary supporting counterparts, such as the trading arms of producers, banks and insurers. As of the date of this registration statement and since our inception, our head office and registered office, which is leased, is located at 9 Raffles Place, #23-04 Republic Plaza, Singapore 048619, and our telephone number is +65 6661 9240.

We believe that we maintain constructive relationships with our employees. As of June 2020, we had 17 employees, none of which were represented by unions. In addition, we have 29 contractors in India supporting the design, development and solutioning of Kratos, bringing our total strength (including contractors) to 46 as of June 2020.

The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our website, which for the avoidance of doubt is not incorporated into this proxy statement/prospectus is located at www.arkratos.com.

ENVIRONMENT AND SOCIAL GOVERNANCE

We believe that responsible and ethical practices are necessary to build a globally sustainable business, where our long-term growth depends on our stakeholders’ contributions on a sustained basis. We are therefore committed to caring for the environment, developing our stakeholders and contributing back to society as part of growing and sustaining the business. We have strengthened our corporate governance framework to exercise oversight over environmental protection and social responsibility practices along a path of responsible and sustainable growth, based on defined goals and achievable outcomes.

Our defined environment, social and governance goals are: (i) to support industry efforts in developing sustainable sourcing; (ii) to contribute to society and other worthy causes where we operate; and (iii) to promote a corporate culture of caring for the environment.

LEGAL PROCEEDINGS

From time to time, we are involved in legal proceedings concerning matters arising in connection with the conduct of our business. Currently, there are no material pending claims or legal proceedings against us.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

Netfin is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of certain transactions as described below. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

On July 29, 2020, Netfin Acquisition Corp., a Cayman Islands exempted company (“Netfin”) entered into a business combination agreement (the “Business Combination Agreement”) with Netfin Holdco, a Cayman Islands exempted company (“Holdco”), Netfin Merger Sub, a Cayman Islands exempted company (“Merger Sub”), MVR Netfin LLC, a Nevada limited liability company, as the representative of Netfin (the “Netfin Representative), Symphonia Strategic Opportunities Limited, a Mauritius private company limited by shares (“SSOL”) and IKON Strategic Holdings Fund, a Cayman Islands exempted company (“IKON” and together with SSOL, the “Sellers”), pursuant to which (i) Merger Sub will merge with and into Netfin, with Netfin continuing as the surviving company, as a result of which (a) Netfin will become a wholly-owned subsidiary of Holdco, (b) each issued and outstanding unit of Netfin, consisting of one Class A ordinary share of Netfin (the “Class A Shares”) and one warrant of Netfin, shall be automatically detached and the holder thereof shall be deemed to hold one Class A Share and one warrant of Netfin, (c) each issued and outstanding Class A Share and Class B ordinary share of Netfin (together with the Class A Shares, the “Netfin Ordinary Shares”) will be cancelled and cease to exist and the holders thereof will receive one ordinary share of Holdco (the “Holdco Ordinary Shares”) for each Netfin Ordinary Share and (d) each outstanding warrant to purchase a Class A Share will become exercisable for one ordinary share of Holdco on identical terms (the “Holdco Warrants”), and (ii) Holdco will acquire all of the issued and outstanding ordinary shares of Triterras Fintech Pte. Ltd, a Singapore private company limited by shares (the “Target”), from the Sellers in exchange for the consideration described below. Upon consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), each of Netfin and the Target will become a wholly-owned subsidiary of Holdco, and Holdco will subsequently be renamed as “Triterras.”

The aggregate value of the consideration to be paid to Sellers in the Business Combination is approximately $585,000,000, of which (i) approximately $525,000,000 will be paid in the form of 51,622,419 Holdco Ordinary Shares, valued at $10.17 per Holdco Ordinary Share and (ii) $60 million will be paid in cash (the “Cash Consideration”). In addition, the Sellers will be entitled to receive earnout (“Earnout”) consideration of up to an additional 15,000,000 Holdco Ordinary Shares upon Holdco meeting certain financial or share price thresholds as described under “The Business Combination Agreement — Conditions to the Closing of the Business Combination”. Holdco will fund the Cash Consideration payable to the Sellers in the Business Combination with amounts on deposit in Netfin’s trust account (the “Trust Account”).

The parties to the Business Combination Agreement have made customary representations, warranties and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of Netfin, the Sellers, the Target and their respective subsidiaries prior to the closing of the Business Combination (the “Closing”). Each of Netfin, the Netfin Representative, Merger Sub and the Sellers have agreed to use their reasonable best efforts to cause the Business Combination to be consummated.

The Closing is subject to certain conditions, including, among other things, (i) approval of the Business Combination by holders of the Ordinary Shares, (ii) approval of the listing of the Holdco Ordinary Shares to be issued in connection with the Business Combination on the Nasdaq Stock Market LLC (“Nasdaq”), (iii) Netfin having at least $5,000,001 in net tangible assets at the closing of the Business Combination after giving effect to redemptions of Class A Shares, if any, and (iv) the effectiveness of the Registration Statement (as defined below), of which this proxy statement/prospectus forms a part (the “Registration Statement”).

Anticipated Accounting Treatment

The Business Combination will be accounted for as a continuation of Target in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”). Under this method of accounting, while Holdco is the legal acquirer of both Netfin and Target, Target has been identified as the accounting acquirer of Netfin for accounting purposes. This determination was primarily based on Target comprising the ongoing operations of the combined company, Target senior management comprising the senior management of the combined company, and the former owners and management of Target having control of the board of directors following the consummation of the transaction by virtue of being able to appoint a majority of the directors of the combined company. As Netfin does not meet the definition of a business as defined in IFRS 3 — Business Combinations (“IFRS 3”), the acquisition is not within the scope of IFRS 3 and is accounted for as a share-based payment transaction in accordance with IFRS 2 — Share-based Payments (“IFRS 2”). Hence, the transaction will be accounted for as the continuance of Target with recognition of the identifiable assets acquired and the liabilities assumed of Netfin at fair value. Operations prior to the Business Combination will be those of Target from an accounting point of view.

Under IFRS 2, the Business Combination is measured at the fair value of the ordinary shares deemed to have been issued by Target for the ownership interest in Holdco to be the same as if the transaction had taken the legal form of Target acquiring 100% of Netfin. The difference between the fair value of the ordinary shares deemed to have been issued by Target and the fair value of Netfin’s identifiable net assets acquired represents a transaction cost and will be expensed as a charge to income.

The Target has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        The Sellers, who comprise all of the Target’s shareholders, will have the largest ownership interest and voting interest in Holdco after the Business Combination closes under each of the no redemptions and maximum redemptions scenarios (as described below and in the notes hereto) with approximately 61.5% or 77.3% ownership voting interest, respectively;

•        Holdco’s board of directors after the Business Combination will initially consist of seven directors; five of whom will initially be appointed by the Sellers and two of whom will initially be appointed by Netfin; and

•        The Target represents the larger entity, in terms of both revenues and total assets.

Other factors were considered, including composition of management, purpose and intent of the Business Combination and the location of the combined company’s headquarters, noting that the preponderance of evidence as described above is indicative that the Target is the accounting acquirer in the Business Combination.

No goodwill or other intangible assets will be recorded by the Target in connection with the acquisition. In the accompanying pro forma information, the net assets of Netfin were recognized at fair value (which was consistent with carrying value), with no goodwill or other intangible assets recorded. All direct costs of the Business Combination will be expensed.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 has been prepared assuming the Business Combination and related transactions closed on as of January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the Business Combination closed on December 31, 2019.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

The unaudited pro forma condensed combined financial information has been prepared using and should be read in conjunction with:

•        The Target’s audited financial statements as of and for the year ended, February 29, 2020 and February 28, 2019, included elsewhere in this proxy statement/prospectus;

•        Netfin’s audited financial statements as of and for the period from April 24, 2019 (“Inception”) through, December 31, 2019, included elsewhere in this proxy statement/prospectus;

•        the sections entitled “Netfin Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “The Target’s Operating and Financial Review.”

As Netfin is the accounting acquiree and Target prepares its financial statement in accordance with IFRS, the historical financial information of Netfin has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert Netfin financial statements from US GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify Netfin Ordinary Shares subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after giving effect to the Business Combination.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the combined company.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Description of the Transaction

Pursuant to the Business Combination Agreement, the aggregate potential stock consideration issued in the Business Combination, excluding the Earnout, is US$525.0 million, consisting of 52.5 million Holdco Ordinary Shares valued at US$10.17 per share.

The following represents the amount and types of consideration payable to the Sellers in the Business Combination (in thousands):

	Cash	Fair Value Payable in Common Shares
SSOL	$48,000	$420,000
IKON	12,000	105,000
	$60,000	$525,000

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemptions of Class A Shares:

•        Assuming No Additional Redemptions:    This scenario assumes that no Class A Shares are redeemed subsequent to December 30, 2019 or in connection with the Business Combination; and

•        Assuming Maximum Redemptions:    This scenario assumes that the maximum amount of redemptions permitted under Netfin’s organizational documents and the Business Combination Agreement, or aggregate redemption payments of approximately US$172.8 million (17,143,000 Class A Shares at $10.08 per share), are effected such that following payment by Netfin to its stockholders who have validly elected to have their Class A Shares redeemed for cash pursuant to the Netfin Governing Documents as part of a Netfin Share Redemption, the amount of immediately available cash in the Trust Account shall be no less than US$5,000,001 million.

No earnouts were included in the pro forma condensed combined financial statements as the Company has made the choice to recognize the earn-out liability when the related activity that gives rise to the variability occurs in accordance with IFRS.

The following summarizes the number of pro forma Holdco Ordinary Shares outstanding after the Business Combination and the number of shares to be held by various stakeholders in the transaction assuming both no redemptions of the Class A Shares and redemption of the maximum amount of Class A Shares permissible under Netfin’s organizational documents and the Business Combination Agreement (in thousands):

	Assuming No Redemptions	Assuming Maximum Redemptions
Weighted average shares calculation, basis and diluted
Netfin Shareholders	32,241	32,241
Other	65	65
Sellers	51,622	51,622
Redemptions	—	(17,143)
Pro Forma Shares Outstanding	83,928	66,785

The amount of Holdco Ordinary Shares outstanding on a pro forma basis as of December 31, 2019 assumes no exercise of the warrants.

Target prepares its financial statements on the basis of a fiscal year ending on the last day in February of each year. The financial statements of Netfin have historically been prepared on a basis of a fiscal year ending December 31. In accordance with applicable SEC rules, if only one of the entities involved in a transaction for which pro forma financial statements are prepared is an SEC reporting company then that entity’s fiscal year end is used to determine the periods presented in the pro forma financial statements. If the non-SEC reporting entity’s fiscal year end differs from the reporting entity’s fiscal year end by more than 93 days, the income statement for a twelve-month period ending within 93 days of the reporting entity’s fiscal year end must be used.

PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2019
(UNAUDITED)
(in thousands, except per share amounts)

		NETFIN				Assuming No Redemptions			Assuming Maximum Redemptions
	Triterras Historical	NETFIN Historical	NETFIN Adjustments	Notes	NETFIN Pro Forma	Pro Forma Adjustments	Notes	Pro Forma Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Cash and marketable securities held in Trust Account	—	255,080	—		255,080	(255,080)	(2) a	—	—		—
Plant and equipment, net	1	—	—		—	—		1	—		1
Intangible assets	291	—	—		—	—		291	—		291
Non-current assets	292	255,080	—		255,080	(255,080)		292	—		292
Trade and other receivables, net	13,395	—	—		—	—		13,395	—		13,395
Other current assets	5,389	—	—		—	—		5,389	—		5,389
Prepaid expenses and other current assets	—	70	—		70	—		70	—		70
Cash and cash equivalents	165	721	—		721	255,080	(2) a	177,966	(172,801)	(3) a	5,165
						(15,000)	(2) b
						(3,000)	(2) c
						(60,000)	(2) d
Total current assets	18,949	791	—		791	177,080		196,820	(172,801)		24,019
Total assets	19,241	255,871	—		255,871	(78,000)		197,112	(172,801)		24,311

Liabilities
Deferred underwriting fee payable	—	8,855	—		8,855	(8,855)	(2) b	—	—		—
Loans and borrowings	—	—	—		—	—		—	—		—
Common stock subject to possible redemptions	—	—	241,513	(1) a	241,513	(241,513)	(2) d	—	—		—
Non-current liabilities	—	8,855	241,513		250,368	(250,368)		—	—		—
Trade and other payables	1,182	—	—		—	—		1,182	—		1,182
Accrued expenses	—	503	—		503	—		503	—		503
Contract liabilities	97	—	—		—	—		97	—		97
Income taxes payable	1,593	—	—		—	—		1,593	—		1,593
Total current liabilities	2,872	503	—		503	—		3,375	—		3,375
Total liabilities	2,872	9,358	241,513		250,871	(250,368)		3,375	—		3,375

Commitments

Common stock subject to possible redemptions	—	241,513	(241,513)	(1) a	—

Equity
Preferred Stock	—	—			—	—	(2) d	—	—		—
Common Stock	—	—			—	7	(2) d	7	—		7
Common Stock – Class A	—	—			—	—	(2) d	—	—		—
Common Stock – Class B	—	1			1	(1)	(2) d	—	—		—
Additional paid in capital	5,000	3,731			3,731	191,340	(2) d	200,071	(172,801)	(3) a	27,270
Retained earnings (accumulated deficit)	11,369	1,268			1,268	(6,145)	(2) b	(6,341)	—		(6,341)
						(3,000)	(2) c
						(9,833)	(2) d
Total equity	16,369	5,000	—		5,000	172,368		193,737	(172,801)		20,936
Total liabilities and stockholders’ equity	19,241	255,871	—		255,871	(78,000)		197,112	(172,801)		24,311

See Note 3 for descriptions of the adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2019.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2019
(in thousands, except per share and per share amounts)

			Assuming No Redemptions			Assuming Maximum Redemptions
	Triterras	NETFIN	Pro Forma Adjustments	Notes	Pro Forma Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	16,898	—	—		16,898	—		16,898
Cost of operations	—	—	—		—	—		—
Gross profit	16,898	—	—		16,898	—		16,898
Operating expenses
Other operating expense	(930)	—	—		(930)	—		(930)
Selling, general and administrative expenses	(610)	(816)	—		(1,426)	—		(1,426)
Impairment on trade receivables	(183)	—	—		(183)	—		(183)
Operating profit	15,175	(816)	—		14,359	—		14,359
Interest and financing costs
Interest income, net	(1)	1,927	(1,927)	(1) a	(1)	—		(1)
Unrealized gains on marketable securities held in Trust Account	—	157	(157)	(1) b	—	—		—
Total interest and financing	(1)	2,084	(2,084)		(1)	—		(1)
Income (loss) before income taxes	15,174	1,268	(2,084)		14,358	—		14,358
Income tax expense	(1,593)	—	—		(1,593)	—		(1,593)
Net income (loss)	13,581	1,268	(2,084)		12,765	—		12,765

Weighted average share outstanding
Basic			83,928,419	(2)	83,928,419	66,785,419	(2)	66,785,419
Diluted			83,928,419	(2)	83,928,419	66,785,419	(2)	66,785,419
Income (loss) per share available to common shareholders
Basic					0.15			0.19
Diluted					0.15			0.19

See Note 4 for descriptions of the adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2019.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.     Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared assuming Netfin is the acquired company and the Target is the accounting acquirer for financial reporting purposes. The net assets of Netfin were recognized at fair value (which was consistent with carrying value), with no goodwill or other intangible assets recorded. All direct costs of the Business Combination will be expensed.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the Business Combination closed on December 31, 2019. The unaudited pro forma as assuming the Business Combination closed on January 1, 2019.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Netfin believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that actual experience will differ from the assumptions and pro forma adjustments and it is possible the differences will be material. Netfin believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the consummation of the Business Combination, based on information available to management at the time of preparation of this pro forma financial information and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination closed on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the audited financial statements and notes thereto of each of Netfin and the Targets included elsewhere in this proxy statement/prospectus.

2.     Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions as described in these accompanying notes.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the combined company.

Netfin management has made significant assumptions and preliminary estimates in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these assumptions and preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or other cost savings that may be associated with the Business Combination.

The historical financial information of Netfin has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert Netfin financial statements from US GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify Netfin’s Ordinary Shares subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after giving effect to the Business Combination.

The Target and Netfin did not have any pre-existing relationship or other intercompany transactions, accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statement of operations and comprehensive (loss) income are based upon the number of the Holdco Ordinary Shares that would have been outstanding assuming the Business Combination occurred on January 1, 2019.

3.     Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2019

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 gives effect to the Business Combination as if it was completed on December 31, 2019.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 are as follows:

(1)    The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 applicable to each redemption scenario are as follows:

a.      To reclassify US$241.5 million of Class A Shares subject to possible redemption as a long-term liability under IFRS.

b.      Subsequent to December 31, 2019 and prior to closing the Business Combination, no Class A Shares were redeemed from the Netfin trust account.

(2)    The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 assuming no additional redemptions in connection with the Business Combination are as follows:

a.      To reclassify cash and marketable securities held in the Netfin trust account of US$255.1 million to Cash that becomes available upon closing of the Business Combination.

b.      To reflect payment of the estimated US$15.0 million of transaction expenses incurred by Netfin, of which US$8.9 million were deferred underwriters’ fees related to Netfin’s initial public offering payable at the consummation of the Business Combination. The remaining US$6.1 million of transaction expenses, which are nonrecurring, were expensed.

c.      To expense the US$3.0 million estimated transaction expense related to the Business Combination incurred by the Target.

d.      To record the fair value of share consideration of US$255.1 million and a US$8.6 million excess of the fair value of the shares issued by Holdco over the value of the net monetary assets acquired in the Business Combination. Under IFRS 2, this amount is recognized as a loss on the income statement. Additionally, to eliminate Netfin’s retained earnings (which is inclusive of historical retained earnings), additional paid-in capital, and common stock subject to possible redemption to permanent equity assuming no additional redemptions.

(3)    The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 under maximum redemption scenario are as follows:

a.      Represents the cash used to fund the maximum redemption under the requirement that there will need to be a minimum of US$5.0 million in available cash.

4.     Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 gives effect to the Business Combination as if it has completed on January 1, 2019, with adjustments for subsequent events. Netfin’s statement of operations was derived from Netfin’s unaudited condensed statements of operations for the period from April 24, 2019 (Inception) through December 31, 2019. The Target’s statement of operations was derived from the Targets’ unaudited combined statements of profit and loss for the year ended February 29, 2020.

(1)    The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

a.      To eliminate interest income of US$1.9 million earned on amounts in Netfin’s trust account for the period.

b.      To eliminate unrealized gains on marketable securities of US$0.2 million held in trust account for the period.

(2)    As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the total amount of shares outstanding after the effect of the Business Combination, which amounts to a total of 83,928,419 shares assuming no redemptions and, 66,785,419 shares assuming maximum redemptions, have been outstanding for the entire period presented.

5.     Income (Loss) per Share

Represents the net earnings (loss) per share calculated using the historical weighted average Ordinary Shares of Netfin and the issuance of all the Holdco Ordinary Shares in connection with the Business Combination, assuming the ordinary shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average ordinary shares outstanding for basic and diluted net income (loss) per ordinary share assumes that the Holdco Ordinary Shares issuable in connection with the Business Combination have been outstanding for the entire period presented. If the maximum number of Class A Shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming the no redemption and maximum redemption scenarios:

in thousands, except share and per share data	Assuming No Redemptions	Assuming Maximum Redemptions
Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Year Ended December 31, 2019
Net sales	$16,898	$16,898
Net income	$12,765	$12,765
Earnings per share	$0.15	$0.19
Weighted average shares outstanding – basic and diluted	83,928,419	66,785,419

Selected Unaudited Pro Forma Condensed Combined Statement of Financial Position as of December 31, 2019
Total current assets	$196,820	$24,019
Total assets	$197,112	$24,311
Total current liabilities	$3,375	$3,375
Total liabilities	$3,375	$3,375
Total stockholders’ equity	$193,737	$20,936

Warrants were assumed to be anti-dilutive.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS OF FINTECH

For purposes of this section, “we,” “our,” “us” and the “company” refer to Fintech and all of its subsidiaries prior to the consummation of the business combination, unless the context otherwise requires.

The following discussion and analysis summarizes the significant factors affecting our results of operations, financial condition and liquidity position for the years ended February 29, 2020 and February 28, 2019 and should be read in conjunction with our financial statements and related notes that are included elsewhere in this proxy statement/prospectus. The following discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs. Actual results could differ materially from those discussed in the forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 49 of this proxy statement/prospectus. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section titled “Risk Factors” beginning on page 27 of this proxy statement/prospectus.

Overview

We facilitate physical commodities trading, trade finance, credit insurance and logistics solutions for SMEs using “Kratos,” our internally developed innovative blockchain-enabled technology platform. Kratos is a diversified platform built to address the needs of SMEs in the commodity trading and trade finance community by connecting commodity traders and lenders and enabling them to transact online, solving mission critical problems for this historically underserved market. Kratos enables SMEs and other parties to trade commodities and find short term trade financing for their physical commodity purchases while in transit and prior to delivery. We developed Kratos over the past three years and believe it is one of the world’s first large-scale (as measured by transaction volume) blockchain enabled trade and trade finance platforms for commodities. Our ability to launch the platform prior to competing platforms provides us with a first mover advantage to address the complexities and challenges in trade finance for SMEs.

We launched Kratos in June 2019 and through June 2020 (inclusive) it has facilitated approximately US$6.6 billion in value of transactions. The transaction volume on Kratos, which has averaged approximately US$720 million per month from March 2020 through June 2020, is the key driver of our revenue. We expect volumes to continue to increase as the platform grows and our product offering expands.

Recent Developments

Since March 2020, we have entered into six contracts relating to the ongoing development of Kratos. These are: (i) risk management consulting services to further develop and maintain the “Risk Management” module of Kratos, including its application to the “Insurance,” “Logistics,” and “Supply Chain Finance” modules which are currently under development, (ii) software integration and support services relating to further functionality of Kratos’ “Risk Management” module, including credit scoring, background checks, KYC, AML, cybersecurity and implementation of a payment gateway, as well as system monitoring, (iii) the purchase of back-office commodities trading software, (iv) software integration services to implement a data analytics and dashboard solution for the “Trade Finance” module, (v) information technology services required to support and sustain cloud infrastructure, and (vi) advisory services relating to the structured trade and commodity finance markets. In August 2020, we also entered into the Transition Services Agreements with Rhodium and certain of its subsidiaries. We expect that these contracts will result in an increase to our selling and administrative expenses of approximately US$5.0 million and our other operating expenses of approximately US$7.2 million, each for the year ending February 28, 2021. We also expect that pursuant to these agreements US$10 million will be capitalized as intangible assets for the year ending February 28, 2021.

We are in the process of negotiating a partnership with an established provider of payment processing solutions that we believe would be complementary to our existing business and allow for additional features to be added to Kratos. We expect that the provider’s existing relationships and customer base will result in additional users being onboarded to the Kratos platform, with a portion of the resulting revenue from such additional users being shared with the payment processing solutions provider.

Known Trends or Future Events

We believe that the following key factors and market trends have affected our results of operations for the periods under review and expect that such factors and trends may continue to impact our results of operations in the future.

Acceptance of the Kratos platform

Kratos was developed to provide customers with an easy and efficient platform to address all aspects of the purchase of commodities, including trading, trade finance, insurance and logistics, making it a potentially captive environment for users. We believe that the captive nature of the Kratos platform will enable it to become quickly accepted by the marketplace and provide a significant competitive advantage compared to traditional market participants. As the Kratos platform becomes more accepted, it will drive, possibly exponentially, transaction volume on Kratos, which is the key driver of our revenue. Based on our current run rate, we anticipate commodity trade and trade finance volumes of approximately US$7.8 billion for our fiscal year ending February 28, 2021. Currently, Kratos’ revenue streams are derived from its “Trade Discovery” module, where we currently earn fees of 0.30% of the transaction volume, and its “Trade Finance” module, where we earn fees of 1.30% of the value of trade finance facilitated.

Wide-spread market acceptance of Kratos and the introduction of new modules, which are expected to create new revenue streams, have the potential to drive significant increases in our revenues. As of March 2020, we have started offering incentives to current users to onboard new traders from their ecosystems to our platform, we have linked these incentives, which will be accounted for as other operating expenses, to minimum transaction volumes by the new traders. If Kratos does not become accepted as quickly as we believe it will, it could adversely impact growth rates and/or cause a decline in our performance as a result of the significant efforts put into the launch of the platform. Market acceptance of the Kratos platform and its service offerings will be dependent in part on our ability to include functionality and usability that address customer requirements, and optimally price our products and services to meet customer demand and cover our costs.

Consumption of Commodities and Availability of Financing Sources

Our revenues and results of operations for any given period are directly correlated to the volume of commodities purchased and sold by Kratos users during the period on the platform’s “Trade Discovery” module. While a decline in commodity prices will not lead to a loss for us, as the facilitator of commodity transactions, any decrease in commodity prices, assuming no change in the quantity of the commodity transacted, would result in a proportional decrease to our platform fee. Furthermore, significant fluctuations in a commodity’s price could affect such commodity’s consumption and trading volumes in general, which in turn could have a significant impact on our results of operations. Commodity prices and the volume of commodities produced and sold are influenced by many factors, including the supply of and demand for commodities, speculative activities by market participants, global political and economic conditions and related industry cycles and production costs in major producing countries. Commodity prices may move in response to changes in production capacity in a particular market, for example as a new asset comes online or when a large producer experiences difficult operational issues or is impacted by a natural disaster.

In addition, we earn revenue from our “Trade Finance” module where we facilitate trade financing for Kratos users. Since we facilitate trade financing only where an underlying commodity trade has occurred, our ability to earn financing income is directly correlated to the volume of transactions taking place on the platform. As we do not provide trade financing itself, our ability to facilitate trade financing to Kratos users is entirely dependent on the willingness of lenders and other traders using the “Trade Finance” module to finance the transactions and provide trade credit. Some lenders are only willing to provide trade financing where credit insurance is available, so the volume of trade finance transactions is also linked to the availability of credit insurance. As a result, the availability of financing from lenders using the “Trade Finance” module is a key driver of our overall business and results of operations.

Kratos’ Offering

We believe that the attractiveness of the Kratos platform is and will be the ability to bring together the entire commodity trading and trade finance ecosystem of buyers, sellers, traders, financiers, insurers and logistics providers to facilitate commodity trading and trade finance. In order to do so, we will need to expand our product offerings to include Insurance and Logistic modules in addition to the currently available Trade Discovery and Trade Finance models. We believe the key to acceptance of Kratos is ensuring it is a one stop shop for the trading community.

While we believe that the Insurance and Logistic modules will be launched by October 2020 and November 2020, respectively, if such launches are delayed, it could affect acceptance of the platform and thereby operating results.

Completion of the Business Combination

We will generate non-operating income in the form of interest income on cash and cash equivalents and other investments upon completion of this offering. There has been no significant change in our financial position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, and compliance) and will no longer have the benefit of accumulated tax losses from our formerly related parties. We expect our expenses to increase substantially after the closing of this offering.

Pursuant to IFRS, the Business Combination will be accounted for as an acquisition by Fintech of Netfin. As a result, upon the closing of the Business Combination, our historical financial statements will replace Netfin’s historical financial statements for all periods prior to the completion of the Business Combination.

Results of Operations

The results of operations presented below should be reviewed in conjunction with the financial statements and notes included elsewhere in this proxy statement/prospectus. The following table sets forth our results of operations for the periods shown:

	Year ended February 29, 2020	Period from January 11, 2018 (date of incorporation) to February 28, 2019
	(US$)
Revenue	$16,898,178	—
Selling and administrative expenses	(610,108)	(246,798)
Impairment loss on trade receivables	(183,232)	—
Other operating expenses	(930,023)	(1,956,060)
Results from operating activities	$15,174,815	$(2,202,858)
Finance income	1,342	607
Finance cost	(2,817)	(9,256)
Net finance costs	$(1,475)	$(8,649)
Profit/(Loss) before income tax	15,173,340	(2,211,507)
Income tax expense	(1,592,549)	—
Profit/(Loss) for the year/period	$13,580,791	$(2,211,507)

We were incorporated on January 11, 2018 and since that date, our operations have primarily consisted of the planning and development of the Kratos platform. The initial commercial launch of the of the “Trade Discovery” module of the Kratos platform occurred in June 2019. We generated no revenue in our initial financial period, which was approximately 14 months long. As revenue-generating operations only commenced in the financial year ended February 29, 2020, the two historical periods presented below are not comparable and it may be difficult to identify trends in the performance of our business through a comparison of these two periods.

Revenue

We have generated revenue from operations only since commercial launch. Our revenue is primarily derived from platform service fees from the “Trade Discovery” module of the Kratos platform which launched in June 2019, as well as license fees. As such, we generated no revenues for the period from January 11, 2018 (date of incorporation) to February 28, 2019 (the “Prior Period”). We generated US$16,898,178 in revenues for the year ended February 29, 2020 from transaction volume of US$3.6 billion on the “Trade Discovery” module.

Selling and Administrative Expenses

Selling and administrative expenses generally consist of staff costs, including salaries, benefits and related items, professional fees, such as fees for lawyers and consultants, IT expenses, which relate to costs incurred for the design interface of the Kratos platform and other administrative expenses. We incurred US$246,798 of selling and administrative expenses for the Prior Period primarily related to consultancy and advisory fees. We incurred US$610,108 of selling and administrative expenses for the year ended February 29, 2020 primarily due to an increase in staff costs following the commercial launch of the Kratos platform.

Impairment Loss on Trade Receivables

Impairment loss on trade receivables consists of impairments of past due receivables for services provided by the Kratos platform, which are invoiced to users on a monthly basis and are payable in 90 days. We had no impairment loss on trade receivables for the Prior Period as the commercial launch of the “Trade Discovery” module had not occurred. We recognized an impairment loss on trade receivables of US$183,232 for the year ended February 29, 2020, based on our expected credit losses on US$13,578,288 in total gross carrying amount of trade receivables as at February 29, 2020. Of such total gross carrying amount of trade receivables, US$302,907, or 2.2% of which were past due as at February 29, 2020.

Other Operating Expenses

Other operating expenses generally consist of management fees paid to our related parties, depreciation and amortization expense, as well as travel related expenses, and following the Business Combination will include amounts payable under the Transition Services Agreements. We incurred US$1,956,060 of other operating expenses for the Prior Period, primarily related to management fees paid to our related parties. We incurred US$930,023 of other operating expenses for the year ended February 29, 2020 primarily as a result of a decrease in management fees paid to our related parties.

Net Finance Cost

Finance costs consist of interest expenses on borrowings and bank charges. We do not have any long-term indebtedness. Finance income consists of foreign exchange gains. Net finance cost decreased from US$8,649 for the Prior Period to US$1,475 for the year ended February 29, 2020. This is due to lower bank charges attributable to reduced travelling expenditures during the year.

Income tax expense

We had no income tax expense for the Prior Period due to a loss before income tax expense since incorporation. The unutilized tax losses were carried forward to the year ended February 29, 2020 to offset against taxable income. Our income tax expense for the year ended February 29, 2020 was US$1,592,549. For the year ended February 29, 2020, our effective tax rate was 10.5%, lower than the statutory tax rate of 17% primarily due to the impact of unutilized tax losses carried forward from the prior period and tax losses available to be utilized from our related parties.

Profit/(loss) for the period

Our profit for the year ended February 29, 2020 of US$13,580,791 was primarily due to the commercial launch of the Kratos platform in June 2019, as compared to a loss for the Prior Period of US$2,211,507.

Non-IFRS Financial Measures

We use certain measures derived from financial data but not presented in our financial statements prepared in accordance with IFRS, primarily EBITDA*. Non-IFRS financial measures in this proxy statement/prospectus are indicated by “*”. We calculate EBITDA* by adding net finance costs, tax expense, depreciation and amortization expense to our profit for the period. EBITDA* is not a measurement of financial performance or liquidity under IFRS and should not be considered as an alternative to profit for the period, operating income or any other performance measures derived in accordance with IFRS or an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of EBITDA may not be comparable to similarly titled measures presented by other companies. We use EBITDA and related measures to facilitate company-to-company and period-to-period comparisons and reflect our core performance, because it excludes the effects of income tax expense, net finance costs, depreciation and amortization. Our management also believes that EBITDA and related measures are used by investors, analysts and other interested parties as measures of financial performance.

EBITDA is reconciled to profit/(loss) for the period, its most closely comparable IFRS measure, in the table below:

	Year ended February 29, 2020	Period from January 11, 2018 (date of incorporation) to February 28, 2019
	(US$)
Profit/(Loss) for the year/period	$13,580,791	$(2,211,507)
Depreciation	1,284	1,071
Amortization	9,172	—
Net finance costs	1,475	8,649
Income tax expense	1,592,549	—
EBITDA*	$15,185,271	$(2,201,787)

Our EBITDA* for the year ended February 29, 2020 was US$15,185,271 compared to US$(2,201,787) for the Prior Period. The increase was primarily due to the commercial launch of the Kratos platform in June 2019.

Financial Resources and Liquidity

We monitor our liquidity risk and maintain a level of cash and cash equivalents, deemed adequate by management to finance our operations and to mitigate the effects of fluctuations in cash flows. We consider cash from operating activities as the principal source of cash generation for our businesses. As of February 29, 2020, we believe that our cash from operations is sufficient to fund ongoing operations, including development costs for the Kratos platform, and other capital expenditure for the foreseeable future.

Financial Resources

As of February 29, 2020 and February 28, 2019, we had cash and cash equivalents of US$165,298 and US$2,778, respectively, and trade and other receivables, including advances due from Rhodium (classified under other current assets) of US$18,783,592 and US$3,195,275, respectively. Trade and other receivables are payable an average of 90 days following generation. Liquidity reserves consist of available cash.

Cash Flows

The following table sets forth our cash flows for the periods presented:

	Year ended February 29, 2020	Period from January 11, 2018 (date of incorporation) to February 28, 2019
	(US$)
Cash from (used in) operating activities	$287,669	$(5,003,368)
Cash used in investing activities	(115,149)	(3,854)
Cash used in financing activities	(10,000)	5,010,000
Net increase in cash and equivalents	$162,520	$2,778
Cash and equivalents at beginning of year/period	$2,778	—
Cash and equivalents at end of period	$165,298	$2,778

Our most significant source of operating cash is cash flows from the Kratos platform, net of outstanding trade receivables for such platform service fees. The most significant use of operating cash is for income tax expense. Our cash from operating activities was US$287,669 for the year ended February 29, 2020, as most revenue from platform service fees remains to be collected. Our cash used in operating activities was US$5,003,368 for the Prior Period due to losses from operations and amounts due from Triterras Asia and another of our related parties.

Our most significant use of cash for investments is development expenditure for the Kratos platform, which for the the year ended February 29, 2020 was US$115,149. Other expenses related to the development of the Kratos platform are expensed as incurred as selling and administrative expenses and other operating expenses, as they do not meet the requirements under IFRS for capitalization. In the Prior Period, we used limited cash for investments, having acquired US$3,854 of plant and equipment.

Our most significant source of financing cash has been external borrowings from external parties, via a loan of US$5,010,000 during the Prior Period.

Capital Expenditures

We expect that over the next two years we will spend approximately US$40 million for the development of the Kratos platform and expansion of Fintech’s operations, most of which will be funded with cash obtained in the Business Combination. While we have no other capital expenditures planned for the next two years, we are an opportunistic organization and any opportunities that arise for accretive acquisitions of existing offline businesses in the commodity trading ecosystem, whose customer base could increase the growth of Kratos, or certain technology offerings such as artificial intelligence, analytics and dashboard reporting, credit scoring and rating solutions and payment processing solutions, which would allow for additional features to be added to Kratos, may be considered.

Contractual Obligations

As of February 29, 2020, we had no long-term obligations or liabilities due beyond the end of the year ending February 29, 2021.

Off Balance Sheet Arrangements

As of February 29, 2020, we had no off-balance sheet arrangements that have, or are likely to have, a material effect on our financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Credit risk is the risk of financial loss to us if a counterparty to a financial instrument fails to meet its contractual obligations. At February 29, 2020, there were no significant concentrations of credit risk. The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the statement of financial position.

Liquidity Risk

We are also exposed to liquidity risk, which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures as well as by ensuring that we have sufficient availability under trade financing facilities and receivables purchase agreements to meet our customers’ needs. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage. We monitor our liquidity risk and maintain a level of cash and cash equivalents deemed adequate by management to finance our operations and to mitigate the effects of fluctuations in cash flows.

Exchange Rate Risk

Our exposure to foreign currency risk is insignificant, as our income and expenses, assets and liabilities are substantially denominated in United States dollars (“USD”). The exposure is monitored on an ongoing basis and we endeavor to keep the net exposure at an acceptable level. A strengthening of the USD compared to the Singapore dollar

(“SGD”) by five percentage points would have decreased our profit by approximately SGD195 and SGD14,785 for the years ended February 29, 2020 and February 28, 2019, respectively.

Interest Rate Risk

At February 29, 2020, we did not have any significant exposure to interest rate risk as we have no loans or borrowings and insignificant cash and cash equivalents earning finance income.

Commodity Price Risk

We do not have any significant exposure to commodity price risk, as the Kratos platform facilitates commodity trades and we do not enter into any trades as principal.

Changes in and Disagreements with Accountants and Financial Disclosure

None.

Critical Accounting Policies and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

We prepare our financial statements in conformity with IFRS, which requires us to make significant judgments, estimates and assumptions. We continually evaluate these judgments, estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our financial statements and other disclosures included in this prospectus. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Revenue recognition

We generate revenue from license fees and platform service fees. Revenue is recognized to the extent that it is probable that the economic benefits will flow to us and the revenue can be reliably measured.

License fees. The license fees charged provide customers the rights to access the platform, where customers can obtain the economic benefits by transacting on the platform from the point the access rights were given to the customers. License fees are agreed upon signing of sales contracts, where 90% of the fees will be given as credits for the customers to utilize on future trade transactions on the platform. Revenue (less the credits given) is recognized over the time of the contract period of 12 months because the customers are being provided with the right to use the platform as it exists throughout the period. Currently, the credits do not have any expiry date. The credits given are recorded as prepayments in the balance sheet, and are offset against the trade receivables recorded for future trade transactions.

Platform service fees. The platform enables the customers to connect to other counterparties to perform the trade transactions. Each completed trade constitutes as a single performance obligation, as the Kratos platform serves as a marketplace to connect the buyer and seller to execute the trade. The platform fee is determined based on total trade invoice or approved fund value and fee agreed in the sales contract. Invoices are generated for all completed transactions at month end and revenue is recognized at point in time.

Use of estimates and judgements

Impairment of non-derivative financial assets

We recognize loss allowances for expected credit losses (“ECLs”) on financial assets measured at amortized costs.

Simplified approach

We apply the simplified approach to providing for ECLs, which permits the use of the lifetime expected loss provision for all trade receivables. In calculating the expected credit loss rates for trade receivables, we consider historical loss rates for each category of buyers, and adjusts for forward looking macroeconomic data.

Measurement of ECLs

We decided to assess the ECL of the financial asset at amortized cost or fair value through other comprehensive income (‘FVOCI’) based on the discounted product of exposure at default (‘EAD’), probability of default (‘PD’) and loss given default (‘LGD’) as defined below:

•        EAD is based on the trade receivable amounts that we expect to be owed at the time of default. This represents the carrying value of the trade receivable.

•        PD represents the likelihood of a buyer defaulting on its financial obligation, either over the next 12 months or over the remaining lifetime of the obligation.

•        LGD represents our expectation of the extent of loss on a defaulted exposure. LGD is expressed as a percentage loss per unit of exposure at the time of default.

The ECL is computed by multiplying EAD, PD, LGD for each category. The PD and LGD are developed by utilizing historical default studies and publicly available data.

We have assessed that there is no material impact on the adoption of FRS 109 on the financial statements.

Credit-impaired financial assets

At each reporting date, we assess whether financial assets carried at amortized cost are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

•        significant financial difficulty of the borrower or issuer;

•        a breach of contract such as a default after negotiation;

•        the restructuring of a loan or advance by us on terms that we would not consider otherwise; or

•        it is probable that the borrower will enter bankruptcy or other financial reorganisation.

Presentation of allowance for ECLs in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of these assets.

Write-off

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when we determine that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with our procedures for recovery of amounts due.

Non-financial assets

The carrying amounts of our non-financial assets are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. An impairment loss is recognized if the carrying amount of an asset or its related cash-generating unit (CGU) exceeds its estimated recoverable amount.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Impairment losses are recognized in profit or loss.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of Netfin and Holdco

The following table sets forth information regarding the beneficial ownership of Netfin Ordinary Shares as of               , 2020 and Holdco Ordinary Shares immediately following consummation of the Business Combination by:

•        each person known by Netfin to be the beneficial owner of more than 5% of the Ordinary Shares;

•        each of Netfin’s current executive officers and directors;

•        all of Netfin’s current executive officers and directors as a group;

•        each person expected by Holdco to be the beneficial owner of more than 5% of its outstanding ordinary shares after the consummation of the Business Combination;

•        each of Holdco’s current executive officers and directors;

•        each person who is expected to become an executive officer or a director of Holdco upon consummation of the Business Combination; and

•        all of Holdco’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Pursuant to the Current Charter, each Ordinary Share entitles the holder to one vote per share. Pursuant to the Holdco Articles, each Holdco ordinary shares will entitle the holder to one vote per share.

The beneficial ownership of the Ordinary Shares prior to the Business Combination is based on 32,306,000 Ordinary Shares outstanding as of               , 2020, of which 25,981,000 were Class A Shares and 6,325,000 were Class B Shares.

The beneficial ownership of Holdco Ordinary Shares after the Business Combination, assuming no redemptions of public shares in connection with the Business Combination, is based on 83,928,419 of Holdco’s ordinary shares outstanding. The expected beneficial ownership percentages set forth below do not take into account the issuance of any Holdco Ordinary Shares upon completion of the Business Combination under the 2020 Plan or any issuance of Earnout Share Consideration, but do take into account, where specifically noted, the issuance of Holdco Ordinary Shares upon the exercise of Holdco Warrants to purchase Holdco Ordinary Shares that will become exercisable 30 days following the consummation of the Business Combination.

	Pre-Business Combination		Post-Business Combination
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(3)	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
Netfin Directors and Executive Officers Pre-Business Combination(1)(2)
MVR Netfin LLC(3)	6,941,000	21.5%	7,622,000	9.0%
Marat Rosenberg(3)	6,941,000	21.5%	7,622,000	9.0%
Vadim Komissarov(3)	—	—	—	—
Richard M. Maurer(3)	6,941,000	21.5%	7,622,000	9.0%
Gerry Pascale	15,000	*	15,000	*
Martin Jaskel	20,000	*	20,000	*
Will O’Brien	30,000	*	30,000	*
All directors and executive officers Pre-Business Combination as a group	7,006,000	21.7%	7,687,000	9.1%
Netfin Five Percent Holders Pre-Business Combination Karpus Management, Inc.(4)	1,918,950	5.9%	1,918,950	2.3%
Holdco Directors and Executive Officers Post-Business Combination Richard M. Maurer(3)	6,941,000	21.5%	7,622,000	9.0%
Martin Jaskel	20,000	*	20,000	*
Srinivas Koneru(5)	—	—	51,622,419	61.5%
Vanessa Slowey	—	—	[ ]	[ ]
Matt Richards	—	—	[ ]	[ ]
John Galani	—	—	[ ]	[ ]
Alvin Tan	—	—	[ ]	[ ]
James H. Groh, Sr.	—	—	[ ]	[ ]
Ashish Srivastava	—	—	[ ]	[ ]
Robert Stables	—	—	[ ]	[ ]
All directors and executive officers Post-Business Combination as a group	6,961,000	21.5%
Holdco Five Percent Holders Post-Business Combination
IKON Strategic Holdings Fund and Symphonia Strategic Opportunities Limited(5)	—	—	51,622,419	61.5%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the following is 445 Park Avenue, 9th Floor, New York, New York 10022

(2)      Interests shown include Class B Shares that will automatically convert into a Class A Shares at the time of the Business Combination on a one-to-one basis, subject to adjustment, as described herein.

(3)      MVR Netfin LLC is the record holder of the shares reported herein. Messrs. Rosenberg and Komissarov and an entity owned and controlled by Mr. Maurer are the members of MVR Netfin LLC and may be entitled to distributions of the securities held by MVR Netfin LLC. Messrs. Rosenberg and Maurer are the managers of MVR Netfin LLC and have voting and investment discretion with respect to the Ordinary Shares held of record by MVR Netfin LLC.

(4)      According to a Schedule 13G filed on February 14, 2020 on behalf of Karpus Management, Inc., d/b/a Karpus Investment Management, with sole voting and dispositive power with respect certain of the reported shares shown above. The business address of this shareholder is 183 Sully’s Trail, Pittsford, New York 14534.

(5)      IKON Strategic Holdings Fund (“IKON”) and Symphonia Strategic Opportunities Limited (“SSOL”) are the record holders of the shares reported herein. The sole director of IKON is Srinivas Koneru and its sole shareholder is SSOL. SSOL is ultimately beneficially owned by Srinivas Koneru. The business addresses of IKON and SSOL are c/o Services Cayman Limited, P.O. Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands, and 42 Hotel Street 3rd Floor, GFin Tower Cybercity Ebene, Mauritius, respectively.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Netfin Related Person Transactions

Founder Shares

On April 30, 2019, the Sponsor purchased an aggregate of 6,325,000 Class B Shares in exchange for a capital contribution of $25,000, or approximately $0.004 per share. On June 21, 2019, the Sponsor transferred 30,000 founder shares to Will O’Brien, 20,000 founder shares to Martin Jaskel and 15,000 founder shares to Gerry Pascale, for the same per share price initially paid by the Sponsor, resulting in the Sponsor holding 6,260,000 founder shares.

The Class B Shares are identical to the Class A Shares included in the units sold in the IPO, except that:

•        only holders of Class B Shares will have the right to elect directors in any election held prior to or in connection with the completion of our initial business combination;

•        the Class B Shares are subject to certain transfer restrictions;

•        the Class B Shares are entitled to registration rights;

•        Netfin’s Sponsor, officers and directors have entered into a letter agreement with Netfin, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Class B Shares, private placement shares and public shares in connection with the completion of Netfin’s initial business combination, (ii) waive their redemption rights with respect to their Class B Shares, private placement shares and public shares in connection with a shareholder vote to approve an amendment to Netfin’s amended and restated memorandum and articles of association to modify the substance or timing of Netfin’s obligation to provide for the redemption of its public shares in connection with an initial business combination or to redeem 100% of its public shares if it has not consummated an initial business combination by February 2, 2021 and (iii) waive their rights to liquidating distributions from the trust account with respect to their Class B Shares and private placement shares if Netfin fails to complete its initial business combination by February 2, 2021, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if Netfin fails to complete its initial business combination within the prescribed time frame; and (iv) vote any Class B Shares and private placement shares held by them and any public shared purchased during or after the IPO (including in open market and privately-negotiated transactions) in favor of Netfin’s initial business combination; and

•        the Class B Shares are automatically convertible into Class A Shares concurrently with the consummation of Netfin’s initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights.

Private Placement

On August 2, 2019, the Sponsor purchased 681,000 private placement units, at a price of $10.00 per private placement unit, or $6,810,000, in the aggregate in the Private Placement. The private placement units are identical to the units sold in IPO except that the underlying private placement warrants, so long as they are held by the Sponsor or its permitted transferees, (i) are not be redeemable by Netfin, (ii) may not (including the Class A Shares issuable upon exercise of these private placement warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of Netfin’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) are entitled to registration rights. The private placement units (including the private placement shares, private placement warrants and the Class A Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor.

Promissory Note

Prior to the IPO, the Sponsor advanced Netfin approximately $115,000. These advances were non-interest bearing and due on demand. Netfin repaid such advances on July 19, 2019.

Related Party Loans

Prior to the IPO, the Sponsor paid an aggregate of approximately $7,000 and approximately $160,000 on behalf of Netfin for general and administrative expenses and offering costs, respectively. In addition, the Sponsor also loaned Netfin an aggregate of $300,000 to cover expenses related to the IPO pursuant to a promissory note. This loan was non-interest bearing and payable on completion of the Initial Public Offering. Netfin fully repaid the promissory note and the advances to the Sponsor on August 2, 2019.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Netfin’s officers and directors may, but are not obligated to, loan Netfin funds as may be required on a non-interest basis. If Netfin completes an initial business combination, Netfin would repay such working capital loans. Netfin may use a portion of the working capital held outside the trust account to repay such working capital loans but no proceeds from Netfin’s trust account would be used for such repayment. Up to $1,500,000 of such Working Capital Loans may be convertible into Private Placement-equivalent units of the post-Business Combination entity at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units. Except as set forth above, the terms of such working capital loans, if any, have not been determined and no written agreements exist with respect to such working capital loans. Prior to the completion of Netfin’s initial business combination, Netfin does not expect to seek working capital loans from parties other than the Sponsor or an affiliate of the Sponsor. There were no working capital loans outstanding as of               , 2020.

Administrative Support Agreement

Netfin pays the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of Netfin’s initial business combination or Netfin’s liquidation, Netfin will cease paying these monthly fees.

Registration Rights Agreement

The Founders are entitled to registration rights with regards to their Class B Shares (including the Class A Shares into which they are convertible), private placement units (including the private placement shares and private placement warrants included in such private placement units and any Class A Shares issued or issuable upon the exercise of the private placement warrants) and securities issuable upon conversion of any working capital loans to which the Founders are entitled to registration rights pursuant to a registration rights agreement entered into on July 30, 2019. (the “Registrable Securities”) on or after the date on which Netfin consummates its initial business combination. The holders of 15% of the outstanding Registrable Securities are entitled to make up to three demands, excluding short form registration demands, that Netfin register such Registrable Securities for sale under the Securities Act. In addition, the Founders have “piggy-back” registration rights to include the Registrable Securities in other registration statements filed by Netfin and rights to require Netfin to register for resale such securities pursuant to Rule 415 under the Securities Act, Netfin will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not contemplate the payment of penalties or liquidated damages to the shareholders party thereto as a result of a failure to register, or delays with respect to the registration of, the Registrable Securities.

Lock-Up Agreement

At the Closing, Holdco, Netfin and the Sponsor will enter into a lock-up agreement with the Sellers and any of Sellers’ respective transferees, successors or assigns, pursuant to which they will agree to not transfer, sell, assign or otherwise dispose of the Holdco Ordinary Shares they receive in the Business Combination prior to (i) three months with respect to 10% of the Holdco Ordinary Shares issued to the Sellers and (ii) six months with respect to the remaining 90% of the Holdco Ordinary Shares issued to the Sellers, subject to certain exceptions set forth therein.

Fintech Related Person Transactions

Since its incorporation, Fintech has entered into transactions with Rhodium and Triterras Asia, which are each under the control of Mr. Koneru.

Management fees relating to allocation of staff costs and office space, provided to Fintech by Rhodium and Triterras Asia totaled US$1,867,105 for the period from January 11, 2018 (date of incorporation) to February 28, 2019 and US$1,100,000 for the year ended February 29, 2020, US$185,000 of which were capitalized by Fintech as intangible assets, as the management fees relate to costs incurred in development of the Kratos platform. Fintech expects it will continue to pay Rhodium for use of office space and staff during the year ended February 28, 2021 pursuant to the Transition Services Agreements, as described below.

As at February 29, 2020 and February 28, 2019 Fintech had advances due from Rhodium and Triterras Asia in the amount of US$5,361,593 and US$3,195,275, respectively, relating to Fintech’s working capital requirement. As of the date of this proxy statement/prospectus these advances due from Rhodium and Triterras Asia have been partially repaid and amount to approximately US$3.8 million. Such advances were unsecured, non-interest bearing and repayable on demand. The advances are expected to be fully repaid by February 28, 2021. As at February 28, 2019, Fintech also owed Mr. Koneru personally US$153,924 for expenses incurred on its behalf in connection with incorporation and initial operations.

Rhodium accounted for US$4,504,413, or 26.7% of Fintech’s revenue for the year ended February 29, 2020 primarily relating to platform fees where Rhodium initiated the commodity trade with its counterparty. While Fintech is working on expanding the user base of the platform to become more independent, Fintech has relied on Rhodium to promote the use of its platform to their trading counterparties and contacts in the trade finance, credit insurance and logistics markets. Substantially all of the users of Fintech’s Kratos platform during the year ended February 29, 2020 were referred to the platform by Rhodium. As a result, Fintech and Rhodium have determined it would be in each party’s interest to enter into an origination agreement (the “Origination Agreement”) to incentivize Rhodium to continue to refer its commodity trading customers to the Kratos platform, consistent with Rhodium’s past practice. The Origination Agreement provides for fixed payments to Rhodium at the time a referred customers meets transaction volume requirements over a required period. Fintech currently expects that approximately US$1.7 million will be payable to Rhodium during the year ended February 28, 2021 due to Rhodium’s referrals of commodity trading customers. The Origination Agreement also provides for Rhodium to introduce lenders, insurers and shippers to the Kratos platform, with fee for such introductions to be agreed between the parties separately. The Origination Agreement was entered into by Fintech and Rhodium on an arm’s length basis, on the same terms as similar agreements entered into by Fintech with third parties. The Origination Agreement is terminable on one month’s notice by either party.

Transition Services Agreements

As of the date of this proxy statement/prospectus, Rhodium provides Fintech with a number of support services:

•        human resources support services including staffing, recruitment, benefits and payroll;

•        accounting and administrative support services including liaising with auditors, company secretaries, tax agents, service providers and regulatory bodies;

•        operational support services, including contract execution and trade settlement (to the extent required);

•        treasury support services, including the maintenance of banking relationships and the potential negotiation of banking facilities; and

•        management services, including strategic leadership, expertise, guidance and direction towards achieving business growth,

pursuant to the terms of the transition services agreements (the “Transition Services Agreements”) entered into in connection with the Business Combination. Following the Business Combination, the Transition Services Agreements will remain in effect and Rhodium will continue to provide Fintech with these services on an interim basis to help ensure an orderly transition following the Business Combination. Rhodium will have no obligation to provide additional services.

Under Transition Services Agreements, Rhodium will provide Fintech with the services described above in a manner historically provided to Fintech by Rhodium, and Fintech will use such services for substantially the same purposes and substantially the same manner as it used them prior to the Business Combination.

Amounts payable for services provided under the Transition Services Agreements will be calculated on a cost-plus basis, with the Transition Services Agreement specifying the applicable Rhodium margin for each category of services described therein. For the year ending February 28, 2021, Fintech expects to pay Rhodium an aggregate annualized fee of approximately US$2.0 million for the services provided under the Transition Services Agreements. As Fintech transitions the functions covered by the Transition Services Agreements to itself over the remainder of the year ending February 28, 2021, the amount paid to Rhodium will be reduced as fewer services are provided by Rhodium. The Transition Services Agreement will continue in effect until February 28, 2021, unless earlier terminated by either party on 30 days’ written notice or pursuant to other customary termination rights. Fintech currently expects that the Transition Services Agreements will not be renewed following their expiry on February 28, 2021.

DESCRIPTION OF HOLDCO’S SECURITIES

The following description of the material terms of the securities of Holdco following the Business Combination includes a summary of specified provisions of the Holdco Articles that will be in effect upon completion of the Business Combination. This description is qualified by reference to the Holdco Articles as will be in effect upon consummation of the Business Combination, a copy of which of is attached to this proxy statement/prospectus as Annex B and is incorporated in this proxy statement/prospectus by reference.

Holdco is a Cayman Islands exempted company (company number 360185) and its affairs are governed by the Holdco Articles, the Companies Law and the common law of the Cayman Islands. Pursuant to Holdco Articles which will be adopted upon the closing of the Business Combination, Holdco will be authorized to issue 469,000,001 ordinary shares, $0.0001 par value each and 30,999,999 preference shares, $0.0001 par value each.

Holdco currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.

As of the date of this proxy statement/prospectus, there is one Holdco ordinary share issued and outstanding.

New Ordinary Shares

Holders of Holdco ordinary shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of Holdco’s ordinary shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the ordinary shares.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of Holdco’s board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, Holdco’s overall financial condition, available distributable reserves and any other factors deemed relevant by Holdco’s board of directors.

Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Holdco ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Directors

Appointment and removal

The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the 2021 annual general meeting of the Company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the 2022 annual general meeting of the Company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the 2023 annual general meeting of the Company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

There is no cumulative voting with respect to the appointment of directors.

An ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company, is required to elect a director.

The office of a Director shall be vacated if all of the other Directors (being not less than two in number) determine that he should be removed as a Director for Cause (and not otherwise) (as such term is defined in our amended and restated memorandum and articles of association), either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

Indemnification of directors and officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Warrants

Public Shareholders’ Warrants

The Holdco Warrants will have the same terms as the Netfin warrants.

Each Holdco warrant will entitle the registered holder to purchase one Holdco ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. The Holdco Warrants will expire five years after the completion the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Holdco will not be obligated to deliver any Holdco ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Holdco ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to Holdco satisfying its obligations described below with respect to registration. No warrant is exercisable and Holdco will not obligated to issue a Holdco ordinary share upon exercise of a warrant unless the Holdco ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Holdco be required to net cash settle any warrant.

Holdco has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of the Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants. Holdco will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Holdco ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when Holdco will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Holdco ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Holdco may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, it will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, Holdco may call the warrants for redemption:

(a)     in whole and not in part;

(b)    at a price of $0.01 per warrant;

(c)     upon not less than 30 days’ prior written notice of redemption ; and

(d)    if, and only if, the reported last sale price of the Holdco ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before Holdco sends the notice of redemption to the warrantholders.

If and when the warrants become redeemable by Holdco, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Holdco has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Holdco issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Holdco ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If Holdco calls the warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Holdco management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of Holdco ordinary shares issuable upon the exercise of its warrants. If Holdco’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Holdco ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Holdco ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of Holdco’s ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Holdco ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Holdco’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Holdco ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Holdco believes this feature is an attractive option to it if we do not need the cash from the exercise of the warrants after the Business Combination. If Holdco calls the warrants for redemption and the holders of the private placement warrants do not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify Holdco in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Holdco ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Holdco ordinary shares is increased by a share capitalization payable in Holdco ordinary shares, or by a split-up of Holdco ordinary shares or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Holdco ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Holdco ordinary shares. A rights offering to holders of Holdco ordinary shares entitling holders to purchase Holdco ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of Holdco ordinary shares equal to the product of (i) the number of Holdco ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Holdco ordinary shares) and (ii) the quotient of (x) the price per Holdco ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Holdco ordinary shares, in determining the price payable for Holdco ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Holdco ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Holdco ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Holdco, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Holdco ordinary shares on account of such Holdco ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above and (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Holdco ordinary share in respect of such event.

If the number of outstanding Holdco ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Holdco ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Holdco ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Holdco ordinary shares.

Whenever the number of Holdco ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Holdco ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Holdco ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Holdco ordinary shares (other than those described above or that solely affects the par value of such Holdco ordinary shares), or in the case of any merger or consolidation of Holdco with or into another corporation (other than a consolidation or merger in which Holdco is the continuing corporation and that does not result in any reclassification or reorganization of Holdco’s outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Holdco as an entirety or substantially as an entirety in connection with which Holdco is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Holdco ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Holdco ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Holdco ordinary shares in such a transaction is payable in the form of Holdco ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Holdco, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Holdco ordinary shares. After the issuance of Holdco ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Private Placement Warrants

The private placement warrants (including the Holdco ordinary shares issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination, subject to certain limited exceptions, and they will not be redeemable by Holdco so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by Holdco and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Holdco ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Holdco ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of Holdco’ ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Holdco ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that Holdco has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with Holdco following a Business Combination. If they remain affiliated with Holdco, their ability to sell Holdco securities in the open market will be significantly limited. Holdco has policies in place that prohibit insiders from selling Holdco securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Holdco securities, an insider cannot trade in Holdco securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Holdco ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Holdco believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Enforceability of Civil Liability under Cayman Islands Law

Holdco has been advised by Maples and Calder, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize, or enforce against Holdco, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Holdco predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity, the identity of their beneficial owners/controllers and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2020 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

1.      the subscriber is a relevant financial business required to comply with the Anti-Money Laundering Regulations (2020 Revision) or is a majority-owned subsidiary of such a business; or

2.      the subscriber is acting in the course of a business in relation to which a regulatory authority exercises regulatory functions and which is in a country listed by the Cayman Islands Anti-Money Laundering Steering Committee (“Equivalent Jurisdiction”) or is a majority-owned subsidiary of such subscriber; or

3.      the subscriber is a central or local government organization, statutory body or agency of government in the Cayman Islands or an Equivalent Jurisdiction; or

4.      the subscriber is a company that is listed on a recognized stock exchange and subject to disclosure requirements which impose requirements to ensure adequate transparency of beneficial ownership, or is a majority-owned subsidiary of such a company; or

5.      the subscriber is a pension fund for a professional association, trade union or is acting on behalf of employees of an entity referred to in sub-paragraphs (a) to (d); or

6.      the application is made through an intermediary which falls within one of sub-paragraphs (a) to (e). In this situation the company may rely on a written assurance from the intermediary which confirms (i) that the requisite identification and verification procedures on the applicant for business and its beneficial owners have been carried out; (ii) the nature and intended purpose of the business relationship; (iii) that the intermediary has identified the source of funds of the applicant for business; and (iv) that the intermediary shall make available copies of any identification and verification data or information and relevant documents.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Law, 2017 of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

1.      where this is necessary for the performance of our rights and obligations under any purchase agreements;

2.      where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

3.      where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Netfin

Netfin’s units, Class A Shares and warrants are currently listed on Nasdaq under the symbols NFINU, NFIN and NFINW, respectively. Each unit consists of one Class A Share and one redeemable warrant, entitling its holder to purchase one Class A Share at an exercise price of $11.50 per share. Netfin’s units commenced trading on Nasdaq on August 2, 2019. Netfin’s Class A Shares and warrants commenced trading on Nasdaq on August 14, 2019.

Holders

As of               , 2020, there were 2 holders of record of units, 1 holder of record of Class A Shares and 1 holder of record of warrants. Management believes Netfin has in excess of 300 beneficial holders of its securities.

Dividends

Netfin has not paid any dividends to its shareholders.

Fintech Companies

Market Price of Ordinary Shares

Historical market price information regarding Fintech is not provided because there is no public market for their securities.

Holders

As of the date of this proxy statement/prospectus, Fintech had two holders of record.

Dividends

Fintech has not paid any dividends to its shareholders.

Holdco

Market Price of Ordinary Shares

Historical market price information regarding Holdco is not provided because there is no public market for its securities. We are applying to list Holdco’s ordinary shares and warrants on Nasdaq upon the Closing under the ticker symbols “TRIT” and “TRITW,” respectively.

Holders

As of               , 2020, Holdco had one holder of record.

Dividend Policy

Following the completion of the Business Combination, Holdco’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that Holdco will retain its earnings for use in business operations and, accordingly, it is not anticipated that Holdco’s board of directors will declare dividends in the foreseeable future.

APPRAISAL RIGHTS

None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Law. Netfin shareholders are entitled to give notice to Netfin prior to the Meeting that they wish to dissent to the Business Combination, the effect of which would be that such dissenting shareholders would be entitled to the payment of fair market value of his or her shares of Netfin if they follow the procedures set out in the Companies Law. Netfin believes that such fair market value would equal the amount which Netfin shareholders would obtain if they exercise their redemption rights as described herein.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Board is aware of no other matter that may be brought before the meeting. Under Cayman Islands law, only business that is specified in the notice of extraordinary general meeting may be transacted at the meeting.

EXPERTS

The financial statements of Netfin as of December 31, 2019 and for the period from April 24, 2019 (inception) through December 31, 2019 included in this proxy statement/prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Fintech as of February 29, 2020 and February 28, 2019 and for the year ended February 29, 2020 and the period from date of incorporation to February 28, 2019 included in this proxy statement/prospectus have been audited by KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting as stated in their report appearing herein.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Netfin and servicers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of Netfin’s proxy statement. Upon written or oral request, Netfin will deliver a separate copy of proxy statement to any shareholder at a shared address to which a single copy was delivered and who wishes to receive a separate copy. Shareholders receiving multiple copies of Netfin’s proxy statement may likewise request that Netfin deliver single copies of such documents in the future. Shareholders may notify Netfin of their requests by calling (972) 979-5995 or writing Netfin at its principal executive offices at 445 Park Avenue, 9th Floor, New York, New York 10022. Following the Business Combination, such requests should be made by calling +65 6661 9240 or writing Holdco at 9 Raffles Place, #23-04 Republic Plaza, Singapore 048619.

WHERE YOU CAN FIND MORE INFORMATION

Netfin files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Netfin with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Netfin at the SEC web site containing reports, proxy statements and other information.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to Netfin has been supplied by Netfin, and all such information relating to the Sellers and Fintech has been supplied by the Sellers. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the business combination, you should contact via phone or in writing:

Netfin Acquisition Corp.
445 Park Avenue, 9th Floor
New York, NY 10022
Tel.: (972) 979-5995

Email: marat.rosenberg@netfinspac.com

or:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
E-mail: [        ].info@investor.morrowsodali.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Netfin Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Netfin Acquisition Corp. (the “Company”) as of December 31, 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the period from April 24, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from April 24, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY
March 11, 2020

NETFIN ACQUISITION CORP.
BALANCE SHEET

December 31, 2019
Assets
Current assets:
Cash	$721,121
Prepaid expenses	70,230
Total current assets	791,351
Cash equivalents and marketable securities held in Trust Account	255,080,087
Total assets	$255,871,438

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	503,593
Total current liabilities	503,593
Deferred underwriting commissions	8,855,000
Total liabilities	9,358,593

Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, 23,959,607 shares subject to possible redemption at $10.08 per share	241,512,839

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,021,393 shares issued and outstanding (excluding 23,959,607 shares subject to possible redemption)	202
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,325,000 shares issued and outstanding	632
Additional paid-in capital	3,730,789
Retained earnings	1,268,383
Total shareholders’ equity	5,000,006
Total Liabilities and Shareholders’ Equity	$255,871,438

The accompanying notes are an integral part of these financial statements.

NETFIN ACQUISITION CORP.
STATEMENT OF OPERATIONS

For the Period from April 24, 2019 (Inception) Through December 31, 2019
General and administrative expenses	$816,342
Loss from operations	(816,342)

Other income:
Interest income	1,927,819
Unrealized gain on marketable securities held in Trust Account	156,906
Net income	$1,268,383

Weighted average Class A ordinary shares outstanding, basic and diluted(1)	7,219,504

Basic and diluted net loss per Class A ordinary share	$(0.10)

____________

(1)      This number excludes an aggregate of up to 23,959,607 shares subject to possible redemption at December 31, 2019.

The accompanying notes are an integral part of these financial statements.

NETFIN ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares				Additional Paid-in Capital	Retained Earnings	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – April 24, 2019 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	—	—	6,325,000	632	24,368	—	25,000
Sale of units in Initial Public Offering, gross	25,300,000	2,530	—	—	252,997,470	—	253,000,000
Offering costs	—	—	—	—	(14,590,538)	—	(14,590,538)
Sale of Private Placement Warrants to Sponsor in Private Placement	681,000	68	—	—	6,809,932	—	6,810,000
Shares subject to possible redemption	(23,959,607)	(2,396)	—	—	(241,510,443)	—	(241,512,839)
Net income	—	—	—	—	—	1,268,383	1,268,383
Balance – December 31, 2019	2,021,393	$202	6,325,000	$632	$3,730,789	$1,268,383	$5,000,006

____________

(1)      This number includes 825,000 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters. On August 2, 2019, the over-allotment option was exercised in full. Accordingly, no shares were forfeited.

The accompanying notes are an integral part of these financial statements.

NETFIN ACQUISITION CORP.
STATEMENT OF CASH FLOWS

For the Period from April 24, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net income	$1,268,383
Adjustments to reconcile net income to net cash used in operating activities:
General and administrative expenses paid by related party	6,995
Interest earned on marketable securities held in Trust Account	(1,923,181)
Unrealized gain on marketable securities held in Trust Account	(156,906)
Changes in operating assets and liabilities:
Prepaid expenses	(70,230)
Accrued expenses	503,593
Net cash used in operating activities	(371,346)

Cash Flows from Investing Activities
Investment of cash in Trust Account	(253,000,000)
Net cash used in investing activities	(253,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	300,000
Repayment of note payable and advances to related party	(466,609)
Proceeds from sale of Units, gross	253,000,000
Proceeds from sale of Private Placement Warrants	6,810,000
Payment of offering costs	(5,550,924)
Net cash provided by financing activities	254,092,467

Net change in cash and cash equivalents	721,121

Cash and cash equivalents – beginning of the period	—
Cash and cash equivalents – end of the period	$721,121

Supplemental disclosure of noncash investing and financing activities:
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
Offering costs included in advances from related party	$159,614
Deferred underwriting commissions in connection with the initial public offering	$8,855,000
Initial value of Class A ordinary shares subject to possible redemption	$240,233,160
Change in value of Class A ordinary shares subject to possible redemption	$1,279,679

The accompanying notes are an integral part of these financial statements.

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Netfin Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on April 24, 2019. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search for targets in the financial technology, technology and financial services industries, including those engaged in commercial, online and mobile banking and payments, trade finance and telecommunications, that offer a differentiated technology platform and product suite for interfacing with the financial services sector. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2019, the Company had not commenced any operations. All activity for the period from April 24, 2019 (inception) through December 31, 2019 relates to the Company’s formation, its initial public offering (the “Initial Public Offering”) described below and, since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in trust from the proceeds derived from the Initial Public Offering.

Sponsor and Initial Public Offering

The Company’s sponsor is MVR Netfin LLC, a Nevada limited liability company (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective on July 30, 2019. On August 2, 2019, the Company consummated the Initial Public Offering of 25,300,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), including the issuance of 3,300,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $253.0 million and incurring offering costs of approximately $14.6 million, inclusive of approximately $8.9 million in deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated a private placement (the “Private Placement”) of 681,000 units (the “Private Placement Units”) to the Sponsor at $10.00 per Private Placement Unit, generating gross proceeds to the Company of $6.81 million (Note 4).

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $253.0 million, made up of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement, was placed in a trust account (the “Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and was invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. These funds will be held in the Trust Account until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

The Company will provide the public holders (the “Public Shareholders”) of its Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and the approval of an ordinary resolution.

The Public Shares subject to possible redemption were classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4), the Class A ordinary shares underlying the Private Placement Units (the “Private Placement Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor, officers and directors (the “initial shareholders”) have agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association that would modify the substance or timing of the Company’s obligation to provide for the redemption of the Public Shares in connection with an initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 18 months from the closing of the Initial Public Offering, or February 2, 2021, (the “Combination Period”), unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The Sponsor, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity

As of December 31, 2019, the Company had approximately $721,000 in its operating bank accounts, working capital of approximately $288,000, and approximately $2.1 million of interest income available in the Trust Account to pay for the Company’s tax obligations, if any.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs have been satisfied through an advance of $25,000 from the Sponsor to cover for certain offering costs in exchange for the issuance of the Founder Shares, a $300,000 promissory note (the “Note”) issued to the Sponsor and approximately $167,000 in advances from the Sponsor. The Company fully repaid the Note and the advances to the Sponsor on August 2, 2019. Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account.

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1.    DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of December 31, 2019, there were no amounts outstanding under any Working Capital Loan.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and cash held in the Trust Account. At December 31, 2019, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had approximately $50,000 in cash equivalents held in the Trust Account as of December 31, 2019.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

As of December 31, 2019, the carrying values of cash and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of marketable securities held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less.

Marketable Securities Held in Trust Account

The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering and that were charged to shareholders equity upon the completion of the Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net Loss Per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. An aggregate of 23,959,607 Class A ordinary shares subject to possible redemption was excluded from the calculation of basic loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 25,981,000 shares of the Company’s Class A ordinary shares in the calculation of diluted loss per share, since they are not yet exercisable.

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Reconciliation of net loss per ordinary share

The Company’s net income is adjusted for the portion of income that is attributable to Class A ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:

For the Period from April 24, 2019 (Inception) Through December 31, 2019
Net income	$1,268,383
Less: Income attributable to Class A ordinary shares subject to possible redemption	(1,974,235)
Adjusted net loss	$(705,852)

Weighted average Class A ordinary shares outstanding, basic and diluted	7,219,504

Basic and diluted net loss per Class A ordinary share	$(0.10)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero as of December 31, 2019.

Recent Accounting Standards

The Company’s management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s balance sheet.

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3.    INITIAL PUBLIC OFFERING

On August 2, 2019, the Company sold 25,300,000 Units, including the issuance of 3,300,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, in the Initial Public Offering.

Each Unit consists of one Class A ordinary share, and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

NOTE 4.    RELATED PARTY TRANSACTIONS

Founder Shares

In April 2019, the Sponsor purchased 6,325,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”), for an aggregate price of $25,000. The Sponsor agreed to forfeit up to 825,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 2, 2019, the over-allotment option was exercised in full. Accordingly, no Founder Shares were forfeited.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) six months after the completion of the initial Business Combination, or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “lock-up”). Notwithstanding the foregoing, if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 681,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a Private Placement. A portion of the proceeds from the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the private placement warrants underlying the Private Placement Units (the “Private Placement Warrants”) will expire worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units (or the securities underlying the Private Placement Units) until 30 days after the completion of the initial Business Combination.

Related Party Loans

The Sponsor paid an aggregate of approximately $7,000 and approximately $160,000 on behalf of the Company for general and administrative expenses and offering costs, respectively. In addition, the Sponsor also loaned the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to the Note. This loan was non-interest bearing and payable on completion of the Initial Public Offering. The Company fully repaid the Note and the advances to the Sponsor on August 2, 2019.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 4.    RELATED PARTY TRANSACTIONS (cont.)

not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement-equivalent units at a price of $10.00 per unit. As of December 31, 2019, the Company had no Working Capital Loans.

Administrative Support Agreement

Commencing on the date that the securities of the Company were first listed on Nasdaq, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred approximately $50,000 in expenses in connection with such services during the period from April 24, 2019 (inception) through December 31, 2019, as reflected in the accompanying statement of operations.

NOTE 5.    COMMITMENTS & CONTINGENCIES

Registration Rights

The holders of Founder Shares, Private Placement Units (including the underlying securities), and securities that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,300,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised their over-allotment option on August 2, 2019.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $5.06 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or up to approximately $8.9 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee is payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Financial Advisory and Private Placement Agreement

On December 19, 2019, the Company entered into a financial advisory with an advisor in connection with a potential Business Combination. Pursuant to the agreement, the Company agreed to pay the advisor a cash fee of $1.0 million if the Business Combination is consummated. Fifty percent (50%) of the advisory fee shall be credited to the Company by the advisor against fees earned by the advisor on or before December 31, 2021 in connection with capital raising activities occurring subsequent to the date of the agreement, where the advisor acts as a placement agent, initial purchaser or underwriter in connection with the private placement or public offering of securities for the Company. The fees are payable upon the closing of the Business Combination, and the Company is not obligated to pay these fees if no Business Combination is consummated. These fees are an unrecognized contingent liability, as closing of a potential Business Combination was not considered probable as of December 31, 2019.

In addition, on December 19, 2019, the Company also entered into a private placement agreement with an agent in connection with a potential Business Combination. Pursuant to the agreement, the Company agreed to pay the advisor a placement agent fee of up to 4.5% of the gross proceeds raised in the private placement, if the Business Combination is consummated. The fees are payable upon the closing of the Business Combination, and the Company is not obligated to pay these fees if no Business Combination is consummated. These fees are an unrecognized contingent liability, as closing of a potential Business Combination was not considered probable as of December 31, 2019.

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6.    SHAREHOLDERS’ EQUITY

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2019, there were 25,981,000 Class A ordinary shares outstanding, including 23,959,607 Class A ordinary shares subject to possible redemption which were classified as temporary equity in the accompanying balance sheet.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each Class B ordinary share held. As of December 31, 2019, there were 6,325,000 Class B ordinary shares outstanding. Of the 6,325,000 Class B ordinary shares, an aggregate of up to 825,000 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering (excluding the Private Placement Shares). On August 2, 2019, the over-allotment option was exercised in full. Accordingly, no Class B ordinary shares were forfeited.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to vote on the election of the Company’s directors prior to the initial Business Combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis (as adjusted). In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (excluding the private placement shares underlying the private placement units and after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent units issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preferred Shares — The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019, there were no preferred shares issued or outstanding.

Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6.    SHAREHOLDERS’ EQUITY (cont.)

option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported closing price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination, and (z) the volume weighted average trading price of Class A ordinary shares during the 10 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the Initial Business Combination within the combination period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NETFIN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7.   FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

•        Level 1:    Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•        Level 2:    Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

•        Level 3:    Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2019
Assets:
Cash and marketable securities held in Trust Account	1	$255,080,087

Approximately $50,000 of the balance held in Trust Account was held in cash equivalents as of December 31, 2019.

NOTE 8.    SUBSEQUENT EVENTS

Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were available for issuance require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

Triterras Fintech Pte. Ltd.
(formerly known as Arkratos Blockchain Solutions Pte Ltd)
Registration Number: 201801540M

Financial Statements
Year ended 29 February 2020 and period ended 28 February 2019

KPMG LLP (Registration No. T08LL1267L), an accounting limited liability partnership registered in Singapore under the Limited Liability Partnership Act (Chapter 163A) and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Triterras Fintech Pte. Ltd.:

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Triterras Fintech Pte. Ltd. (the Company) as of February 29, 2020 and February 28, 2019, the related statements of comprehensive income, changes in equity and cash flows for the year ended February 29, 2020 and the period from January 11, 2018 (date of incorporation) to February 28, 2019, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 29, 2020 and February 28, 2019, and the results of its operations and its cash flows for the year ended February 29, 2020 and the period from January 11, 2018 (date of incorporation) to February 28, 2019, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

KPMG LLP

We have served as the Company’s auditor since 2019.

Singapore,
August 28, 2020

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

Statement of financial position As at 29 February 2020
	Note	2020	2019
		US$	US$
Assets
Plant and equipment	4	1,499	2,783
Intangible assets	5	290,977	—
Non-current assets		292,476	2,783

Trade receivables	6	13,395,056	—
Other current assets	7	5,388,536	3,195,275
Cash and cash equivalents	8	165,298	2,778
Current assets		18,948,890	3,198,053
Total assets		19,241,366	3,200,836

Equity
Share capital	9	5,000,100	100
Retained earnings/(Accumulated losses)		11,369,284	(2,211,507)
Total equity		16,369,384	(2,211,407)

Liabilities
Loans and borrowings	10	—	5,010,000
Other payables	11	1,181,891	402,243
Contract liabilities	12	97,542	—
Current tax payable		1,592,549	—
Current liabilities		2,871,982	5,412,243
Total liabilities		2,871,982	5,412,243
Total equity and liabilities		19,241,366	3,200,836

The accompanying notes form an integral part of these financial statements.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

Statement of comprehensive income Year ended 29 February 2020
	Note	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
		US$	US$
Revenue	12	16,898,178	—

Selling and administrative expenses	13	(610,108)	(246,798)
Impairment loss on trade receivables	6	(183,232)	—
Other operating expenses	14	(930,023)	(1,956,060)
Results from operating activities		15,174,815	(2,202,858)

Finance income		1,342	607
Finance costs		(2,817)	(9,256)
Net finance costs	15	(1,475)	(8,649)

Profit/(Loss) before income tax		15,173,340	(2,211,507)
Tax expense	16	(1,592,549)	—
Profit/(Loss) for the year/period		13,580,791	(2,211,507)
Other comprehensive income/(loss) for the year/period, net of tax		—	—
Total comprehensive income/(loss) for the year/period		13,580,791	(2,211,507)

Earnings/(loss) per share attributable to equity holders of the Company
– Basic and diluted	20	4.07	(22,215)

The accompanying notes form an integral part of these financial statements.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

Statement of changes in equity Year ended 29 February 2020
	Note	Ordinary shares	(Accumulated losses)/ Retained earnings	Total Equity
		US$	US$	US$
At 11 January 2018 (date of incorporation)		100	—	100

Total comprehensive loss for the period
Loss for the period		—	(2,211,507)	(2,211,507)
Total comprehensive loss for the period		100	(2,211,507)	(2,211,407)

Transactions with owner, recognised directly in equity
Contributions by owner
Issue of ordinary shares	9	—	—	—
Total transactions with owner		—	—	—
At 28 February 2019		100	(2,211,507)	(2,211,407)

At 1 March 2019		100	(2,211,507)	(2,211,407)

Total comprehensive loss for the year
Profit for the year		—	13,580,791	13,580,791
Total comprehensive loss for the year		—	13,580,791	13,580,791

Transactions with owner, recognised directly in equity
Contributions by owner
Issue of ordinary shares	9	5,000,000	—	5,000,000
Total transactions with owner		5,000,000	—	5,000,000
At 29 February 2020		5,000,100	11,369,284	16,369,384

The accompanying notes form an integral part of these financial statements.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

Statement of cash flows Year ended 29 February 2020
	Note	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
		US$	US$
Cash flows from operating activities
Profit/(Loss) for the year/period		13,580,791	(2,211,507)

Adjustments for:
Finance costs		2,817	7,299
Depreciation		1,284	1,071
Amortisation		9,172
Impairment loss on trade receivables		183,232	—
Income tax expense		1,592,549	—
		15,369,845	(2,203,137)
Changes in working capital:
Trade receivables		(13,527,009)	—
Other current assets		(2,579,813)	(3,195,175)
Trade and other payables		1,027,463	402,243
Cash from/(used in) operations		290,486	(4,996,069)
Income tax paid		—	—
Finance costs paid		(2,817)	(7,299)
Net cash from/(used in) operating activities		287,669	(5,003,368)

Cash flows from investing activities
Acquisition of plant and equipment		—	(3,854)
Development expenditure		(115,149)	—
Net cash used in investing activities		(115,149)	(3,854)

Cash flows from financing activities
Proceeds from issuance of ordinary shares		5,000,000	—
Proceeds from loans and borrowings		—	5,010,000
Repayment of loans and borrowings		(5,010,000)	—
Net cash (used in)/from financing activities		(10,000)	5,010,000

Net increase in cash and cash equivalents		162,520	2,778
Cash and cash equivalents at beginning of the year/period		2,778	—
Cash and cash equivalents at end of the year/period	8	165,298	2,778

The accompanying notes form an integral part of these financial statements.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

Significant non-cash transactions

During the year ended 29 February 2020, the Company entered into the following significant non-cash transactions:

•        Offsetting arrangement with a related corporation for non-trade balances amounting to $76,906 (2019: $Nil).

•        Offsetting arrangement with its intermediate holding company for non-trade balances amounting to $258,367 (2019: $Nil)

The accompanying notes form an integral part of these financial statements.

Triterras Fintech Pte. Ltd.
(formerly known as Arkratos Blockchain Solutions Pte Ltd)
Financial statements
Year ended 29 February 2020 and 28 February 2019

Notes to the financial statements

These notes form an integral part of the financial statements.

1     Nature of operations

Triterras Fintech Pte. Ltd. (formerly known as Arkratos Blockchain Solutions Pte Ltd) (the “Company”) is incorporated in the Republic of Singapore with its registered office at 9 Raffles Place #23-04 Republic Plaza, Singapore 048619.

The Company changed its name from Arkratos Blockchain Solutions Pte Ltd to Triterras Fintech Pte. Ltd. on January 30, 2020.

The principal activities of the Company are those relating to financial technology platform solutions which facilitate physical commodities trading and trade finance for small and medium sized enterprises using innovative blockchain-enabled technology.

The immediate and intermediate holding company as at 29 February 2020 are Triterras Holdings Pte. Ltd. and Triterras Asia Pte. Ltd. respectively, which are both incorporated in Singapore. The ultimate holding company for the Company is Symphonia Strategic Opportunities Limited, a company incorporated in Mauritius. Subsequent to year end, on 1 June 2020, Triterras Holdings Pte. Ltd. transferred its entire ordinary shares of the Company to its ultimate holding company, Symphonia Strategic Opportunities Limited. On 28 July 2020, Symphonia Strategic Opportunities Limited transferred 1,000,020 shares of the Company to iKon Strategic Holdings Fund, which represents 20% of the entire share capital. Both Symphonia Strategic Opportunities and iKon Strategic Holdings Fund are fully owned by an individual shareholder.

Commensurate with the Business Combination Agreement, dated as of July 29, 2020 (the “Business Combination Agreement”), by and among Netfin, Netfin Holdco (“Holdco”), Netfin Merger Sub (the “Merger Sub”), Symphonia Strategic Opportunities Limited (“SSOL”), IKON Strategic Holdings Fund (“IKON” and together with SSOL, the “Sellers”) and MVR Netfin LLC, as the Netfin Representative, pursuant to which (i) Merger Sub will merge with and into Netfin, with Netfin continuing as the surviving company, as a result of which (a) Netfin will become a wholly-owned subsidiary of Holdco, (b) each issued and outstanding unit of Netfin (a “Netfin Unit”), consisting of one Class A ordinary share of Netfin (the “Class A Shares”) and one warrant of Netfin (the “Netfin Warrants”), shall be automatically detached and the holder thereof shall be deemed to hold one Class A Share and one Netfin Warrant, (c) each issued and outstanding Class A Share and Class B ordinary share of Netfin (the “Class B Shares,” and, together with the Class A Shares, the “Ordinary Shares”) will be cancelled and cease to exist and the holders thereof will receive one ordinary share of Holdco (the “Holdco Ordinary Shares”) for each Ordinary Share and (d) each outstanding warrant to purchase a Class A Share will be assumed by Holdco and will become exercisable for one ordinary share of Holdco on identical terms (the “Holdco Warrants”), and (ii) Holdco will acquire all of the issued and outstanding ordinary shares of Triterras Fintech Pte. Ltd, a Singapore private company limited by shares, from the Sellers for an aggregate of $60,000,000 in cash, and the issuance of 51,622,419 Holdco Ordinary Shares, and up to an additional 15,000,000 Holdco Ordinary Shares upon Holdco meeting certain financial or share price thresholds. Upon consummation of the transactions contemplated by the Business Combination Agreement, the Company will become a wholly-owned subsidiary of Holdco, which will subsequently be renamed as “Triterras, Inc.”. The financial statements for year/period ended 29/28 February 2020 and 2019 are prepared for the specific purpose of the Merger in compliance with the regulatory requirements of the US SEC application for foreign registrants.

2     Basis of preparation

2.1     Basis of compilation

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The financial statements were approved for issuance by the Company’s Board of Directors on August 28, 2020.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

2     Basis of preparation (cont.)

2.2     Basis of measurement

The financial statements have been prepared on the historical cost basis.

2.3     Functional and presentation currency

These financial statements are presented in United States dollars (US$), which is the Company’s functional currency.

2.4     Use of estimates and judgements

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected.

Information about estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are included in the following notes:

•        Note 6 — Measurement of Expected Credit Loss (“ECL”) allowance for trade receivables based on key assumptions such as Probability of Default (“PD”) and Loss Given Default (“LGD”) and forward looking macroeconomic factors.

3     Significant accounting policies

The accounting policies set out below have been applied consistently by the Company to the periods presented in these financial statements.

3.1     Foreign currencies

Transactions in foreign currencies are translated to the functional currency of the Company at exchange rates at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies at the end of the reporting period are translated to the functional currency at the exchange rate on that date. The foreign currency gain or loss on monetary items is the difference between amortised cost in the functional currency at the beginning of the year, adjusted for effective interest and payments during the year, and the amortised cost in foreign currency translated at the exchange rate at the end of the year.

Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured in terms of historical cost are translated using the exchange rate at the date of the transaction. Foreign currency differences arising on translation are recognised in profit or loss.

3.2     Financial instruments

(i)     Recognition and initial measurement

Non-derivative financial assets and financial liabilities

Trade receivables and debt investments issued are initially recognised when they are originated. All other financial assets and financial liabilities are initially recognised when the Company becomes a party to the contractual provisions of the instrument.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

3     Significant accounting policies (cont.)

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

(ii)     Classification and subsequent measurement

Non-derivative financial assets

On initial recognition, a financial asset is classified as measured at amortised cost.

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

Financial assets at amortised cost

A financial asset is measured at amortised cost if it meets both of the following conditions and is not designated as at FVTPL:

•        it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

•        its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets: Business model assessment

The Company makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

•        the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realising cash flows through the sale of the assets;

•        how the performance of the portfolio is evaluated and reported to the Company’s management;

•        the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

•        how managers of the business are compensated — e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

•        the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Company’s continuing recognition of the assets.

Financial assets that are held-for-trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

3     Significant accounting policies (cont.)

Non-derivative financial assets: Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Company considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Company considers:

•        contingent events that would change the amount or timing of cash flows;

•        terms that may adjust the contractual coupon rate, including variable rate features;

•        prepayment and extension features; and

•        terms that limit the Company’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable additional compensation for early termination of the contract. Additionally, for a financial asset acquired at a significant discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable additional compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Non-derivative financial assets: Subsequent measurement and gains and losses

Financial assets at amortised cost

These assets are subsequently measured at amortised cost using the effective interest method. The amortised cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognised in profit or loss. Any gain or loss on derecognition is recognised in profit or loss.

Non-derivative financial liabilities: Classification, subsequent measurement and gains and losses

The Company initially recognises debt securities issued and subordinated liabilities on the date that they are originated. Financial liabilities for contingent consideration payable in a business combination are recognised at the acquisition date. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognised initially on the trade date, which is the date that the Company becomes a party to the contractual provisions of the instrument.

The Company classifies non-derivative financial liabilities into the other financial liabilities category. Such financial liabilities are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortised cost using the effective interest method.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

3     Significant accounting policies (cont.)

(iii)     Derecognition

Financial assets

The Company derecognises a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognised in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognised.

Financial liabilities

The Company derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognises a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognised at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognised in profit or loss.

(iv)     Offsetting

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Company currently has a legally enforceable right to set off the amounts and it intends either to settle them on a net basis or to realise the asset and settle the liability simultaneously.

3.3     Impairment

(i)     Non-derivative financial assets

The Company recognises loss allowances for ECLs on financial assets measured at amortised costs.

Simplified approach

The Company applies the simplified approach to providing for expected credit losses, which permits the use of the lifetime expected loss provision for all trade receivables. In calculating the expected credit loss rates for trade receivables, the Company considers loss rates for each category of buyers, and adjusts for forward looking macroeconomic data.

Measurement of ECLs

The Company decided to assess the Expected Credit Loss (‘ECL’) of the financial asset at amortised cost or fair value through other comprehensive income (‘FVOCI’) based on the discounted product of exposure at default (‘EAD’), probability of default (‘PD’) and loss given default (‘LGD’) as defined below:

•        EAD is based on the trade receivable amounts that the Company expects to be owed at the time of default. This represents the carrying value of the trade receivable.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

3     Significant accounting policies (cont.)

•        PD represents the likelihood of a buyer defaulting on its financial obligation, either over the next 12 months or over the remaining lifetime of the obligation.

•        LGD represents the Company’s expectation of the extent of loss on a defaulted exposure. LGD is expressed as a percentage loss per unit of exposure at the time of default.

The ECL is computed by multiplying EAD, PD, LGD for each category. The PD and LGD are developed by utilising historical default studies and publicly available data.

Credit-impaired financial assets

At each reporting date, the Company assesses whether financial assets carried at amortised cost are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

•        significant financial difficulty of the borrower or issuer;

•        a breach of contract such as a default after negotiation;

•        the restructuring of a loan or advance by the Company on terms that the Company would not consider otherwise; or

•        it is probable that the borrower will enter bankruptcy or other financial reorganisation.

Presentation of allowance for ECLs in the statement of financial position

Loss allowances for financial assets measured at amortised cost are deducted from the gross carrying amount of these assets.

Write-off

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Company determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Company’s procedures for recovery of amounts due.

(ii)     Non-financial assets

The carrying amounts of the Company’s non-financial assets are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. An impairment loss is recognised if the carrying amount of an asset or its related cash-generating unit (CGU) exceeds its estimated recoverable amount.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Impairment losses are recognised in profit or loss.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

3     Significant accounting policies (cont.)

Impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

3.4     Share capital

Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from equity, net of any tax effects.

3.5     Revenue

License fees

The Company enters into fixed price contracts with customers to provide access to its platform over a period of 12 months. In accordance with IFRS 15 Revenue from Contracts with Customers, revenue from these license fees is recognised when the Company satisfies the performance obligation (PO) by granting platform access to the customer. The amount of revenue recognised is the amount of the transaction price allocated to the satisfied PO.

The transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for granting platform access to the customers.

License fee revenue is recognised equally over the course of 12 months, in line with the period of access granted on the platform, reflecting the progress towards complete satisfaction of that PO.

Platform service fees

The Company provides a platform which helps to facilitate commodities trading and trade finance. In accordance with IFRS 15 Revenue from Contracts with Customers, revenue from platform service fees is recognised when the Company satisfies a performance obligation (PO) by facilitating trade completion via its platform. Each completed trade constitutes as a fulfilment of a single performance obligation and the amount of revenue recognised is the amount of the transaction price allocated to the satisfied PO.

The transaction price is the amount of consideration in the contract to which the Company expects to be entitled for facilitating trade completion. The transaction price is determined based on a fixed percentage of total trade transaction value or approved fund value.

Advances are collected from customers upon entering into the sales agreement. These advances will be utilized on future completed trade transactions on the platform and is separately recorded as contract liability. Upon completion of trade transactions, the contract liability will be recognised as revenue.

Revenue is recognised at a point in time when the trade is completed on the platform.

3.6     Finance costs

Finance costs comprise interest expense on bank charges.

Foreign currency gains and losses on financial assets and financial liabilities are reported on a net basis as either finance income or finance cost depending on whether foreign currency movements are in a net gain or net loss position.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

3     Significant accounting policies (cont.)

3.7     Tax

Tax expense comprises current and deferred tax. Current tax and deferred tax is recognised in profit or loss except to the extent that it relates to a business combination, or items recognised directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the period, using tax rates enacted or substantively enacted at the reporting date.

Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries to the extent that the Company is able to control the timing of the reversal of the temporary difference and it is probable that they will not reverse in the foreseeable future.

The measurement of deferred taxes reflects the tax consequences that would follow the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

In determining the amount of current and deferred tax, the Company takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. New information may become available that causes the Company to change its judgement regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact tax expense in the period that such a determination is made.

3.8     Property, plant and equipment

(i)     Recognition and measurement

Items of property, plant and equipment are measured at cost, which includes capitalised borrowing costs, less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset.

Cost may also include transfers from equity of any gain or loss on qualifying cash flow hedges of foreign currency purchases of property, plant and equipment. Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

3     Significant accounting policies (cont.)

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

The gain or loss on disposal of an item of property, plant and equipment is recognised in profit or loss.

(ii)     Subsequent costs

The cost of replacing a component of an item of property, plant and equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Company, and its cost can be measured reliably. The carrying amount of the replaced component is derecognised. The costs of the day-to-day servicing of property, plant and equipment are recognised in profit or loss as incurred.

(iii)     Depreciation

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed and if a component has a useful life that is different from the remainder of that asset, that component is depreciated separately.

Depreciation is recognised as an expense in profit or loss on a straight-line basis over the estimated useful lives of each component of an item of property, plant and equipment, unless it is included in the carrying amount of another asset. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Freehold land is not depreciated.

Depreciation is recognised from the date that the property, plant and equipment are installed and are ready for use, or in respect of internally constructed assets, from the date that the asset is completed and ready for use.

The estimated useful lives for the current and comparative years are as follows:

•        Computers                          3 years

Depreciation methods, useful lives and residual values are reviewed at the end of each reporting period and adjusted if appropriate.

3.9     Intangible assets

(i)     Research and development costs

Expenditure on research activities is recognised in profit or loss as incurred.

Development expenditure is capitalised only if the expenditure can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable and the Company intends to and has sufficient resources to complete development and to use or sell the asset. Otherwise, it is recognised in profit or loss as incurred. Subsequent to initial recognition, development expenditure is measured at cost less accumulated amortisation and any accumulated impairment losses.

Capitalised development expenditure is measured at cost less accumulated amortisation and accumulated impairment losses.

(ii)     Subsequent expenditure

Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognised in profit or loss as incurred.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

3     Significant accounting policies (cont.)

(iii)     Amortisation

Amortisation is calculated based on the cost of the asset, less its residual value.

Amortisation is recognised in other operating expenses in profit or loss statement on a straight-line basis over the estimated useful lives of intangible assets, other than goodwill, from the date that they are available for use. The estimated useful lives for the current and comparative years are as follows:

•        Capitalised development costs                   10 years

3.10     Operating segment and geographic information

An operating segment is a component of an entity:

•        that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity);

•        whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance; and

•        for which discrete financial information is available.

The Company has identified one operating segment i.e “trading platform business”.

The assessment of reportable segments is based upon having similar economic characteristics and if the operating segments are similar in the following respects:

•        the nature of the products and services;

•        the nature of the production processes;

•        the type or class of customer for their products and services;

•        the methods used to distribute their products or provide their services; and

•        if applicable, the nature of the regulatory environment, for example, banking, insurance, or public utilities.

Reportable segments are distinguished due to their differences in their operations and economics. They are managed separately because they require different business, technological, and marketing strategies.

The Company’s CEO is considered to be the Company’s Chief Operating Decision Maker (“CODM”). The CODM reviews non-financial information, for purposes of allocating resources. Based on the internal financial information provided to the CODM, the Company has determined that the identified operating segment as one reportable segment.

The CODM evaluates the assets and liabilities despite disaggregated financial information being available, the accounting policies used in the determination of the segment amounts are the same as those used in the preparation of the Company’s financial statement.

3.11     Earnings per share

The Company presents basic and diluted earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held. Diluted earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding, adjusted for own shares held, for the effects of all dilutive potential ordinary shares, which comprise convertible notes and share options granted to employees (if any).

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

3     Significant accounting policies (cont.)

3.12     New standards and interpretations not adopted

A number of new standards, interpretations and amendments to standards are effective for annual periods beginning after 1 March 2019 and earlier application is permitted; however, the Company has not early adopted the new or amended standards and interpretations in preparing these financial statements.

The following new IFRSs, interpretations and amendments to IFRSs are not expected to have a significant impact on the Company’s financial statements.

•        Amendments to References to Conceptual Framework in IFRS Standards

•        Definition of a Business (Amendments to IFRS 103)

•        Definition of Material (Amendments to IFRS 1 and IFRS 8)

•        IFRS 17 Insurance Contracts

4     Plant and equipment

Computers
US$
Cost
At 11 January 2018 (date of incorporation)	—
Additions	3,854
At 28 February 2019	3,854
Additions	—
At 29 February 2020	3,854

Accumulated depreciation
At 11 January 2018 (date of incorporation)	—
Depreciation for the period	1,071
At 28 February 2019	1,071
Depreciation for the year	1,284
At 29 February 2020	2,355

Carrying amounts
At 28 February 2019	2,783
At 29 February 2020	1,499

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

5     Intangible assets

	IT platform	Development costs	Total
	US$	US$	US$
Cost
At 11 January 2018 (date of incorporation) and 28 February 2019	—	—	—
Acquisitions – internally developed	—	300,149	300,149
Reclassification to IT platform	300,149	(300,149)	—
At 29 February 2020	300,149	—	300,149

Accumulated amortisation
At 11 January 2018 (date of incorporation) and 28 February 2019	—	—	—
Amortisation for the period	9,172	—	9,172
At 29 February 2020	9,172	—	9,172

Carrying amounts
At 28 February 2019	—	—	—
At 29 February 2020	290,977	—	290,977

During the year, USD$300,149 of development expenditure has been capitalised as internally generated asset in relation to the development of the platform. As at 29 February 2020, USD$185,000 of the development costs remaining outstanding.

6     Trade receivables

	2020	2019
	US$	US$
Gross trade receivables
– External customers	10,281,967	—
– Related parties	3,245,042	—
Accrued income	51,279
	13,578,288	—
Less: Impairment loss allowance of trade receivables	(183,232)	—
Net trade receivables	13,395,056	—

Outstanding trade balances with related parties have the same terms of repayment as external customers. Credit terms are less than 90 days.

Accrued income relate to transactions completed during the year but invoiced subsequent to year end. The amounts are transferred to trade receivables when the rights when the Company invoices the customer.

The movement in gross trade receivables during the year is as follows:

	2020	2019
	US$	US$
At 1 March	—	—
Receivables recognised	16,958,999	—
Revenue collected	(3,380,711)	—
At 29 February and 28 February	13,578,288	—

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

6     Trade receivables (cont.)

The movement in the impairment loss allowance of trade receivables during the year is as follows:

	Non-credit impaired	Credit impaired
	US$	US$
At 11 January 2018 (date of incorporation)	—	—
Impairment loss recognised	—	—
As at 28 February 2019	—	—
Impairment loss recognised	183,232	—
At 29 February 2020	183,232	—

The Company’s exposure to credit and currency risks, and impairment loss allowance for trade receivables, are disclosed in Note 18.

7     Other current assets

	2020	2019
	US$	US$
Amounts due from related companies (non-trade)	5,361,593	3,195,275
Other receivables	1,400	—
Prepayments	25,543	—
	5,388,536	3,195,275

Amounts due from related companies (non-trade) relates to advances extended for working capital requirement. The amounts are unsecured, non-interest bearing and repayable on demand. The amounts are classified as current as the Company expects to receive payment within the next 12 months. There is no allowance for doubtful debts arising from these outstanding balances.

Prepayments relate to payment made in advance on professional services not received.

8     Cash and cash equivalents

	2020	2019
	US$	US$
Bank balances	165,298	2,778

9     Share capital

	Ordinary shares 2020 No. of shares	Ordinary shares 2019 No. of shares
Fully paid ordinary shares:
At 1 March 2019 and 11 January 2018 (date of incorporation)	100	100
Issued during the year/period	5,000,000	—
At 29 February and 28 February	5,000,100	100

All shares rank equally with regard to the Company’s residual assets.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

9     Share capital (cont.)

(i)     Ordinary shares

For the year ended 29 February 2020, the Company issued 5,000,000 (2019: nil) ordinary shares for a total consideration of US$5,000,000 (2019: nil) with no par value.

The holders of ordinary shares are entitled to receive dividends as declared from time to time, and are entitled to one vote per share at meetings of the Company.

(ii)     Capital management

The Company’s primary objective when managing capital is to safeguard the Company’s ability to continue as a going concern. Capital consists of ordinary shares and retained earnings of the Company. The Board of Directors monitors the return of capital as well as the level of dividends to ordinary shareholders.

The Company is not subject to externally imposed capital requirements.

10     Loans and borrowings

	2020	2019
	US$	US$
Short term loans	—	5,010,000

The short term loans have a nominal interest rate of 10-12% per annum and repayable in 12 months. The interest expense for these short term loans have been subsequently waived by the external counterparties and was not recognised in the income statement on 28 February 2019.

During the year, the Company has fully repaid its loans and borrowings amounting to US$5,010,000.

Reconciliation of movements of liabilities to cash flows arising from financing activities

Short term loans
US$
At 11 January 2018 (date of incorporation)	—

Changes from financing cash flow
Proceeds of loans from third parties	5,010,000
Interest paid	—
Total changes from financing cash flow	5,010,000
At 28 February 2019	5,010,000
At 1 March 2019	5,010,000

Changes from financing cash flow
Repayment of loans to third parties	(5,010,000)
Interest paid	—
Total changes from financing cash flow	(5,010,000)
At 29 February 2020	—

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

11     Other payables

	2020	2019
	US$	US$
Amounts due to related companies (non-trade)	4,993	191,939
Amounts due to key management personnel	—	153,924
Accruals	1,139,322	—
Provisions	29,267	—
Other payables	8,309	4,380
Advances	—	52,000
	1,181,891	402,243

Amounts due to related companies is unsecured, non-interest bearing and repayable on demand. The amounts due to a key management personnel were repaid during the year.

Accruals mainly relates to management fees due to holding company amounting to US$915,000 and professional fees accrued for the year.

Provisions mainly relates to bonus and unutilised leave balances payable to the employees as at year end.

12     Revenue

This represents revenue arising from the Company’s contracts with customers for license fees and platform service fees.

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
License fees	8,458	—
Platform service fees	16,889,720	—
	16,898,178	—

License fees

Nature of services

The license fees charged provide customers the rights to access the platform, where customers can obtain the economic benefits by transacting on the platform from the point the access rights were given to the customers. License fees are agreed upon signing of sales contracts, where 90% of the fees will be given as credits for the customers to utilize on future trade transactions on the platform.

Revenue recognition

Revenue is recognised over time of the contract period of 12 months because the customers are being provided with the right to use the platform as it exists throughout the period.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

12     Revenue (cont.)

Significant payment terms

Invoices for license fees are generated after each successful sign-up on the platform. Credit terms are less than 90 days.

Platform service fees

Nature of services

The platform enables the customers to connect to other counterparties to perform the trade transactions. Sales contracts are entered with the customers before onboarding the customers to commence trading. The fees charged are calculated based on the percentage fee agreed in the contract and actual volume of the trade transaction.

Revenue recognition

Platform service fees are recognised at the point in time where trades were completed on the platform. Each completed trade constitutes as a single performance obligation, as the platform serves as a commonplace to connect the buyer and seller to execute the trade. Transaction price is determined based on total trade transaction value or approved fund value and fee agreed in the sales contract.

Significant payment terms

Invoices are generated at the end of each month for all completed trades. The invoice amount is first offset with the advances previously collected and the remaining balance is payable with credit terms of less than 90 days.

Contract balances

The following table provides information about receivables and contract liabilities from contracts with customers.

	Note	2020	2019
		US$	US$
Trade receivables	5	13,343,777	—
Contract liabilities		(97,542)	—

Contract liabilities relate to advances collected from customers upon sign-up as part of the license fees billed and license fees deferred, as revenue is recognised over the contract terms of 12 months.

Significant changes in the contract liabilities balances during the period are as follows:

	2020	2019
	US$	US$
Revenue recognised that was included in contract liability balance at the beginning of the year	—	—
Increases due to cash received, excluding amounts recognised as revenue during the year	(97,542)	—

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

13     Selling and administrative expenses

The following items have been included in arriving at selling and administrative expenses:

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
IT expenses	103,631	65,222
Professional fees	86,693	25,358
Consultancy fees	68,500	43,609
Staff cost	325,598	—

IT expenses relates to cost incurred for the development of the Company’s website.

14     Other operating expenses

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
Management fees	915,000	1,867,105
Travelling expenses	4,567	87,884
Depreciation	1,284	1,071
Amortisation	9,172	—
	930,023	1,956,060

Management fees relate to staff costs, accounting and administrative support services and office space recharges from intermediate holding company.

15     Finance income and finance costs

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
Interest income	209	—
Exchange gain	1,133	607
Finance income	1,342	607

Bank charges	(2,763)	(7,299)
Interest expense	(54)	(1,957)
Finance cost	(2,817)	(9,256)
Net finance cost	(1,475)	(8,649)

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

16     Tax expense

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
Current tax expense
Current year/period	1,592,549	—

Reconciliation of effective tax rate
Profit/(Loss) before income tax	15,173,340	(2,211,507)

Income tax using Singapore rate of 17% (2019: 17%)	2,579,468	(375,956)
Non-deductible expenses	31,066	3,104
Effect of unused tax losses not recognised as deferred tax assets	—	372,852
Tax incentives	(26,524)	—
Utilisation of tax losses carried forward	(353,287)	—
Utilisation of group tax relief	(569,143)	—
Others	(69,031)	—
	1,592,549	—

As at 28 February 2019, the company had unutilised tax losses amounted to approximately US$2,000,000 for which no deferred tax asset was recognised in view of the uncertainty of its recoverability. The unutilised tax losses can be carried forward for unlimited period subject to conditions imposed by law. During the year, the Company has utilised the tax losses carried forward from prior period. The Company also utilised group tax relief provided by its intermediate holding company during the year.

17     Significant related party transactions

For the purpose of these financial statements, parties are considered to be related to the Company if the Company has the ability, directly or indirectly to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

During the financial year, in addition to disclosures made elsewhere in the financial statements, there were the following significant related party transactions undertaken on terms as agreed between the parties in the normal course of business:

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
Sale of services
– Related companies	4,504,413	—

Management fees
– Holding company	1,100,000	1,067,105
– Related company	—	800,000

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

17     Significant related party transactions (cont.)

Sales of services provided to related companies during the year refer to Rhodium and its subsidiaries and a related company.

USD$185,000 of the management fees charged to the Company has been capitalised during the year as intangible assets as it relates to costs incurred to develop the IT platform.

Key management personnel compensation

Key management personnel are those persons having the authority and responsibility for planning, directing and controlling the activities of the Company. The Company considers the directors of the Company to be the key management personnel of the Company.

The Company is centrally managed by the key management personnel of the intermediate holding company. The key management personnel received remuneration from the intermediate holding in respect of their services to the larger group which includes the Company. The compensation of US$188,444 (2019: US$680,004) was being charged to the Company in the form of management fees to the Company during the year.

18     Financial risk management

Exposure to credit, liquidity, interest rate and foreign currency risks arises in the normal course of the Company’s business. The Company has formal risk management policies and guidelines that set out its overall business strategies, its tolerance of risk and general risk management philosophy and has established processes to monitor and control its exposure to such risks in a timely manner. The Company reviews its risk management processes regularly to ensure the Company’s policy guidelines are adhered to.

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations.

At the reporting date, the exposure to credit risk for trade receivables at the reporting date by type of counterparty was as follows:

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
Related companies	3,277,086	—
External parties	10,301,202	—
	13,578,288	—

The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the statement of financial position. Refer to Note 3.3 for the Company’s policy on assessment of ECL impairment model.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

18     Financial risk management (cont.)

Impairment

The ageing of trade receivables at the reporting date was:

	Non-credit impaired	Credit impaired
	US$	US$
2020
Current	13,275,381	—
Past due 1 – 60 days	287,892	—
Past due over 60 days	15,015	—
Total gross carrying amount	13,578,288	—
Loss allowance	(183,232)	—
	13,395,056	—

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities that are settled by delivering cash or another financial asset.

The Company monitors its liquidity risk and maintains a level of cash and cash equivalents deemed adequate by management to finance the Company’s operations and to mitigate the effects of fluctuations in cash flows.

The following are the contractual undiscounted cash outflows of non-derivative financial liabilities:

	Carrying amount	Contractual cash flows	Within 1 year	Within 1 to 5 years	More than 5 years
	US$	US$	US$	US$	US$
2020
Non-derivative financial liabilities
Other payables*	1,152,624	1,152,624	1,152,624	—	—

2019
Non-derivative financial liabilities
Loans and borrowings	5,010,000	5,010,000	5,010,000	—	—
Other payables*	350,243	350,243	350,243	—	—
	5,360,243	5,360,243	5,360,243	—	—

____________

*        exclude provisions and advances

Interest rate risk

At the reporting date, the Company does not have any significant exposure to interest rate risk as all the loans and borrowings were on fixed rate. Consequently, no sensitivity analysis is prepared.

Foreign currency risk

The Company’s foreign currency risk arises on transactions in the normal course of business. The Company ensures that the net exposure from transactions in foreign currencies is kept to an acceptable level through regular foreign currency exposure analysis and appropriate management of this risk.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

18     Financial risk management (cont.)

Exposure to foreign currency risk is insignificant as the Company’s income and expenses, assets and liabilities are substantially denominated in United States dollars. The exposure is monitored on an ongoing basis and the Company endeavours to keep the net exposure at an acceptable level.

The Company’s exposure to foreign currency risk was as follows based on notional amounts:

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
Singapore dollars
Cash and cash equivalents	47,997	1,108
Trade and other payables	(51,898)	(296,802)
	(3,901)	(295,694)

Sensitivity analysis

A 5% strengthening of United States dollars against the following currencies at the reporting date would have increased profit or loss by the amounts shown below. This analysis is based on foreign currency exchange rate variances that the Company considered to be reasonably possible at the end of the reporting period. The analysis assumes that all other variables, in particular interest rates, remain constant.

	Profit/(Loss)
	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
Singapore dollars	195	14,785

A 5% weakening of United States dollars against the above currencies at reporting date would have had the equal but opposite effect on the above currencies to the amounts shown above, on the basis that all other variables remain constant.

Offsetting financial assets and financial liabilities

The Company does not have any master netting arrangements and none of the financial assets and financial liabilities are offset in the statement of financial position.

Estimation of fair values

The methodologies and assumptions used in the estimation of fair values depend on the terms and characteristics of the various assets and liabilities and include the following:

Financial instruments for which fair value is equal to the carrying value

These financial instruments include other receivables, cash and cash equivalents, trade and other payables and loans and borrowings. The carrying values of these financial instruments are assumed to approximate their fair values because they are short-term in nature. Accordingly, the fair values and fair value hierarchy levels have not been presented for these financial instruments.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

18     Financial risk management (cont.)

Accounting classifications and fair values

The following table sets out the accounting classification and carrying amounts of the Company’s financial instruments not recognised at fair value.

	Amortised cost	Total carrying amount
	US$	US$
2020
Financial assets
Trade receivables	13,395,056	13,343,777
Other assets#	5,362,993	5,362,993
Cash and cash equivalents	165,298	165,298
	18,923,347	18,872,068
Financial liabilities
Other payables	1,152,624	1,152,624
Contract liabilities	97,542	97,542
	1,250,166	1,250,166

2019
Financial assets
Other assets	3,195,275	3,195,275
Cash and cash equivalents	2,778	2,778
	3,198,053	3,198,053
Financial liabilities
Loans and borrowings	5,010,000	5,010,000
Other payables*	350,243	350,243
	5,360,243	5,360,243

____________

#        exclude prepayments

*        exclude provisions and advances

19     Operating segment

Operating segments are identified on the basis of internal reports about components of the Company that are regularly reviewed by the CODM for the purpose of resource allocation and performance assessment.

Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. The Company operates in a single business segment which is a financial technology platform that facilitates physical commodities trading and trade finance for small and medium sized enterprises using innovative blockchain-enabled technology. No operating segments have been aggregated to form the following reportable operating segment.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

19     Operating segment (cont.)

Business segment

The Company has only one operating segment for the year ended 29 February 2020, namely the trading platform business, the details of which are set out below:

•        Trading platform business — Engage customers to trade on the platform where the Company earns a fee based on the percentage agreed in the sales contract. Fees charged are based on total trading volume or total approved funds.

Geographical information

Revenue

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
Singapore	9,496,854	—
Hong Kong	3,378,300	—
Malaysia	1,887,039	—
United Arab Emirates	1,634,115	—
Other countries	501,870	—
	16,898,178	—

The revenue information of continuing operations above is based on the location of the customers’ country of incorporation.

Non-current assets

All non-current assets of continuing operations above are based in Singapore.

Major customers

Revenue from top five customers of the Company’s trading platform business segment represents US$8,619,056 (2019: nil) of the Company’s total revenues.

Triterras Fintech Pte. Ltd.

(formerly known as Arkratos Blockchain Solutions Pte Ltd)

Financial statements

Year ended 29 February 2020 and 28 February 2019

20     Earnings per share

The basic earnings per share is calculated as the Company’s profit for the year attributable to equity holders of the Company divided by the weighted average number of ordinary shares of the Company in issue during the year/period.

The Company had no potentially dilutive ordinary shares in issue during the year/period.

	Year ended 29/2/2020	Period from 11/1/2018 (date of incorporation) to 28/2/2019
	US$	US$
Profit/(Loss) for the year/period attributable to equity holders of the Company	13,580,791	(2,211,507)
	No. of shares	No. of shares
Weighted average number of ordinary shares in issue during the year/period	3,333,433	100
	US$	US$
Basic and diluted earnings/(loss) per share	4.07	(22,115)

21     Subsequent events

The coronavirus outbreak since early 2020 has brought about additional uncertainties in the Company’s operating environment and its financial position subsequent to year end. The Company has been closely monitoring the impact of the developments on the business.

As far as the Company’s business is concerned, the outbreak has not significantly impacted the going concern of the Company and repayment abilities of customers. As the situation is fast evolving, the effect of the outbreak is subject to significant levels of uncertainty, with the full range of possible effects unknown.

Annex A-1

Business Combination Agreement

by and among

Netfin Acquisition Corp.,

Netfin Holdco,

Netfin Merger Sub,

IKON Strategic Holdings Fund,

Symphonia Strategic Opportunities Limited,

and

MVR Netfin LLC, as the Netfin Representative

Dated as of

July 29, 2020

Annex A-1-1

TABLE OF CONTENTS

Annex Page
ARTICLE I DEFINITIONS		A-1-6

ARTICLE II NETFIN MERGER		A-1-14

2.1	Netfin Merger	A-1-14
2.2	Netfin Merger Effective Time	A-1-14
2.3	Effect of the Netfin Merger	A-1-14
2.4	Memorandum and Articles of Association of Surviving Netfin Company	A-1-14
2.5	Directors and Officers of the Surviving Netfin Company	A-1-14
2.6	Effect of Merger on Netfin Securities	A-1-14
2.7	Effect of Merger on Netfin Merger Sub and Holdco Shares	A-1-15
2.8	Restrictions on Securities	A-1-15
2.9	Lost, Stolen or Destroyed Netfin Certificates	A-1-16
2.10	Tax Consequences	A-1-16
2.11	Taking of Necessary Action; Further Action	A-1-16

ARTICLE III ACQUISITION OF TARGET COMPANY; CONSIDERATION		A-1-16

3.1	Acquisition of the Target Company	A-1-16
3.2	Consideration	A-1-16
3.3	Consideration Paid at Closing	A-1-16
3.4	Fractional Shares	A-1-16
3.5	Earnout	A-1-17

ARTICLE IV CLOSING		A-1-17

4.1	Closing; Closing Date	A-1-17

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS		A-1-18

5.1	Organization and Standing	A-1-18
5.2	Authorization; Binding Agreement	A-1-18
5.3	Governmental Approvals	A-1-18
5.4	Non-Contravention	A-1-18
5.5	Capitalization	A-1-19
5.6	Subsidiaries	A-1-19
5.7	Charter Documents	A-1-19
5.8	Financial Statements	A-1-19
5.9	Undisclosed Liabilities	A-1-20
5.10	Litigation	A-1-20
5.11	Contracts	A-1-20
5.12	Compliance with Laws	A-1-22
5.13	Intellectual Property; IT	A-1-22
5.14	Environmental Matters	A-1-23
5.15	Accounts Receivable	A-1-23
5.16	Employees	A-1-23
5.17	Employee Benefits and Compensation	A-1-24
5.18	Real Property	A-1-25
5.19	Title to and Sufficiency of Assets	A-1-25
5.20	Tax Matters	A-1-26
5.21	Anti-Corruption, Sanctions and Anti-Money Laundering Compliance	A-1-26
5.22	Finders’ Fees	A-1-27

Annex A-1-2

Annex Page
5.23	Permits	A-1-28
5.24	Absence of Changes	A-1-28
5.25	Insurance	A-1-28
5.26	Affiliate Agreements	A-1-28
5.27	Information Supplied	A-1-28

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF NETFIN		A-1-28

6.1	Organization and Standing	A-1-29
6.2	Authorization; Binding Agreement	A-1-29
6.3	Governmental Approvals	A-1-29
6.4	Non-Contravention	A-1-29
6.5	Capitalization	A-1-30
6.6	SEC Filings and Netfin Financials	A-1-30
6.7	Form F-4; Proxy Statement/Prospectus	A-1-31
6.8	Absence of Certain Changes	A-1-31
6.9	Compliance with Laws	A-1-31
6.10	Actions; Governmental Orders; Permits	A-1-31
6.11	Taxes and Returns	A-1-32
6.12	Employees and Employee Benefit Plans	A-1-32
6.13	Properties	A-1-32
6.14	Transactions with Affiliates	A-1-32
6.15	Investment Company Act	A-1-32
6.16	Finders and Brokers	A-1-32
6.17	Certain Business Practices	A-1-32
6.18	Trust Account	A-1-33
6.19	Financial Capability	A-1-33
6.20	Independent Investigation	A-1-33

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF HOLDCO AND NETFIN MERGER SUB		A-1-34

7.1	Organization and Standing	A-1-34
7.2	Authorization; Binding Agreement	A-1-34
7.3	Governmental Approvals	A-1-35
7.4	Non-Contravention	A-1-35
7.5	Capitalization	A-1-35
7.6	Ownership of Holdco Ordinary Share Consideration	A-1-35
7.7	Holdco and Netfin Merger Sub Activities	A-1-35
7.8	Finders and Brokers	A-1-35

ARTICLE VIII COVENANTS OF THE PARTIES PENDING CLOSING AND POST-CLOSING		A-1-36

8.1	Access and Information	A-1-36
8.2	Conduct of Business of the Stockholders and the Target Company	A-1-36
8.3	Conduct of Business of Netfin	A-1-37
8.4	Financial Statements	A-1-38
8.5	No Solicitation	A-1-39
8.6	No Trading	A-1-39
8.7	Notification of Certain Matters	A-1-39
8.8	Efforts	A-1-40
8.9	Preparation of Form F-4 and Proxy Statement; Netfin Extraordinary General Meeting	A-1-41

Annex A-1-3

Annex Page
8.10	Public Announcements	A-1-42
8.11	Confidential Information	A-1-43
8.12	Post-Closing Board of Directors and Officers	A-1-43
8.13	Indemnification of Directors and Officers; Tail Insurance	A-1-43
8.14	Use of Trust Account Proceeds	A-1-44
8.15	Netfin Share Redemptions	A-1-44
8.16	Netfin Nasdaq Listing	A-1-44
8.17	Netfin Public Filings	A-1-45
8.18	Holdco Nasdaq Listing	A-1-45
8.19	Holdco Incentive Plan	A-1-45
8.20	Further Assurances	A-1-45
8.21	Employment Agreements	A-1-45
8.22	Termination of Management Agreements	A-1-45

ARTICLE IX CONDITIONS TO CLOSING		A-1-45

9.1	Conditions to Each Party’s Obligations	A-1-45
9.2	Conditions to Obligations of the Stockholders	A-1-46
9.3	Conditions to Obligations of Netfin, Holdco and Netfin Merger Sub	A-1-46
9.4	Frustration of Conditions	A-1-48

ARTICLE X TERMINATION		A-1-48

10.1	Termination	A-1-48
10.2	Effect of Termination	A-1-48

ARTICLE XI MISCELLANEOUS		A-1-49

11.1	Notices	A-1-49
11.2	Amendments; No Waivers; Remedies	A-1-49
11.3	Expenses	A-1-50
11.4	No Assignment or Delegation	A-1-50
11.5	Governing Law	A-1-50
11.6	Jurisdiction	A-1-50
11.7	WAIVER OF JURY TRIAL	A-1-50
11.8	Counterparts	A-1-51
11.9	Entire Agreement	A-1-51
11.10	Severability	A-1-51
11.11	Interpretation	A-1-51
11.12	Third Party Beneficiaries	A-1-52
11.13	Trust Account Waiver	A-1-52
11.14	Netfin Representative	A-1-52
11.15	Non-Recourse and Release	A-1-53
11.16	Specific Performance	A-1-54
11.17	Nonsurvival of Representations, Warranties and Covenants	A-1-54
11.18	No Partnership or Other Relationship Created	A-1-54

Annex A-1-4

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”), dated as of July 29, 2020, by and among Netfin Acquisition Corp., a Cayman Islands exempted company (“Netfin”), Netfin Holdco, a Cayman Islands exempted company (“Holdco”), Netfin Merger Sub, a Cayman Islands exempted company (“Netfin Merger Sub”), MVR Netfin LLC, a Nevada limited liability company, as the representative of Netfin (“Netfin Representative”), IKON Strategic Holdings Fund, a Cayman Islands exempted company (“IKON”), and Symphonia Strategic Opportunities Limited, a Mauritius private company limited by shares (“SSOL”, and together with IKON, the “Stockholders” and each a “Stockholder”).

RECITALS:

A. Triterras Fintech Pte. Ltd. (formerly known as Arkratos Blockchain Solutions Pte. Ltd.), a Singapore private company limited by shares (the “Target Company”) is a financial technology company that facilitates commodities trading, trade finance and logistics solutions for small and medium sized enterprises via, among other things, an innovative blockchain enabled platform (which, together with all other businesses and activities conducted by the Target Company, is hereinafter referred to as the “Business”).

B. The Stockholders, collectively, own 100% of the equity interests in the Target Company.

C. Netfin is a Cayman Islands exempted company structured as a blank check company incorporated for the sole purpose of effecting a share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

D. Holdco is a newly-incorporated Cayman Islands exempted company that is a wholly-owned direct subsidiary of Netfin.

E. Netfin Merger Sub is a newly-incorporated Cayman Islands exempted company that is a wholly-owned direct subsidiary of Holdco.

F. The parties hereto desire and intend to effect a business combination transaction whereby, subject to the terms and conditions hereof, (i) immediately prior to the Closing, Netfin Merger Sub will merge with and into Netfin, with Netfin continuing as the Surviving Netfin Company (the “Netfin Merger”), as a result of which, (a) Netfin will become a wholly-owned subsidiary of Holdco and (b) each issued and outstanding ordinary share of Netfin immediately prior to the Netfin Merger Effective Time (as defined below) shall no longer be outstanding and shall automatically be converted into the right of the holder thereof to receive one ordinary share of Holdco and each outstanding warrant to purchase ordinary shares of Netfin will become exercisable for ordinary shares of Holdco on identical terms, and (ii) at the Closing, Netfin and Holdco will acquire all of the issued and outstanding shares of the Target Company from the Stockholders in exchange for a combination of Cash Consideration, Holdco Ordinary Shares, and Earnout Share Consideration, if any.

G. Simultaneously with the Closing, (a) Holdco, Netfin, the Netfin Representative and the Stockholders (or any of the Stockholders’ respective transferees, successors or assigns) are entering into a Lock-Up Agreement, the form of which is attached as Exhibit A hereto (each, a “Lock-Up Agreement”), which will become effective as of the Closing, and (b) Holdco, Netfin, the Netfin Representative and the Stockholders (or any of the Stockholders’ respective transferees, successors or assigns) are entering into the Registration Rights Agreement.

H. Netfin has entered into term sheets which contemplate employment agreements to be effective upon closing with the following individuals: Srinivas Koneru, John Galani, Jim Groh, Alvin Tan and Ashish Srivastava (collectively, the “Employment Term Sheets”).

I. The boards of directors of each of Netfin, Holdco, Netfin Merger Sub, IKON and SSOL have (i) determined that the transactions contemplated by this Agreement are fair, advisable and in the best interests of their respective companies and security holders, and (ii) approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

Annex A-1-5

The parties hereto accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Action” means any action, cease and desist letter, demand, suit, litigation, proceeding, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

1.2 “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction.

1.3 “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings.

1.4 “Agreement” has the meaning set forth in the preamble.

1.5 “Alternative Transaction” means (a) with respect to the Stockholders, the Target Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (i) at least ten percent (10%) of the business or assets of the Target Company (other than in the ordinary course of business consistent with past practice) or (ii) at least ten percent (10%) of the shares or other equity interests or profits of the Target Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (b) with respect to Netfin and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination.

1.6 “Ancillary Document” means each agreement, instrument or document attached hereto as an Exhibit, including the Lock-Up Agreement, the Registration Rights Agreement and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

1.7 “Anti-Corruption Laws” means any applicable Laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar Law that prohibits bribery or corruption.

1.8 “Anti-Money Laundering Laws” has the meaning set forth in Section 5.21(g).

1.9 “Antitrust Laws” has the meaning set forth in Section 8.8(b).

1.10 “Benefit Plan” has the meaning set forth in Section 5.17(a).

1.11 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than registers of members, stock books and minute books.

1.12 “Business” has the meaning set forth in the recitals.

1.13 “Business Combination” has the meaning ascribed to such term in the Netfin Articles of Association.

1.14 “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York or the Cayman Islands are authorized or required by Law to close.

1.15 “Cash Consideration” means $60,000,000.

1.16 “Cash Deficiency” means (a) with respect to a breach of Section 8.2(b)(iii), the aggregate amount of any cash dividend or cash distribution or cash consideration in respect of the redemption, purchase or acquisition of Target Company securities resulting in such breach, in each case to the extent such amounts are actually paid

Annex A-1-6

by the Target Company prior to the Closing to one or more Stockholders and to the extent not cured; and (b) with respect to a breach of Section 8.2(b)(vii), the aggregate cash amounts actually paid (or waived or forgiven, as the case may be) by the Target Company prior to the Closing to a Stockholder or Affiliate thereof or any of their officers, directors, consultants, advisors or other representatives pursuant to the agreement or material transaction resulting in such breach, to the extent not cured.

1.17 “Cayman Companies Law” means the Cayman Islands Companies Law (2020 Revision), as amended or restated from time to time.

1.18 “Closing Date” has the meaning set forth in Section 4.1.

1.19 “Closing Filing” has the meaning set forth in Section 8.10(b).

1.20 “Closing Press Release” has the meaning set forth in Section 8.10(b).

1.21 “Confidentiality Agreement” has the meaning set forth in Section 8.11.

1.22 “Contract” means any oral or written contract, obligation, understanding, commitment, lease, license, purchase order, bid or other agreement.

1.23 “D&O Indemnified Persons” has the meaning set forth in Section 8.13(a).

1.24 “D&O Tail Insurance” has the meaning set forth in Section 8.13(b).

1.25 “Earnout Share Consideration” has the meaning set forth in Section 3.5(a).

1.26 “Employment Term Sheets” has the meaning set forth in the recitals.

1.27 “Enforceability Exceptions” has the meaning set forth in Section 5.2.

1.28 “Environmental Laws” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

1.29 “Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Governmental Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

1.30 “Environmental Permits” has the meaning set forth in Section 5.14(a).

1.31 “ERISA” has the meaning set forth in Section 5.17(a).

1.32 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.33 “Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a party hereto or any of its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document and all other matters related to the consummation of this Agreement and the Ancillary Documents; provided, that with respect to Netfin, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a business combination.

1.34 “Export Controls” has the meaning set forth in Section 5.21(d).

Annex A-1-7

1.35 “Federal Securities Laws” has the meaning set forth in Section 8.6.

1.36 “Financial Statements” has the meaning set forth in Section 5.8.

1.37 “Form F-4” means the registration statement on Form F-4 of Holdco with respect to registration of the Holdco Ordinary Shares to be issued in connection with the Netfin Merger and the transactions described in Section 3.1.

1.38 “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

1.39 “Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

1.40 “Hazardous Material” means material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws as in effect as of the date hereof, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

1.41 “Holdco” has the meaning set forth in the preamble.

1.42 “Holdco Audited Financial Statements” has the meaning set forth in Section 3.5(a)(i).

1.43 “Holdco EBITDA” means the net income before interest, income taxes, depreciation, amortization, and any extraordinary, unusual or non-recurring charges (including costs and expenses incurred in connection with any actual or potential mergers, acquisition or similar transactions) of Holdco (together with its Subsidiaries), calculated in accordance with IFRS.

1.44 “Holdco Ordinary Share” means an ordinary share of Holdco, par value $0.0001 per share.

1.45 “Holdco Ordinary Share Consideration” means 51,622,419 Holdco Ordinary Shares.

1.46 “Holdco Ordinary Share Consideration Adjustment” means a number of Holdco Ordinary Shares (rounded up to the nearest whole number) calculated by dividing (a) the dollar amount of the Cash Deficiency by (b) $10.17.

1.47 “Holdco Private Warrant” means, following the assumption by Holdco of the Netfin Private Warrants, a private placement warrant entitling the holder to purchase one Holdco Ordinary Share per warrant at a price of $11.50 per share.

1.48 “Holdco Public Warrant” means, following the assumption by Holdco of the Netfin Public Warrants, a public warrant entitling the holder to purchase one Holdco Ordinary Share per warrant at a price of $11.50 per share.

1.49 “Holdco Securities” means the Holdco Ordinary Shares and the Holdco Warrants, collectively.

1.50 “Holdco Warrants” means the Holdco Private Warrants and the Holdco Public Warrants, collectively.

1.51 “HSR Act” has the meaning set forth in Section 8.8(b).

1.52 “IASB Audited Financial Statements” has the meaning set forth in Section 8.4.

1.53 “IFRS” means international financial reporting standards, as adopted by the International Accounting Standards Board.

1.54 “IKON” has the meaning set forth in the preamble.

1.55 “Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with IFRS or U.S. GAAP (as applicable based on the accounting principles used by the applicable Person), (e) all obligations of such

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Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (h) all obligations described in clauses (a) through (g) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire; provided, that without limiting other any liabilities that are not to be included therewith, in no event will Indebtedness include any contingent reimbursement obligations for any undrawn letters of credit, performance bonds, surety bonds and similar obligations or (iii) any trade payables, accounts payable and other current liabilities.

1.56 “Intellectual Property” means all worldwide (a) patents, industrial designs, utility models and applications for any of the foregoing, including all provisionals, continuations, continuations-in-part, divisions, reissues, re-examinations and extensions thereof, (b) trademarks, service marks, certification marks, logos, trade dress, trade names, domain names, social media accounts and other source or business identifiers, whether registered or unregistered, all registrations and applications for any of the foregoing, all renewals and extensions thereof and all common law rights in and goodwill associated with any of the foregoing, (c) works of authorship (including Software, websites, photographs, drawings and menus), copyrights, mask work rights, database rights and design rights, whether registered or unregistered, registrations and applications for any of the foregoing, renewals and extensions thereof and all moral rights associated with any of the foregoing, (d) trade secrets and other proprietary and confidential information, including inventions (whether or not patentable), invention disclosures, ideas, developments, improvements, know-how, designs, drawings, algorithms, Software, methods, processes, techniques, formulae, research and development, compilations, compositions, manufacturing and production processes, devices, technical data, specifications, reports, analyses, data analytics, customer lists, supplier lists, pricing and cost information and business and marketing plans and proposals, and (e) any rights recognized under applicable Law that are equivalent or similar to any of the foregoing.

1.57 “Interim Period” has the meaning set forth in Section 8.1.

1.58 “IPO” means the initial public offering of Netfin Units pursuant to the IPO Prospectus.

1.59 “IPO Prospectus” means the final prospectus of Netfin, dated July 30, 2019, and filed with the SEC on July 31, 2019 (File No. 333-232612).

1.60 “IT Systems” has the meaning set forth in Section 5.13(d).

1.61 “Knowledge” means, with respect to (a) the Stockholders, the actual knowledge of each of Srinivas Koneru, John Galani, Alvin Tan and Ashish Srivastava, in each case after due inquiry of Persons who would be likely to have knowledge of such matter, and (b) Netfin, the actual knowledge of each of Marat Rosenberg and Gerry Pascale, in each case after due inquiry of Persons who would be likely to have knowledge of such matter.

1.62 “Law” means any foreign or domestic federal, state or local law, statute, code, ordinance, regulation, rule, consent agreement, constitution, treaty, Governmental Order or requirement enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

1.63 “Leased Real Property” means all real property leased or sub-leased by the Target Company, any real property to which the Target Company has material rights to use or occupy such real property, improvements thereon or other interest in real property held or granted by the Target Company.

1.64 “Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under IFRS or U.S. GAAP, as applicable, based on the accounting principles used by the applicable Person, or other applicable accounting standards), including Tax liabilities due or to become due.

1.65 “Lien” means any mortgage, deed of trust, pledge, transfer restriction, right of first refusal, hypothecation, encumbrance, security interest or other lien of any kind.

1.66 “Lock-Up Agreement” has the meaning set forth in the recitals.

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1.67 “Loss” any and all losses, Actions, Governmental Orders, Liabilities, damages, diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses).

1.68 “Material Adverse Effect” means, with respect to (a) the Stockholders or the Target Company, any change, event, fact, circumstance, effect or condition that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect upon (i) the business, results of operations or condition (financial or otherwise) of the Target Company, or (ii) the ability of the Stockholders or the Target Company to consummate the transactions contemplated by this Agreement; provided, however, that the following shall not be deemed either alone or in combination to constitute, and no adverse change, event, fact, circumstance or condition to the extent resulting from or arising out of any of the following shall be taken into account in determining whether any change, event, fact, circumstance or condition has had or would reasonably be expected to have a Material Adverse Effect: (A) changes in, or effects arising from or relating to, general economic, business or political conditions; (B) changes generally affecting the specific industry in which the Target Company operates; (C) changes in, or effects arising from or relating to, financial, banking or securities markets (including (1) any disruption of any of the foregoing markets, (2) any change in currency exchange rates, (3) any decline or rise in the price of any security, commodity, contract or index and (4) any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the transactions contemplated by this Agreement); (D) any act of terrorism, war (whether or not declared), cyber-attack, material armed hostilities, calamity, natural disaster, pandemic, epidemic or similar health emergency, act of God or other force majeure event; (E) compliance with the terms of, or the taking of any action required or permitted by, this Agreement; (F) any changes in IFRS or other accounting requirements or principles or the interpretation thereof; (G) changes in, or effects arising from or relating to changes in, Laws after the date hereof; (H) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority; (I) the commencement, continuation or escalation of any trade conflict and/or tariffs or similar event(s); (J) any failure, in and of itself, to achieve any budgets, projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics or the inputs into such items (whether or not shared with Netfin or its Affiliates or advisors), provided, that clause (J) shall not prevent or otherwise affect a determination that any change, event, fact, circumstance, effect or condition underlying such failure to meet budgets, projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics or the inputs into such items that has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change, event, fact, circumstance, effect or condition is not otherwise excluded from this definition of Material Adverse Effect) except in the case of the foregoing clauses (A), (B), (C), (D), (F), (G) (H) and (I), to the extent such changes, facts, circumstances, conditions or effects have a materially disproportionate effect on the Target Company as compared to other participants engaged in the industries and geographies in which the Target Company operates, and (b) Netfin, Holdco or Netfin Merger Sub any change, event, fact, circumstance, effect or condition that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such party to perform its obligations under this Agreement.

1.69 “Material Permits” has the meaning set forth in Section 5.23.

1.70 “Milestone Event” has the meaning set forth in Section 3.5(a).

1.71 “Nasdaq” means the Nasdaq Capital Market.

1.72 “Netfin” has the meaning set forth in the preamble.

1.73 “Netfin Articles of Association” means the Amended and Restated Memorandum and Articles of Association of Netfin, dated July 30, 2019.

1.74 “Netfin Class A Ordinary Share” means a Class A ordinary share of Netfin, par value $0.0001 per share.

1.75 “Netfin Class B Ordinary Share” means a Class B ordinary share of Netfin, par value $0.0001 per share.

1.76 “Netfin Extraordinary General Meeting” means an extraordinary general meeting of Netfin to be held for the purposes of the Netfin Shareholders considering and approving the Proposals.

1.77 “Netfin Financials” has the meaning set forth in Section 6.6(b).

1.78 “Netfin Merger” has the meaning set forth in the recitals.

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1.79 “Netfin Merger Effective Time” has the meaning set forth in Section 2.2.

1.80 “Netfin Merger Sub” has the meaning set forth in the preamble.

1.81 “Netfin Ordinary Shares” means, collectively, the Netfin Class A Ordinary Shares and the Netfin Class B Ordinary Shares.

1.82 “Netfin Preferred Share” means a preferred share of Netfin, par value $0.0001 per share.

1.83 “Netfin Private Warrant” means a private placement warrant entitling the holder to purchase one Netfin Class A Ordinary Share per warrant at a price of $11.50 per share.

1.84 “Netfin Public Warrant” means a public warrant entitling the holder to purchase one Netfin Class A Ordinary Share per warrant at a price of $11.50 per share.

1.85 “Netfin Representative” has the meaning set forth in the preamble.

1.86 “Netfin Securities” means, collectively, the Netfin Units, the Netfin Ordinary Shares and the Netfin Warrants.

1.87 “Netfin Share Redemptions” has the meaning set forth in Section 8.15.

1.88 “Netfin Shareholder” means a holder of a Netfin Ordinary Share or a Netfin Preferred Share.

1.89 “Netfin Shareholder Approval” has the meaning set forth in Section 9.1(a).

1.90 “Netfin Sponsor” means MVR Netfin LLC, a Nevada limited liability company.

1.91 “Netfin Unit” means a unit of Netfin consisting of (a) one Netfin Class A Ordinary Share and (b) one Netfin Public Warrant.

1.92 “Netfin Warrant” means, collectively, the Netfin Private Warrants and the Netfin Public Warrants.

1.93 “OFAC” has the meaning set forth in Section 5.21(c).

1.94 “Outside Date” has the meaning set forth in Section 10.1(b).

1.95 “Permitted Liens” means (a) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings (provided appropriate reserves required pursuant to IFRS or U.S. GAAP, as applicable, based on the accounting principles used by the applicable Person, have been made in respect thereof on the Financial Statements), (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens (i) arising or incurred in the ordinary course of business consistent with past practice, (ii) the amounts for which are not delinquent and which are not, individually or in the aggregate, material to the business of the Target Company, or (iii) the validity of which are being contested in good faith through appropriate proceedings (provided appropriate reserves required pursuant to IFRS or U.S. GAAP, as applicable, based on the accounting principles used by the applicable Person, have been made in respect thereof on the Financial Statements), (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property that are not, individually or in the aggregate, material to the business of the Target Company, (d) Liens of lessors, lessees, sublessors, sublessees, licensors or licensees arising under lease arrangement or license arrangements that do not materially impair the occupancy or use of the underlying property for the purpose for which it is currently used in connection with such Person’s business, (e) matters that would be disclosed by an inspection, title policy, title report or survey with respect to each applicable real property, (f) Liens arising under original purchase price conditional sales contracts and equipment leases, (g) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (h) Liens disclosed in the Financial Statements, (i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature arising or incurred in the ordinary course of business consistent with past practice, and (j) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice.

1.96 “Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

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1.97 “Post-Closing Holdco Board” has the meaning set forth in Section 8.12(a).

1.98 “Proposals” has the meaning set forth in Section 8.9(d).

1.99 “Proxy Statement” means the proxy statement filed by Netfin on Schedule 14A with respect to the Netfin Extraordinary General Meeting to approve the Proposals.

1.100 “Proxy Statement/Prospectus” means the proxy statement/prospectus included in the Form F-4, including the Proxy Statement, relating to the transactions contemplated by this Agreement, which shall constitute a proxy statement of Netfin to be used for the Netfin Extraordinary General Meeting (which shall also provide the Netfin Shareholders with the opportunity to redeem their shares of Netfin Class A Ordinary Shares in conjunction with a shareholder vote on the Business Combination) and a prospectus with respect to the Holdco Ordinary Shares to be offered and issued to the Netfin Shareholders (other than the Netfin Sponsor) and the effect of the Netfin Merger on the Netfin Securities pursuant to Section 2.6, in all cases in accordance with and as required by the Netfin Articles of Association, applicable Law, and the rules and regulations of Nasdaq.

1.101 “Public Certifications” has the meaning set forth in Section 6.6(a).

1.102 “Real Estate Lease Documents” has the meaning set forth in Section 5.18(b).

1.103 “Registered Intellectual Property” has the meaning set forth in Section 5.13(a).

1.104 “Registration Rights Agreement” means a registration rights agreement relating to the registration of the Holdco Ordinary Shares for resale pursuant to a shelf registration statement to be filed within such timeframe and in such form as are reasonably agreed to by Netfin and the Stockholders.

1.105 “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

1.106 “Releasing Persons” has the meaning set forth in Section 11.15(b).

1.107 “Remedial Action” means all actions to (a) clean up, remove, treat, or in any other way address any Hazardous Material, (b) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (d) correct a condition of noncompliance with Environmental Laws.

1.108 “Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

1.109 “Sanctions” has the meaning set forth in Section 5.21(c).

1.110 “Schedules” means the disclosure schedules of the parties hereto.

1.111 “SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

1.112 “SEC Clearance Date” means the date on which the SEC declares the Form F-4 effective and confirms that it has no further comments on the Proxy Statement.

1.113 “SEC Reports” has the meaning set forth in Section 6.6(a).

1.114 “Securities Act” means the United States Securities Act of 1933, as amended.

1.115 “Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

1.116 “Selected Management Agreements” has the meaning set forth in Section 8.23.

1.117 “Signing Filing” has the meaning set forth in Section 8.10(b).

1.118 “Signing Press Release” has the meaning set forth in Section 8.10(b).

1.119 “Singapore Act” means the Companies Act (Cap. 50) of Singapore.

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1.120 “Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, and user interfaces, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

1.121 “SSOL” has the meaning set forth in the preamble.

1.122 “Stockholder” or “Stockholders” has the meaning set forth in the preamble.

1.123 “Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

1.124 “Surviving Netfin Company” has the meaning set forth in Section 2.1.

1.125 “Surviving Netfin Company Charter” has the meaning set forth in Section 2.4.

1.126 “Target Company” has the meaning set forth in the recitals.

1.127 “Target Company Ordinary Shares” means the ordinary shares issued in the share capital of the Target Company.

1.128 “Tax” means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, escheat, and sales or use tax, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group or pursuant to Law, Contract or otherwise.

1.129 “Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

1.130 “Trust Account” means the trust account established by Netfin with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

1.131 “Trust Agreement” means that certain Investment Management Trust Agreement, dated as of July 30, 2019, as it may be amended, by and between Netfin and the Trustee, as it may be amended to add Holdco to accommodate the Netfin Merger, as well as any other agreements entered into related to or governing the Trust Account.

1.132 “Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

1.133 “Unaudited Financial Statements” has the meaning set forth in Section 5.8.

1.134 “Unaudited Interim Financial Statements” has the meaning set forth in Section 5.8.

1.135 “Unaudited Year-End Financial Statements” has the meaning set forth in Section 5.8.

1.136 “U.S. GAAP” means accounting principles generally accepted in the United States of America.

1.137 “Warrant Agreement” means that certain Warrant Agreement dated July 30, 2019, by and between Netfin and Continental Stock Transfer & Trust Company, as warrant agent.

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ARTICLE II
NETFIN MERGER

2.1 Netfin Merger. At the Netfin Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Cayman Companies Law, Netfin Merger Sub and Netfin shall consummate the Netfin Merger, pursuant to which Netfin Merger Sub shall be merged with and into Netfin, following which the separate corporate existence of Netfin Merger Sub shall cease and Netfin shall continue as the surviving company. Netfin, as the surviving company after the Netfin Merger, is hereinafter sometimes referred to as the “Surviving Netfin Company” (provided, that references to Netfin for periods after the Netfin Merger Effective Time shall be deemed to be references to the Surviving Netfin Company). The Netfin Merger shall have the effects specified in the Cayman Companies Law and in this Agreement.

2.2 Netfin Merger Effective Time. On the Closing Date, Netfin Merger Sub and Netfin shall execute a plan of merger in form and substance reasonably acceptable to Netfin and the Stockholders (the “Plan of Merger”), and shall file the Plan of Merger and such other documents as required by the Cayman Companies Law with the Registrar of Companies of the Cayman Islands as provided in the applicable provisions of the Cayman Companies Law. The Netfin Merger shall become effective at the time on the Closing Date when the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands (the “Netfin Merger Effective Time”).

2.3 Effect of the Netfin Merger. At the Netfin Merger Effective Time, the effect of the Netfin Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Netfin Merger Effective Time, all the property of every description, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Netfin Merger Sub and Netfin shall become the property, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Netfin Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Netfin Company of any and all agreements, covenants, duties and obligations of Netfin Merger Sub and Netfin set forth in this Agreement to be performed after the Netfin Merger Effective Time.

2.4 Memorandum and Articles of Association of Surviving Netfin Company. At the Netfin Merger Effective Time, the Netfin Articles of Association shall be amended and restated in its entirety (the “Surviving Netfin Company Charter”) to substantially the form of the memorandum and articles of association of Netfin Merger Sub, as in effect immediately prior to the Netfin Merger Effective Time, and shall be the memorandum and articles of association of the Surviving Netfin Company; provided, that at the Netfin Merger Effective Time, (a) references therein to the name of the Surviving Netfin Company shall be amended to be such name as reasonably determined by Netfin, and (b) references therein to the authorized share capital of the Surviving Netfin Company shall be amended to refer to the authorized share capital of the Surviving Netfin Company as approved in the Plan of Merger, if necessary.

2.5 Directors and Officers of the Surviving Netfin Company. At the Netfin Merger Effective Time, the board of directors and officers of the Surviving Netfin Company shall be the board of directors and officers of Holdco, after giving effect to Section 8.12, each to hold office in accordance with the Surviving Netfin Company Charter until their respective successors are duly elected or appointed and qualified.

2.6 Effect of Merger on Netfin Securities. At the Netfin Merger Effective Time, by virtue of the Netfin Merger and without any action on the part of any party hereto or the holders of Netfin Securities or securities of Holdco or Netfin Merger Sub:

(a) Netfin Units. At the Netfin Merger Effective Time, every issued and outstanding Netfin Unit shall be automatically detached and the holder thereof shall be deemed to hold one Netfin Class A Ordinary Share and one Netfin Warrant, which underlying Netfin Securities shall be converted in accordance with the applicable terms of this Section 2.6.

(b) Netfin Ordinary Shares. At the Netfin Merger Effective Time, every issued and outstanding Netfin Ordinary Share (other than those described in Section 2.6(e)) shall be converted automatically into one Holdco Ordinary Share, following which, all Netfin Ordinary Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist by virtue of the Netfin Merger and without any action on the part of any party hereto or the holders of Holdco Ordinary Shares or Netfin Ordinary Shares. The holders

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of Netfin Ordinary Shares outstanding immediately prior to the Netfin Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing Netfin Ordinary Shares (other than those described in Section 2.6(e) below), if any, shall thereafter represent only the right to receive the same number of Holdco Ordinary Shares and shall be exchanged for a certificate (if requested) representing the same number of Holdco Ordinary Shares upon the surrender of such certificate in accordance with Section 2.7.

(c) Netfin Preferred Shares. At the Netfin Merger Effective Time, each issued and outstanding Netfin Preferred Share (other than those described in Section 2.6(e)), if any, shall be converted automatically into one Holdco Ordinary Share, following which, all Netfin Preferred Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist by virtue of the Netfin Merger and without any action on the part of any party hereto or the holders of Netfin Preferred Shares. The holders of Netfin Preferred Shares outstanding immediately prior to the Netfin Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing Netfin Preferred Shares shall be exchanged for a certificate (if requested) representing the same number of Holdco Ordinary Shares upon the surrender of such certificate in accordance with Section 2.7. Each certificate formerly representing Netfin Preferred Shares (other than those described in Section 2.6(e) below) shall thereafter represent only the right to receive the same number of Holdco Ordinary Shares upon the surrender of such certificate in accordance with Section 2.7.

(d) Netfin Warrants. At the Netfin Merger Effective Time, in accordance with the terms of the Warrant Agreement, each issued and outstanding Warrant will become exercisable for one Holdco Ordinary Share at the same exercise price per share and on the same terms in effect immediately prior to the Netfin Merger Effective Time, and the rights and obligations of Netfin under the Warrant Agreement will be assigned and assumed by Holdco, pursuant to the terms of a customary assumption agreement in form and substance reasonably acceptable to the Holdco.

(e) Cancellation of Netfin Shares Owned by Netfin. At the Netfin Merger Effective Time, if there are any shares of Netfin that are owned by Netfin as treasury shares, such shares shall automatically be canceled and extinguished without any conversion thereof or payment therefor.

(f) Transfers of Ownership. If any certificate for securities of Netfin is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Netfin or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of Netfin in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Netfin or any agent designated by it that such Tax has been paid or is not payable.

(g) No Liability. Notwithstanding anything to the contrary in this Section 2.6, none of the Surviving Netfin Company, Holdco or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.7 Effect of Merger on Netfin Merger Sub and Holdco Shares. At the Netfin Merger Effective Time, by virtue of the Netfin Merger and without any action on the part of any party hereto or the holders of any shares of Netfin, Holdco or Netfin Merger Sub, (a) all of the ordinary shares of Netfin Merger Sub issued and outstanding immediately prior to the Netfin Merger Effective Time shall be converted into an equal number of ordinary shares of the Surviving Netfin Company, with the same rights, powers and privileges as the shares so converted and shall constitute the only issued and outstanding share capital of the Surviving Netfin Company; and (b) all of the Holdco Ordinary Shares issued and outstanding immediately prior to the Netfin Merger Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

2.8 Restrictions on Securities. All securities issued upon the surrender of Netfin Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities; provided, that any restrictions on the sale and transfer of Netfin Securities shall also apply to the Holdco Securities so issued in exchange.

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2.9 Lost, Stolen or Destroyed Netfin Certificates. In the event any certificates formerly evidencing securities of Netfin shall have been lost, stolen or destroyed, Holdco shall issue, in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such securities as may be required pursuant to Section 2.6; provided, however, that the Surviving Netfin Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Netfin Company with respect to the certificates alleged to have been lost, stolen or destroyed.

2.10 Tax Consequences. The parties hereto hereby agree and acknowledge that for U.S. federal income Tax purposes, the Netfin Merger and the transactions described in Section 3.1, taken together, are intended to qualify as exchanges described in Section 351 of the Code. The parties hereby agree to file all Tax and other informational returns on a basis consistent with such characterization. Each of the parties hereto acknowledges and agrees that each (a) has had the opportunity to obtain independent legal and Tax advice with respect to the transactions contemplated by this Agreement, and (b) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Netfin Merger and the transactions described in Section 3.1, taken together, does not qualify under Section 351 of the Code.

2.11 Taking of Necessary Action; Further Action. If, at any time after the Netfin Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Netfin Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Netfin and Netfin Merger Sub, the officers and directors of Netfin and Netfin Merger Sub are fully authorized in the name of their respective entities to take, and shall take, all such lawful and necessary action to carry out such purposes, so long as such action is not inconsistent with this Agreement.

ARTICLE III
ACQUISITION OF TARGET COMPANY; CONSIDERATION

3.1 Acquisition of the Target Company.

(a) At the Closing, and subject to and upon the terms and conditions of this Agreement, the Stockholders shall sell, transfer, convey, assign and deliver to Holdco, and Holdco shall purchase, acquire and accept from the Stockholders all of the Target Company Ordinary Shares set forth opposite such Stockholder’s name on Exhibit B, free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws).

3.2 Consideration. Holdco or Netfin, as the case may be, shall pay, or cause to be paid, with respect to the acquisition of the Target Company Ordinary Shares acquired pursuant to Section 3.1, aggregate consideration consisting of (a) the Cash Consideration, (b) the Holdco Ordinary Share Consideration and (c) the Earnout Share Consideration, if any, which Earnout Share Consideration will be determined and, if applicable, payable after the Closing pursuant to Section 3.5.

3.3 Consideration Paid at Closing. Subject to and upon the terms and conditions of this Agreement, at the Closing:

(a) Holdco shall issue to each of IKON and SSOL a number of the Holdco Ordinary Shares, which shall be free and clear of all Liens (other than potential restrictions on resale under applicable Securities Laws and the Lock-Up Agreements), equal in the aggregate to the Holdco Ordinary Share Consideration in the amount set forth opposite such Stockholder’s name on Exhibit B; provided that, to the extent that the Stockholders or the Target Company (i) pay a dividend or distribution or engage in a redemption purchase or acquisition in violation of Section 8.2(b)(iii) or (ii) engage in a transaction in violation of Section 8.2(b)(vii), in either case that results in a Cash Deficiency, then the Holdco Ordinary Share Consideration shall be reduced by the Holdco Ordinary Share Consideration Adjustment; and

(b) Netfin shall pay to each of IKON and SSOL by wire transfer of immediately available funds the amount of Cash Consideration set forth opposite such Stockholder’s name on Exhibit B.

3.4 Fractional Shares. Notwithstanding anything to the contrary contained herein, no fractional shares of Holdco Ordinary Shares shall be issued pursuant to the terms of this Agreement and all such fractional shares shall be rounded down to the nearest whole share.

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3.5 Earnout.

(a) Milestone Payments. The Stockholders shall be entitled to receive 5,000,000 Holdco Ordinary Shares (any issuance of Holdco Ordinary Shares pursuant to this Section 3.5, “Earnout Share Consideration”), with each Stockholder receiving the Earnout Share Consideration multiplied by the percentage set forth opposite such Stockholder’s name on Exhibit B, upon each of the following events (each, a “Milestone Event”):

(i) the earlier to occur of (x) the date on which the audited financial statements of Holdco (the “Holdco Audited Financial Statements”) for the fiscal year ending February 28, 2020 become available, if Holdco EBITDA calculated using such Holdco Audited Financial Statements for the fiscal year ending February 28, 2020 exceeds $35,838,245 and (y) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $13.00 for 20 trading days within any 30-day trading period during the one-year period immediately following the Closing;

(ii) the earlier to occur of (x) the date on which the Holdco Audited Financial Statements for the fiscal year ending February 28, 2021 become available, if Holdco EBITDA calculated using such Holdco Audited Financial Statements for the fiscal year ending February 28, 2021 exceeds $75,901,142 and (y) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $15.00 for 20 trading days within any 30-day trading period during the two-year period immediately following the Closing; and

(iii) the earlier to occur of (x) the date on which the Holdco Audited Financial Statements for the fiscal year ending February 28, 2022 become available, if Holdco EBITDA calculated using such Holdco Audited Financial Statements for the fiscal year ending February 28, 2022 exceeds $125,657,831 and (y) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $17.00 for 20 trading days within any 30-day trading period during the three-year period immediately following the Closing.

(b) Notification and Payment. Netfin and Holdco shall notify the Stockholders of any Earnout Share Consideration to be paid to the Stockholders promptly following each Milestone Event, but in any event not later than 10 Business Days thereafter. Within 10 Business Days of each Milestone Event, Holdco shall issue the corresponding Earnout Share Consideration to the Stockholders.

(c) Sale of the Target Company. At any time prior to the issuance of the Earnout Share Consideration pursuant to each of the Milestone Events to the Stockholders (or, following the third anniversary of the date hereof, a final determination that no further Milestone Payments are or may be payable to the Stockholders), prior to effecting a sale, exchange or other transfer, directly or indirectly, in one transaction or a series of related transactions, of all or substantially all of the assets of the Target Company or a merger, consolidation, recapitalization or other transaction in which any Person other than Netfin or any Affiliate of Netfin becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of all interests in the Target Company, Netfin must first obtain the written consent of the Stockholders (which consent shall not be unreasonably withheld). Netfin agrees that it shall provide the Stockholders with any information or documentation that they may reasonably request in order for the Stockholders to assess the reasonableness of any such request for consent. In addition, in connection with any such transaction, upon the request and at the option of the Stockholders, (i) Netfin shall make provision for the transferee or successor to assume and succeed to its obligations pursuant to this Section 3.5 or (b) the Milestone Events shall be equitably adjusted in light of such transaction.

ARTICLE IV
CLOSING

4.1 Closing; Closing Date. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE IX (other than those conditions that by their nature are to be satisfied at the Closing, subject to the satisfaction or waiver of those conditions at such time), the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, on the second (2nd) Business Day after all the conditions set forth in ARTICLE IX have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, subject to the satisfaction or waiver of those conditions at such time) at 10:00 a.m. New York time, or at such other date, time or place as Netfin and the Stockholders may agree (the date and time at which the Closing is actually held, the “Closing Date”).

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Except as set forth in the Schedules (each of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein, provided that the information set forth in one section of the Schedules shall be deemed to apply to all other sections or subsections thereof to the extent that the applicability of such information to such other sections or subsections is reasonably apparent on its face), each of the Stockholders, jointly and severally, represents and warrants to Netfin, Holdco and Netfin Merger Sub as follows:

5.1 Organization and Standing. The Target Company is a private company limited by shares duly incorporated, validly existing and in good standing under the Laws of Singapore. The Target Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Target Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not reasonably be expected to be, individually or in the aggregate, material to the Target Company. The Stockholders have made available to Netfin accurate and complete copies of the organizational documents of the Target Company as currently in effect. The Target Company is not in violation of any provision of its organizational documents in any material respect.

5.2 Authorization; Binding Agreement. Each of the Stockholders and the Target Company has all requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been (or, in the case of Ancillary Documents to be entered into at or prior to Closing, will be) duly and validly authorized by the board of directors of each of the Stockholders, if applicable, and the Target Company, and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Stockholders or the Target Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which any of the Stockholders or the Target Company is a party has been or shall be when delivered, duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

5.3 Governmental Approvals. No consent of or notice to any Governmental Authority, on the part of the Stockholders or the Target Company, is required to be obtained or made in connection with the execution, delivery or performance by any of the Stockholders and the Target Company of this Agreement and each Ancillary Document to which it is a party or the consummation by the Stockholders and the Target Company of the transactions contemplated hereby and thereby, other than (a) any filings, notifications, notices, submissions or applications and clearances, approvals, or orders required under the Antitrust Laws, or the expiration or termination of any waiting or review periods thereunder, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect.

5.4 Non-Contravention. The execution and delivery by each of the Stockholders and the Target Company of this Agreement and each Ancillary Document to which it is a party, the consummation by such party of the transactions contemplated hereby and thereby, and compliance by such party with any of the provisions hereof and thereof, shall not (a) conflict with or violate any provision of the organizational documents of such party, (b) subject to obtaining the consents from Governmental Authorities referred to in Section 5.3, and the waiting periods referred to therein having expired, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate

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any Law, Governmental Order or consent applicable to such party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of such party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person pursuant to any agreement listed on Schedule 5.11(a) or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect.

5.5 Capitalization.

(a) The Target Company Ordinary Shares have been duly authorized, allotted and validly issued and are fully paid up, of which 5,000,100 shares are issued and legally and beneficially held by the Stockholders as of the date of this Agreement. None of the shares of the Target Company are subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Singapore Act or the organizational documents of the Target Company or any Contract to which the Target Company is a party, other than restrictions under applicable securities laws and Permitted Liens. The Target Company Ordinary Shares are all of the issued and outstanding shares of the Target Company.

(b) There are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of any of the Target Company or (B) obligating the Stockholders or the Target Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares of any of the Target Company, or (C) obligating the Stockholders or the Target Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares of the Target Company. Other than as expressly set forth in this Agreement, there are no outstanding obligations of the Target Company to repurchase, redeem or otherwise acquire any shares of any of the Target Company. There are no shareholders’ agreements, voting trusts or other agreements or understandings to which the Stockholders or the Target Company is a party with respect to the voting of any shares of the Target Company.

5.6 Subsidiaries. As of the date hereof, the Target Company does not own any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

5.7 Charter Documents. True and complete copies of the organizational documents of the Target Company as in effect on the date hereof have been made available to Netfin. The Target Company has not taken any actions in violation of its organizational documents such that had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8 Financial Statements. Attached as Schedule 5.8 are (a) the unaudited statement of financial position of the Target Company as of February 28, 2019 and February 29, 2020, and the unaudited statements of profit or loss, comprehensive income, changes in equity and cash flows of the Target Company for the fiscal periods then ending, together with all related notes and schedules thereto (the “Unaudited Year-End Financial Statements”) and (b) the unaudited statement of financial position of the Target Company as of May 30, 2020, and the unaudited statements of profit or loss as of May 30, 2020 (the “Unaudited Interim Financial Statements”, and together with the Unaudited Year-End Financial Statements, the “Unaudited Financial Statements” and together with the Audited Financial Statements, when delivered in accordance with Section 8.4, the “Financial Statements”). The Unaudited Financial Statements present, and the IASB Audited Financial Statements, when delivered, will present, fairly, in all material

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respects, the financial position, results of operations, income (loss), changes in equity and cash flows of the Target Company as of the dates and for the periods indicated in such Financial Statements in conformity with IFRS (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items, in each case the impact of which is not material) and were derived from, and accurately reflect in all material respects, the Books and Records of the Target Company. The Target Company has established and maintains a system of internal controls. To the Knowledge of the Stockholders, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Target Company’s financial reporting and the preparation of the Target Company’s financial statements for external purposes in accordance with IFRS.

5.9 Undisclosed Liabilities. There is no material Liability of the Target Company that would be required to be set forth or reserved for on a balance sheet of the Target Company (and the notes thereto) prepared in accordance with IFRS consistently applied and in accordance with past practice, except for Liabilities (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Unaudited Financial Statements in the ordinary course of the operation of business of the Target Company, (c) disclosed in the Schedules, (d) arising under this Agreement and/or the performance by the Target Company of its obligations hereunder.

5.10 Litigation. There are no pending or, to the Knowledge of the Stockholders, threatened, Actions and, to the Knowledge of the Stockholders, there are no pending or threatened investigations, in each case, against the Target Company, or otherwise affecting the Target Company or its assets, including any condemnation or similar proceedings, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Target Company nor any property, asset or business of the Target Company is subject to any Governmental Order, or, to the Knowledge of the Stockholders, any continuing investigation by any Governmental Authority, in each case that would reasonably be expected to have, individually or in the aggregate, would a Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon any of the Stockholders or the Target Company which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.11 Contracts.

(a) Schedule 5.11(a) contains a true and accurate list of all Contracts (other than purchase orders) described in clauses (i) through (xiv) below to which, as of the date of this Agreement, the Target Company is a party or by which any of their respective assets are bound. True, correct and complete copies of the Contracts listed on Schedule 5.11(a) have been made available to Netfin or its Representatives.

(i) any Contract with an employee or independent contractor of the Target Company who resides primarily in the United States which, upon the consummation of the Transactions, will (either alone or upon the occurrence of any additional acts or events) result in payments or benefits (whether of severance pay or otherwise) in an aggregate amount or value of $150,000 becoming due, or the acceleration or vesting of any rights to any payment or benefits, from the Target Company;

(ii) each employment, severance, retention, change in control or other Contract (excluding customary form offer letters entered into in the ordinary course of business) with any employee or other individual service provider of the Target Company that provides for annual compensation (including base salary, bonuses, commissions and similar payments) in excess of $150,000 that cannot be terminated by the Target Company (A) without further liability to the Target Company or (B) with advanced notice of thirty (30) days or less;

(iii) any Contract pursuant to which the Target Company licenses from a third-party (including the Stockholders and their Affiliates) Intellectual Property that is material to the business of the Target Company, taken as a whole, other than click-wrap, shrink-wrap and off-the-shelf software licenses, and any other software licenses that are commercially available with license, maintenance, support and other fees less than $200,000 per year;

(iv) any Contract which restricts in any material respect or contains any material limitations on the ability of the Target Company to compete in any line of business or in any geographic territory;

(v) any Contract or series of Contracts under which the Target Company has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness, (B) granted a Lien (other than

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Permitted Liens) on its assets, whether tangible or intangible, to secure any Indebtedness, or (C) extended credit to any Person (other than intercompany loans and advances), in each case of clauses (A), (B) and (C), in an amount in excess of $250,000 of committed credit;

(vi) the principal transaction Contract entered into in connection with a completed acquisition or disposition by the Target Company since January 1, 2018, involving consideration in excess of $5,000,000 of any Person or other business organization, division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner);

(vii) any Contract with outstanding obligations for the sale or purchase of personal property, fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $500,000 or, together with all related Contracts, in excess of $1,000,000, in each case, other than (A) sales or purchases in the ordinary course of business consistent with past practices and (B) sales of obsolete equipment;

(viii) any Contract not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 5.11 and expected to result in revenue or require expenditures in excess of $1,000,000 in the calendar year ended December 31, 2020 or any subsequent calendar year;

(ix) any Contract between the Target Company on the one hand, and any of the Stockholders or their Affiliates (other than the Target Company), on the other hand, that will not be terminated at or prior to the Closing;

(x) any Contract with a Governmental Authority;

(xi) any Contract that involves aggregate consideration in excess of $10,000,000 and that cannot be terminated by the Target Company (A) for a cost of $10,000,000 or less or (B) without more than ninety (90) days’ notice;

(xii) any Contract that requires the payment of any royalties or commissions to a single vendor of more than $1,000,000 within the 12 months immediately prior to the date hereof (other than employee bonuses);

(xiii) any Contract establishing any joint venture, partnership, strategic alliance or other similar collaboration; and

(xiv) any other Contract that is material to the Target Company, and not previously disclosed pursuant to this Section 5.11(a).

(b) Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Section 5.11(a), whether or not set forth on Schedule 5.11(a), (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Target Company and, to the Knowledge of the Stockholders, represent the legal, valid and binding obligations of the other parties thereto, and, to the Knowledge of the Stockholders, are enforceable by the Target Company in accordance with their terms, subject to the Enforceability Exceptions, (ii) none of the Target Company or, to the Knowledge of the Stockholders, any other party thereto is in breach of or default (or would be in breach, violation or default but for the existence of a cure period) under any such Contract, except where any such breach or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (iii) since December 31, 2018, the Target Company has not received any written, or to the Knowledge of the Stockholders, oral claim or notice of breach of or default under any such Contract, except where any such written or oral claim or notice of breach or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iv) to the Knowledge of the Stockholders, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Contract by the Target Company or, to the Knowledge of the Stockholders, any other party thereto (in each case, with or without notice or lapse of time or both), except where any such breach or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (v) since December 31, 2018 through the date hereof, the Target Company has not received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract, except where any such notice would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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5.12 Compliance with Laws. Except (i) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 5.14), (ii) compliance with Tax Laws (as to which certain representations and warranties are made pursuant to Section 5.20), and (iii) compliance with Sanctions, Export Controls, Anti-Corruption Laws, and Anti-Money Laundering Laws (as to which certain representation and warranties are made pursuant to Section 5.21), the Target Company is, and since December 31, 2017, has been, in compliance in all material respects with all applicable Laws, in connection with or relating to the business of the Target Company. The Target Company has not received any written notice from any Governmental Authority of a violation of any applicable Law by the Target Company at any time since December 31, 2017, which violation would be material to the Target Company.

5.13 Intellectual Property; IT.

(a) Schedule 5.13(a) sets forth, as of the date hereof, a true and complete list, including owner, jurisdiction (except for unexpired registered copyrights and domain name registrations), and serial and application numbers (except for unexpired patents, copyrights and domain name registrations), of all unexpired patents, all unexpired registered copyrights, all unexpired registered trademarks, all unexpired domain names registrations and all pending registration applications for any of the foregoing, in each case, that are owned by the Target Company (the “Registered Intellectual Property”). The Target Company is the sole and exclusive owner of all Registered Intellectual Property set forth on Schedule 5.13(a), free and clear of all Liens, other than Permitted Liens.

(b) Except as would not reasonably be expected to be material to the Target Company’s business, as of the date hereof, no Action is pending or, to the Knowledge of the Stockholders, threatened in writing (including unsolicited offers to license patents), as of the date of this Agreement, against the Target Company by any third party claiming infringement, misappropriation or other violation in the conduct of the Target Company’s business of Intellectual Property owned by such third party. Except that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Target Company is not a party to any pending Actions, as of the date of this Agreement, claiming infringement, misappropriation or other violation by any third party of its Intellectual Property. Within the one (1) year preceding the date of this Agreement, the conduct of the Target Company’s business has not infringed, misappropriated or otherwise violated the Intellectual Property of any third party, except for such infringements, misappropriations, dilutions and other violations that would not reasonably be expected to be material to the Target Company. To the Knowledge of the Stockholders, no third party is infringing, misappropriating or otherwise violating any Intellectual Property of the Target Company, except for such infringements, misappropriations, dilutions, and other violations that would not reasonably be expected to be material to the Target Company. To the Knowledge of the Stockholder, the Target Company either owns, has a valid license to use or otherwise have a lawful right to use, all of the Intellectual Property and Software used in the conduct of their business as currently conducted, except for such Intellectual Property and Software with respect to which the lack of such ownership, license or right to use would not reasonably be expected to be material to the Target Company.

(c) The Target Company has undertaken commercially reasonable efforts to protect the confidentiality of any trade secrets included in their Intellectual Property that are material to their business.

(d) To the Knowledge of the Stockholders, there have been no material unauthorized intrusions or breaches of the security of the information technology systems currently used to provide material products to customers in the conduct of their business as it is currently conducted (the “IT Systems”) during the one-year period preceding the date hereof, other than those that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Target Company. The Target Company has in place commercially reasonable disaster recovery plans and procedures for the IT Systems.

(e) To the Knowledge of the Stockholders, the Target Company’s collection, use, disclosure, storage and dissemination of personal information in connection with its business complies with, and does not violate, and for the one (1) year prior to the date of this Agreement has complied with and has not violated, all applicable Laws concerning the privacy and/or security of personal information and all applicable mandatory standards in the industries in which the business of the Target Company operates that concern privacy, data protection, confidentiality or information security, other than any lack of compliance or violation that, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Target Company.

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(f) Except as would not reasonably be expected to have a Material Adverse Effect, (i) to the extent that source code for any material Software is owned by the Target Company and used in the Business, the Target Company has used commercially reasonable efforts to keep the source code for such Software confidential and have not used any open source software in connection with such Software in a manner that requires the Target Company to make the source code for such Software available to any third party, and (ii) to the Knowledge of the Stockholders, any material Software owned by the Target Company and used in the Business complies in all material respects with any warranty provided to any customer of such Software and is free from viruses and other malware.

5.14 Environmental Matters.

(a) The Target Company is and since December 31, 2017 has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all permits required for its business and operations by Environmental Laws (“Environmental Permits”). No Action is pending or, to the Knowledge of the Stockholders, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Knowledge of the Stockholders, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits, except, in each case, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(b) The Target Company is not the subject of any outstanding Governmental Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material, except, in each case, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(c) No Action has been made or is pending, or, to the Knowledge of the Stockholders, threatened against the Target Company or any assets of the Target Company alleging either or both that the Target Company may be in violation of any Environmental Law or Environmental Permit or may have any Liability under any Environmental Law, except, in each case, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(d) The Target Company has not manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any Liability or obligation under applicable Environmental Laws, except, in each case, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. No fact, circumstance, or condition exists in respect of the Target Company or any property currently or formerly owned, operated, or leased by the Target Company or any property to which the Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Target Company incurring any Environmental Liabilities that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e) The Stockholders have made available to Netfin all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently owned or leased properties and assets of the Target Company.

5.15 Accounts Receivable. To the Knowledge of the Stockholders, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable relating to the amount or validity of such account receivables that would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Stockholders, all accounts receivables are good and collectible in the ordinary course of business.

5.16 Employees.

(a) The Target Company has made available to Netfin a true and accurate list of each employee of the Target Company as of the date of this Agreement, setting forth on an anonymized basis the title for each such person, primary work location, part-time or full-time status, base salary and incentive compensation opportunity.

(b) The Target Company is not a party to any collective bargaining agreement or other Contract covering a group of employees, labor organization or other Representative of any of the employees of the Target Company and the Stockholders have no Knowledge of any activities or proceedings of any labor union or other party to organize or

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represent such employees. There has not occurred or, to the Knowledge of the Stockholders, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. There are no material unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Stockholders, threatened between the Target Company and Persons employed by or providing services as independent contractors to the Target Company.

(c) The Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Stockholders, oral notice that there is any pending Action involving unfair labor practices against the Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no material Actions pending or, to the Knowledge of the Stockholders, threatened against the Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(d) There are no pending or, to the Knowledge of the Stockholders, threatened claims or proceedings against any of the Target Company under any worker’s compensation policy or long-term disability policy.

5.17 Employee Benefits and Compensation.

(a) Schedule 5.17(a) sets forth each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), retirement, health and welfare, bonus, deferred compensation, equity-based or non-equity-based incentive, employment, retention, change in control, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, sponsored, maintained or contributed to by the Target Company or pursuant to which the Target Company has or may have any liability (each a “Benefit Plan”).

(b) With respect to each Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of the Target Company, the Stockholders have made available to Netfin accurate and complete copies, if applicable, of: (i) all plan documents and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto), and written descriptions of any Benefit Plans which are not in writing; (ii) the most recent annual and periodic accounting of plan assets; (iii) the most recent actuarial valuation; and (iv) all material communications with any Governmental Authority concerning any matter that is still pending or for which the Target Company has any outstanding Liability or obligation.

(c) With respect to each Benefit Plan: (i) such Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Knowledge of the Stockholders, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) all material contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Benefit Plan have been timely made; and (v) all benefits accrued under any unfunded Benefit Plan has been paid, accrued, or otherwise adequately reserved in accordance with IFRS and are reflected on the Financial Statements. The Target Company has not incurred any obligation in connection with the termination of, or withdrawal from, any Benefit Plan which is a defined benefit pension plan.

(d) To the extent applicable, the present value of the accrued benefit liabilities (whether or not vested) under each Benefit Plan, determined as of the end of the Target Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Benefit Plan allocable to such benefit liabilities.

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(e) Except to the extent required by applicable Law, the Target Company does not provide health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(f) The consummation of the transactions contemplated by this Agreement, whether alone or in conjunction with any other event, will not result in (i) any increase in compensation or level of benefits to employees or directors of the Target Company, (ii) accelerated vesting of such compensation or benefits, or (iii) the requirement that the Target Company forgive any loan or fund any Benefit Plan.

5.18 Real Property.

(a) The Target Company does not own any real property and is not a party to any agreement or option to purchase any real property or interest therein.

(b) Schedule 5.18(b) contains a true, correct and complete list of all Leased Real Property. The Stockholders have made available to Netfin true, correct and complete copies of the material leases, subleases and occupancy agreements for the Leased Real Property to which the Target Company is a party (the “Real Estate Lease Documents”), and none of such Real Estate Lease Documents have been modified in any material respect, except as disclosed therein. The Real Estate Lease Documents made available to Netfin comprise all Real Estate Lease Documents relating to the Leased Real Property.

(c) Each Real Estate Lease Document (i) is a legal, valid, binding and enforceable obligation of the Target Company, subject to the Enforceability Exceptions, and each such lease is in full force and effect, (ii) has not been amended or modified in any material respect except as reflected in the modifications, amendments, supplements, waivers and side letters thereto made available to Netfin, and (iii) except as would not, individually or in the aggregate, be material to the Target Company, covers the entire estate it purports to cover, and, subject to securing the consents or approvals, if any, required under the Real Estate Lease Documents to be obtained from any landlord, or lender to landlord (as applicable), in connection with the execution and delivery of this Agreement by the Stockholders or the consummation of the transaction contemplated hereby, upon the consummation of the transactions contemplated by this Agreement, will entitle Holdco or its Subsidiaries to the exclusive use (subject to the terms of the respective Real Estate Lease Documents in effect with respect to the Leased Real Property), occupancy and possession of the premises specified in the Real Estate Lease Documents for the purpose specified in the Real Estate Lease Documents.

(d) No material default by (i) the Target Company or (ii) to the Knowledge of the Stockholders, any landlord or sub-landlord, as applicable, presently exists under any Real Estate Lease Documents. The Target Company has not received written or, to the Knowledge of the Stockholders, oral notice of material default under any Real Estate Lease Document which default has not been cured. To the Knowledge of the Stockholders, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a material default under any Real Estate Lease Document by the Target Company (as tenant, subtenant or sub-subtenant, as applicable) or by the other parties thereto. The Target Company has not collaterally assigned or granted any other security interest in the Real Property or any interest therein which is still in effect and which would have a material adverse effect on the value or use of such Real Property. Except for the Permitted Liens, there exist no Liens affecting the Real Property created by, through or under the Target Company.

(e) With respect to each Real Estate Lease Document, the Target Company does not hold a contractual right or obligation to purchase or acquire any material real estate interest.

(f) The Target Company has not received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Real Property and the improvements thereon (i) are prohibited by any Lien or law or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Real Property.

5.19 Title to and Sufficiency of Assets. The Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its material assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests and (c) Liens specifically identified on the latest Unaudited Financial Statements. The assets (including Intellectual Property rights and contractual rights) of the Target Company constitute all of the material assets, material rights and material properties that are used in the operation of the businesses of the Target Company as it is now conducted or that are used or held by the Target Company for use in the operation of the businesses of the Target Company, and taken together, are adequate and sufficient in all material respects for the

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operation of the businesses of the Target Company as currently conducted. Such assets are in good operating condition and repair (reasonable wear and tear excepted consistent with the age and use of such items), and are suitable for their intended use in the business of the Target Company.

5.20 Tax Matters.

(a) All material Tax Returns required by Law to be filed by the Target Company have been filed, and all such Tax Returns are true, correct and complete in all material respects.

(b) All material amounts of Taxes due and owing by the Target Company have been paid, and since the date of the most recent balance sheet included in the Unaudited Financial Statements the Target Company has not incurred any material Tax liability outside the ordinary course of business.

(c) The Target Company has (i) withheld all material amounts required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority; and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d) The Target Company is not engaged in any material audit or other administrative proceeding with a taxing authority or any judicial proceeding with respect to Taxes. The Target Company has not received any written notice from a taxing authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the Knowledge of the Stockholders, no such claims have been threatened. No written claim has been made and to the Knowledge of the Stockholders, no oral claim has been made, by any Governmental Authority in a jurisdiction where the Target Company does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Target Company and no written request for any such waiver or extension is currently pending. No issues relating to Taxes of the Target Company were raised in any completed audit that would reasonably be expected to result in a material amount of Taxes in a later taxable period.

(e) Except with respect to deferred revenue or prepaid subscription revenues collected by the Target Company in the ordinary course of business, the Target Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) any written agreement with a Governmental Authority executed on or prior to the Closing; (C) installment sale or open transaction disposition made on or prior to the Closing; or (D) prepaid amount received on or prior to the Closing.

(f) There are no Liens with respect to Taxes on any of the assets of any of the Target Company, other than Liens for Taxes not yet due and payable.

(g) The Target Company does not have any liability for the Taxes of any Person (other than the Target Company) (i) by reason of being a member of an affiliated, consolidated, combined or unitary Tax group prior to the Closing Date which included such Person, (ii) as a transferee or successor or (iii) by contract or otherwise (except, in each case, for liabilities pursuant to commercial contracts not primarily relating to Taxes).

(h) The Target Company does not have, is not a party to, or is not bound by any obligation to any Governmental Authority or other Person under any Tax allocation, Tax sharing, Tax indemnification or similar agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(i) The Target Company is in compliance with applicable transfer pricing laws and regulations in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Target Company.

5.21 Anti-Corruption, Sanctions and Anti-Money Laundering Compliance.

(a) Neither the Target Company nor, to the Knowledge of the Stockholders, any of its officers, directors, employees or agents acting on behalf of the Target Company has, in the past five (5) years: (i) violated in any material respect any Anti-Corruption Laws, or (ii) directly or knowingly indirectly, made, offered, authorized, facilitated,

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received or promised to make or receive, any improper payment, contribution, gift, entertainment, bribe, rebate, kickback or other advantage or anything else of value, regardless of form or amount, to or from any Governmental Official or any other Person in material violation of Anti-Corruption Laws, in each case in (i) and (ii), in connection with or relating to the business of the Target Company.

(b) Neither the Target Company nor, to the Knowledge of the Stockholders, any of its directors, officers, employees or agents acting on behalf of the Target Company has, in the past five (5) years, been convicted of violating any Anti-Corruption Law or is knowingly subject to any investigation, inquiry or enforcement proceeding by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws (including by virtue of having made any disclosure relating to any offense or alleged offense). No such investigation, inquiry or proceeding has been threatened or, to the Knowledge of the Stockholders, is pending, and there are no known circumstances likely to give rise to any such investigation, inquiry or proceeding.

(c) Neither the Target Company nor, to the Knowledge of the Stockholders, any of its directors, officers, employees or agents acting on behalf of the Target Company is currently identified on a Sanctions-related list of designated nationals or other blocked persons, including, but not limited to, the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or is otherwise the subject or target of any sanctions administered or enforced by the U.S. Government (including, without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”), and the Target Company has not, in the past five (5) years, materially violated any applicable Sanctions.

(d) Neither the Target Company nor, to the Knowledge of the Stockholders, any of its directors, officers, employees or agents acting on behalf of the Target Company is currently or has in the last five (5) years been in violation in any material respect of any applicable laws or regulations relating to the export and re-export of commodities, technologies, or services, including those administered by the U.S. Department of Commerce’s Bureau of Industry and Security (BIS) and the U.S. Department of State’s Directorate of Defense Trade Controls (collectively, “Export Controls”).

(e) In connection with or relating to the business of the Target Company, neither the Target Company nor, to the Knowledge of the Stockholders, any of its directors, officers, employees or agents acting on behalf of the Target Company has, in the past (5) years, been the subject of any investigation, inquiry or enforcement proceeding by any Governmental Authority regarding any offense or alleged offense under applicable Sanctions (including by virtue of having made any disclosure relating to any offense or alleged offense), and no such investigation, inquiry or proceeding has been threatened or, to the Knowledge of the Stockholders, is pending and there are no known circumstances likely to give rise to any such investigation, inquiry or proceeding.

(f) The Target Company and, to the Knowledge of the Stockholders, all of its directors, officers, employees or agents acting on behalf of the Target Company are currently and have been, in the past five (5) years, in material compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in the United States (collectively, the “Anti-Money Laundering Laws”), in each case to the extent applicable to the Target Company’s activities.

(g) No action, suit, or proceeding by or before any court or Governmental Authority has been brought or, to the Knowledge of the Stockholders, threatened against the Target Company for violation or potential violation of applicable Anti-Money Laundering Laws.

(h) At no time during the past five (5) years did any bank or other financial institution close or require the closure of a bank account of the Target Company unilaterally or against the instructions of the Target Company, in any such case due to (i) non-compliance on the part of the Target Company with such bank or financial institution’s internal policies or (ii) explicit concerns on the part of such bank or financial institution related to money laundering activity or sanctions violations by the Target Company or its officers, directors or employees acting on behalf of the Target Company.

5.22 Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by any of the Stockholders or the Target Company or any of their Affiliates for which the Stockholders or the Target Company have any obligation.

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5.23 Permits. The Target Company has all material Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to be material to (a) such ownership, lease, operation or conduct or (b) the Target Company. Except as would not, individually or in the aggregate, be expected to be material to the Target Company, (v) each Material Permit is in full force and effect in accordance with its terms, (w) no outstanding written notice of revocation, cancellation or termination of any Material Permit has been received by the Target Company in the last three (3) years, (x) there are no Actions pending or, to the Knowledge of the Stockholders, threatened, that seek the revocation, cancellation, limitation, restriction or termination of any Material Permit, and (y) the Target Company is in compliance with all applicable Material Permits.

5.24 Absence of Changes. Since December 31, 2017, the Target Company has (a) conducted its business in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that (i) would be prohibited by Section 8.2 (without giving effect to Schedule 8.2(a)) if such action were taken on or after the date hereof without the consent of Netfin and (ii) is material to the Target Company.

5.25 Insurance. As of the Closing, the Target Company will have policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance in place and, except as would not, individually or in the aggregate, be material to the Target Company: (a) all premiums due will have been paid, (b) the policy will be legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, and (c) the Target Company will not be in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Knowledge of the Stockholders, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and to the Knowledge of the Stockholders, no such action has been threatened.

5.26 Affiliate Agreements. Other than any Benefit Plan (including any employment or option agreements entered into in the ordinary course of business by the Target Company), employment related Contract, confidentiality Contract or other Contracts incident to a Person’s employment with the Target Company, none of the Affiliates, officers or directors of the Target Company is a party to any Contract or business arrangement with the Target Company.

5.27 Information Supplied. None of the information supplied in writing by the Stockholders or the Target Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Form F-4 or the Proxy Statement/Prospectus; or (c) in the mailings or other distributions to the Netfin Shareholders or Holdco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that none of the Stockholders make any representation with respect to any forward-looking statements supplied by any of them or the Target Company expressly for inclusion or incorporated by reference in any of the documents identified in (a) through (c). None of the information supplied in writing by the Stockholders or the Target Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Stockholders make no representation, warranty or covenant with respect to any information supplied by or on behalf of Netfin, Holdco or their respective Affiliates.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF NETFIN

Except as set forth in (a) the Schedules (each of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein, and the information set forth in one section of the Schedules shall be deemed to apply to all other sections or subsections thereof to the extent that the applicability of such information to such other sections or subsections is reasonably apparent on its face), or (b) the SEC Reports that are available on the SEC’s

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website through EDGAR (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections of any SEC Reports to the extent that such disclosure is predictive, forward-looking or non-specific in nature and provided that nothing disclosed in such SEC Reports shall be deemed to be a qualification to Sections 6.1, 6.2, 6.5 and 6.17), Netfin represents and warrants to the Stockholders, as of the date hereof and as of the Closing, as follows:

6.1 Organization and Standing. Netfin is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Netfin has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Netfin is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so licensed or qualified has not had and would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Netfin has made available to the Stockholders accurate and complete copies of its organizational documents as currently in effect. Netfin is not in violation of any provision of its organizational documents in any material respect.

6.2 Authorization; Binding Agreement. Netfin has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Netfin Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Netfin and (b) other than the Netfin Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of Netfin are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Netfin is a party has been or shall be when delivered, duly and validly executed and delivered by Netfin and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Netfin, enforceable against Netfin in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Governmental Approvals. No consent of or notice to any Governmental Authority, on the part of Netfin, is required to be obtained or made in connection with the execution, delivery or performance by Netfin of this Agreement and each Ancillary Document to which it is a party or the consummation by Netfin of the transactions contemplated hereby and thereby, other than (a) any filings, notifications, notices, submissions or applications and clearances, approvals, or orders required under the Antitrust Laws, or the expiration or termination of any waiting or review periods thereunder, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect.

6.4 Non-Contravention. The execution and delivery by Netfin of this Agreement and each Ancillary Document to which it is a party, the consummation by Netfin of the transactions contemplated hereby and thereby, and compliance by Netfin with any of the provisions hereof and thereof, shall not (a) conflict with or violate any provision of the Netfin Articles of Association, (b) subject to obtaining the consents from Governmental Authorities referred to in Section 6.3, and the waiting periods referred to therein having expired, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any Law, Governmental Order or consent applicable to Netfin or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Netfin under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of Netfin under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Netfin Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect.

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6.5 Capitalization.

(a) Netfin is authorized to issue 200,000,000 Netfin Class A Ordinary Shares, 20,000,000 Netfin Class B Ordinary Shares and 1,000,000 Netfin Preferred Shares. The number of issued and outstanding Netfin Securities as of the date of this Agreement are set forth on Schedule 6.5(a). As of the date of this Agreement, there are no issued or outstanding Netfin Preferred Shares. All outstanding Netfin Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Law, the Netfin Articles of Association or any Contract to which Netfin is a party. None of the outstanding Netfin Securities has been issued in violation of any applicable securities Laws. Prior to giving effect to the transactions contemplated by this Agreement, other than Holdco and Netfin Merger Sub, Netfin does not have any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth on Schedule 6.5(b) there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Netfin or (B) obligating Netfin to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Netfin to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Netfin Share Redemptions, or as expressly set forth in this Agreement, there are no outstanding obligations of Netfin to repurchase, redeem or otherwise acquire any Netfin Securities or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth on Schedule 6.5(b), there are no shareholders agreements, voting trusts or other agreements or understandings to which Netfin is a party with respect to the voting of any shares of Netfin.

(c) All Indebtedness of Netfin as of the date of this Agreement is disclosed on Schedule 6.5(c). No Indebtedness of Netfin contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Netfin or (iii) the ability of Netfin to grant any Lien on its properties or assets.

(d) Since the date of formation of Netfin, and except as contemplated by this Agreement, Netfin has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Netfin’s board of directors has not authorized any of the foregoing.

6.6 SEC Filings and Netfin Financials.

(a) Netfin, since the IPO, has filed all forms, pro formas, reports, schedules, statements, registration statements, prospectuses, proxies and other documents required to be filed or furnished by Netfin with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and shall file all such forms, reports, schedules, statements, proxies and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s website through EDGAR, Netfin has delivered to the Stockholders copies in the form filed with the SEC of all of the following: (i) Netfin’s annual reports on Form 10-K for each fiscal year of Netfin beginning with the first year Netfin was required to file such a form, (ii) Netfin’s quarterly reports on Form 10-Q for each fiscal quarter that Netfin filed such reports to disclose its quarterly financial results in each of the fiscal years of Netfin referred to in clause (i) above, (iii) all other forms, pro formas, reports, registration statements, prospectuses, proxies and other documents (other than preliminary materials) filed by Netfin with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, pro formas, reports, registration statements, prospectuses, proxies and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no

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outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports. The Public Certifications are each true as of their respective dates of filing. As used in this Section 6.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Netfin Units, the Netfin Class A Ordinary Shares and the Netfin Public Warrants are listed on Nasdaq, (B) Netfin has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Netfin Securities, (C) there are no Actions pending or, to the Knowledge of Netfin, threatened against Netfin by the Financial Industry Regulatory Authority, Nasdaq or the SEC with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Netfin Securities on Nasdaq and (D) such Netfin Securities are in compliance with all of the applicable listing and corporate governance rules of Nasdaq.

(b) The financial statements and notes of Netfin contained or incorporated by reference in the SEC Reports (the “Netfin Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Netfin at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) U.S. GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as and to the extent reflected or reserved against in the Netfin Financials, Netfin has not incurred any material Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with U.S. GAAP that are not adequately reflected or reserved on or provided for in the Netfin Financials.

(d) The books and records of Netfin have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements. Netfin has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Netfin is made known to Netfin’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Knowledge of Netfin, such disclosure controls and procedures are effective in timely alerting Netfin’s principal executive officer and principal financial officer to material information required to be included in Netfin’s periodic reports required under the Exchange Act.

6.7 Form F-4; Proxy Statement/Prospectus. None of the information relating to Netfin supplied by Netfin in writing for inclusion in the Form F-4 or the Proxy Statement/Prospectus will, as of the date the Form F-4 is made effective, as of the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to the Netfin Shareholders, at the time of the Netfin Extraordinary General Meeting, or at the Netfin Merger Effective Time, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading; provided, however, that Netfin makes no representation with respect to any forward-looking statements supplied by or on behalf of Netfin for inclusion in, or relating to information to be included in Form F-4 or the Proxy Statement/Prospectus.

6.8 Absence of Certain Changes. As of the date of this Agreement, Netfin has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Company and the negotiation and execution of this Agreement) and related activities and (b) since the date of the consummation of the IPO, not been subject to a Material Adverse Effect.

6.9 Compliance with Laws. Netfin is, and has since its formation been, in compliance in all material respects with all Laws applicable to it and the conduct of its business, and Netfin has not received written notice alleging any violation of applicable Law in any material respect by Netfin.

6.10 Actions; Governmental Orders; Permits. There is no pending or, to the Knowledge of Netfin, threatened material Action and, to the Knowledge of Netfin, no pending or threatened investigations, in each case, to which Netfin is subject or otherwise affecting its assets that would reasonably be expected to have a Material Adverse Effect, nor, to the Knowledge of Netfin, is there any reasonable basis for any such Action or investigation to be made. There is no material Action that Netfin has pending against any other Person. Neither Netfin, nor, to the Knowledge of Netfin, any of its directors or officers are subject to any material Governmental Orders of any Governmental Authority, nor

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are any such material Governmental Orders pending. As of the date of this Agreement, none of the directors or officers of Netfin have in the past five (5) years been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. Netfin holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Permit or for such Permit to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

6.11 Taxes and Returns.

(a) Netfin has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Netfin Financials have been established in accordance with U.S. GAAP. Schedule 6.11(a) sets forth each jurisdiction where Netfin files or is required to file a Tax Return. To the Knowledge of Netfin, there are no audits, examinations, investigations or other proceedings pending against Netfin in respect of any Tax, and Netfin has not been notified in writing of any proposed Tax claims or assessments against Netfin (other than, in each case, claims or assessments for which adequate reserves in the Netfin Financials have been established in accordance with U.S. GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of Netfin’s assets, other than Permitted Liens. Netfin has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Netfin for any extension of time within which to file any material Tax Return or within which to pay any Taxes shown to be due on any material Tax Return.

(b) Since the date of its formation, Netfin has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

6.12 Employees and Employee Benefit Plans. Netfin does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), retirement, health and welfare, bonus, deferred compensation, equity-based or non-equity-based incentive, employment, retention, change in control, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe.

6.13 Properties. Netfin does not own, license or otherwise have any right, title or interest in any material Intellectual Property. Netfin does not own or lease any material real property or physical assets.

6.14 Transactions with Affiliates. Schedule 6.14 sets forth a true, correct and complete list of the Contracts that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Netfin or any of its Subsidiaries and any (a) present or former director, officer or employee or Affiliate of Netfin, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Netfin’s outstanding share capital as of the date hereof, other than (x) for payment of salary, (y) reimbursement for reasonable expenses incurred on behalf of Netfin in the ordinary course of business consistent with past practice and (z) for other employee benefits made generally available to all employees, if any.

6.15 Investment Company Act. Netfin is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the United States Investment Company Act of 1940, as amended.

6.16 Finders and Brokers. Except as set forth on Schedule 6.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Netfin, Holdco, Netfin Merger Sub or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Netfin.

6.17 Certain Business Practices.

(a) Neither Netfin, nor any director, officer, agent, employee or Affiliate of, or other person associated with or acting on behalf of, Netfin (in his or her capacities as director, officer, employee or agent of Netfin) has (i) used any Netfin funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,

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(ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees or foreign or domestic political parties or campaigns or violated any provision of any Anti-Corruption Laws or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. Neither Netfin, nor, to the Knowledge of Netfin, any director, officer, agent or employee of Netfin (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Netfin) has, since the date of Netfin’s formation, directly or indirectly, in connection with the business of Netfin, given or agreed to give any gift or similar benefit in any amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Netfin or assist Netfin in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of Netfin and would reasonably be expected to subject Netfin to suit or penalty in any private or governmental litigation or proceeding.

(b) The operations of Netfin are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering and terrorism financing statutes in all relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Netfin with respect to the any of the foregoing is pending or, to the Knowledge of Netfin, threatened.

(c) None of Netfin or any of its directors, officers, agents, employees or Affiliates, or other person associated with or acting on behalf of Netfin, is currently identified on a Sanctions related list of designated nationals or other blocked person, including, but not limited to, the Specially Designated Nationals and Blocked Persons List, or is otherwise currently the subject or target of any Sanctions, and Netfin has not, directly or indirectly, (i) used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales, operations or dealings in or involving any country or territory that is the target of comprehensive Sanctions broadly prohibiting dealings with such country or territory, or for the purpose of financing the activities of any Person currently the subject or target of Sanctions, or (ii) otherwise violated any Sanctions.

6.18 Trust Account. Netfin has (and will have immediately prior to the Closing) at least $253,000,000 (less, as of the Closing, payments to Netfin Shareholders in connection with the Netfin Share Redemptions and the Deferred Discount (as such term is defined in the Trust Agreement) owed to the underwriters of the IPO). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement. The Trust Agreement is in full force and effect and enforceable in accordance with its terms and has not been amended or modified. Netfin has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the Knowledge of Netfin, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no separate contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate or that would entitle any Person (other than (i) the Netfin Shareholders, (ii) the underwriters of the IPO and (iii) Netfin, with respect to income earned on the proceeds of the Trust Account to cover any tax obligations) to any portion of the proceeds in the Trust Account. There are no claims or proceedings pending or, to the Knowledge of Netfin, threatened in writing with respect to the Trust Account. Since its formation, Netfin has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement).

6.19 Financial Capability.

(a) Netfin has available, and will have available at all times until the consummation of the Closing, funds sufficient to consummate the transactions contemplated by this Agreement on the terms contemplated hereby, including payment of the Cash Consideration, and all related fees and expenses.

(b) Netfin expressly acknowledges and agrees that the receipt or availability of any funds or financing by Netfin or any Affiliate of Netfin or any other financing or other transactions is not a condition to any of Netfin’s obligations hereunder.

6.20 Independent Investigation. Netfin has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Company and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, Books and Records, and other documents and data of the Target Company for such purpose. Netfin acknowledges and agrees

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that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Stockholders set forth in ARTICLE V (including the related portions of the Schedules) and in any certificate delivered to Netfin pursuant hereto, and the information provided by or on behalf of the Target Company and the Stockholders for the Form F-4 and Proxy Statement/Prospectus; (b) none of the Target Company or the Stockholders or their respective Representatives have made any representation or warranty as to the Target Company or the Stockholders or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Schedules) or in any certificate delivered to Netfin pursuant hereto; (c) all other representations, warranties and statements of any kind or nature expressed or implied, whether in written, electronic or oral form, including (i) the completeness or accuracy of, or any omission to state or to disclose, any information (other than solely to the extent expressly set forth in ARTICLE V and any certificate delivered to Netfin pursuant hereto) including in any electronic datasite created by the Target Company or the Stockholders in connection with the transactions contemplated hereby, estimates, projections, predictions, forward-looking statements and other forecasts, meetings, calls or correspondences with the Stockholders or management of the Target Company or their respective Representatives, and (ii) any other statement relating to the historical, current or future business, financial condition, results of operations, assets, liabilities, properties, contracts, and prospects of the Target Company, or the quality, quantity or condition of their assets), are, in each case specifically disclaimed by the Stockholders, and that none of Netfin or any of its Representatives have relied on any such representations, warranties or statements.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF HOLDCO
AND NETFIN MERGER SUB

Except as set forth in the Schedules (each of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein, and the information set forth in one section of the Schedules shall be deemed to apply to all other sections or subsections thereof to the extent that the applicability of such information to such other sections or subsections is reasonably apparent on its face), Holdco represents and warrants to the Stockholders, as of the date hereof and as of the Closing, as follows:

7.1 Organization and Standing. Holdco and Netfin Merger Sub are exempted companies duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each of Holdco and Netfin Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Holdco and Netfin Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so licensed or qualified has not had and would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Holdco has made available to the Stockholders accurate and complete copies of the organizational documents of Holdco and Netfin Merger Sub, each as currently in effect. Neither Holdco nor Netfin Merger Sub is in violation of any provision of its organizational documents in any material respect.

7.2 Authorization; Binding Agreement. Each of Holdco and Netfin Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and shareholders of Holdco and Netfin Merger Sub and no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement, on the part of Holdco or Netfin Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Holdco or Netfin Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the Enforceability Exceptions.

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7.3 Governmental Approvals. No consent of or notice to any Governmental Authority, on the part of Holdco or Netfin Merger Sub, is required to be obtained or made in connection with the execution, delivery or performance by such party of this Agreement and each Ancillary Document to which it is a party or the consummation by such party of the transactions contemplated hereby and thereby, other than (a) any filings, notifications, notices, submissions or applications and clearances, approvals, or orders required under the Antitrust Laws, or the expiration or termination of any waiting or review periods thereunder, (b) such filings as contemplated by this Agreement (including the Surviving Netfin Company Charter), (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect.

7.4 Non-Contravention. The execution and delivery by each of Holdco and Netfin Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by such party of the transactions contemplated hereby and thereby, and compliance by such party with any of the provisions hereof and thereof, shall not (a) conflict with or violate any provision of such party’s organizational documents, (b) subject to obtaining the consents from Governmental Authorities referred to in Section 7.3, and the waiting periods referred to therein having expired, and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any Law, Governmental Order or consent applicable to such party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of such party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such party, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect.

7.5 Capitalization. As of the date hereof, (a) the share capital of Holdco is US$50,000 divided into 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each and (b) the share capital of the Netfin Merger Sub is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each. Prior to giving effect to the transactions contemplated by this Agreement, other than Netfin Merger Sub, Holdco does not have any Subsidiaries or own any equity interests in any other Person.

7.6 Ownership of Holdco Ordinary Share Consideration. All Holdco Ordinary Share Consideration and Earnout Share Consideration to be issued and delivered in accordance with ARTICLE III to the Stockholders shall be, upon issuance and delivery of such Holdco Ordinary Share Consideration, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, the Registration Rights Agreement, the provisions of this Agreement and any Liens incurred by the Stockholders, and the issuance and sale of such Holdco Ordinary Share Consideration pursuant hereto shall not be subject to or give rise to any preemptive rights or rights of first refusal.

7.7 Holdco and Netfin Merger Sub Activities. Since their formation, neither Holdco nor Netfin Merger Sub have engaged in any business activities other than as contemplated by this Agreement, do not own, directly or indirectly, any ownership equity, profits or voting interest in any Person (other than Holdco’s 100% ownership of Netfin Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the transactions contemplated hereby and thereby, and, other than this Agreement and the Ancillary Documents to which they are a party, neither Holdco nor Netfin Merger Sub is party to or bound by any Contract.

7.8 Finders and Brokers. Except as set forth on Schedule 7.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Netfin, Holdco, or Netfin Merger Sub or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Holdco or Netfin Merger Sub.

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ARTICLE VIII
COVENANTS OF THE PARTIES PENDING CLOSING AND POST-CLOSING

8.1 Access and Information. During the period commencing on the date of this Agreement and continuing until the earlier of (a) the termination of this Agreement in accordance with ARTICLE X and (b) the Closing (the “Interim Period”), subject to Section 8.11, each of the Stockholders shall give, and shall cause the Target Company and its Representatives to give, Netfin and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, Books and Records, financial and operating data and other information, of or pertaining to the Target Company, that, as applicable, are in the current possession of the Target Company, as Netfin or its Representatives may reasonably request regarding the Target Company and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of the Representatives of the Target Company to reasonably cooperate with Netfin and its Representatives in their investigation; provided, however, that Netfin and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Company. Notwithstanding anything to the contrary in this Agreement, neither the Target Company nor the Stockholders shall be required to disclose any information to Netfin if such disclosure would, in the Stockholders’ reasonable discretion: (x) result in a loss of any attorney-client or other privilege; (y) contravene any applicable Law; or (z) contravene the confidentiality restrictions in any Contract to which the Target Company is a party; provided, that the Target Company shall use reasonable efforts to provide the maximum access allowed by such restriction.

8.2 Conduct of Business of the Stockholders and the Target Company.

(a) Except as set forth on Schedule 8.2(a) or unless Netfin shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, as required by applicable Law, the Stockholders shall, and shall cause the Target Company to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all material Laws applicable to them and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 8.2(a) and except as contemplated by the terms of this Agreement, as required by applicable Law, during the Interim Period, without the prior written consent of Netfin (such consent not to be unreasonably withheld, conditioned or delayed), the Stockholders shall cause the Target Company to not:

(i) amend, waive or otherwise change, in any respect, its organizational documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or declare, accrue, pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) enter into, assume, assign, partially or completely amend any material term of, modify any material term of or terminate (excluding any expiration in accordance with its terms) any Contract of a type required to be listed on Schedule 5.11(a), any lease related to any Leased Real Property or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Target Company is a party or by which it is bound, other than entry into or renewal of such agreements in the ordinary course consistent with past practice

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(v) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $250,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person;

(vi) make or rescind any material election relating to Taxes, settle any claim, Action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with IFRS, as applicable;

(vii) enter into any agreements or material transactions with any Stockholder or Affiliate thereof (other than the Target Company) or any of their officers, directors, consultants, advisors or other representatives, including the waiver or forgiveness of any amounts owed by such Person to the Target Company and any liability of any of such Persons that is assumed or incurred by the Target Company, in each case outside of the ordinary course of business consistent with past practice;

(viii) terminate, waive or assign any material right under any material Contract to which it is a party, other than the termination, waiver or assignment of such material rights in the ordinary course consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) permit any insurance policies protecting any of the Target Company’s material assets to lapse, unless simultaneously with such lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing comparable coverage to the coverage under the lapsed policy is in force and effect;

(xi) make any change in accounting methods, principles or practices, except to the extent required to comply with IFRS, as applicable, and after consulting the Target Company’s outside auditors, as applicable;

(xii) waive, release, assign, settle or compromise any claim, Action or proceeding (including any suit, Action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by the Target Company) not in excess of $250,000 (individually or in the aggregate) net of insurance, or otherwise pay, discharge or satisfy any material Actions, Liabilities or obligations, unless such amount has been reserved in the most recent Unaudited Financial Statements;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $500,000 individually for any project (or set of related projects) or $2,000,000 in the aggregate;

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights; or

(xvii) authorize or agree to do any of the foregoing actions.

8.3 Conduct of Business of Netfin.

(a) Unless the Stockholders shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, including the Netfin Merger and the Business Combination, or as required by applicable Law, Netfin shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to Netfin and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or

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appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Except as contemplated by the terms of this Agreement, during the Interim Period, without the prior written consent of the Stockholders (such consent not to be unreasonably withheld, conditioned or delayed), Netfin, Netfin Merger Sub and Holdco shall not:

(i) amend, waive or otherwise change, in any respect, its organizational documents;

(ii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(iii) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, bankruptcy, merger or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto;

(iv) engage in any commercial business;

(v) make any material change in any method of accounting or accounting practice policy other than as required by applicable Law;

(vi) make or rescind any material election relating to Taxes, settle any claim, Action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with U.S. GAAP, as applicable;

(vii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, except in connection with the conversion of Indebtedness into Holdco Ordinary Shares, Netfin Ordinary Shares, Holdco Warrants or Netfin Warrants as set forth in Section 8.3(b)(ix);

(viii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(ix) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person, except Indebtedness up to an aggregate of $1,500,000 from MVR Netfin LLC or its Affiliates (which Indebtedness may convertible into Holdco Ordinary Shares, Netfin Ordinary Shares, Holdco Warrants or Netfin Warrants, as the case may be):

(x) amend, waive or otherwise change the Trust Agreement in any manner adverse to Netfin;

(xi) undertake any operations or actions, except for operation or actions as are reasonable and appropriate in furtherance of the transactions contemplated hereby; or

(xii) authorize or agree to do any of the foregoing actions.

8.4 Financial Statements. SSOL shall provide to Netfin as promptly as practicable after the date of this Agreement audited statement of financial position of the Target Company and the audited statements of profit or loss, comprehensive income, changes in equity and cash flows of the Target Company as of and for the periods ended February 28, 2019 and February 29, 2020, together with all related notes and schedules thereto prepared in accordance with IFRS applied on a consistent basis throughout the covered periods and Regulation S-X, accompanied by a signed report of the Target Company’s independent auditor with respect thereto, which report shall refer to the standards of the

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International Accounting Standards Board and be audited in accordance with the requirements of the Public Company Accounting Oversight Board (the “IASB Audited Financial Statements”) and shall be unqualified. In addition to the delivery of the IASB Audited Financial Statements pursuant to the immediately preceding sentence, from the date hereof through the Closing Date, SSOL shall deliver to Netfin copies of (i) any audited financial statements of the Target Company promptly following their certification by the Target Company’s auditors and (ii) any quarterly unaudited financial statements of the Target Company promptly following their completion.

8.5 No Solicitation.

(a) During the Interim Period, to induce the other parties hereto to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, no party hereto shall, and each shall cause its Subsidiaries and their Representatives to not, without the prior written consent of the Stockholders and Netfin, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such party or its Affiliates (including, with respect to any Stockholder, the Target Company) or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

(b) Notwithstanding the foregoing, each party may respond to any unsolicited Acquisition Proposal by indicating only that such party is subject to an exclusivity agreement and is unable to provide any non-public information regarding such party or its Affiliates or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Proposal for as long as that exclusivity agreement remains in effect. Each party hereto shall notify the other parties as promptly as practicable (and in any event within forty-eight (48) hours) orally and in writing of the receipt by such party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such party or its Affiliates (or with respect to any Stockholder, the Target Company), specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each party hereto shall keep the other parties promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each party hereto shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

8.6 No Trading. Each Stockholder, on behalf of itself and the Target Company, acknowledges and agrees that it is aware, and that its respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Netfin, shall be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each Stockholder hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Netfin, communicate such information to any third party, take any other action with respect to Netfin in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

8.7 Notification of Certain Matters. During the Interim Period, each party hereto shall give prompt notice to the other parties if such party or its Affiliates (or, with respect to the Target Company, any Stockholder): (a) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such party or its Affiliates (or, with respect to the Target Company, any Stockholder); (b) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in ARTICLE IX not being satisfied or the satisfaction of those conditions

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being materially delayed; or (c) becomes aware of the commencement or threat, in writing, of any Action against such party or any of its Affiliates (or, with respect to the Target Company, any Stockholder), or any of their respective properties or assets, or, to the Knowledge of such party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such party or of its Affiliates (or, with respect to the Target Company, any Stockholder) with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

8.8 Efforts.

(a) Subject to the terms and conditions of this Agreement, each party hereto shall use its reasonable best efforts, and shall cooperate fully with the other parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 8.8(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”), each party hereto agrees to make any required filing, notification, notice, submission or application under the Antitrust Laws, as applicable, at such party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to the Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable, and any other applicable Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period under the HSR Act, if applicable, and by requesting early clearance under any applicable Antitrust Laws. Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit the other parties’ respective outside counsel to review any substantive communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the parties hereto shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to prepare and file with Governmental Authorities all required notifications, filings, submissions, reports, and requests for approval or clearance of the transactions contemplated by this Agreement and shall use all reasonable best efforts to have such Governmental Authorities approve or clear the transactions contemplated by this Agreement or allow all applicable review or waiting periods to expire. Each party shall give prompt written notice to the other parties if such party or any of its Representatives (or, with respect to the Target Company, any Stockholder) receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its review, approval or clearance of the transactions contemplated hereby, prior to the Closing, each party shall arrange for Representatives of such party to be present for

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such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the parties shall use their reasonable best efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority challenging the transactions contemplated by this Agreement, or any Ancillary Document, the parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Governmental Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each party hereto shall use its reasonable best efforts to obtain any consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such party or its Affiliates, and the other parties shall provide reasonable cooperation in connection with such efforts; provided that none of the parties hereto shall have any obligation to pay or commit to pay any out-of-pocket amount (other than filing fees with Governmental Authorities) to obtain any such consents. With respect to Holdco, during the Interim Period, Netfin and Holdco shall take all reasonable actions necessary to cause Holdco to qualify as “foreign private issuer” as such term is defined under Rule 3b-4 of the Exchange Act and to maintain such status through the Closing and immediately after the Closing.

8.9 Preparation of Form F-4 and Proxy Statement; Netfin Extraordinary General Meeting.

(a) As promptly as practicable following the execution and delivery of this Agreement, Netfin and the Stockholders shall use reasonable best efforts to prepare and mutually agree upon (such agreement not to be unreasonably withheld or delayed), and Holdco shall file with the SEC, the Form F-4 (it being understood that the Form F-4 shall include the Proxy Statement/Prospectus which will be included therein as a prospectus and which will be used as a proxy statement for the Netfin Extraordinary General Meeting with respect to the Proposals (as defined below)).

(b) Each of Netfin and the Stockholders shall cause the information provided by it and its respective Affiliates for inclusion in the Form F-4 to not, on the date the Form F-4 is filed with the SEC, at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. Each of Netfin and the Stockholders shall cause the information provided by it and its Affiliates for inclusion in the Proxy Statement/Prospectus to not, on the date the Proxy Statement/Prospectus is first disseminated to the holders of shares of Netfin Ordinary Shares or at the time of the Netfin Extraordinary General Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made.

(c) Prior to filing the Form F-4 (or any amendment or supplement thereto) Netfin shall provide the Stockholders a reasonable opportunity to review and comment on such document and shall discuss with the Stockholders such document, comments reasonably and promptly proposed by the Stockholders. Netfin and the Stockholders shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Form F-4 or Proxy Statement/Prospectus and any amendment to the Form F-4 or Proxy Statement/Prospectus filed in response thereto. If Netfin or the Stockholders becomes aware that any information contained in the Form F-4 or Proxy Statement/Prospectus shall have become false or misleading in any material respect or that the Form F-4 or Proxy Statement/Prospectus is required to be amended to comply with applicable Law, then (i) such party shall promptly inform the other parties and (ii) Netfin, on the one hand, and the Stockholders, on the other hand, shall cooperate and mutually agree upon (such agreement not to be

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unreasonably withheld or delayed) an amendment or supplement to the Form F-4 or Proxy Statement/Prospectus. Netfin and the Stockholders shall use reasonable best efforts to cause the Proxy Statement/Prospectus as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Netfin Ordinary Shares, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Netfin Articles of Association. Netfin and the Stockholders shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that Netfin receives from the SEC or its staff with respect to the Form F-4 or Proxy Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff. Netfin and the Stockholders shall use reasonable best efforts to cause the Form F-4 to be declared effective as promptly as practicable after it is filed with the SEC and to keep the Form F-4 effective through the Closing to permit the consummation of the transactions contemplated hereby. Netfin shall advise the Stockholders, promptly after Netfin receives notice thereof, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order in respect of the Form F-4, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Form F-4 or for additional information.

(d) Netfin shall file the Proxy Statement on Schedule 14A in accordance with the rules and regulations of the Exchange Act. Netfin agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) the adoption and approval of this Agreement, (ii) the approval of the Netfin Merger, (iii) the approval of the transactions described in Section 3.1, and (iv) approval of any other proposals reasonably agreed by Netfin and the Stockholders to be necessary or appropriate in connection with the transaction contemplated hereby (collectively, the “Proposals”). Without the prior written consent of the Stockholders, the Proposals shall be the only matters (other than procedural matters) which Netfin shall propose to be acted on by the Netfin Shareholders at the Netfin Extraordinary General Meeting.

(e) Netfin and the Stockholders shall use reasonable best efforts to, as promptly as practicable (and in any event, within seven (7) Business Days after the SEC Clearance Date), (i) cause the Proxy Statement/Prospectus to be disseminated to the Netfin Shareholders in compliance with applicable Law, (ii) establish the record date for, duly call, give notice of, convene and hold the Netfin Extraordinary General Meeting in accordance with applicable Laws for a date no later than thirty (30) days following the SEC Clearance Date and (iii) solicit proxies from the holders of Netfin Ordinary Shares to vote in favor of each of the Proposals. Netfin shall, through the Board of Directors of Netfin, recommend to the Netfin Shareholders that they approve the Proposals and shall include such recommendation in the Proxy Statement/Prospectus. Notwithstanding the foregoing provisions of this Section 8.9(e), if on a date for which the Netfin Extraordinary General Meeting is scheduled, Netfin has not received proxies representing a sufficient number of Netfin Shares to obtain the Netfin Shareholder Approval, whether or not a quorum is present, Netfin shall have the right to make one or more successive postponements or adjournments of the Netfin Extraordinary General Meeting, provided that the Netfin Extraordinary General Meeting (x) is not postponed or adjourned to a date that is more than forty five (45) days after the date for which the Netfin Extraordinary General Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) and (y) is held no later than three (3) Business Days prior to the Outside Date.

8.10 Public Announcements.

(a) The parties hereto agree that during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Netfin and, after the Closing, the Netfin Representative, and the Stockholders, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable party shall use commercially reasonable efforts to allow the other parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance; provided, however, that, subject to this Section 8.10, each party hereto and its Affiliates may make internal announcements regarding this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby to their and their Affiliates’ respective directors, officers and employees without the consent of any other party hereto and may make public statements regarding this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby containing information or events already publicly known other than as a result of a breach of this Section 8.10.

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(b) The parties hereto shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, Netfin shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Stockholders shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. The parties shall mutually agree upon and, as promptly as practicable after the Closing, issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Holdco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each party shall, upon request by any other party, furnish the parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a party to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

8.11 Confidential Information. Each party hereto acknowledges that the information being provided to it or any of its Affiliates or any of its or its Affiliates’ Representatives in connection with the consummation of the transactions contemplated hereby is being provided subject to the terms of a confidentiality agreement dated as of August 12, 2019, by and among Netfin and, among others, the Target Company (the “Confidentiality Agreement”). The Stockholders agrees that they shall be bound by the terms of the Confidentiality Agreement, as if they were the Target Company party thereto, and each party hereto acknowledges that it is, and shall remain until the Closing, subject to the terms of the Confidentiality Agreement, which are incorporated herein by reference. If this Agreement is, for any reason, terminated prior to the Closing, then the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Effective upon, and only upon, the Closing, the confidentiality obligations under the Confidentiality Agreement shall terminate.

8.12 Post-Closing Board of Directors and Officers.

(a) Except as otherwise agreed in writing by Netfin and the Stockholders, prior to the Closing, and conditioned upon the occurrence of the Closing, the parties hereto shall take all necessary action, including causing the directors of Holdco to resign, so that, effective as of the Closing, Holdco’s board of directors (the “Post-Closing Holdco Board”) will consist of (i) the number of directors as is specified on Schedule 8.12(a) and (ii) the individuals set forth on Schedule 8.12(a). Immediately after the Closing, the parties hereto shall take all necessary action to designate and appoint to the Post-Closing Holdco Board such qualified persons that are designated by the Stockholders prior to the Closing, and to the extent required by Nasdaq rules, at least a majority of such designees shall be required to qualify as independent directors under Nasdaq rules.

(b) The parties hereto shall take all action necessary, including causing the officers of Holdco to resign, so that the individuals serving as (i) the executive chairman and the chief executive officer and (ii) the chief financial officer, respectively, of Holdco immediately after the Closing will be Srinivas Koneru and Alvin Tan, respectively.

8.13 Indemnification of Directors and Officers; Tail Insurance.

(a) The parties hereto agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of Netfin, Holdco, Netfin Merger Sub or the Target Company and each Person who served as a director, officer, member, trustee or fiduciary of another company or corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Netfin, Holdco, Netfin Merger Sub or the Target Company (the “D&O Indemnified Persons”) as provided in their respective organizational documents or under any agreement relating to the exculpation or indemnification of, or advancement of expenses to, any D&O Indemnified Person or any employment or other similar agreements between any D&O Indemnified Person and Netfin, Holdco, Netfin Merger Sub or the Target Company, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing, Holdco shall cause the organizational documents of Netfin, Holdco and the Target Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than

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are set forth as of the date of this Agreement in the organizational documents of Netfin, Holdco, Netfin Merger Sub and the Target Company to the extent permitted by applicable Law. The provisions of this Section 8.13 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and Representatives.

(b) At the Closing, Holdco shall, or shall cause Netfin (at Holdco’s expense) to, obtain and fully pay the premium for a “tail” insurance policy naming the D&O Indemnified Persons as direct beneficiaries that provides coverage for up to a six-year period from and after the Closing for events occurring prior to the Closing (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies covering such D&O Indemnified Persons; provided, that, in the event that any claim is brought under any such policy prior to the sixth (6th) anniversary of the Closing Date, such insurance policies will be maintained until final disposition thereof. Netfin and Holdco shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Netfin and Holdco shall timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance.

(c) In the event that Holdco, Netfin or any of their respective Subsidiaries or any of the respective successors or assigns of the foregoing (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, in each case, the successors and assigns of such Persons or properties or assets, as the case may be, will, and Holdco and Netfin will cause such successors to, expressly assume in writing and be bound by the obligations set forth in this Section 8.13 as a condition of succession of assignment.

(d) This Section 8.13 is intended to be for the benefit of each of the D&O Indemnified Persons and may be enforced by any such D&O Indemnified Person as if such D&O Indemnified Person were a party to this Agreement. The obligations of Holdco and Netfin and their respective Affiliates under this Section 8.13 will not be terminated or modified in such a manner as to adversely affect any Person to whom this Section 8.13 applies without the consent of such affected Person.

(e) Holdco acknowledges and agrees, on its own behalf and on behalf of its respective Affiliates, the agreements contained in this Section 8.13 and the indemnification contemplated by this Section 8.13 require performance after the Closing to the maximum extent permitted by applicable Law and will survive the Closing for six (6) years, unless, with respect to each D&O Indemnified Person, there is a claim brought under any D&O Tail Insurance to the sixth (6th) anniversary of the Closing Date, and in such case, this Section 8.13 will survive, with respect to such D&O Indemnified Person, the Closing until the final disposition thereof.

8.14 Use of Trust Account Proceeds. Except for payments to be made out of the Trust Account in relation to the Netfin Share Redemption or as set forth on Schedule 8.14, none of the funds held in the Trust Account shall be released prior to the Closing Date. The parties hereto agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Netfin Share Redemption, any other funds of Holdco or Netfin shall first be used (a) to pay the Cash Consideration, (b) to pay Netfin’s accrued Expenses, (c) to pay Netfin’s deferred Expenses (including cash amounts payable to B. Riley FBR, Inc. and any legal or other fees) of the IPO and (d) to pay any loans owed by Netfin to the Netfin Sponsor for Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of Netfin, and any premiums for the D&O Tail Insurance. Such amounts shall be paid at the Closing pursuant to written instructions delivered by Netfin to the Trustee at the Closing (which amounts paid to or on behalf of the Target Company shall be based on written instructions provided by the Stockholders to Netfin prior to the Closing). Any remaining cash shall be distributed to Holdco (or as otherwise designated in writing by the Target Company to Netfin prior to the Closing) pursuant to such written instructions and used for working capital and general corporate purposes.

8.15 Netfin Share Redemptions. During the Interim Period, each of Netfin, Holdco and the Stockholders shall use commercially reasonable efforts to minimize the amount of funds in the Trust Account redeemed by the Netfin Shareholders relating to any redemptions of Netfin Ordinary Shares in connection with the Business Combination (the “Netfin Share Redemptions”).

8.16 Netfin Nasdaq Listing. From the date hereof through the Closing, Netfin shall use reasonable best efforts to ensure Netfin remains listed as a public company on, and for the Netfin Units to be listed on Nasdaq.

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8.17 Netfin Public Filings. From the date hereof through the Closing, Netfin shall keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

8.18 Holdco Nasdaq Listing. From the date hereof through the Closing, Holdco shall use reasonable best efforts to cause the Holdco Ordinary Shares to be issued in connection with the Netfin Merger and the transactions described in Section 3.1 to be approved for listing on Nasdaq as of the Closing Date.

8.19 Holdco Incentive Plan. At or prior to Closing, Holdco shall adopt an omnibus equity incentive plan for Holdco and its Subsidiaries’ management, employees and other eligible participants providing for the grant of cash-based and equity based awards representing a number of Holdco Ordinary Shares equal to no less than 10% of the number of Holdco Ordinary Shares issued and outstanding as of immediately following the Effective Time, or as may otherwise be mutually agreed by Netfin and the Stockholders.

8.20 Further Assurances. The parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

8.21 Employment Agreements. Prior to the Closing, the Stockholders shall use commercially reasonable efforts to cause each of the individuals who executed an Employment Term Sheet to execute and deliver to Netfin an employment agreement setting forth the respective terms of each individual’s employment with the Target Company, effective upon the Closing, on terms substantially consistent with those set out in such Employment Term Sheet.

8.22 Termination of Management Agreements. Notwithstanding anything in this Agreement to the contrary, the Stockholders shall, and shall cause the Target Company to, take all actions necessary to pay all amounts owing under and thereafter terminate the management agreements listed on Schedule 8.23 (collectively, the “Selected Management Agreements”) on or prior to the Closing such that no party thereto shall have any further liabilities or obligations thereunder following the Closing.

ARTICLE IX
CONDITIONS TO CLOSING

9.1 Conditions to Each Party’s Obligations. The obligations of each of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or written waiver (where permissible) by the Stockholders, Netfin, Holdco and Netfin Merger Sub (where applicable) of the following conditions:

(a) Netfin Shareholder Approval. The Proposals that are submitted to the vote of the Netfin Shareholders at the Netfin Extraordinary General Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the Netfin Shareholders at the Netfin Extraordinary General Meeting in accordance with the Netfin Articles of Association, applicable Law and the Proxy Statement (the “Netfin Shareholder Approval”).

(b) Other Requisite Regulatory Approvals. All consents required to be obtained from or made with any Governmental Authority with respect to the Stockholders, Netfin, Holdco or Netfin Merger Sub to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(c) Antitrust Laws. Any waiting period and any review period (and any extensions thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated and any clearance, decision, or order required under the Antitrust Laws shall have been obtained.

(d) No Law or Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(e) Net Tangible Assets Test. Upon the Closing, after giving effect to the Netfin Stock Redemptions, Netfin shall have net tangible assets of at least $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

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(f) Appointment to the Board. The members of the Post-Closing Board of Directors shall have been elected or appointed as of the Closing consistent with the requirements of Section 8.12.

(g) Form F-4. The Form F-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Form F-4, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(h) Nasdaq. The Holdco Ordinary Shares to be issued in connection with the Netfin Merger and the transactions described in Section 3.1 shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof.

(i) Holdco Charter Amendment. At or prior to the Closing, the shareholders of Holdco shall have amended and restated the memorandum and articles of association of Holdco, the form of which is attached as Exhibit C.

9.2 Conditions to Obligations of the Stockholders. In addition to the conditions specified in Section 9.1, the obligations of the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of Netfin and Holdco set forth in this Agreement and in any certificate delivered by Netfin or Holdco pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures of such representations and warranties to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) Agreements and Covenants. Netfin, Holdco and Netfin Merger Sub shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Netfin or Holdco since the date of this Agreement and which Material Adverse Effect is continuing and uncured.

(d) Officer Certificates. Netfin shall have delivered to the Stockholders a certificate, dated as of the Closing Date, signed by an officer of Netfin in such capacity, certifying as to the satisfaction of the conditions specified in Section 9.2(a), Section 9.2(b), and Section 9.2(c) with respect to Netfin. Holdco shall have delivered to the Stockholders a certificate, dated as of the Closing Date, signed by an officer of Holdco in such capacity, certifying as to the satisfaction of the conditions specified in Section 9.2(a), Section 9.2(b), and Section 9.2(c) with respect to Holdco.

(e) Registration Rights Agreement. The Stockholders shall have received a copy of the Registration Rights Agreement duly executed by Holdco, Netfin, and the Netfin Representative.

(f) Lock-Up Agreements. The Stockholders shall have received a copy of each Lock-Up Agreement, duly executed by Holdco, Netfin, and the Netfin Representative.

(g) Expenses. Netfin’s Expenses shall not exceed $23,000,000.

9.3 Conditions to Obligations of Netfin, Holdco and Netfin Merger Sub. In addition to the conditions specified in Section 9.1, the obligations of Netfin, Holdco and Netfin Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by Netfin) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Stockholders set forth in this Agreement, and in any certificate delivered by or behalf of any Stockholder pursuant hereto shall be true and correct on and as of the date of this Agreement. and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures of such representations and warranties to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

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(b) Agreements and Covenants. Each Stockholder shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement which is continuing and uncured.

(d) Officer Certificates. Each Stockholder shall have delivered a certificate, dated as of the Closing Date, signed by such Stockholder, certifying (i) as to the satisfaction of the conditions specified in Section 9.3(a), Section 9.3(b), and Section 9.3(c) with respect to such Stockholder and (ii) that the covenants specified in Section 8.2(b)(iii) and Section 8.2(b)(iv) have not been breached as of the Closing Date as a result of the actions of such Stockholder.

(e) Secretary Certificates. The Stockholders shall have delivered to Netfin a certificate from its secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of its organizational documents as in effect as of the Closing Date, (B) the resolutions of its board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

(f) Good Standing. The Stockholders shall have delivered to Netfin good standing certificates (or similar documents applicable for such jurisdictions) for the Target Company certified as of a date no later than twenty (20) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(g) Registration Rights Agreement. The Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Netfin shall have received a Registration Rights Agreement for each Stockholder or any of its respective transferees, successors or assigns, duly executed by such Stockholder or any of its respective transferees, successors or assigns.

(h) Lock-Up Agreements. Each Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing, and Netfin shall have received a Lock-Up Agreement for each Stockholder or any of its respective transferees, successors or assigns, duly executed by such Stockholder or any of its respective transferees, successors or assigns.

(i) Share Certificates and Transfer Instruments. Netfin shall have received from each Stockholder certificates representing the Target Company Ordinary Shares and other instruments or documents representing the Target Company Ordinary Shares (or lost certificate affidavits), if applicable, together with executed instruments of transfer in respect of the Target Company Ordinary Shares in favor of Holdco and Netfin, as applicable, (or their respective nominee) and in form reasonably acceptable for transfer on the books of the Target Company.

(j) Corporate Approvals and Stamp Duty. Netfin shall have received from the Stockholders (i) a certified true copy of the resolutions passed by the board of directors of the Target Company approving the transactions described in Section 3.1 (with respect to the Target Company) and the issuance of new share certificates to the transferees thereof, the lodgement of the notice of transfer of the shares of the Target Company with the Singapore Registrar, in order for the transfer of such shares to be updated in the electronic register of members of the Target Company, and (ii) a letter addressed to the Commissioner of Stamp Duties of Singapore (in the form and format of Worksheet D and/or such other documents as may be prescribed by the Inland Revenue Authority of Singapore), certifying the net asset value per share of the Target Company and a certified true copy of the latest available audited or management accounts of the Target Company.

(k) Management Agreements. The Stockholders shall have delivered to Netfin evidence of termination of the Selected Management Agreements, in form and substance reasonably satisfactory to Netfin.

(l) Financial Statements. The IASB Audited Financial Statements shall not materially deviate from the Unaudited Year-End Financial Statements for the twelve (12) month-period ended February 29, 2020.

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9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no party hereto may rely on the failure of any condition set forth in this ARTICLE IX to be satisfied if such failure was caused by the failure of such party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE X
TERMINATION

10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by written consent of the Stockholders and Netfin;

(b) by written notice from the Stockholders or Netfin to the other, if any of the conditions to the Closing set forth in ARTICLE IX have not been satisfied or waived by July 29, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a party if the breach or violation by such party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice from Netfin to the Stockholder, if (i) there has been a breach by the Stockholders of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Stockholders shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.3(a) or Section 9.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided by Netfin or (B) the Outside Date; provided, that Netfin shall not have the right to terminate this Agreement pursuant to this Section 10.1(c) if at such time Netfin, Holdco or Netfin Merger Sub is in material uncured breach of this Agreement;

(d) by written notice from the Stockholders to Netfin, if (i) there has been a material breach by Netfin, Holdco or Netfin Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Netfin or Holdco shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.2(a) or Section 9.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided by the Stockholders or (B) the Outside Date; provided, that the Stockholders shall not have the right to terminate this Agreement pursuant to this Section 10.1(d) if at such time any Stockholder is in material uncured breach of this Agreement;

(e) by written notice from Netfin to the Stockholders, if there shall have been a Material Adverse Effect on the Target Company following the date of this Agreement and which Material Adverse Effect is uncured and continuing;

(f) by written notice from the Stockholders or Netfin to the other, if the Netfin Shareholder Approval is not obtained at the Netfin Extraordinary General Meeting (subject to any adjournment, recess or postponement of the meeting); and

(g) by written notice from the Stockholders or Netfin to the other, if the consummation of the Netfin Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation.

10.2 Effect of Termination. Except as otherwise set forth in this Section 10.2, in the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any party hereto for any intentional and willful breach of this Agreement by such party occurring prior to such termination. The provisions of Section 8.11, this Section 10.2 and ARTICLE XI (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions that are required to survive to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

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ARTICLE XI
MISCELLANEOUS

11.1 Notices. Except as otherwise expressly provided herein, any notice, request, demand or other communication hereunder shall be sent in writing, addressed as specified below, and shall be deemed given when delivered (a) in person, (b) by facsimile or email (if provided herein), with confirmation of receipt, (c) (iii) one (1) Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (d) three (3) Business Days after mailing by certified or registered mail, pre-paid and return receipt requested. Notices shall be addressed to the respective parties as follows, or to such other address as a party shall specify to the other parties in accordance with these notice provisions:

if to the Stockholders, to:

#23-04, Republic Plaza,

9 Raffles Place, Singapore 048619

Attention: Srinivas Koneru

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, New York 10001-2163

USA

Attention: Scott Golenbock

if to Netfin, Netfin Merger Sub or Holdco:

445 Park Avenue, 9th Floor

New York, New York 10022

USA

Attention: President

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

USA

Attention: Jared Manes

11.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party hereto or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

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(d) Notwithstanding anything else contained herein, no party hereto shall seek, nor shall any party be liable for, punitive, consequential, special, indirect or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.3 Expenses. Except as specifically provided in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated shall be paid by the party hereto incurring such Expenses; provided, that upon and subject to the occurrence of the Closing, the Expenses of each party hereto, including any stamp duty payable to any Governmental Authority as a result of the transactions contemplated by this Agreement, shall be paid or reimbursed by Holdco.

11.4 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other parties. Any purported assignment or delegation without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

11.5 Governing Law. This Agreement, and any claim, action, suit, investigation or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, that may be based upon, arising out of or related to this Agreement, any Ancillary Document or the negotiation, execution or performance of this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby, shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York or any other jurisdiction that would cause the Laws of any jurisdiction other than the State of New York to apply.

11.6 Jurisdiction. Any claim, action, suit, investigation or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, that may be based upon, arising out of or related to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby brought by any other party or its successors or assigns shall be brought and determined only in federal and state courts located in the State of New York, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court, for itself and with respect to its property, generally and unconditionally, in any such claim, action, suit, proceeding or investigation, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the claim, action, suit, proceeding or investigation shall be heard and determined only in any such court, and agrees not to bring any claim, action, suit, proceeding or investigation arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each of the parties hereto agrees not to commence any claim, action, suit, proceeding or investigation relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein, and no party shall file a motion to dismiss any action filed in a state or federal court in the State of New York, on any jurisdictional or venue-related grounds, including the doctrine of forum non conveniens. The parties hereto irrevocably agree that venue would be proper in any of the courts in New York described above, and hereby irrevocably waive any objection that any such court is an improper or inconvenient forum for the resolution of such suit, action or proceeding. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any claim, action, suit, investigation or proceeding brought pursuant to this Section 11.6.

11.7 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY CLAIM, ACTION, SUIT, INVESTIGATION OR PROCEEDING OF ANY KIND OR NATURE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL OR EQUITABLE THEORY. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, ACTION, SUIT, INVESTIGATION OR PROCEEDING WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN

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ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF SUCH PARTY’S RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (I) CERTIFIES THAT NO ADVISOR OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.8 Counterparts. This Agreement and any other agreements referred to herein or therein, and any amendments hereto or thereto may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, each of which shall constitute an original and need not contain the signature of more than one party, but all of which taken together shall constitute one and the same agreement. Any counterpart, to the extent signed and delivered by means of a facsimile machine, .pdf or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine, .pdf or other electronic transmission to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine, .pdf or other electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

11.9 Entire Agreement. This Agreement together with the Ancillary Documents and the Confidentiality Agreement and any other agreements expressly referred to herein or therein, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Ancillary Document may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Ancillary Document, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Ancillary Document, except those expressly stated herein or therein.

11.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any provision in this Agreement shall be held invalid, illegal or unenforceable by a court or other legal authority of competent jurisdiction in any jurisdiction, such provision shall be modified or deleted, as to such jurisdiction, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

11.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with IFRS or U.S. GAAP, as applicable, based on the accounting principles used by the applicable Person; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary

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course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Governmental Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Stockholders or the Target Company to be given, delivered, provided or made available by the Stockholders or the Target Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to Netfin or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Stockholders for the benefit of Netfin and its Representatives and Netfin and its Representatives have been given access to the electronic folders containing such information.

11.12 Third Party Beneficiaries. Except as otherwise provided in Section 8.13 or Section 11.4, nothing contained or referred to in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby confers any benefit, legal or equitable right, remedy or claim upon or may be enforced by any Person not a signatory hereto or thereto or a successor or permitted assign of such a party; provided, however, that notwithstanding the foregoing the past, present or future directors, officers, employees, incorporators, members, partners, shareholders, agents, attorneys, advisors, lenders or Representatives or Affiliates of any party to this Agreement are intended third-party beneficiaries of, and may enforce, Section 11.15.

11.13 Trust Account Waiver. The Target Company and the Stockholders acknowledge and agree that Netfin is a blank check company with the power and privileges to effect a share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Target Company and one or more businesses or assets. The Target Company and the Stockholders acknowledge and agree that Netfin’s sole assets consist of the cash proceeds of Netfin’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. For and in consideration of Netfin entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Target Company and the Stockholders, and their respective Affiliates, managers, directors, officers, affiliates, members, stockholders and trustees, does hereby irrevocably waive any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and waive any claim it has or may have as a result of, or arising out of, the transactions contemplated by this Agreement or any Ancillary Document or any negotiations, contracts or agreements with Netfin, and neither the Target Company nor the Stockholders shall, and each shall cause its Affiliates not to, seek recourse against the Trust Account for any reason whatsoever.

11.14 Netfin Representative.

(a) Each of Netfin, Holdco and Netfin Merger Sub, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints the Netfin Sponsor as the Netfin Representative, as each such Person’s agent, attorney-in-fact and Representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Netfin Representative is a party; (ii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Documents to which the Netfin Representative is a party; (iii) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Netfin Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Netfin Representative and to rely on their advice and counsel; (iv) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby; and (v) otherwise enforcing the rights and obligations of any such Persons under this Agreement and the Ancillary Documents to which the Netfin Representative is a party, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that

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the parties hereto acknowledge that the Netfin Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Holdco Securities from and after the Closing (other than the Stockholders and their respective successors and assigns). All decisions and actions by the Netfin Representative, shall be binding upon Holdco, Netfin and their respective Subsidiaries, successors and assigns, and neither they nor any other party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 11.14 are irrevocable and coupled with an interest and shall survive the bankruptcy, dissolution or liquidation of Netfin, Holdco or any of their respective Subsidiaries. The Netfin Representative hereby accepts its appointment and authorization as the Netfin Representative under this Agreement.

(b) The Netfin Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document as the Netfin Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. In no event shall the Netfin Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Netfin Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Netfin Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Netfin Representative shall have the right at any time and from time to time to select and engage, at the sole cost and expense of Holdco, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses (including court costs and filing fees), in each case, as the Netfin Representative may deem necessary or appropriate from time to time, and to the extent not directly paid by Holdco, Holdco shall promptly upon request by the Netfin Representative advance any such costs and expenses to the Netfin Representative in connection therewith. All of the immunities, releases and powers granted to the Netfin Representative under this Section 11.14 shall survive the Closing and continue indefinitely.

(c) The Person serving as the Netfin Representative may resign upon ten (10) days’ prior written notice to Holdco, provided, that the Netfin Representative appoints in writing a replacement Netfin Representative. Each successor Netfin Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Netfin Representative, and the term “Netfin Representative” as used herein shall be deemed to include any such successor Netfin Representatives.

11.15 Non-Recourse and Release.

(a) Without limiting the rights of the Stockholders under Section 11.16, this Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. Without limiting the rights of the Stockholders under Section 11.16, except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or Representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 11.15) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

(b) Effective as of the Closing, to the fullest extent permitted by applicable Law, each Stockholder, on behalf of itself and its Affiliates that owns any share or other equity interest in or of such Stockholder (the “Releasing Persons”), hereby releases and discharges the Target Company from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at Law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Target Company arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from the Target Company, whether pursuant to its organizational documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Target

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Company or its Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth in this Section 11.15(b) shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document.

11.16 Specific Performance. Each party hereto (a) acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching parties may have not adequate remedy at law, (b) recognizes that the right to seek specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties hereto would have entered into this Agreement and (c) agrees that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party hereto shall be entitled to seek an injunction or restraining order in the courts described in Section 11.6 to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity. Each party hereto agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity.

11.17 Nonsurvival of Representations, Warranties and Covenants. The representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Closing Date and shall terminate and expire upon the occurrence of the Netfin Merger Effective Time (and there shall be no liability after the Closing Date in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing Date and then only with respect to any breaches occurring after the Closing Date, (b) Section 8.23 and (c) this ARTICLE XI.

11.18 No Partnership or Other Relationship Created. In no event shall this Agreement be deemed to create a partnership between the Target Company or any Affiliate of the Target Company, on the one hand, and Holdco or any of its Affiliates, on the other hand, and in no event shall any fiduciary or similar duty be deemed owed by the Target Company or any Affiliate the Target Company to Holdco or any of its Affiliates. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting transactions contemplated hereby exclusively in contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties hereto each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations; all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction with neither being under compulsion to buy or sell. Nothing in this Agreement (including Section 8.2) is intended to give Holdco or its Affiliates, directly or indirectly, the right to control or direct the Target Company’s operations prior to the Closing Date and, without limiting its obligations under this Agreement, the Target Company will exercise complete control over its operations.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Netfin:

Netfin Acquisition Corp.

By:	/s/ Richard M. Maurer
Name:	Richard M. Maurer
Title:	Chief Executive Officer

Holdco:

Netfin Holdco

By:	/s/ Richard M. Maurer
Name:	Richard M. Maurer
Title:	President

Netfin Merger Sub:

Netfin Merger Sub

By:	/s/ Richard M. Maurer
Name:	Richard M. Maurer
Title:	President

Netfin Representative:

MVR Netfin LLC

By:	/s/ Richard M. Maurer
Name:	Richard M. Maurer
Title:	Manager

[Signature page to Business Combination Agreement]

Annex A-1-55

SSOL:

Symphonia Strategic Opportunities Limited

By:	/s/ Srinivas Koneru
Name:	Srinivas Koneru
Title:	Director

IKON:

IKON Strategic Holdings Fund

By:	/s/ Srinivas Koneru
Name:	Srinivas Koneru
Title:	Director

[Signature page to Business Combination Agreement]

Annex A-1-56

Exhibit A

LOCK-UP AGREEMENT

This STOCKHOLDER LOCK-UP AGREEMENT (this “Agreement”), dated as of [_____], 2020, is entered into by and among Triterras, Inc., a Cayman Islands exempted company (“Holdco”), Netfin Acquisition Corp., a Cayman Islands exempted company (“Netfin”), MVR Netfin LLC, a Nevada limited liability company, as the representative of Netfin (“Netfin Representative”), IKON Strategic Holdings Fund, a Cayman Islands exempted company (along with any of its respective transferees, successors or assigns, “IKON”) and Symphonia Strategic Opportunities Limited (along with any of its respective transferees, successors or assigns, “SSOL”, and together with IKON, the “Stockholders” and each a “Stockholder”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Netfin, Holdco, Netfin Merger Sub, a Cayman Islands exempted company (“Netfin Merger Sub”), Netfin Representative and the Stockholders are party to that certain Business Combination Agreement, dated July 29, 2020 (the “Business Combination Agreement”), which provided, among other things, for the merger of Netfin Merger Sub with and into Netfin, with Netfin continuing as the Surviving Netfin Company and wholly-owned subsidiary of Holdco, as a result of which, each issued and outstanding ordinary share of Netfin immediately prior to the Netfin Merger Effective Time became no longer outstanding and automatically converted into the right of the holder thereof to receive one ordinary share of Holdco and each outstanding warrant to purchase ordinary shares of Netfin became exercisable for ordinary shares of Holdco on identical terms;

WHEREAS, at the Closing and in accordance with the terms of the Business Combination Agreement, Holdco acquired indirect ownership of all of the issued and outstanding shares of Triterras Fintech Pte. Ltd. from the Stockholders in exchange for a combination of cash and Holdco Ordinary Shares.

WHEREAS, as of the Closing, (i) the Stockholders will be the holders of Holdco Ordinary Shares (together with any Holdco Ordinary Shares are thereafter issued to or otherwise acquired by such Stockholders, or for which such Stockholder otherwise becomes the record or beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act but excluding any such securities for which such Stockholder does not have disposition power), prior to the termination of this Agreement being referred to herein as the “Subject Securities”); and

WHEREAS, as a condition to the willingness of Holdco, Netfin and Netfin Merger Sub to enter into the Business Combination Agreement, Netfin has required that the Stockholders, and as an inducement and in consideration therefor, the Stockholders have agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

LOCK-UP

1.1 Lock-Up. IKON hereby agrees that from the Closing until three (3) months after the Effective Time (the “10% Lock-Up Period”), IKON shall not transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (collectively, “Transfer”) more than 10% of the Subject Securities held at the Effective Time (the “IKON Locked-Up Securities”) or any security convertible into or exchangeable for such IKON Locked-Up Securities. SSOL and IKON hereby agree that from the Closing until six (6) months after the Effective Time (the “90% Lock-Up Period”, and together with the 10% Lock-Up Period, the “Lock-Up Periods”), SSOL shall not Transfer the Subject Securities held at the Effective Time (the “Remaining Locked-Up Securities”, and together with the IKON Locked-Up Securities, the “Locked-Up Securities”) or any security convertible into or exchangeable for such Remaining Locked-Up Securities. Each Stockholder hereby agrees that during the applicable Lock-Up Period, such Stockholder shall not: (a) enter into any contract with respect to any Transfer of the Locked-Up Securities or any interest therein (including any short sale), or grant any option to purchase or otherwise dispose of or enter into any Hedging Transaction (as defined below) relating to the Locked-Up Securities, (b) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Locked-Up Securities except to the extent consistent with this Agreement or (c) deposit or permit the deposit of the Locked-Up Securities into a voting trust or enter into a tender, support,

Annex A-A-1

voting or similar agreement or arrangement with respect to the Locked-Up Securities. The foregoing restrictions are expressly intended to preclude the Stockholders from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Transfer of any Locked-Up Securities or the economic consequences of ownership of the Locked-Up Securities, even if the Locked-Up Securities would be Transferred by someone other than the Stockholders. For purposes of this Agreement, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Locked-Up Securities. Notwithstanding the foregoing, during its respective Lock-Up Period each Stockholder may, (i) Transfer Locked-Up Securities: (A) by will, (B) by operation of Law, (C) for estate planning purposes, (D) for charitable purposes or as charitable gifts or donations or (E) to any of its Affiliates or by distributions of Locked-Up Securities to any of its limited partners, members or stockholders. Each transferee of the IKON Locked-Up Securities or Locked-Up Securities pursuant to Clause (E) in the preceding sentence must agree in writing to be bound by the terms and conditions of this Section 1.1; and (ii) Transfer Locked-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Holdco Ordinary Shares involving a change of control of Holdco or other similar transaction. Any discretionary waiver or termination of the restrictions of any other similar agreements by Holdco shall automatically apply to the Stockholders.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder represents and warrants to Netfin and Holdco that:

2.1 Authorization; Binding Agreement. Such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder, and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or any other similar Law affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) (the “Enforceability Exceptions”).

2.2 Non-Contravention. The execution and delivery of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the charter, bylaws, or other organizational document of such Stockholder or any of its Subsidiaries, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on such Stockholder’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any material Contract or other agreement, instrument or obligation to which such Stockholder or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any Law applicable to such Stockholder or any of its Subsidiaries or any of its or their properties or assets in any material respect, in any such case as would reasonably be expected to impair, prevent, or materially delay such Stockholder’s ability to enter into the transactions contemplated by this Agreement or comply with the covenants contained in this Agreement.

2.3 Ownership of Subject Securities; Total Shares. As of the Closing, such Stockholder will be the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its respective Subject Securities and will have good title to its respective Subject Securities free and clear of any Lien (including any restriction on the right to vote or otherwise transfer such Subject Securities), except as (a) provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act and (c) subject to any risk of forfeiture with respect to any Holdco Ordinary Shares granted to such Stockholder under an employee benefit plan of Netfin. As of the Closing, no Person shall have any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Securities except subject to any risk of forfeiture with respect to any Holdco Ordinary Shares granted to such Stockholder under an employee benefit plan of Netfin.

Annex A-A-2

2.4 Reliance. Such Stockholder has had the opportunity to review the Business Combination Agreement and this Agreement with counsel of such Stockholder’s own choosing. Such Stockholder understands and acknowledges that Netfin and Holdco are entering into the Business Combination Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HOLDCO AND NETFIN

Holdco and Netfin represent and warrant to the Stockholders that:

3.1 Organization; Authorization. Holdco is an exempted company, duly organized, validly existing and in good corporate standing (to the extent such concepts are applicable) under the Cayman Islands. Netfin is an exempted company, duly organized, validly existing and in good corporate standing (to the extent such concepts are applicable) under the Cayman Islands. Holdco and Netfin have all requisite corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution, delivery and performance of this Agreement by Holdco and Netfin and the consummation by Holdco and Netfin of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the boards of directors of Holdco and Netfin, and no other proceedings by or on the part of Holdco or Netfin are necessary to authorize this Agreement, to perform its obligations hereunder, or to consummate the transactions contemplated hereby.

3.2 Binding Agreement. This Agreement has been duly authorized, executed and delivered by Holdco and Netfin and constitutes a valid and binding obligation of each of Holdco and Netfin, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile or email or sent by a nationally recognized overnight courier service, in each case, addressed in accordance with the provisions of the Business Combination Agreement.

4.2 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the termination of the Business Combination Agreement in accordance with its terms, (b) the date of any amendment to the Business Combination Agreement that has an adverse effect on any Stockholder and (c) the expiration of the Lock-Up Periods. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

4.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective and the Netfin Representative (which consent may not be unreasonably withheld). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

4.5 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Law of the State of New York without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction. Each of the parties hereby irrevocably submit to the exclusive jurisdiction of the federal court sitting in the County of New York in the State of New York, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that

Annex A-A-3

such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such Action shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 4.1 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF HOLDCO, NETFIN OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

4.6 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

4.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.

4.8 Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.9 Specific Performance. The parties hereto agree that Holdco and Netfin would be irreparably damaged if for any reason the Stockholders fail to perform any of their respective obligations under this Agreement and that Holdco and Netfin may not have an adequate remedy at Law for money damages in such event. Accordingly, Holdco and Netfin shall be entitled to seek specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the federal court sitting in the County of New York in the State of New York, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

4.10 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.11 No Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

4.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) the words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the use of the word “or” shall not be exclusive unless expressly indicated otherwise; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words

Annex A-A-4

or words of like import; (d) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, (e) words denoting either gender shall include both genders as the context requires; (f) where a word or phrase is defined herein or in the Business Combination Agreement, each of its other grammatical forms shall have a corresponding meaning; (g) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement; (h) time is of the essence with respect to the performance of this Agreement; (i) the word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns; (j) a reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation; and (k) the word “will” shall be construed to have the same meaning and effect as the word “shall.”

4.14 Capacity as Stockholder. Nothing herein shall in any way restrict a director or officer of Holdco or Netfin (including, for the avoidance of doubt, any director nominated by any Stockholder) in the exercise of his or her fiduciary duties as a director or officer of Holdco or Netfin, as applicable, or prevent or be construed to create any obligation on the part of any director or officer of Holdco or Netfin, as applicable, (including, for the avoidance of doubt, any director of Holdco or Netfin nominated by any Stockholder) from taking any action in his or her capacity as such director or officer of Holdco or Netfin, as applicable.

4.15 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Business Combination Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

[Signature page follows]

Annex A-A-5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

TRITERRAS, INC.
By:
Name:
Title:

NETFIN ACQUISITION CORP.
By:
Name:
Title:

MVR NETFIN LLC
By:
Name:
Title:

TRITERRAS FINTECH PTE. LTD.
By:
Name:
Title:

SYMPHONIA STRATEGIC OPPORTUNITIES LIMITED
By:
Name:
Title:

IKON STRATEGIC HOLDINGS FUND
By:
Name:
Title:

[Signature page to Lock-Up Agreement]

Annex A-A-6

Exhibit B

Stockholder	Number of Target Company Ordinary Shares	Number of Holdco Ordinary Share Consideration	Cash Consideration	Earnout Percentage
SSOL	4,000,080	42,000,000	$48,000,000	80%
IKON	1,000,020	10,500,000	$12,000,000	20%

Annex A-B-1

Exhibit C

THE COMPANIES LAW (2020 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

[TRITERRAS]

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

THE COMPANIES LAW (2020 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

[TRITERRAS]

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

1       The name of the Company is [Triterras]

2        The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3       The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4       The liability of each Member is limited to the amount unpaid on such Member’s shares.

5       The share capital of the Company is [US$[ ] divided into 220,000,000 ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$US$1,000 each].

6       The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7       Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

Annex A-C-1

THE COMPANIES LAW (2020 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

[TRITERRAS]

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

1       Interpretation

1.1    In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Applicable Law”

means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these articles of association of the Company.
“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.
“Cause”

means a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a Director or the Company into disrepute or which results in a material financial detriment to the Company.

“Clearing House”

means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	means the above named company.
“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).
“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the Nasdaq Capital Market.
“Directors”	means the directors for the time being of the Company.
“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Communication”

means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.
“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

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“Exchange Act”

means the United States Securities Exchange Act of 1934, as amended or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the memorandum of association of the Company.
“Minimum Member”

means a Member meeting the minimum requirements set forth for eligible members to submit proposals under Rule 14a-8 of the Exchange Act or any applicable rules thereunder as may be amended or promulgated thereunder from time to time.

“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Officer”	means a person appointed to hold an office in the Company.
“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”	means an ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.
“Share”	means an Ordinary Share or a Preference Share and includes a fraction of a share in the Company.
“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.
“Statute”	means the Companies Law (2020 Revision) of the Cayman Islands.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2    In the Articles:

(a)     words importing the singular number include the plural number and vice versa;

(b)    words importing the masculine gender include the feminine gender;

(c)     words importing persons include corporations as well as any other legal or natural person;

(d)    “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)     “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)     references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)    any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

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(h)    the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)     headings are inserted for reference only and shall be ignored in construing the Articles;

(j)     any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)    any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)     sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)   the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)    the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2       Commencement of Business

2.1    The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2    The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3       Issue of Shares and Rights attaching to Shares

3.1    Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2    The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3    The Company may issue securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4    The Company shall not issue Shares to bearer.

4       Register of Members

4.1    The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2    The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

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5       Closing Register of Members or Fixing Record Date

5.1    For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2    In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3    If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6       Certificates for Shares

6.1    A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2    The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3    If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4    Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5    Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7       Transfer of Shares

7.1    Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued

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pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2    The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8       Redemption, Repurchase and Surrender of Shares

8.1    Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.

8.2    Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3    The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4    The Directors may accept the surrender for no consideration of any fully paid Share.

9       Treasury Shares

9.1    The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2    The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10     Variation of Rights of Shares

10.1  Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2  For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3  The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

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11     Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12     Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13     Lien on Shares

13.1  The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2  The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3  To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4  The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14     Call on Shares

14.1  Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2  A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3  The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4  If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

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14.5  An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6  The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7  The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8  No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15     Forfeiture of Shares

15.1  If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2  If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3  A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4  A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5  A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6  The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16     Transmission of Shares

16.1  If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

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16.2  Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3  A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17     Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1  The Company may by Ordinary Resolution:

(a)     increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)    consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)     convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)    by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)     cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2  All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3  Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)     change its name;

(b)    alter or add to the Articles;

(c)     alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)    reduce its share capital or any capital redemption reserve fund.

18     Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

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19     General Meetings

19.1  All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2  The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

19.3  The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings.

20     Notice of General Meetings

20.1  At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)     in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)    in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

20.2  The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21     Advance Notice for Business

21.1  At each annual general meeting, the Members shall appoint the Directors then subject to appointment in accordance with the procedures set forth in the Articles and subject to the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. At any such annual general meeting any other business properly brought before the annual general meeting may be transacted.

21.2  To be properly brought before an annual general meeting, business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Article 28) must be:

(a)     specified in the notice of the annual general meeting (or any supplement thereto) given to Members by or at the direction of the Directors in accordance with the Articles;

(b)    otherwise properly brought before the annual general meeting by or at the direction of the Directors; or

(c)     otherwise properly brought before the annual general meeting by a Member who:

(i)     is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)    is entitled to vote at such annual general meeting; and

(iii)   complies with the notice procedures set forth in this Article.

21.3  For any such business to be properly brought before any annual general meeting pursuant to Article 21.2(c), the Member must have given timely notice thereof in writing, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual

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general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein.

21.4  Any such notice of other business shall set forth as to each matter the Member proposes to bring before the annual general meeting:

(a)     a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Articles, the text of the proposed amendment), which shall not exceed 1,000 words;

(b)    as to the Member giving notice and any beneficial owner on whose behalf the proposal is made:

(i)     the name and address of such Member (as it appears in the Register of Members) and such beneficial owner on whose behalf the proposal is made;

(ii)    the class and number of Shares which are, directly or indirectly, owned beneficially or of record by any such Member and by such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)   a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such Member or any such beneficial owner or their respective Affiliates is, directly or indirectly, a party as at the date of such notice: (x) with respect to any Shares; or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such Member or beneficial owner or any of their Affiliates with respect to Shares or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any Shares (any agreement, arrangement or understanding of a type described in this Article 21.4(b)(iii), a “Covered Arrangement”); and

(iv)   a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the annual general meeting to propose such business;

(c)     a description of any direct or indirect material interest by security holdings or otherwise of the Member and of any beneficial owner on whose behalf the proposal is made, or their respective Affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise) and all agreements, arrangements and understandings between such Member or any such beneficial owner or their respective Affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Member;

(d)    a representation whether the Member or the beneficial owner intends or is part of a Group which intends:

(i)     to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to approve or adopt the proposal; and/or

(ii)    otherwise to solicit proxies from Members in support of such proposal;

(e)     an undertaking by the Member and any beneficial owner on whose behalf the proposal is made to:

(i)     notify the Company in writing of the information set forth in Articles 22.4(b)(ii), (b)(iii) and (c) above as at the record date for the annual general meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement; and

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(ii)    update such information thereafter within two (2) business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date; and

(f)     any other information relating to such Member, any such beneficial owner and their respective Affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such proposal pursuant to section 14 of the Exchange Act, to the same extent as if the Shares were registered under the Exchange Act.

21.5  Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Article, other than nominations for Directors which must be made in compliance with, and shall be exclusively governed by Article 28, shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 of the Exchange Act and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the annual general meeting; provided, that such Member shall have provided the information required by Article 21.4; provided, further, that the information required by Article 21.4(b) may be satisfied by providing the information to the Company required pursuant to Rule 14a-8(b) of the Exchange Act.

21.6  Notwithstanding anything in the Articles to the contrary:

(a)     no other business brought by a Member (other than the nominations of Directors, which must be made in compliance with, and shall be exclusively governed by Article 28) shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Article; and

(b)    unless otherwise required by Applicable Law and the rules of any applicable stock exchange or quotation system on which Shares may be then listed or quoted, if a Member intending to bring business before an annual general meeting in accordance with this Article does not: (x) timely provide the notifications contemplated by Article 21.4(e) above; or (y) timely appear in person or by proxy at the annual general meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company or any other person or entity.

21.7  Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting shall have the power and duty to determine whether any business proposed to be brought before an annual general meeting was proposed in accordance with the foregoing procedures (including whether the Member solicited or did not so solicit, as the case may be, proxies in support of such Member’s proposal in compliance with such Member’s representation as required by Article 21.4(d)) and if any business is not proposed in compliance with this Article, to declare that such defective proposal shall be disregarded. The requirements of this Article shall apply to any business to be brought before an annual general meeting by a Member other than nominations of Directors (which must be made in compliance with, and shall be exclusively governed by Article 28) and other than matters properly brought under Rule 14a-8 of the Exchange Act. For purposes of the Articles, “public announcement” shall mean: disclosure in a press release of the Company reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Company with or to the United States Securities Exchange Commission pursuant to section 13, 14 or 15(b) of the Exchange Act.

21.8  Nothing in this Article shall be deemed to affect any rights of:

(a)     Members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act; or

(b)    the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to make proposals pursuant to any applicable provisions thereof.

21.9  Notwithstanding the foregoing provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article, if applicable.

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22     Proceedings at General Meetings

22.1  No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

22.2  A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3  A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4  If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.5  The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.6  If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.7  The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8  When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9  If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

22.10When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

22.11A resolution put to the vote of the meeting shall be decided on a poll.

22.12A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

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22.13A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

22.14In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

23     Votes of Members

23.1  Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

23.2  In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3  A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4  No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5  No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6  Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7  A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24     Proxies

24.1  The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2  The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

24.3  The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

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24.4  The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5  Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25     Corporate Members

25.1  Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25.2  If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

26     Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

27     Directors

There shall be a board of Directors consisting of not less than one person provided however that, subject to Article 30.1, the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

28     Nomination of Directors

28.1  Subject to Article 30.1, nominations of persons for election as Directors may be made at an annual general meeting only by:

(a)     the Directors; or

(b)    by any Member who:

(i)     is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)    is entitled to vote for the appointments at such annual general meeting; and

(iii)   complies with the notice procedures set forth in this Article (notwithstanding anything to the contrary set forth in the Articles, this Article 28.1(b) shall be the exclusive means for a Member to make nominations of persons for election of Directors at an annual general meeting).

28.2  Any Member entitled to vote for the elections may nominate a person or persons for election as Directors only if written notice of such Member’s intent to make such nomination is given in accordance with the procedures set forth in this Article, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such

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anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein. Members may nominate a person or persons (as the case may be) for election to the Directors only as provided in this Article and only for such class(es) as are specified in the notice of annual general meeting as being up for election at such annual general meeting.

28.3  Each such notice of a Member’s intent to make a nomination of a Director shall set forth:

(a)     as to the Member giving notice and any beneficial owner on whose behalf the nomination is made:

(i)     the name and address of such Member (as it appears in the Register of Members) and any such beneficial owner on whose behalf the nomination is made;

(ii)    the class and number of Shares which are, directly or indirectly, owned beneficially and of record by such Member and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)   a description of any Covered Arrangement to which such Member or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as at the date of such notice;

(iv)   any other information relating to such Member and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of Directors in a contested election pursuant to section 14 of the Exchange Act; and

(v)    a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Member’s notice;

(b)    a description of all arrangements or understandings between the Member or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(c)     a representation whether the Member or the beneficial owner is or intends to be part of a Group which intends:

(i)     to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to elect the Director or Directors nominated; and/or

(ii)    otherwise to solicit proxies from Members in support of such nomination or nominations;

(d)    as to each person whom the Member proposes to nominate for election or re-election as a Director:

(i)     all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of Directors in a contested election pursuant to section 14 of the Exchange Act;

(ii)    a description of any Covered Arrangement to which such nominee or any of his Affiliates is a party as at the date of such notice

(iii)   the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so elected; and

(iv)    whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Directors; and

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(e)     an undertaking by the Member of record and each beneficial owner, if any, to (i) notify the Company in writing of the information set forth in Articles 29.3(a)(ii), (a)(iii), (b) and (d) above as at the record date for the annual general meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two (2) business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date.

28.4  No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in the Articles. Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting to elect Directors or the Directors may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the Member solicits proxies in support of such Member’s nominee(s) without such Member having made the representation required by Article 28.3(c); and if the chairman, co-chairman or the Directors should so determine, it shall be so declared to the annual general meeting, and the defective nomination shall be disregarded. Notwithstanding anything in the Articles to the contrary, unless otherwise required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, if a Member intending to make a nomination at an annual general meeting in accordance with this Article does not:

(a)     timely provide the notifications contemplated by of Article 28.3(e); or

(b)    timely appear in person or by proxy at the annual general meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

28.5  Notwithstanding the foregoing provisions of this Article, any Member intending to make a nomination at an annual general meeting in accordance with this Article, and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the Shares were registered under the Exchange Act with respect to the matters set forth in the Articles; provided, however, that any references in the Articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with Article 28.1(b).

28.6  Nothing in this Article shall be deemed to affect any rights of the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to appoint Directors pursuant to the terms thereof.

28.7  To be eligible to be a nominee for election or re-election as a Director pursuant to Article 28.1(b), a person must deliver (not later than the deadline prescribed for delivery of notice) to the Company a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request) and a written representation and agreement (in the form provided by the Company upon written request) that such person:

(a)     is not and will not become a party to:

(i)     any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)    any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under Applicable Law;

(b)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

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(c)     in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company that are applicable to Directors generally; and

(d)    if elected as a Director, will act in the best interests of the Company and not in the interest of any individual constituency. The nominating and governance committee shall review all such information submitted by the Member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the nominating and governance committee of the Directors may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

28.8  At the request of the Directors, any person nominated for election as a Director shall furnish to the Company the information that is required to be set forth in a Members’ notice of nomination pursuant to this Article.

28.9  Any Member proposing to nominate a person or persons for election as Director shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Member and distributing materials to such Members prior to the annual general meeting in accordance with the Articles and applicable rules of the United States Securities Exchange Commission. A Member shall include any person or persons such Member intends to nominate for election as Director in its own proxy statement and proxy card.

29     Powers of Directors

29.1  Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

29.2  All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

29.3  The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

29.4  The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

30     Appointment and Removal of Directors

30.1  The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

30.2  The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

30.3  The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the 2020 annual general meeting of the Company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the 2021 annual general meeting of the Company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected

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for a full term of three (3) years. At the 2022 annual general meeting of the Company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

31     Vacation of Office of Director

The office of a Director shall be vacated if:

(a)     the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)    the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)     the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)    the Director is found to be or becomes of unsound mind; or

(e)     all of the other Directors (being not less than two in number) determine that he should be removed as a Director for Cause (and not otherwise), either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

32     Proceedings of Directors

32.1  The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority if there are three or more Directors, shall be two if there are two Directors, and shall be one if there is only one Director.

32.2  Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Subject to this Article, questions arising at any meeting shall be decided by a majority of votes. At a meeting called for the purposes of considering and, if thought fit, approving, and making a recommendation to the Members for the approval of, a Business Combination, the decisions regarding such Business Combination shall be decided by a majority of at least two-thirds of votes. In the case of an equality of votes, the chairman or, if there are co-chairmans, each co-chairman, shall have a second or casting vote.

32.3  A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman or co-chairman is located at the start of the meeting.

32.4  A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

32.5  A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

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32.6  The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

32.7  The Directors may elect a chairman or co-chairman of their board and determine the period for which he is to hold office; but if no such chairman or co-chairman is elected, or if at any meeting the chairman or co-chairman is not present within fifteen minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

32.8  All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

32.9  A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

33     Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or co-chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

34     Directors’ Interests

34.1  A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

34.2  A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

34.3  A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

34.4  No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

34.5  A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Annex A-C-20

35     Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

36     Delegation of Directors’ Powers

36.1  The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.2  The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.3  The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law).

36.4  The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

36.5  The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

36.6  The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

37     No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

Annex A-C-21

38     Remuneration of Directors

38.1  The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

38.2  The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

39     Seal

39.1  The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

39.2  The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

39.3  A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

40     Dividends, Distributions and Reserve

40.1  Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

40.2  Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

40.3  The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

40.4  The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

40.5  Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

Annex A-C-22

40.6  The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

40.7  Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

40.8  No Dividend or other distribution shall bear interest against the Company.

40.9  Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

41     Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

42     Books of Account

42.1  The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

42.2  The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

42.3  The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

Annex A-C-23

43     Audit

43.1  The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

43.2  Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

43.3  If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

43.4  The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

43.5  If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

43.6  Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

43.7  Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

44     Notices

44.1  Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

44.2  Where a notice is sent by:

(a)     courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)    post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)     cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

Annex A-C-24

(d)    e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)     placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

44.3  A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

44.4  Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

45     Winding Up

45.1  If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)     if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)    if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

45.2  If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

46     Indemnity and Insurance

46.1  Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

Annex A-C-25

46.2  The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

46.3  The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

47     Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

48     Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

49     Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

50     Business Opportunities

50.1  To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

50.1  To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

50.2  Notwithstanding anything to the contrary in this Article, such renouncement shall not apply to any business opportunity that is expressly offered to such person solely in his capacity as a Director or Officer and it is an opportunity the Company is able to complete on a reasonable basis.

Annex A-C-26

Annex A-2

FIRST AMENDMENT
TO
BUSINESS COMBINATION AGREEMENT

This First Amendment (this “Amendment”) to the Business Combination Agreement, dated as of July 29, 2020 (as amended, restated or modified from time to time, the “Agreement”), by and among Netfin Acquisition Corp., a Cayman Islands exempted company (“Netfin”), Netfin Holdco, a Cayman Islands exempted company (“Holdco”), Netfin Merger Sub, a Cayman Islands exempted company (“Netfin Merger Sub”), MVR Netfin LLC, a Nevada limited liability company, as the representative of Netfin (“Netfin Representative”), IKON Strategic Holdings Fund, a Cayman Islands exempted company (“IKON”), and Symphonia Strategic Opportunities Limited, a Mauritius private company limited by shares (“SSOL”, and together with IKON, the “Stockholders” and each a “Stockholder”), is entered into as of August 28, 2020 by and among Netfin, Holdco, Netfin Merger Sub, Netfin Representative, and the Stockholders (each a “Party” and together, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, the Parties desire to modify certain provisions of the Agreement relating to the terms of the Milestone Events for the Earnout Share Consideration; and

WHEREAS, in connection with the foregoing, the Parties wish to modify Section 3.5(a) of the Agreement as set forth in this Amendment, in accordance with Section 11.2(a) of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     The Agreement is hereby amended by deleting in its entirety Section 3.5(a) of the Agreement and replacing it with the following:

3.5     Earnout.

(a)     Milestone Payments. The Stockholders shall be entitled to receive 5,000,000 Holdco Ordinary Shares (any issuance of Holdco Ordinary Shares pursuant to this Section 3.5, “Earnout Share Consideration”), with each Stockholder receiving the Earnout Share Consideration multiplied by the percentage set forth opposite such Stockholder’s name on Exhibit B, upon each of the following events (each, a “Milestone Event”):

(i)     the earlier to occur of (x) the date on which the audited financial statements of Holdco (the “Holdco Audited Financial Statements”) for the fiscal year ending February 28, 2021 become available, if Holdco EBITDA calculated using such Holdco Audited Financial Statements for the fiscal year ending February 28, 2021 exceeds $35,838,245 or (y) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $13.00 for 20 trading days within any 30-day trading period during the one-year period immediately following the Closing;

(ii)     the earlier to occur of (x) the date on which the Holdco Audited Financial Statements for the fiscal year ending February 28, 2022 become available, if Holdco EBITDA calculated using such Holdco Audited Financial Statements for the fiscal year ending February 28, 2022 exceeds $75,901,142 or (y) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $15.00 for 20 trading days within any 30-day trading period during the two-year period immediately following the Closing; and

(iii)     the earlier to occur of (x) the date on which the Holdco Audited Financial Statements for the fiscal year ending February 28, 2023 become available, if Holdco EBITDA calculated using such Holdco Audited Financial Statements for the fiscal year ending February 28, 2023 exceeds $125,657,831 or (y) the date on which the Holdco Ordinary Shares trade on the Nasdaq at a closing price greater than $17.00 for 20 trading days within any 30-day trading period during the three-year period immediately following the Closing.

2.     Benefit of Agreement. This Amendment is solely for the benefit of the Parties, and no other Person shall have any rights under, or because of the existence of, this Amendment.

Annex A-2-1

3.     Governing Law. The Parties incorporate by reference Section 11.5 (Governing Law) of the Agreement mutatis mutandis as if set forth herein.

4.     Jurisdiction. The Parties incorporate by reference Section 11.6 (Jurisdiction) of the Agreement mutatis mutandis as if set forth herein.

5.     Waiver of Jury Trial. The Parties incorporate by reference Section 11.7 (Waiver of Jury Trial) of the Agreement mutatis mutandis as if set forth herein.

6.     Captions. Section headings contained in this Amendment are inserted for convenience of reference only and will not affect the meaning or interpretation of this Amendment.

7.     Reference to the Agreement. Any and all notices, requests, certificates and other documents or instruments executed and delivered concurrently with or after the execution and delivery of this Amendment may refer to the Agreement without making specific reference to this Amendment, but all such references shall be deemed to include this Amendment, unless the context shall otherwise require.

8.     Effectiveness of the Agreement. Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Agreement. In the event of any conflict between the Agreement and this Amendment, this Amendment shall prevail. The Parties acknowledge and confirm that for all purposes of the Agreement, the term “Agreement” shall mean the Agreement as amended by and through the date of this Amendment, and each reference in the Agreement to “this Agreement”, “herein”, “hereunder”, “hereof”, or words of similar import, shall be deemed a reference to the Agreement as amended hereby.

9.     Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the Parties to the Agreement and their respective successors and permitted assigns.

10.     Counterparts. This Amendment may be executed in two or more counterparts, and by any of the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic mail in portable document format (.pdf) or by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

11.     No Further Amendment. Except as amended hereby, the Agreement shall remain in full force and effect.

[Signature page follows]

Annex A-2-2

IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the Parties as of the day first above written.

Netfin:

Netfin Acquisition Corp.

By:	/s/ Richard M. Maurer
Name:	Richard M. Maurer
Title:	Chief Executive Officer

Holdco:

Netfin Holdco

By:	/s/ Richard M. Maurer
Name:	Richard M. Maurer
Title:	President

Netfin Merger Sub:

Netfin Merger Sub

By:	/s/ Richard M. Maurer
Name:	Richard M. Maurer
Title:	President

Netfin Representative:

MVR Netfin LLC

By:	/s/ Richard M. Maurer
Name:	Richard M. Maurer
Title:	Manager

SSOL:

Symphonia Strategic Opportunities Limited

By:	/s/ Srinivas Koneru
Name:	Srinivas Koneru
Title:	Director

IKON:

IKON Strategic Holdings Fund

By:	/s/ Srinivas Koneru
Name:	Srinivas Koneru
Title:	Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT]

Annex A-2-3

Annex B

THE COMPANIES LAW (2020 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

[TRITERRAS]

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

THE COMPANIES LAW (2020 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

[TRITERRAS]

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

1       The name of the Company is [Triterras]

2       The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3       The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4       The liability of each Member is limited to the amount unpaid on such Member’s shares.

5       The share capital of the Company is [US$[        ] divided into 220,000,000 ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$US$1,000 each].

6       The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7       Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

Annex B-1

THE COMPANIES LAW (2020 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

[TRITERRAS]

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

1       Interpretation

1.1    In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Applicable Law”

means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these articles of association of the Company.
“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.
“Cause”

means a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a Director or the Company into disrepute or which results in a material financial detriment to the Company.

“Clearing House”

means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	means the above named company.
“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).
“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the Nasdaq Capital Market.
“Directors”	means the directors for the time being of the Company.
“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Communication”

means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

Annex B-2

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.
“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.
“Exchange Act”

means the United States Securities Exchange Act of 1934, as amended or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the memorandum of association of the Company.
“Minimum Member”

means a Member meeting the minimum requirements set forth for eligible members to submit proposals under Rule 14a-8 of the Exchange Act or any applicable rules thereunder as may be amended or promulgated thereunder from time to time.

“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Officer”	means a person appointed to hold an office in the Company.
“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”	means an ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.
“Share”	means an Ordinary Share or a Preference Share and includes a fraction of a share in the Company.
“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.
“Statute”	means the Companies Law (2020 Revision) of the Cayman Islands.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2    In the Articles:

(a)     words importing the singular number include the plural number and vice versa;

(b)    words importing the masculine gender include the feminine gender;

Annex B-3

(c)     words importing persons include corporations as well as any other legal or natural person;

(d)    “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)     “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)     references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)    any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)    the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)     headings are inserted for reference only and shall be ignored in construing the Articles;

(j)     any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)    any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)     sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)   the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)    the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2       Commencement of Business

2.1    The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2    The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3       Issue of Shares and Rights attaching to Shares

3.1    Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2    The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3    The Company may issue securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4    The Company shall not issue Shares to bearer.

Annex B-4

4       Register of Members

4.1    The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2    The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5       Closing Register of Members or Fixing Record Date

5.1    For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2    In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3    If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6       Certificates for Shares

6.1    A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2    The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3    If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4    Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5    Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine,

Annex B-5

whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7       Transfer of Shares

7.1    Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2    The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8       Redemption, Repurchase and Surrender of Shares

8.1    Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.

8.2    Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3    The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4    The Directors may accept the surrender for no consideration of any fully paid Share.

9       Treasury Shares

9.1    The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2    The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10     Variation of Rights of Shares

10.1  Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply

Annex B-6

mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2  For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3  The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

11     Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12     Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13     Lien on Shares

13.1  The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2  The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3  To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4  The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14     Call on Shares

14.1  Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed,

Annex B-7

in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2  A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3  The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4  If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5  An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6  The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7  The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8  No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15     Forfeiture of Shares

15.1  If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2  If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3  A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4  A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5  A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share

Annex B-8

and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6  The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16     Transmission of Shares

16.1  If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2  Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3  A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17     Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1  The Company may by Ordinary Resolution:

(a)     increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)    consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)     convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)    by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)     cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2  All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

Annex B-9

17.3  Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)     change its name;

(b)    alter or add to the Articles;

(c)     alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)    reduce its share capital or any capital redemption reserve fund.

18     Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19     General Meetings

19.1  All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2  The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

19.3  The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings.

20     Notice of General Meetings

20.1  At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)     in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)    in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

20.2  The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21     Advance Notice for Business

21.1  At each annual general meeting, the Members shall appoint the Directors then subject to appointment in accordance with the procedures set forth in the Articles and subject to the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. At any such annual general meeting any other business properly brought before the annual general meeting may be transacted.

21.2  To be properly brought before an annual general meeting, business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Article 28) must be:

(a)     specified in the notice of the annual general meeting (or any supplement thereto) given to Members by or at the direction of the Directors in accordance with the Articles;

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(b)    otherwise properly brought before the annual general meeting by or at the direction of the Directors; or

(c)     otherwise properly brought before the annual general meeting by a Member who:

(i)     is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)    is entitled to vote at such annual general meeting; and

(iii)   complies with the notice procedures set forth in this Article.

21.3  For any such business to be properly brought before any annual general meeting pursuant to Article 21.2(c), the Member must have given timely notice thereof in writing, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein.

21.4  Any such notice of other business shall set forth as to each matter the Member proposes to bring before the annual general meeting:

(a)     a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Articles, the text of the proposed amendment), which shall not exceed 1,000 words;

(b)    as to the Member giving notice and any beneficial owner on whose behalf the proposal is made:

(i)     the name and address of such Member (as it appears in the Register of Members) and such beneficial owner on whose behalf the proposal is made;

(ii)    the class and number of Shares which are, directly or indirectly, owned beneficially or of record by any such Member and by such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)   a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such Member or any such beneficial owner or their respective Affiliates is, directly or indirectly, a party as at the date of such notice: (x) with respect to any Shares; or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such Member or beneficial owner or any of their Affiliates with respect to Shares or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any Shares (any agreement, arrangement or understanding of a type described in this Article 21.4(b)(iii), a “Covered Arrangement”); and

(iv)   a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the annual general meeting to propose such business;

(c)     a description of any direct or indirect material interest by security holdings or otherwise of the Member and of any beneficial owner on whose behalf the proposal is made, or their respective Affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise) and all agreements, arrangements and understandings

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between such Member or any such beneficial owner or their respective Affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Member;

(d)    a representation whether the Member or the beneficial owner intends or is part of a Group which intends:

(i)     to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to approve or adopt the proposal; and/or

(ii)    otherwise to solicit proxies from Members in support of such proposal;

(e)     an undertaking by the Member and any beneficial owner on whose behalf the proposal is made to:

(i)     notify the Company in writing of the information set forth in Articles 22.4(b)(ii), (b)(iii) and (c) above as at the record date for the annual general meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement; and

(ii)    update such information thereafter within two (2) business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date; and

(f)     any other information relating to such Member, any such beneficial owner and their respective Affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such proposal pursuant to section 14 of the Exchange Act, to the same extent as if the Shares were registered under the Exchange Act.

21.5  Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Article, other than nominations for Directors which must be made in compliance with, and shall be exclusively governed by Article 28, shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 of the Exchange Act and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the annual general meeting; provided, that such Member shall have provided the information required by Article 21.4; provided, further, that the information required by Article 21.4(b) may be satisfied by providing the information to the Company required pursuant to Rule 14a-8(b) of the Exchange Act.

21.6  Notwithstanding anything in the Articles to the contrary:

(a)     no other business brought by a Member (other than the nominations of Directors, which must be made in compliance with, and shall be exclusively governed by Article 28) shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Article; and

(b)    unless otherwise required by Applicable Law and the rules of any applicable stock exchange or quotation system on which Shares may be then listed or quoted, if a Member intending to bring business before an annual general meeting in accordance with this Article does not: (x) timely provide the notifications contemplated by Article 21.4(e) above; or (y) timely appear in person or by proxy at the annual general meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company or any other person or entity.

21.7  Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting shall have the power and duty to determine whether any business proposed to be brought before an annual general meeting was proposed in accordance with the foregoing procedures (including whether the Member solicited or did not so solicit, as the case may be, proxies in support of such Member’s proposal in compliance with such Member’s representation as required by Article 21.4(d)) and if any business is not proposed in compliance with this Article, to declare that such defective proposal shall be disregarded. The requirements of this Article shall apply to any business to be brought before an annual general meeting by a Member other than nominations of Directors (which must be made in compliance with, and shall be exclusively governed by Article 28) and other than matters properly brought under Rule 14a-8 of the Exchange Act. For purposes of the Articles, “public announcement” shall mean: disclosure in a press release of the Company reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the

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Company with or to the United States Securities Exchange Commission pursuant to section 13, 14 or 15(b) of the Exchange Act.

21.8  Nothing in this Article shall be deemed to affect any rights of:

(a)     Members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act; or

(b)    the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to make proposals pursuant to any applicable provisions thereof.

21.9  Notwithstanding the foregoing provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article, if applicable.

22     Proceedings at General Meetings

22.1  No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

22.2  A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3  A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4   If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.5  The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.6  If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.7   The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8  When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9  If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

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22.10When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

22.11A resolution put to the vote of the meeting shall be decided on a poll.

22.12A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

22.13A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

22.14In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

23     Votes of Members

23.1  Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

23.2  In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3  A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4  No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5  No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6  Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7  A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24     Proxies

24.1  The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2  The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned

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meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

24.3  The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

24.4  The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5  Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25     Corporate Members

25.1  Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25.2  If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

26     Shares that May Not be Voted

         Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

27     Directors

There shall be a board of Directors consisting of not less than one person provided however that, subject to Article 30.1, the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

28     Nomination of Directors

28.1  Subject to Article 30.1, nominations of persons for election as Directors may be made at an annual general meeting only by:

(a)     the Directors; or

(b)    by any Member who:

(i)     is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)    is entitled to vote for the appointments at such annual general meeting; and

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(iii)   complies with the notice procedures set forth in this Article (notwithstanding anything to the contrary set forth in the Articles, this Article 28.1(b) shall be the exclusive means for a Member to make nominations of persons for election of Directors at an annual general meeting).

28.2  Any Member entitled to vote for the elections may nominate a person or persons for election as Directors only if written notice of such Member’s intent to make such nomination is given in accordance with the procedures set forth in this Article, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein. Members may nominate a person or persons (as the case may be) for election to the Directors only as provided in this Article and only for such class(es) as are specified in the notice of annual general meeting as being up for election at such annual general meeting.

28.3  Each such notice of a Member’s intent to make a nomination of a Director shall set forth:

(a)     as to the Member giving notice and any beneficial owner on whose behalf the nomination is made:

(i)     the name and address of such Member (as it appears in the Register of Members) and any such beneficial owner on whose behalf the nomination is made;

(ii)    the class and number of Shares which are, directly or indirectly, owned beneficially and of record by such Member and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)   a description of any Covered Arrangement to which such Member or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as at the date of such notice;

(iv)   any other information relating to such Member and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of Directors in a contested election pursuant to section 14 of the Exchange Act; and

(v)    a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Member’s notice;

(b)    a description of all arrangements or understandings between the Member or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(c)     a representation whether the Member or the beneficial owner is or intends to be part of a Group which intends:

(i)     to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to elect the Director or Directors nominated; and/or

(ii)    otherwise to solicit proxies from Members in support of such nomination or nominations;

(d)    as to each person whom the Member proposes to nominate for election or re-election as a Director:

(i)     all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of Directors in a contested election pursuant to section 14 of the Exchange Act;

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(ii)    a description of any Covered Arrangement to which such nominee or any of his Affiliates is a party as at the date of such notice

(iii)   the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so elected; and

(iv)    whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Directors; and

(e)     an undertaking by the Member of record and each beneficial owner, if any, to (i) notify the Company in writing of the information set forth in Articles 29.3(a)(ii), (a)(iii), (b) and (d) above as at the record date for the annual general meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two (2) business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date.

28.4  No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in the Articles. Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting to elect Directors or the Directors may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the Member solicits proxies in support of such Member’s nominee(s) without such Member having made the representation required by Article 28.3(c); and if the chairman, co-chairman or the Directors should so determine, it shall be so declared to the annual general meeting, and the defective nomination shall be disregarded. Notwithstanding anything in the Articles to the contrary, unless otherwise required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, if a Member intending to make a nomination at an annual general meeting in accordance with this Article does not:

(a)     timely provide the notifications contemplated by of Article 28.3(e); or

(b)    timely appear in person or by proxy at the annual general meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

28.5  Notwithstanding the foregoing provisions of this Article, any Member intending to make a nomination at an annual general meeting in accordance with this Article, and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the Shares were registered under the Exchange Act with respect to the matters set forth in the Articles; provided, however, that any references in the Articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with Article 28.1(b).

28.6  Nothing in this Article shall be deemed to affect any rights of the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to appoint Directors pursuant to the terms thereof.

28.7  To be eligible to be a nominee for election or re-election as a Director pursuant to Article 28.1(b), a person must deliver (not later than the deadline prescribed for delivery of notice) to the Company a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request) and a written representation and agreement (in the form provided by the Company upon written request) that such person:

(a)     is not and will not become a party to:

(i)     any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

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(ii)    any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under Applicable Law;

(b)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

(c)     in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company that are applicable to Directors generally; and

(d)    if elected as a Director, will act in the best interests of the Company and not in the interest of any individual constituency. The nominating and governance committee shall review all such information submitted by the Member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the nominating and governance committee of the Directors may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

28.8  At the request of the Directors, any person nominated for election as a Director shall furnish to the Company the information that is required to be set forth in a Members’ notice of nomination pursuant to this Article.

28.9  Any Member proposing to nominate a person or persons for election as Director shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Member and distributing materials to such Members prior to the annual general meeting in accordance with the Articles and applicable rules of the United States Securities Exchange Commission. A Member shall include any person or persons such Member intends to nominate for election as Director in its own proxy statement and proxy card.

29     Powers of Directors

29.1  Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

29.2  All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

29.3  The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

29.4  The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

30     Appointment and Removal of Directors

30.1  The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

30.2  The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

Annex B-18

30.3  The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the 2020 annual general meeting of the Company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the 2021 annual general meeting of the Company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the 2022 annual general meeting of the Company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

31     Vacation of Office of Director

The office of a Director shall be vacated if:

(a)     the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)    the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)     the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)    the Director is found to be or becomes of unsound mind; or

(e)     all of the other Directors (being not less than two in number) determine that he should be removed as a Director for Cause (and not otherwise), either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

32     Proceedings of Directors

32.1  The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority if there are three or more Directors, shall be two if there are two Directors, and shall be one if there is only one Director.

32.2  Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Subject to this Article, questions arising at any meeting shall be decided by a majority of votes. At a meeting called for the purposes of considering and, if thought fit, approving, and making a recommendation to the Members for the approval of, a Business Combination, the decisions regarding such Business Combination shall be decided by a majority of at least two-thirds of votes. In the case of an equality of votes, the chairman or, if there are co-chairmans, each co-chairman, shall have a second or casting vote.

32.3  A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman or co-chairman is located at the start of the meeting.

32.4  A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

Annex B-19

32.5  A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

32.6  The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

32.7  The Directors may elect a chairman or co-chairman of their board and determine the period for which he is to hold office; but if no such chairman or co-chairman is elected, or if at any meeting the chairman or co-chairman is not present within fifteen minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

32.8  All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

32.9  A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

33     Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or co-chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

34     Directors’ Interests

34.1  A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

34.2  A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

34.3  A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

34.4  No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

Annex B-20

34.5  A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

35     Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

36     Delegation of Directors’ Powers

36.1  The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.2  The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.3  The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law).

36.4  The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

36.5  The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

36.6  The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.
Annex B-21

37     No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

38     Remuneration of Directors

38.1  The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

38.2  The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

39     Seal

39.1  The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

39.2  The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

39.3  A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

40     Dividends, Distributions and Reserve

40.1  Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

40.2  Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

40.3  The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

40.4  The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

Annex B-22

40.5  Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

40.6  The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

40.7  Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

40.8  No Dividend or other distribution shall bear interest against the Company.

40.9  Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

41     Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

42     Books of Account

42.1  The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

42.2  The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

Annex B-23

42.3  The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

43     Audit

43.1  The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

43.2  Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

43.3  If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

43.4  The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

43.5  If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

43.6  Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

43.7  Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

44     Notices

44.1  Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

44.2  Where a notice is sent by:

(a)     courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)     post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)     cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

Annex B-24

(d)    e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)     placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

44.3  A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

44.4  Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

45     Winding Up

45.1  If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)     if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)    if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

45.2  If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

46     Indemnity and Insurance

46.1  Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

Annex B-25

46.2  The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

46.3  The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

47     Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

48     Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

49     Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

50     Business Opportunities

50.1  To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

50.1  To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

50.2  Notwithstanding anything to the contrary in this Article, such renouncement shall not apply to any business opportunity that is expressly offered to such person solely in his capacity as a Director or Officer and it is an opportunity the Company is able to complete on a reasonable basis.

Annex B-26

Annex C

[To Come]

Annex C-1

PROSPECTUS FOR UP TO 32,306,000 ORDINARY SHARES
AND 25,981,000 ORDINARY SHARES UNDERLYING WARRANTS
OF
NETFIN HOLDCO

Until [        ] 2020, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. Holdco’s amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default.

Holdco has or will maintain insurance on behalf of its directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Holdco been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1

Business Combination Agreement, dated as of July 29, 2020, by and among Netfin Acquisition Corp., Netfin Holdco, Netfin Merger Sub, MVR Netfin LLC, IKON Strategic Holdings Fund and Symphonia Strategic Opportunities Limited (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A-1).*

2.2

First Amendment to Business Combination Agreement, dated as of August 28, 2020, by and among Netfin Acquisition Corp., Netfin Holdco, Netfin Merger Sub, MVR Netfin LLC, IKON Strategic Holdings Fund and Symphonia Strategic Opportunities Limited (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A-2).*

2.3	Plan of Merger (to be attached to the proxy statement/prospectus which forms a part of this registration statement as Annex C).**
3.1	Memorandum and Articles of Association of Netfin Holdco.*
3.2	Form of Amended and Restated Memorandum and Articles of Association of Netfin Holdco (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex B).*
4.1

Specimen Unit Certificate of Netfin Acquisition Corp. (incorporated by reference to Exhibit 4.1 of Netfin Acquisition Corp.’s Registration Statement on Form S-1 (File No. 333-232612) filed on July 11, 2019).

4.2

Specimen Ordinary Share Certificate of Netfin Acquisition Corp. (incorporated by reference to Exhibit 4.2 of Netfin Acquisition Corp.’s Registration Statement on Form S-1 (File No. 333-232612) filed on July 11, 2019).

4.3

Specimen Warrant Certificate of Netfin Acquisition Corp. (incorporated by reference to Exhibit 4.3 of Netfin Acquisition Corp.’s Registration Statement on Form S-1 (File No. 333-232612) filed on July 11, 2019).

4.4	Specimen Ordinary Share Certificate of Netfin Holdco.**
4.5

Warrant Agreement between Continental Stock Transfer & Trust Company and Netfin Acquisition Corp. (incorporated by reference to Exhibit 4.1 of Netfin Acquisition Corp.’s Current Report on Form 8-K filed on August 2, 2019).

5.1	Opinion of Maples & Calder as to the validity of the Holdco Ordinary Shares.**
8.1	Opinion of White & Case LLP as to certain tax matters.**
10.1

Letter Agreement, dated July 30, 2019, by and among Netfin Acquisition Corp., its executive officers, its directors and MVR Netfin LLC (incorporated by reference to Exhibit 10.1 of Netfin Acquisition Corp.’s Current Report on Form 8-K filed on August 2, 2019).

10.2

Investment Management Trust Agreement, dated July 30, 2019, by and between Netfin Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 of Netfin Acquisition Corp.’s Current Report on Form 8-K filed on August 2, 2019).

Exhibit No.	Description
10.3

Registration Rights Agreement, dated July 30, 2019, by and among Netfin Acquisition Corp., MVR Netfin LLC and Netfin Acquisition Corp.’s independent directors (incorporated by reference to Exhibit 10.3 of Netfin Acquisition Corp.’s Current Report on Form 8-K filed on August 2, 2019).

10.4

Private Placement Units Purchase Agreement, dated July 30, 2019, by and between Netfin Acquisition Corp. and MVR Netfin LLC (incorporated by reference to Exhibit 10.4 of Netfin Acquisition Corp.’s Current Report on Form 8-K filed on August 2, 2019).

10.5	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 of Netfin Acquisition Corp.’s Registration Statement on Form S-1 (File No. 333-232612) filed on July 11, 2019).
10.6

Form of Lock-Up Agreement by and among Triterras, Inc., Netfin Acquisition Corp., MVR Netfin LLC, IKON Strategic Holdings Fund and Symphonia Strategic Opportunities Limited (attached to the proxy statement/prospectus which forms a part of this registration statement as Exhibit A to Annex A-1).*

10.7	Form of Registration Rights Agreement by and among Triterras, Inc., Netfin Acquisition Corp., MVR Netfin LLC, IKON Strategic Holdings Fund and Symphonia Strategic Opportunities Limited.**
10.8	Origination Agreement between Triterras Fintech Pte Ltd and Rhodium Resources Pte Ltd.**+
10.9	Service Agreement between Triterras Fintech Pte Ltd and Rhodium Resources Pte Ltd.**
10.10	Service Agreement between Triterras Fintech Pte Ltd and Rhodium Resources USA, Inc.**
10.11	Service Agreement between Triterras Fintech Pte Ltd and Rhodium Europe Limited.**
14.1	Form of Code of Ethics.**
23.1	Consent of Marcum LLP, independent registered public accounting firm of Netfin Acquisition Corp.*
23.2	Consent of KPMG LLP, independent registered public accounting firm of Triterras Fintech Pte. Ltd.*
23.3	Consent of Maples & Calder (included as part of Exhibit 5.1).**
23.4	Consent of White & Case LLP (included as part of Exhibit 8.1).**
99.1	Form of Preliminary Proxy Card.*
99.2	Consent of Srinivas Koneru.*
99.3	Consent of Richard M. Maurer.*
99.4	Consent of Martin Jaskel.*
99.5	Consent of Vanessa Slowey.*
99.6	Consent of Matt Richards.*

____________

*        Filed herewith.

**      To be filed by amendment.

+        Certain portions of the exhibit have been omitted in accordance with the Securities and Exchange Commission’s rules and regulations regarding confidential treatment.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 2020.

NETFIN HOLDCO
By:	/s/ Richard M. Maurer
Name: Richard M. Maurer
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date
By:	/s/ Richard M. Maurer	President and Director	August 28, 2020
(Principal Executive Officer and Principal Financial and Accounting Officer)

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933 the undersigned, the duly authorized representative in the United States of Netfin Holdco, has signed this registration statement in the City of New York, State of New York, on the 28th day of August, 2020.

NETFIN HOLDCO
By:	/s/ Richard M. Maurer
Name: Richard M. Maurer
Title: President and Director